NOTICE OF MEETING AND

MANAGEMENT INFORMATION CIRCULAR

FOR

THE ANNUAL AND SPECIAL MEETING OF THE SHAREHOLDERS OF

GLOBAL ATOMIC FUELS CORPORATION

TO BE HELD ON SEPTEMBER 29, 2017

These materials are important and require your immediate attention. They require the shareholders of Global Atomic Fuels Corporation to make important decisions. Please carefully read this Management Information Circular, including the schedules thereto, as they contain detailed information relating to, among other things, the definitive agreement in respect of the proposed business combination between Global Atomic Fuels Corporation and Silvermet Inc. If you are in doubt as to how to deal with these materials or the matters they describe, please consult your broker, lawyer or other professional advisor

Notice to U.S. Shareholders

This exchange offer or business combination is made for the securities of a foreign company. The offer is subject to disclosure requirements of a foreign country that are different from those of the United States. Financial statements included in the document have been prepared in accordance with foreign accounting standards that may not be comparable to the financial statements of United States companies.

It may be difficult for you to enforce your rights and any claim you may have arising under the federal securities laws, since the issuer is located in a foreign country, and some or all of its officers and directors may be residents of a foreign country. You may not be able to sue a foreign company or its officers or directors in a foreign court for violations of the U.S. securities laws. It may be difficult to compel a foreign company and its affiliates to subject themselves to a U.S. court’s judgment.

September 8, 2017

Dear Shareholders of Global Atomic Fuels Corporation:

It is my pleasure to extend to you, on behalf of the board of directors (the “Global Atomic Board”) of Global Atomic Fuels Corporation (“Global Atomic” or the “Company”), an invitation to attend the annual and special meeting (the “Meeting”) of the shareholders of Global Atomic (the “Global Atomic Shareholders”) to be held at 11:00 a.m. (Eastern Standard Time) on September 29, 2017 at the offices of WeirFoulds LLP, 66 Wellington Street West, Suite 4100, TD Bank Tower, PO Box 35, Toronto, Ontario M5K 1B7.

After many years in depressed mining markets the Global Atomic Board and Management are pleased to announce a transaction that has the potential to produce the next major mining success story.

The combination of a cash flowing zinc producer with a world class, developing uranium asset, with rising commodity prices expected for both metals, will give Global Atomic and Silvermet Inc. (“Silvermet”) shareholders increased liquidity and expected higher valuation of their assets.

As our exploration and development teams get back to the field this October, regular news flow on the DASA Project, Global Atomic’s principal high grade uranium project, will keep shareholders and the market updated on the project’s resource expansion and production plans. With the signing of a Memorandum of Understanding with the French uranium giant, AREVA, this past July, management will focus on moving the DASA Project to production on an accelerated timeline and substantially reduced capital expenditure budget.

Please review the attached management information circular. We look forward to seeing you at the Meeting on September 29, 2017.

The Transaction

On August 17, 2017, Global Atomic entered into a definitive agreement (the “Definitive Agreement”) providing for the acquisition by Silvermet of Global Atomic by way of a three-cornered amalgamation (the “Transaction”) under the provisions of the Business Corporations Act (Ontario) (“OBCA”).

Terms of the Transaction

Under the terms of the Transaction, Global Atomic will amalgamate with a wholly-owned subsidiary of Silvermet, and all of the issued and outstanding common shares of Global Atomic (the “Global Atomic Shares”) will be acquired by Silvermet from the existing holders thereof in consideration of the issuance of 2.147 common shares of Silvermet (“Silvermet Consideration Shares”) for each Global Atomic Share held (the “Exchange Ratio”). Subject to the approval of the Transaction by the TSX Venture Exchange (the “TSXV”), the Silvermet Shares, including the Silvermet Consideration Shares, will be listed for trading on the TSXV following completion of the Transaction.

At the meeting of the shareholders of Silvermet (the “Silvermet Shareholders”) called to approve the Transaction, the Silvermet Shareholders will also be asked to consider and, if deemed advisable, pass a special resolution approving a share consolidation (the “Silvermet Consolidation”) of all the issued and outstanding common shares of Silvermet (the “Silvermet Shares”) on the basis of 1 Silvermet Share for every 2.75 Silvermet Shares outstanding on completion of the Transaction (the “Consolidation Factor”).

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The Silvermet Shareholders will also be asked to consider and, if deemed advisable, pass a special resolution approving the change of name of Silvermet Inc. to Global Atomic Corporation (“Name Change”). To be effective, the special resolutions in respect of the Silvermet Consolidation and Name Change must be passed at the Meeting of Silvermet Shareholders by at least 66⅔% of the votes cast by the Silvermet Shareholders present in person or represented by proxy at the Meeting. The approval of the Transaction by the Silvermet Shareholders must be passed by 50.1% of the disinterested Silvermet Shareholders. It is possible that the Transaction is approved by the Silvermet Shareholders, but the Silvermet Consolidation and/or Name Change are not approved. Should this be the case, the Transaction will still proceed, but without the Silvermet Consolidation and/or Name Change.

On the Effective Date, each common share purchase warrant of Global Atomic (each, a “Global Atomic Warrant”) outstanding on the Effective Date shall be automatically adjusted in accordance with the terms thereof and shall represent a right to acquire Silvermet Shares in lieu of Global Atomic Shares on the same terms and conditions, subject to adjustment in number and exercise price based upon the Exchange Ratio and Consolidation Factor. The Global Atomic Warrants have a term of 24 months commencing with a public listing of the Global Atomic Shares. The completion of the Transaction will result in such public listing.

In addition, on the Effective Date, each stock option of Global Atomic (each, a “Global Atomic Option”) that remains unexercised shall be cancelled and the Board of Directors of the Combined Company will grant replacement options to purchase from Silvermet such number of Silvermet Shares at an exercise price as is adjusted in accordance with the Exchange Ratio and Consolidation Factor, subject to TSXV Policy limits. All other terms and conditions of the replacement Silvermet options will be the same as the options for which they were exchanged.

Approval of the Transaction and other Matters

At the Meeting, Global Atomic Shareholders will be asked to consider and if deemed advisable, pass a special resolution approving the Transaction. To be effective, the resolution in respect of the Transaction must be passed at the Meeting by at least 66⅔% of the votes cast by the Global Atomic Shareholders present in person or represented by proxy at the Meeting. The directors and senior officers of Global Atomic and Silvermet have entered into voting agreements with Silvermet agreeing to support the Transaction and vote their Global Atomic Shares in favour of the Transaction. The shares held by such officers and directors aggregate 12.2% of the outstanding Global Atomic Shares.

In addition to the foregoing, Global Atomic Shareholders will be asked to elect the directors of the Company, which directors will resign upon completion of the Transaction. Global Atomic Shareholders will also be asked to re-appoint PricewaterhouseCoopers LLP as the auditor of the Company and to authorize the directors to fix the auditor’s remuneration for the ensuing year and to transact such other business as may properly come before the Meeting or any adjournment(s) thereof. PricewaterhouseCoopers LLP will also be the auditor of the Combined Company.

The accompanying Notice of the Annual and Special Meeting of Global Atomic Shareholders and management information circular (the “Circular”) provides a description of the Transaction and includes certain additional information to assist you in considering how to vote at the Meeting. You are urged to read this information carefully and, if you require assistance, to consult your tax, financial, legal or other professional advisors.

Global Atomic Board Recommendation

After careful consideration of the terms of the Transaction, including those items discussed under the heading “Approval of Silvermet Transaction” in the accompanying Circular, the Global Atomic Board (with the interested directors, being Messrs. Roman, Scharf and Rance, having recused themselves), determined that the Transaction is in the best interests of Global Atomic. Accordingly, the Global Atomic Board approved the entering into of the Definitive Agreement and recommends that Global Atomic Shareholders vote FOR the approval of the Transaction.

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You are urged to review in detail the full reasons for the recommendation of the Global Atomic Board which are set out in the accompanying Circular under the “Approval of Silvermet Transaction – Reasons for the Transaction”.

Vote Your Shares Today FOR the Transaction and Related Resolutions

Your vote is very important regardless of the number of Global Atomic Shares you own. If you are a registered holder of Global Atomic Shares as recorded on the register maintained by or on behalf of Global Atomic and you are unable to attend the Meeting in person, we encourage you to complete, sign, date and return the accompanying form of proxy (the “Proxy”) so that your Global Atomic Shares can be voted at the Meeting (or at any adjournments or postponements thereof) in accordance with your instructions. To be effective, the enclosed Proxy must be received by Global Atomic’s transfer agent, TSX Trust Company (according to the instructions on the Proxy), not later than 11:00 a.m. (Eastern Standard Time) on September 27, 2017, or not later than 48 hours (other than a Saturday, Sunday or holiday) immediately preceding the time of the Meeting (as it may be adjourned or postponed from time to time). The deadline for the deposit of proxies may be waived or extended by the Chair of the Meeting at his discretion, without notice.

If you hold Global Atomic Shares through a broker, custodian, nominee or other intermediary, you should follow the instructions provided by your intermediary to ensure your vote is counted at the Meeting.

Equity Financing

In connection with the Transaction, Cantor Fitzgerald Canada Corporation (“Cantor Fitzgerald”) has been retained by Global Atomic to lead a “best efforts” private placement financing (“Transaction Financing”). The closing of the Transaction Financing will be conditional on the completion of the Transaction and securities of Global Atomic issued under the Transaction Financing will be exchanged for securities of Silvermet under the Amalgamation. Accordingly, additional Silvermet Consideration Shares will be issued in respect of the Transaction Financing.

Conditions

Subject to obtaining the requisite approvals of the Global Atomic Shareholders, Silvermet Shareholders, approval by the TSXV of the Transaction and the listing of the Silvermet Consideration Shares, and any other requisite approvals, it is anticipated the Transaction will be completed as soon as practicable following the Meeting, and following the satisfaction or waiver of all other conditions precedent to the Transaction.

The accompanying Circular contains a detailed description of the Transaction and the matters to be considered at the Meeting, as well as detailed information regarding Silvermet and certain pro forma and other information regarding the Combined Company after giving effect to the Transaction. It also includes certain risk factors relating to Global Atomic, Silvermet and the Combined Company assuming the completion of the Transaction.

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On behalf of Global Atomic, I would like to thank all Global Atomic Shareholders for their continuing support.

Yours truly,

“Stephen G. Roman”

Stephen G. Roman
Chairman, President and Chief Executive Officer

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GLOBAL ATOMIC FUELS CORPORATION

8 King Street East, Suite 1700

Toronto, Ontario M5C 1B5

NOTICE OF ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS

NOTICE IS HEREBY GIVEN that the annual and special meeting (the “Meeting”) of the shareholders (the “Global Atomic Shareholders”) of Global Atomic Fuels Corporation (“Global Atomic” or the “Company”) will be held at the offices of WeirFoulds LLP, 66 Wellington Street West, Suite 4100, TD Bank Tower, PO Box 35, Toronto, Ontario, M5K 1B7 on Friday, the 29th day of September, 2017, at the hour of 11:00 o’clock in the morning (Eastern Standard Time) for the following purposes:

1.	to receive the audited consolidated financial statements of the Company for the financial years ended December 31, 2014, 2015 and 2016, and the auditor’s reports thereon;

2.	to elect a slate of directors, namely a slate consisting of the six (6) incumbent directors of the Company, to take office immediately after the Meeting, and to remain in office until the earlier of the next Annual Meeting of Shareholders of the Company or the completion of the proposed business combination (the “Transaction”) between Silvermet Inc. (“Silvermet”) and Global Atomic;

3.	to re-appoint PricewaterhouseCoopers LLP as the auditor of the Company and to authorize the directors to fix the auditor’s remuneration for the ensuing year;

4.	to consider and, if deemed advisable, to pass, with or without variation, an ordinary resolution (the “Amalgamation Resolution”), the full text of which is set forth in Management Information Circular accompanying this Notice (the “Circular”), approving the Transaction, which will be completed by way of three-cornered amalgamation involving Global Atomic and 2592516 Ontario Inc. (“Subco”), a wholly-owned subsidiary of Silvermet, under the provisions of the Business Corporations Act (Ontario), as more particularly set out in the accompanying Circular; and

5.	to transact such other business as may properly come before the Meeting or any adjournment(s) thereof.

Accompanying this Notice is the Circular and a form of proxy including a request form to receive annual and interim financial statements and management’s discussion and analysis. The accompanying Circular provides information relating to the matters to be addressed at the Meeting and is incorporated into this Notice.

The record date for determination of Shareholders entitled to receive notice of and to vote at the Meeting is the close of business on August 30, 2017 (the “Record Date”). Shareholders whose names have been entered in the register of holders of Global Atomic Shares at the close of business on the Record Date are entitled to receive notice of and to vote at the Meeting.

Registered holders of Global Atomic Shares have certain rights of dissent (“Dissent Rights”) with respect to the Transaction. Any Registered Global Atomic Shareholder who dissents from the Amalgamation Resolution in accordance with Section 185 of the Business Corporations Act (Ontario), will be entitled to be paid the fair value of the Global Atomic Shares held by the Registered Global Atomic Shareholder, determined as at close of business on the day immediately preceding the adoption by the Global Atomic Shareholders of the Amalgamation Resolution. The Dissent Rights must be strictly complied with in order for a Registered Global Atomic Shareholder to receive cash representing the fair value of Global Atomic Shares held. To exercise the Dissent Rights a written notice of objection to the Amalgamation Resolution must be received by Global Atomic’s counsel, WeirFoulds LLP (Attention: Wayne Egan) at 66 Wellington Street West, Suite 4100, TD Bank Tower, PO Box 35, Toronto, Ontario, M5K 1B7 or by facsimile transmission at 416-365-1876, or by the Chairman of the Meeting, on or before the Meeting Date. The Dissent Rights are described in the Circular and the full text of Section 185 of the OBCA attached to the Circular as Schedule “E”.

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A Shareholder may attend the Meeting in person or may be represented by proxy. Shareholders who are unable to attend the Meeting or any adjournment thereof in person are requested to date, sign and return the accompanying form of proxy (the “Proxy”) for use at the Meeting or any adjournment thereof. To be effective, the Proxy must be received by Global Atomic’s transfer agent, TSX Trust Company, by mail: 100 Adelaide Street West, Suite 301, Toronto, Ontario M5H 4H1; or by fax: 416-595-9593 not later than 11:00 a.m. (Eastern Standard Time) on September 27, 2017 or 48 hours (other than a Saturday, Sunday or holiday) prior to the time to which the Meeting may be adjourned. Notwithstanding the foregoing, the Chair of the Meeting has the discretion to accept proxies received after such deadline.

DATED at Toronto, Ontario, this 8th day of September, 2017.

BY ORDER OF THE BOARD OF DIRECTORS

“Stephen G. Roman”

Chairman, President and Chief Executive Officer

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INFORMATION CONTAINED IN THIS INFORMATION CIRCULAR

Except as otherwise indicated in this Circular, all information disclosed in this Circular is as of September 1, 2017 and the phrase “as of the date hereof” and equivalent phrases refer to such date.

No person is authorized by the Company to give any information (including any representations) in connection with the matters to be considered at the Meeting other than the information contained in this Circular. This Circular does not constitute an offer to sell, or a solicitation of an offer to acquire, any securities, or a solicitation of a Proxy, by any person in any jurisdiction in which such an offer or solicitation is not authorized or is unlawful.

Information contained in this Circular should not be construed as legal, tax or financial advice, and Shareholders should consult their own professional advisors concerning the consequences of the Transaction and other matters to be considered at the Meeting.

Information Concerning Silvermet

The information contained or referred to in this Circular relating to Silvermet has been furnished by Silvermet. In preparing this Circular, Global Atomic relied upon Silvermet to ensure that the Circular contains full, true and plain disclosure of all material facts relating to Silvermet. Although Global Atomic has no knowledge that would indicate that any statements contained herein concerning Silvermet are untrue or incomplete, neither Global Atomic nor any of its directors or officers assumes any responsibility for the accuracy or completeness of such information or for any failure by Silvermet to ensure disclosure of events or facts that may have occurred which may affect the significance or accuracy of any such information.

Currency

In this Circular, all dollar amounts are expressed in Canadian dollars, except as otherwise indicated. References to “$” or “dollars” are to Canadian dollars and references to “US$” are to United States dollars.

Cautionary Statements Regarding Forward-Looking information

Except for the statements of historical fact contained herein, the information presented in this Circular and the information incorporated by reference herein, constitutes “forward-looking statements” (as defined herein) concerning the business, operations, plans and financial performance and condition of each of Silvermet, Global Atomic, and the Combined Company. Often, but not always, forward-looking statements can be identified by words such as “pro forma”, “plans”, “expects”, “may”, “should”, “could”, “will”, “budget”, “scheduled”, “estimates”, “forecasts”, “intends”, “anticipates”, “believes”, or variations including negative variations thereof of such words and phrases that refer to certain actions, events or results that may, could, would, might or will occur or be taken or achieved.

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Forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual plans, results, performance or achievements of Silvermet, Global Atomic, or the Combined Company to differ materially from any future plans, results, performance or achievements expressed or implied by the forward- looking statements. Such factors include, among others, the timing, closing or non-completion of the Transaction, including due to the parties failing to receive, in a timely manner and on satisfactory terms, the necessary securityholder, stock exchange and regulatory approvals or the inability of the parties to satisfy or waive in a timely manner the other conditions to the closing or the conditions precedent, as applicable, of the Transaction; receipt of an Acquisition Proposal by Silvermet or Global Atomic; inability to achieve the benefits or synergies anticipated from the Transaction; actual operating cash flows, operating costs, free cash flows, mineral resources, total cash, transaction costs, salaries, administrative and other costs of Silvermet, Global Atomic, or the Combined Company, differing materially from those anticipated; project infrastructure requirements and anticipated processing methods differing materially from those anticipated; risks related to partnership or other joint operations; actual results of current exploration activities; variations in mineral resources, mineral production, grades or recovery rates or optimization efforts and sales; delays in obtaining governmental approvals or financing or in the completion of development or construction activities; uninsured risks, including, but not limited to, pollution, cave-ins or hazards for which insurance cannot be obtained; regulatory changes; defects in title; availability or integration of personnel, materials and equipment; inability to recruit or retain management and key personnel; the composition of the Combined Company Board differing from the anticipated composition; performance of facilities, equipment and processes relative to specifications and expectations; unanticipated liabilities and expenses, significant write-offs or restructuring charges; unanticipated environmental impacts on operations; the results of any environmental and social impact assessments; inability to obtain required environmental permits and authorizations; environmental risks; inability to define new drill targets; market prices; construction and technological risks related to Silvermet, Global Atomic, or the Combined Company; capital requirements and operating risks associated with the operations or an expansion of the operations of Silvermet, Global Atomic, and the Combined Company; inability to find additional sources of capital on favourable terms; dilution due to future equity financings; fluctuations in zinc, uranium and other metal prices and currency exchange rates; uncertainty relating to cash resources; inability to successfully complete new development projects, planned expansions or other projects within the timelines anticipated; adverse changes to market, political and general economic conditions or laws, rules and regulations applicable to Silvermet, Global Atomic or the Combined Company; changes in project parameters; the possibility of project cost overruns or unanticipated costs and expenses; unexpected geological formations and conditions; accidents, labour disputes, community and stakeholder protests and other risks of the mining industry; failure of plant, equipment or processes to operate as anticipated; risk of an undiscovered defect in title or other adverse claim; inability of the Combined Company to find future attractive acquisition opportunities to further grow the Combined Company or to find joint venture opportunities; factors discussed in this Circular under the headings “Risk Factors”, “Risk Factors Associated with the Transaction” and “Risk Factors Associated with the Business of the Combined Company”.

In addition, forward-looking statements and pro forma information herein is based on certain assumptions and involves risks related to the consummation or non-consummation of the Transaction, and the business and operations of Silvermet, Global Atomic and the Combined Company. Forward-looking statements and pro forma information contained herein is based on certain assumptions including that Silvermet Shareholders will vote in favour of the Transaction Resolution; that all other conditions to the Transaction are satisfied or waived; and that the Transaction will be completed. Other assumptions include, but are not limited to, interest and exchange rates; accounting assumptions and tax rates; the price of uranium and zinc; competitive conditions in the mining industry; synergies between Silvermet and Global Atomic; geological conditions; title to mineral properties; financing and funding requirements; general economic, political and market conditions; and changes in laws, rules and regulations applicable to Silvermet and Global Atomic.

Although Silvermet and Global Atomic have attempted to identify important factors that could cause plans, actions, events or results to differ materially from those described in forward-looking statements in this Circular, and the documents incorporated by reference herein, there may be other factors that cause plans, actions, events or results not to be as anticipated, estimated or intended. There is no assurance that such forward-looking statements will prove to be accurate as actual plans, results and future events could differ materially from those anticipated in such statements or information. Accordingly, readers should not place undue reliance on forward-looking statements in this Circular, or in the documents incorporated by reference herein. All of the forward-looking statements made in this Circular, including all documents incorporated by reference herein, are qualified by these cautionary statements.

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Certain of the forward-looking statements and other information contained herein concerning the mining industry, Global Atomic’s general expectations concerning the mining industry, Silvermet, Global Atomic, and the Combined Company are based on estimates prepared by Global Atomic using data from publicly available industry sources as well as from market research and industry analysis and on assumptions based on data and knowledge of this industry which Global Atomic believes to be reasonable. However, although generally indicative of relative market positions, market shares and performance characteristics, this data is inherently imprecise. While Global Atomic is not aware of any misstatement regarding any industry data presented herein, the mining industry involves risks and uncertainties that are subject to change based on various factors.

Global Atomic Shareholders are cautioned not to place undue reliance on forward-looking statements. Global Atomic undertakes no obligation to update any of the forward-looking statements in this Circular or incorporated by reference herein, except as required by law.

Cautionary Note to United States Residents Concerning Estimates of Measured, Indicated and Inferred Resources

The terms “Measured”, “Indicated” and “Inferred” Mineral Resources used or referenced in this annual information form are defined in accordance with NI 43-101 under the guidelines set out in the CIM Standards on Mineral Resources and Mineral Reserves. The CIM standards differ significantly from standards in the United States. United States investors are advised that while such terms are recognized and required by Canadian regulations, the SEC does not recognize them. “Inferred Mineral Resources” have a great amount of uncertainty as to their existence and as to their economic and legal feasibility. It cannot be assumed that all or any part of an Inferred Mineral Resource will ever be upgraded to a higher category or that Mineral Resources will ever be upgraded to Mineral Reserves. Under Canadian rules, estimates of Inferred Mineral Resources may not form the basis of feasibility or other economic studies other than a Preliminary Economic Assessment. United States investors are cautioned not to assume that all or any part of Measured or Indicated Mineral Resources will ever be converted into Mineral Reserves. United States investors are also cautioned not to assume that all or any part of an Inferred Mineral Resource exists, or is economically or legally mineable or that an Indicated Mineral Resource is economically or legally mineable.

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GLOSSARY OF DEFINED TERMS

Unless the context otherwise provides, the following terms used in this Circular and Schedules hereto shall have the meanings ascribed to them as set forth below, in addition to other terms defined elsewhere in this Circular.

“affiliate” shall have the meaning ascribed to such term under the Securities Act (Ontario).

“Amalco” means the corporation resulting from the amalgamation of Global Atomic and Subco pursuant to the Transaction to be constituted on the Effective Date.

“Amalco Shares” means the authorized common shares in the capital of Amalco.

“Amalgamation” means the proposed amalgamation of Global Atomic and Subco pursuant to section 174 of the OBCA to form Amalco, on the terms and conditions set forth in the Amalgamation Agreement

“Amalgamation Agreement” means the amalgamation agreement to be entered into among Global Atomic, Subco and Silvermet setting forth the terms of the Amalgamation substantially in the form of amalgamation agreement attached as Schedule A to the Definitive Agreement.

“Amalgamation Resolution” means the Special Resolution to be placed before Global Atomic Shareholders at the Meeting to approve the Amalgamation.

“Annual Financial Statements” means the annual audited consolidated financial statements of Global Atomic and the notes thereto for each of the years ended December 31, 2014 to 2016, together with the auditors’ reports thereon, attached as Schedule “D”.

“Acquisition Proposal” shall have the meaning given to that term in the Definitive Agreement.

“Articles of Amalgamation” means the articles of amalgamation regarding the Amalgamation to be filed with the Director under the OBCA.

“associate” shall have the meaning ascribed to such term under the Securities Act (Ontario).

“business day” means a day, other than a Saturday or Sunday, on which the principal commercial banks located in the City of Toronto, Ontario are open for business.

“CEO” means Chief Executive Officer.

“Certificate of Amalgamation” means the certificate of amalgamation issued by the Director under the OBCA in respect of the Amalgamation.

“CFO” means Chief Financial Officer.

“CIM” means Canadian Institute of Mining and Metallurgy.

“Circular” means this Management Information Circular to be sent to the Global Atomic Shareholders in connection with the Meeting.

“Closing” means the completion of the transactions contemplated under the Definitive Agreement.

“Combined Company” means Silvermet and all of its subsidiaries, including Amalco, as it will exist on the Closing of the Transaction.

“Combined Company Board” means the board of directors of Silvermet following the Closing.

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“Company” or “Global Atomic” means Global Atomic Fuels Corporation.

“Consolidation” means the consolidation of the issued and outstanding Silvermet Shares on the basis of one new Silvermet Share for every 2.75 Silvermet Shares outstanding on completion of the Transaction.

“DASA Project” means the uranium deposit under the Adrar Emoles 3 Mining Agreement between the Government of the Republic of Niger and Global Atomic as detailed in the NI 43-101 Technical Report prepared by CSA Global Pty Ltd.

“Definitive Agreement” means the combination agreement among Silvermet, Global Atomic and Subco dated August 17, 2017 in respect of the Transaction.

“Depositary” means TSX Trust Company.

“Depositary Agreement” means the depositary agreement entered into between the Depositary, Global Atomic and Silvermet dated September 11, 2017 pursuant to which the Depositary agrees to act in the capacity of the Depositary for the purposes of the Amalgamation, and to undertake the actions of the Depositary provided for therein.

“Director” means the Director appointed under section 278 of the OBCA.

“Effective Date” means the date shown on the Certificate of Amalgamation issued by the Director in respect of the Transaction.

“Effective Time” means the earliest moment on the Effective Date or such other time on the Effective Date as the parties to the Definitive Agreement may agree in writing.

“Exchange Ratio” means 2.147 Silvermet Shares for each one (1) Global Atomic Share.

“executive officer” has the meaning ascribed to it in NI 51-102.

“Former Global Atomic Shareholders” means the holders of Global Atomic Shares immediately prior to the Effective Time.

“Global Atomic” or the “Company” means Global Atomic Fuels Corporation.

“Global Atomic Board” means the current Board of Directors of Global Atomic.

“Global Atomic Convertible Notes” means the outstanding Convertible Notes of Global Atomic, convertible to common shares at any time prior to their maturity on September 30, 2017.

“Global Atomic Convertible Securities” means, collectively, the Global Atomic Options and the Global Atomic Warrants and the Global Atomic Convertible Notes.

“Global Atomic Options” means the outstanding incentive stock options to purchase Global Atomic Shares in accordance with the Global Atomic Stock Option Plan.

“Global Atomic Shareholders” means, at any time, holders of the Global Atomic Shares.

“Global Atomic Shares” means the issued and outstanding common shares in the capital of Global Atomic.

“Global Atomic Stock Option Plan” means the stock option plan of Global Atomic, as confirmed by the Global Atomic Shareholders on November 12, 2008.

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“Global Atomic Warrants” means the outstanding common share purchase warrants to purchase Global Atomic Shares.

“IFRS” means International Financial Reporting Standards as issued by the International Accounting Standards Board.

“Informed Person” has the meaning ascribed to it in NI 51-102.

“Insider” if used in relation to an issuer, means:

a)	a director or senior officer of the issuer;

b)	a director or senior officer of a company that is an insider or subsidiary of the issuer;

c)	a person that beneficially owns or controls, directly or indirectly, voting shares carrying more than 10% of the voting rights attached to all outstanding voting shares of the issuer; or

d)	the issuer itself if it holds any of its own securities.

“laws” means all laws, statutes, codes, ordinances, decrees, rules, regulations, by-laws, statutory rules, principles of law, published policies and guidelines, judicial or arbitral or administrative or ministerial or departmental or regulatory judgments, orders, decisions, rulings or awards, including general principles of common and civil law, and terms and conditions of any grant of approval, permission, authority or license of any governmental entity, statutory body or self-regulatory authority, and the term “applicable” with respect to such laws and in the context that refers to one or more persons, means that such laws apply to such person or persons or its or their business, undertaking, property or securities and emanate from a governmental entity (or any other person) having jurisdiction over the aforesaid person or persons or its or their business, undertaking, property or securities.

“Letter of Transmittal” means the form of letter of transmittal accompanying this Circular to which the Registered Shareholders are required to deliver certificates representing Global Atomic Shares in exchange for the Silvermet Consideration Shares resulting from the Amalgamation.

“Material Adverse Effect” shall have the meaning given to that term in the Definitive Agreement.

“Meeting” means the annual and special meeting of the Global Atomic Shareholders scheduled to be held on September 29, 2017 to approve, among other things, the Amalgamation Resolution.

“Meeting Materials” or “meeting materials” means collectively, the Notice of Meeting, this Circular, Letter of Transmittal and the Proxy or voting instruction form in respect of the Meeting.

“NI 43-101” means National Instrument 43-101 - Standards of Disclosure for Mineral Projects.

“NI 51-102” means National Instrument 51-102 - Continuous Disclosure Obligations.

“NI 52-110” means National Instrument 52-110 - Audit Committees.

“NI 54-101” means National Instrument 54-101 - Communication with Beneficial Owners of Securities of a Reporting Issuer.

“NI 58-101” means National Instrument 58-101 - Disclosure of Corporate Governance Practices.

“NP 58-201” means National Policy 58-201 - Corporate Governance Guidelines.

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“Non-Registered Shareholder” means a holder of Global Atomic Shares that is not a Registered Shareholder in relation to such shares.

“OBCA” means the Business Corporations Act (Ontario).

“person” means any individual, firm, partnership, joint venture, association, trust, trustee, executor, administrator, legal personal representative, estate, group, body corporate, corporation, unincorporated association or organization, governmental entity, syndicate or other entity, whether or not having legal status.

“Proxy” means the proxy to be forwarded to shareholders for use in connection with the Meeting.

“Qualified Person” or “QP” has the meaning ascribed to it in NI 43-101.

“Record Date” means August 30, 2017.

“Registered Shareholder” means a registered holder of Global Atomic Shares as recorded on the shareholder register of Global Atomic maintained by TSX Trust Company.

“regulatory approval” means the approval of the Transaction by the TSXV.

“Rule 802” has the meaning ascribed to such term under the heading “Principal Legal Matters – United States Securities Law Considerations” in this Circular.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Laws” means securities legislation, securities regulation and securities rules, as amended, and the policies, notices, instruments and blanket orders in force from time to time that are applicable to an issuer.

“SEDAR” means the System for Electronic Document Analysis and Retrieval.

“Silvermet” means Silvermet Inc.

“Silvermet Board” means the board of directors of Silvermet.

“Silvermet Consideration Shares” means the approximately 142,078,672 Silvermet Shares to be issued in exchange for the issued and outstanding Global Atomic Shares pursuant to the Transaction.

“Silvermet Convertible Securities” means the options of Silvermet that will be granted to the holders of the Global Atomic Options, the Global Atomic Warrants and the Global Atomic Convertible Notes, as adjusted according to their terms as a result of the Transaction, based on the Exchange Ratio and on the Effective Date.

“Silvermet Meeting” means the annual and special meeting of the Silvermet Shareholders scheduled to be held on September 29, 2017.

“Silvermet Shareholders” means the registered holders of Silvermet Shares at the applicable time.

“Silvermet Shares” means common shares in the capital of Silvermet.

“Silvermet Subsidiaries” means Silvermet (Malta) Limited and Subco.

“Special Resolution” means a resolution passed by a majority of not less than two-thirds (⅔) of the votes cast by shareholders who voted in respect of that resolution, in person or by proxy.

“Subco” means 2504106 Ontario Inc., a company incorporated pursuant to the laws of the Province of Ontario solely for the purposes of effecting the Transaction.

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“Tax Act” means the Income Tax Act (Canada), as amended and the regulations thereunder, as amended.

“Transaction” means the transactions between Global Atomic, Subco and Silvermet and the other related matters as set out in the Definitive Agreement.

“Transaction Financing” means the proposed brokered private placement to be completed by Global Atomic immediately prior to the completion of the Transaction, which is subject to approval and acceptance by the TSXV in accordance with the TSXV Policies.

“Transaction Resolution” means the ordinary resolution of the Silvermet Shareholders, to approve the Transaction to be considered by the Silvermet Shareholders at the Silvermet Meeting.

“TSXV” means the TSX Venture Exchange Inc.

“TSXV Policies” means the policies of the TSXV and all orders, policies, rules, regulations and by-laws of the TSXV as amended from time to time.

“U.S. Securities Act” means the United States Securities Act of 1933, as the same has been, and hereinafter from time to time may be, amended.

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GENERAL PROXY INFORMATION

Solicitation by Management

This Circular is furnished in connection with the solicitation of proxies by the management of Global Atomic for use at the Meeting to be held at the time and place and for the purposes set forth in the accompanying Notice of Meeting. References in this Management Information Circular to the Meeting include any adjournment or adjournments thereof. It is expected that the solicitation will be primarily by mail, however, proxies may also be solicited by certain officers, directors and regular employees of the Company by telephone, electronic mail, facsimile or personally. These persons will receive no compensation for such solicitation other than their regular fees or salaries. The cost of solicitation by management will be borne directly by the Company.

Record Date

The Global Atomic Board has fixed the close of business on August 30, 2017 as the Record Date; being the date for the determination of the registered holders of securities entitled to receive notice of and vote at the Meeting. Duly completed and executed proxies must be received by the Company’s transfer agent, TSX Trust Company, Attention: Proxy Department, 100 Adelaide Street West, Suite 301, Toronto, Ontario M5H 4H1 or must be faxed to (416) 595-9593 not later than forty-eight (48) hours (excluding Saturdays, Sundays and statutory holidays in the City of Toronto, Ontario) prior to the time set for the Meeting or any adjournment or adjournments thereof.

Voting of Proxies

The common shares (“Global Atomic Shares”) of the Company represented by the accompanying Instrument of Proxy (if same is properly executed and is received at the offices of TSX Trust Company, Attention: Proxy Department, 100 Adelaide Street West, Suite 301, Toronto, Ontario M5H 4H1, or faxed to (416) 595-9593, not later than forty-eight (48) hours (excluding Saturdays, Sundays and statutory holidays in the City of Toronto, Ontario) prior to the time set for the Meeting or any adjournment or adjournments thereof, will be voted at the Meeting, and, where a choice is specified in respect of any matter to be acted upon, will be voted or withheld from voting in accordance with the specification made. In the absence of such specification, proxies in favour of management will be voted in favour of each of the resolutions described below. The enclosed Instrument of Proxy confers discretionary authority upon the persons named therein with respect to amendments or variations to matters identified in the Notice of Meeting and with respect to other matters which may properly come before the Meeting. At the time of printing of this Circular, management knows of no such amendments, variations or other matters to come before the Meeting. However, if any other matters that are not now known to management should properly come before the Meeting, the Instrument of Proxy will be voted on such matters in accordance with the best judgment of the named proxies.

Appointment and Revocation of Proxies

The persons named in the enclosed Instrument of Proxy are officers and/or directors of the Company. A Shareholder desiring to appoint some other person, who need not be a Shareholder, to represent him or her at the Meeting, may do so by inserting such person’s name in the blank space provided in the enclosed Instrument of Proxy or by completing another proper form of proxy and, in either case, depositing the completed and executed proxy at the offices of TSX Trust Company, Attention: Proxy Department, 100 Adelaide Street West, Suite 301, Toronto, Ontario M5H 4H1, or by fax to (416) 595-9593, not later than forty-eight (48) hours (excluding Saturdays, Sundays and statutory holidays in the City of Toronto, Ontario) prior to the time set for the Meeting or any adjournment or adjournments thereof. A Shareholder forwarding the enclosed Instrument of Proxy may indicate the manner in which the appointee is to vote with respect to any specific item by checking the appropriate space. If the Shareholder giving the proxy wishes to confer a discretionary authority with respect to any item of business, then the space opposite the item is to be left blank. The Global Atomic Shares represented by the Instrument of Proxy submitted by a Shareholder will be voted in accordance with the directions, if any, given in the Instrument of Proxy. A proxy given pursuant to this solicitation may be revoked by an instrument in writing executed by a Shareholder or by a Shareholder’s attorney duly authorized in writing or, if the Shareholder is a body corporate, under its corporate seal or, by a duly authorized officer or attorney and deposited either with TSX Trust Company, Attention: Proxy Department, 100 Adelaide Street West, Suite 301, Toronto, Ontario M5H 4H1 at any time up to and including the last Business Day preceding the day of the Meeting or with the Chairman of the Meeting on the day of the Meeting or in any other manner permitted by law. Such instrument will not be effective with respect to any matter for which a vote has already been cast pursuant to such proxy.

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Voting by Non-Registered Shareholders

Only Registered Shareholders or the persons they appoint as their proxies are permitted to vote at the Meeting. Some Shareholders are Non-Registered Shareholders because some or all of the Global Atomic Shares they own are not registered in their names but are instead registered in the name of the brokerage firm, bank or trust Corporation through which they purchased the Global Atomic Shares. Global Atomic Shares beneficially owned by a Non-Registered Shareholder are registered in the name of an intermediary (an “Intermediary”) that the Non-Registered Shareholder deals with in respect of the Global Atomic Shares (Intermediaries include, among others, banks, trust companies, securities dealers or brokers and trustees or administrators of self-administered RRSPs, RRIFs, RESPs and similar plans). In accordance with applicable securities law requirements, unless a Non-Registered Shareholder has standing instructions with its intermediary to receive paper copies of the Meeting Materials, the Company will have only distributed copies of the Meeting Materials to the Intermediaries for distribution to Non-Registered Shareholders.

If you hold Global Atomic Shares through a broker, custodian, nominee or other Intermediary, you should follow the instructions provided by your intermediary to ensure your vote is counted at the Meeting.

Should a Non-Registered Shareholder who receives a proxy wish to vote at the Meeting in person (or have another person attend and vote on behalf of the Non-Registered Shareholder), the Non-Registered Shareholder should strike out the persons named in the Instrument of Proxy and insert the Non-Registered Shareholder or such other person’s name in the blank space provided. Non-Registered Shareholders should carefully follow the instructions of their Intermediary, including those regarding when and where the Instrument of Proxy or voting instruction form is to be delivered.

A Non-Registered Shareholder may revoke a voting instruction form or a waiver of the right to receive the Meeting Materials and to vote which has been given to an Intermediary at any time by written notice to the Intermediary provided that an Intermediary is not required to act on a revocation of a voting instruction form or of a waiver of the right to receive Meeting Materials and to vote which is not received by the Intermediary at least seven (7) days prior to the Meeting.

Rights of Dissent

Registered Shareholders have Dissent Rights with respect to the Amalgamation.

Any Registered Shareholder who dissents from the Amalgamation Resolution in accordance with Section 185 of the OBCA will be entitled to be paid the fair value of the Global Atomic Shares held by the Registered Shareholder in respect of which the Global Atomic Shareholder exercises Dissent Rights, determined as at close of business on the day immediately preceding the adoption by the Global Atomic Shareholders of the Amalgamation Resolution. The Dissent Rights must be strictly complied with in order for a Registered Shareholder to receive cash representing the fair value of Global Atomic Shares held in respect of which the Global Atomic Shareholder exercises Dissent Rights.

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A complete copy of Section 185 of the OBCA is attached to this Circular as Schedule E. It is recommended that any Global Atomic Shareholder who wishes to exercise Dissent Rights seek legal advice, as failure to comply strictly with the provisions of the OBCA may prejudice its Dissent Rights.

See “Particulars of Matters to be Acted Upon at the Meeting – Rights of Dissenting Shareholders”.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

The authorized share capital of the Company consists of an unlimited number of Global Atomic Shares of which, as at August 30, 2017, there were 67,425,441 Global Atomic Shares issued and outstanding. Each Global Atomic Share entitles the holder thereof to one vote on all matters to be acted upon at the Meeting. Only holders of record of Global Atomic Shares at the closing of business on the Record Date, being August 30, 2017, are entitled either to attend and vote at the Meeting in person the Global Atomic Shares held by them or, provided a completed and executed proxy shall have been delivered to the Company’s transfer agent, TSX Trust Company (the “Transfer Agent”), within the time specified in the attached Notice of Meeting, to vote thereat by proxy the Global Atomic Shares held by them.

To the knowledge of the directors and executive officers of Global Atomic, as of the date hereof, the following persons beneficially own, control or direct, directly or indirectly, voting securities carrying 10% or more of the voting rights attached to the Global Atomic Shares.

Name	Number of Global Atomic Shares Beneficially Owned, Controlled or Directed, Directly or Indirectly(1)	Percentage of Outstanding Global Atomic Shares(1)
Clifford Frame	7,200,000	10.88%

Notes:

(1)	based on the number of issued and outstanding Global Atomic Shares as at August 30, 2017.

INTEREST OF CERTAIN PERSONS OR COMPANIES IN MATTERS TO BE ACTED UPON

None of the directors or executive officers of Global Atomic, no proposed nominee for election as a director of Global Atomic, none of the persons who have been directors or executive officers of Global Atomic since the commencement of the Global Atomic’s last completed financial year, and no associate or affiliate of any of the foregoing has any material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, in any matter to be acted upon at the Meeting except as disclosed herein. Reference is made to the heading “Approval of Silvermet Transaction – Interests of Certain Persons in the Transaction”.

PARTICULARS OF MATTERS TO BE ACTED UPON AT THE MEETING

ELECTION OF DIRECTORS

The Articles of Global Atomic provide that the Global Atomic Board shall consist of a minimum of three and a maximum of twelve directors. The board of directors of Global Atomic currently consists of six (6) members (the “Incumbent Slate”). the Incumbent Slate is proposed to be nominated for re-election at the Meeting. If the Transaction is completed, the Incumbent Slate of directors shall resign at that time. In the event that the Transaction is not completed, each member of the Incumbent Slate will continue to hold office until the next annual meeting of Shareholders or until his or her successor is duly elected or appointed unless prior thereto he or she resigns or his or her office becomes vacant by reason of death or other cause. For information regarding the Transaction see “Approval of Silvermet Transaction”.

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Management does not contemplate that any of the nominees of the Incumbent Slate will be unable to serve as directors but, if that should occur for any reason prior to the Meeting, the persons named in the accompanying instrument of Proxy reserve the right to vote for another nominee at their discretion unless the Shareholder has specified in the instrument of Proxy that his or her Global Atomic Shares are to be withheld from voting on the election of directors.

The Global Atomic Board recommends a vote FOR of the election of the persons named below and nominated for election as part of the Incumbent Slate. Proxies will be so voted unless Global Atomic Shareholders withhold or specify otherwise in their proxies.

Incumbent Slate

The following table, among other things, sets forth the name of all persons proposed to be nominated for election as directors as part of the Incumbent Slate, their place of residence, position and periods of service held with the Company, or any of its affiliates, their principal occupations and the number of Global Atomic Shares of the Company beneficially owned, controlled or directed, directly or indirectly. The statement as to the number of Global Atomic Shares of the Company beneficially owned, controlled or directed, directly or indirectly, by the persons named in the below table is in each instance based upon information furnished by such individual concerned and is current as at the date hereof.

Name and Place of Residence	Position with Company	Director Since	Principal Occupation	Number(1) and Percentage(2) of Shares of the Company Beneficially Owned or Controlled Directly or Indirectly

Stephen G. Roman(4)	Chairman, President	2005	Resource Consultant,	5,525,201
King City, Ontario	and CEO		Mining Executive.	(8.35)%

George Flach	Director & Vice	2009	Professional Geologist	1,765,000
Takoradi, Ghana	President Exploration			(2.67)%

Derek C. Rance(4)(3)	Director	2009	Mining Engineer and	55,000
Toronto, Ontario			Consultant	(0.08)%

Douglas Scharf(3)(4)	Director	2010	Retired Mining	50,000
Stouffville, Ontario			Executive	(0.08)%

Andrew Rickaby(3)	Director	2006	Retired Mining	460,000
Toronto, Ontario			Executive	(0.70)%

Peter Hooper	Director	2009	Mining Executive	20,000
Toronto, Ontario				(0.03)%

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Notes:

(1)	Information as to shares beneficially owned, not being within the knowledge of the Company, has been furnished by the nominees.

(2)	Percentages are based on the number of issued and outstanding Global Atomic Shares as at August 30, 2017.

(3)	Member of Audit Committee.

(4)	Member of Compensation and Corporate Governance Committee.

Biographical Information

The following information as to the individuals proposed for election as directors of the Company has been provided by the nominees.

Stephen G. Roman. Mr. Roman is an entrepreneur/financier involved in the resource industry over 30 years and has successfully identified, financed, developed, and brought into commercial production a number of mining and oil and gas projects. His past experience includes acting as a director and senior officer of Denison Mines Limited, Lawson Mardon Group, and Zemex Corporation. He also worked to modernize Canada’s Armed Forces in 1984/85 as Policy Adviser to the Minister of National Defense. In addition, Mr. Roman spearheaded the privatization of two major petrochemical companies in Central Europe and was appointed Chairman of Novácke Chemické Závody, a.s., in 2002. In recent years, Mr. Roman’s focus has been to finance and develop emerging junior, publicly-listed companies, which include: Gold Eagle Mines Ltd., Exall Energy Corporation, Global Atomic Fuels Corporation (a private Ontario corporation), Verena Minerals Corporation and Silvermet Inc. Mr. Roman was Founder, Co-Chairman and Director of Gold Eagle Mines Ltd., which was acquired by Goldcorp Inc. for $1.5 billion in 2008. Mr. Roman is currently Chairman, President and CEO of Silvermet Inc., Global Atomic Fuels Corporation and Harte Gold Corp. Mr. Roman holds a Bachelor of Arts degree from the University of Guelph, Ontario in the field of Geology and Geography. He is a member of the Canadian Institute of Mining, Metallurgy and Petroleum and a founding director of the Advisory Board of the College of Business and Economics at the University of Guelph.

Derek Rance. Mr. Rance is a Professional Engineer and principal of Behre Dolbear & Company Inc. a global mining industry consultancy. Previous experience includes acting as President and COO of Iron Ore Company of Canada, Mine Manager at the Dickenson Mine, Red Lake, Ontario and serving on the board of directors of a number of public companies including Gold Eagle Mines Ltd.

Douglas Scharf. Mr. Scharf is a retired mining executive and has been in international precious metal and base metal mining since 1978. He has been involved in a number of acquisitions, mergers, financings and development projects. As Chief Financial Officer of the Dome Mines Group of Companies, he was instrumental in the formation of Placer Dome Inc. Mr. Scharf was Vice President, Finance of Placer Dome Inc. and also a Director and Chief Financial Officer of Inmet Mining Corporation. He was also instrumental in the acquisition and financing of HudBay Minerals Inc. He has served as a director and consultant to a number of other mining companies. Mr. Scharf is a Chartered Professional Accountant and has a Bachelor of Arts in Economics from York University in Toronto, Ontario.

Andrew Rickaby. Mr. Rickaby is a professional engineer with over 40 years of operating and management experience in the uranium mining industry in Canada, the U.S.A and Kazakhstan. He is the former Vice President of Mining Operations and Environment of Denison Mines Limited. Mr. Rickaby has served two terms as Chair of the Ontario Mining Industry and is currently a consultant and Director to various mining enterprises. Mr. Rickaby holds a Bachelor of Science, Mining Engineering degree from Queen’s University.

Peter Hooper. Mr. Hooper is a senior mining executive with broad-based experience in production, engineering, contracting, exploration and corporate affairs. general manager to president, directing companies or projects in the international arena with investment capital or market capitalization of $20 million to $300 million. Much of his career has involved operations throughout Africa, having started his career in South Africa before moving to Canada. Mr. Hooper also has direct uranium mine operating experience including as Mine Manager of the Beaver Lodge Uranium Mine operated by a predecessor to Cameco Inc.

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George Flach. Mr. Flach is a professional geologist who has been involved in the discovery and development of various mining projects in West Africa, including the 20 million ounce Gold Fields Tarkwa mine (Ghana), the 4 million ounce Bogosu mine (Ghana), the 2 million ounce Benso mine (Ghana) and the 2 million ounce Goulagou mine in Burkina Faso. Mr. Flach has been involved with Global Atomic as its Vice President Exploration and a director since activities in Niger commenced.

Corporate Cease Trade Orders or Bankruptcies

To the knowledge of the Company, no proposed director of the Company:

I.	is, as at the date hereof, or has been, within the 10 years before the date hereof, a director, chief executive officer or chief financial officer of any company (including the Company), that:

(i)	was the subject of a cease trade or similar order or an order that denied the relevant company access to any exemption under securities legislation for a period of more than 30 consecutive days while that person was acting in the capacity as director, chief executive officer or chief financial officer; or

(ii)	was subject to an order that was issued after the proposed director ceased to be a director, chief executive officer, chief financial officer and which resulted from an event that occurred while that person was acting in the capacity as director, chief executive officer or chief financial officer; or

II.	is, as at the date hereof, or has been within 10 years before the date hereof, a director or executive officer of any issuer (including the Company), that while that person was acting in that capacity, or within a year of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets; or

III.	has, within the 10 years before the date hereof, become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or become subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets; except for Mr. Stephen G. Roman, who was a former director and former Executive Chairman of Exall Energy Corporation, having resigned prior to it entering into receivership on March 25, 2015.

Penalties or Sanctions

No proposed director of the Company has:

a)	been subject to any penalties or sanctions imposed by a court relating to securities legislation or by a securities regulatory authority or has entered into a settlement agreement with a securities regulatory authority; or

b)	been subject to any other penalties or sanctions imposed by a court or regulatory body, including a self-regulatory body, that would be likely to be considered important to a reasonable shareholder in deciding whether to vote for a proposed director.

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APPOINTMENT OF AUDITORS

PricewaterhouseCoopers LLP, Chartered Professional Accountants, have been the auditor of the Company since February 2006. At the Meeting, or any adjournment thereof, shareholders will be requested to re-appoint PricewaterhouseCoopers LLP as the Company’s auditors to hold office until the next annual meeting of shareholders or until a successor is appointed, and to authorize the board of directors to fix their remuneration and terms of engagement.

The Global Atomic Board recommends a vote FOR the approval of PricewaterhouseCoopers LLP as the Company’s auditors. Proxies will be so voted unless Global Atomic Shareholders specify otherwise in their proxies.

APPROVAL OF SILVERMET TRANSACTION

At the Meeting, the Global Atomic Shareholders will be asked to consider and, if deemed advisable, to approve, with or without variation, the Amalgamation Resolution, the full text of which is set out below, to approve the Transaction.

Global Atomic, Silvermet and Subco have entered into the Definitive Agreement whereby Global Atomic will amalgamate with Subco to form Amalco and Silvermet will issue the Silvermet Consideration Shares to the Former Global Atomic Shareholders, on the basis of the Exchange Ratio. Each of the issued and outstanding Global Atomic Convertible Securities will be exchanged for Silvermet Convertible Securities or become exercisable to acquire Silvermet Shares in lieu of Global Atomic Shares, in each case after adjustments for the Exchange Ratio. Upon completion of the Transaction, not accounting for the Global Atomic Shares issued pursuant to the Transaction Financing, it is expected that the Former Global Atomic Shareholders will own approximately 50.0% of the Silvermet Shares (49.3% on a fully diluted basis) and Silvermet Shareholders will own approximately 50.0% of the Silvermet Shares (50.7% on a fully diluted basis). Upon completion of the Transaction, Amalco will be a wholly-owned subsidiary of Silvermet. Completion of the Transaction is subject to the satisfaction of certain closing conditions as set out in the Definitive Agreement, including regulatory approval.

It is expected that the Silvermet Shares will continue to be listed on the TSXV following the completion of the Transaction.

Background to the Transaction

At a meeting of the Silvermet Board held in January 2016, the Silvermet Board was advised that certain shareholders holding shares of both Global Atomic and Silvermet had expressed interest in exploring the terms of a possible combination of the two companies. At the meeting, the Silvermet Board received a presentation by Global Atomic outlining its uranium projects and resources, future exploration and development plans and financing initiatives under way at the time, including discussions with private equity groups. Based on the presentation and discussions, the Silvermet Board, excluding interested directors who declared their interests and recused themselves, authorized a preliminary investment of $1.25 million in Global Atomic pursuant to a unit private placement being conducted at the time.

In August 2016, the Silvermet Board met with and received an update from representatives of Global Atomic and was advised that Global Atomic was seeking additional financing for its DASA project and that financing discussions had been narrowed down to one private equity firm.

In October 2016, the Silvermet Board met with and was advised by representatives of Global Atomic that discussions with the private equity firm had been suspended and that Cantor Fitzgerald Canada Corporation (“Cantor Fitzgerald”) had indicated interest in leading a financing concurrent with a potential combination of Global Atomic and Silvermet. Management was authorized to proceed with a due diligence review of Silvermet and the potential transaction, and to report back to the Global Atomic Board.

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In April 2017, the Global Atomic Board met with and was advised by management that due diligence by Global Atomic related to the potential combination was positive and that Global Atomic had retained CSA Global Pty Ltd (“CSA Global”), an Australian mineral and mining consultancy firm, to update the NI 43-101 Technical Report on Global Atomic’s DASA Project. As part of the above initiative, Global Atomic also retained Cantor Fitzgerald as its financial advisor to prepare a market report and proposed relative values.

In May 2017, the Global Atomic Board was provided with a copy of the Cantor Fitzgerald report and a proposed timetable regarding the potential combination and began discussions with the Silvermet Board about the terms of the potential combination.

On July 25, 2017, the Silvermet Board retained Evans & Evans, Inc. (“Evans & Evans”) to review the terms of the proposed combination and provide a fairness opinion. Thereafter, the Silvermet Board met with Evans & Evans to obtain their preliminary views on the exchange ratio implied in the Cantor Fitzgerald report and management was authorized to begin discussions with Global Atomic regarding potential terms for a proposed combination.

In late July and early August 2017, the Silvermet Board met several times with Evans & Evans regarding revised terms for the potential combination, as negotiated between management and Global Atomic. Final proposed terms were presented to the Global Atomic Board on August 17, 2017. The Global Atomic Board (with the interested Directors, being Messrs. Roman, Scharf and Rance, having declared their interests in the proposed transaction and recused themselves) discussed and approved the Transaction and recommended that Global Atomic Shareholders vote to approve the Transaction.

Principal Steps to the Transaction

The following steps are the principal steps of the Transaction and are qualified in their entirety by the Definitive Agreement which is available under Silvermet’s profile on SEDAR at www.sedar.com.

1.	Following approval of the Transaction Resolution by the Silvermet Shareholders and the approval of the Amalgamation Resolution by Global Atomic Shareholders in accordance with the requirements of the OBCA, Global Atomic and Subco shall jointly complete and file articles of amalgamation giving effect to the Amalgamation subject to the terms of the Amalgamation Agreement.

2.	Upon the issue of the Certificate of Amalgamation, at the Effective Time, Global Atomic and Subco shall amalgamate and continue as one company, being Amalco, pursuant to the provisions of Section 174 of the OBCA.

3.	At the Effective Time and as a result of the Amalgamation:

I.	all of the Global Atomic Shares outstanding immediately prior to the Effective Time shall be cancelled, and Former Global Atomic Shareholders (other than Silvermet), shall receive in exchange for their Global Atomic Shares so cancelled, that number of Silvermet Consideration Shares equal to the product of:

(i)	the number of Global Atomic Shares so cancelled; and

(ii)	the Exchange Ratio;

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II.	all of the common shares of Subco outstanding immediately prior to the Effective Time shall be cancelled and replaced with an equal number of common shares of Amalco issued by Amalco;

III.	as consideration for the issuance of the Silvermet Consideration Shares pursuant to the Transaction, Amalco shall issue to Silvermet one (1) common share of Amalco for each Silvermet Consideration Share issued;

IV.	Silvermet shall add to the stated capital maintained in respect of the Silvermet Shares an amount equal to the aggregate paid-up capital for purposes of the Tax Act of the Global Atomic Shares immediately prior to the Effective Time (less the paid-up capital of any Global Atomic Shares held by Silvermet);

V.	Amalco shall add to the stated capital maintained in respect of the Amalco Shares an amount such that the stated capital of the Amalco Shares shall be equal to the aggregate paid-up capital for purposes of the Tax Act of the Subco Shares and Global Atomic Shares immediately prior to the Effective Time;

VI.	no fractional Silvermet Consideration Shares shall be issued to Global Atomic Shareholders; in lieu of any fractional entitlement, the number of Silvermet Consideration Shares issued to each former holder of Global Atomic Shares shall be rounded down to the next lesser whole number of Silvermet Consideration Shares; no cash or other consideration shall be paid or payable in lieu of such fraction of a Silvermet Consideration Share;

VII.	Silvermet shall be entitled to deduct and withhold from any consideration otherwise payable pursuant to transactions contemplated by the Definitive Agreement to any holder of Global Atomic Shares such amounts as it determines are required or permitted to be deducted and withheld with respect to such payment under the Tax Act or any provision of provincial, state, local or foreign tax law, in each case as amended; to the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes hereof as having been paid to the holder of the Global Atomic Shares in respect of which such deduction and withholding was made, provided that such withheld amounts are actually remitted to the appropriate taxing authority; and

VIII.	Amalco will become a wholly-owned subsidiary of Silvermet.

Completion of the Transaction is subject to a number of conditions, including that all representations and warranties in the Definitive Agreement will be true on Closing, all covenants required to be performed will have been performed on or before Closing, all board of director and shareholder approvals will have been received, no Material Adverse Effect will have occurred with respect to either Silvermet or Global Atomic, and all required regulatory approvals, including TSXV approval, will have been received.

Reasons for the Transaction

In the course of its evaluations of the Transaction, the Global Atomic Board consulted with Global Atomic’s senior management and legal counsel and reviewed an extensive amount of information and considered a number of factors, including the following:

1.	The Combined Company’s larger market capitalization after the Transaction will enhance access to equity markets in the future to support development of the DASA uranium project, new plant investment in Turkey and any related debt guarantees;

2.	Silvermet holds a 49% non-operating stake in a Turkish zinc processing facility and receives cash flow by way of fees and dividends, which cash flow will be available to invest in the development of Global Atomic’s assets;

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3.	Zinc prices are high, and expected to remain so in the near term, which should result in significant cash flow generation by the Turkish joint venture;

4.	General and administrative costs of being listed as a public company will be spread over both the Silvermet and Global Atomic shareholders, reducing the related cost per share;

5.	Global Atomic is a private company. The Amalgamation will result in a public listing of the shares held by Global Atomic shareholders, providing market pricing and liquidity;

6.	the Amalgamation is expected to improve the ability of Global Atomic to increase shareholder value;

7.	the Combined Company, assuming completion of the Amalgamation, will be a stronger company than Global Atomic or Silvermet alone; and

8.	Global Atomic Shareholders will be exposed to new business opportunities while continuing to benefit from the existing business of Global Atomic.

In the course of its evaluation, the Global Atomic Board also identified and considered several risks associated with the Transaction, including, among other, the following:

1.	The business, operations, assets, financial performance and condition, operating results and prospects of Silvermet, including the long-term expectations regarding Silvermet’s projects.

2.	Information provided by Silvermet with respect to its historical and current financial condition, business and operations.

3.	The issue of Silvermet Consideration Shares under the Transaction and potential subsequent sale may cause the market price of Silvermet Shares to decline.

The foregoing summary of the information and factors considered by the Global Atomic Board is not, and is not intended to be, exhaustive. In view of the variety of factors and the amount of information considered in connection with its evaluation of the Transaction. The Global Atomic Board did not find it practical to, and did not, quantify or otherwise attempt to assign any relative weight to each specific factor considered in reaching its conclusion and recommendation after consideration of all of the above-noted factors and in light of the Global Atomic Board’s collective knowledge of the business, financial condition, and prospects of Silvermet and Global Atomic and the advice of financial, legal and technical advisors to Global Atomic. In addition, individual members of the Global Atomic Board may have assigned different weights to different factors. See “Risk Factors – Risk Factors Associated with the Transaction”. The Global Atomic Board’s recommendation also involves forward-looking information and is subject to the inherent risks and assumptions associated with forward-looking statements. See “Cautionary Statements Regarding Forward-Looking Information” elsewhere in this Circular.

Business Combination Agreement

On August 17, 2017, Global Atomic, Silvermet and Subco entered into the Definitive Agreement, the full text of which is available under Silvermet’s profile on SEDAR at www.sedar.com. Global Atomic Shareholders are encouraged to read the Definitive Agreement in its entirety. Except for the Definitive Agreement’s status as a contractual document that establishes and governs the legal relations among the parties thereto with respect to the Transaction, its text is not intended to be, and should not be interpreted as, a source of factual, business or operational information about Silvermet and Global Atomic. The Definitive Agreement contains representations, warranties and covenants that are qualified and limited, including by information disclosed to Silvermet and Global Atomic in connection with the execution of the Definitive Agreement and certain information disclosed in public filings with Canadian securities regulatory authorities. Representations and warranties may be used as a tool to allocate risks between the respective parties to the Definitive Agreement, including where the parties do not have complete knowledge of all facts, instead of establishing such matters as facts. Furthermore, the representations and warranties may be subject to standards of materiality that differ from what may be viewed as material to Global Atomic Shareholders. These representations may or may not have been accurate as of any specific date and do not purport to be accurate as of the date of this Circular.

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The following is a description of the material terms and conditions of the Definitive Agreement, which description is qualified in its entirety by the full text of the Definitive Agreement.

Representations and Warranties

The Definitive Agreement contains customary representations and warranties of Global Atomic relating to matters that include, among other things: board approval, organization, corporate authority, no violations, consents, capitalization, reporting status and securities laws matters, financial statements, absence of undisclosed liabilities, tax matters, no material adverse effect, compliance with Laws, licences, insurance, environmental, title to interests, operational matters, non-arm’s length transactions, securities and other reports, certain contracts, employment agreements, brokers’ fees, litigation, books and records, material contracts, foreign private issuer, investment company status and no defaults.

The Definitive Agreement contains customary representations and warranties of Silvermet relating to matters that include, among other things: board approval, organization, corporate authority, Silvermet Shares comprising the consideration, no violations, consents, capitalization, reporting status and securities laws matters, financial statements, absence of undisclosed liabilities, tax matters, no Material Adverse Effect, compliance with Laws, licences, insurance, environmental, title to interests, operational matters, non-arm’s length transactions, securities and other and other reports, certain contracts, brokers’ fees, litigation, books and records, material contracts and no defaults.

Mutual Conditions

The obligations of Global Atomic and Silvermet to complete the Transaction are subject to the satisfaction of the following conditions on or prior to the Effective Date, each of which may be waived only with the consent in writing of Global Atomic, Silvermet and Subco:

1.	the Global Shareholders shall have approved the Amalgamation Resolution at the Meeting in accordance with the articles and by-laws of Global Atomic and any applicable Laws, and the Amalgamation Resolution shall not have been rescinded or amended in a manner unacceptable to Global Atomic or Silvermet acting reasonably;

2.	the Silvermet Shareholders shall have approved the Transaction Resolution at the Silvermet Meeting in accordance with the articles and by-laws of Silvermet and any applicable Laws, and the Transaction Resolution shall not have been rescinded or amended in a manner unacceptable to Silvermet or Global Atomic, acting reasonably;

3.	there shall not exist any prohibition at Law, including a cease trade order, injunction or other prohibition or order of Law or under any applicable legislation, against Global Atomic or Silvermet which shall prevent the consummation of the Amalgamation;

4.	there shall have been no action taken under any applicable Law or by any governmental authority which:

I.	makes it illegal or otherwise directly or indirectly restrains, enjoins or prohibits the completion of the Amalgamation; or

II.	results or could reasonably be expected to result in a judgment, order, decree or assessment of damages, directly or indirectly, relating to the Amalgamation which has, or could have, a Material Adverse Effect on Global Atomic or Silvermet, including due to any impact upon the assets, rights or interests of any of the Global Atomic subsidiaries or the Silvermet subsidiary, subsequent to the Effective Date;

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5.	all consents, waivers, permits, exemptions, orders and approvals of, and any registrations and filings with, any governmental authority and the expiry of any waiting periods, required to permit the completion of the Amalgamation, and all third person and other consents, waivers, permits, exemptions, orders, approvals, agreements and amendments and modifications to agreements, indentures or Amalgamations, the failure of which to obtain or the non-expiry of which, either individually or in the aggregate would, or could reasonably be expected to have, a Material Adverse Effect on Global Atomic or Silvermet or materially impede the completion of the Amalgamation, shall have been obtained or received on terms that are reasonably satisfactory to each Party;

6.	the TSXV shall have conditionally approved the listing thereon of the Silvermet Consideration Shares to be issued to Global Atomic Shareholders pursuant to the Amalgamation and the Silvermet Consideration Shares issuable pursuant to the Global Atomic Convertible Securities , subject only to such conditions, including the filing of documentation, as are acceptable to Global Atomic and Silvermet, acting reasonably;

7.	the distribution of the Silvermet Consideration Shares pursuant to the Amalgamation shall (i) be exempt from registration and prospectus requirements of applicable Canadian Securities Laws, and (ii) except with respect to persons deemed to be “control persons” of Global Atomic or the equivalent under Canadian Securities Laws, the Global Atomic Shares to be distributed in Canada pursuant to the Amalgamation shall not be subject to any resale restrictions under applicable Canadian Securities Laws.

8.	the distribution of the Silvermet Consideration Shares pursuant to the Amalgamation shall be exempt from the registration requirements of the U.S. Securities Act and, except with respect to persons who are “affiliates” (as that term is used in the U.S. Securities Act) of Silvermet, the Silvermet Shares to be issued in the United States pursuant to the Amalgamation shall not be subject to resale restrictions under the U.S. Securities Laws; and

9.	the Definitive Agreement shall not have been terminated.

Global Atomic Conditions

The obligation of Global Atomic to complete the Transactions is subject to the following conditions on or before the Effective Date or such other time as specified below, each of which may be waived only with the consent in writing of Global Atomic:

1.	the representations and warranties of Silvermet and Subco set forth in the Definitive Agreement shall be true and correct in all material respects as of the Effective Time as though made on and as of the Effective Time;

2.	all covenants of Silvermet and Subco under the Definitive Agreement to be performed on or before the Effective Time shall have been duly performed by Silvermet or Subco, as applicable, in all material respects;

3.	there shall not have occurred any event, change, occurrence or state of facts that, either individually or in the aggregate, have or could reasonably be expected to have a Material Adverse Effect on Silvermet or any of the Silvermet Subsidiaries;

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4.	Silvermet will have allotted and issued the Silvermet Shares to be exchanged for Global Atomic Shares pursuant to the Amalgamation and delivered duly executed and countersigned certificates representing such Silvermet Shares to the Depositary in accordance with the terms of the Amalgamation and the Depositary Agreement;

5.	Silvermet will have granted the Silvermet Convertible Securities in exchange for the Global Atomic Options, as at the Effective Time and will have executed and delivered counterparts for stock option agreements in respect of such Silvermet Convertible Securities;

6.	The Silvermet Locked-up Shareholders shall have complied with their obligations under the Silvermet Support Agreements, and no event shall have occurred that, with notice or lapse of time or both, would give Global Atomic the right to terminate any of the Silvermet Support Agreements;

7.	Silvermet shall have delivered evidence to Global, acting reasonably, of the conditional approval of the listing and posting for trading on the TSXV of the Silvermet Shares to be issued pursuant to the Amalgamation and upon the exercise of the Silvermet Convertible Securities; and

8.	(i) there shall be no resale restrictions on the Silvermet Shares issued or issuable pursuant to the Amalgamation or the Global Atomic Convertible Securities under Canadian Securities Laws, except in respect of those holders who are subject to restrictions on resale as a result of being a “control person” under Canadian Securities Laws; and (ii) neither the Silvermet Shares issued or issuable pursuant to the Amalgamation nor the Silvermet Convertible Securities shall be subject to any statutory hold or restricted period under U.S. Securities Laws, subject to the restrictions on transfer applicable to persons who are “affiliates” (as that term is defined in the U.S. Securities Act) of Silvermet.

Silvermet Conditions

The obligations of Silvermet and Subco to complete the transactions contemplated herein are subject to the fulfilment of the following conditions at or prior to the Effective Time, each of which may be waived only with the consent in writing of Silvermet and Subco:

1.	the representations and warranties of Global Atomic set forth in the Definitive Agreement shall be true and correct in all respects, without regard to any materiality or Material Adverse Effect qualifications contained in them, as of the Effective Time, as though made on and as of the Effective Time;

2.	there shall have been no announcement or implementation of any change in Applicable Law in Niger that results, or could reasonably be expected to result, in the suspension or revocation of any of the Mineral Rights comprising the DASA Project or that could reasonably be expected to prevent the application for or obtaining of any required mining or other licence in respect of the DASA Project;

3.	all covenants of Global Atomic under the Definitive Agreement to be performed on or before the Effective Time shall have been duly performed by Global Atomic in all material respects;

4.	there shall not have occurred any event, change, occurrence or state of facts that, either individually or in the aggregate, have or could reasonably be expected to have a Material Adverse Effect on Global Atomic or the Global Atomic Subsidiary;

5.	Silvermet shall have received resignations and releases in favour of Silvermet from such directors and officers of Global Atomic or a Silvermet Subsidiary as Silvermet may indicate in writing, such resignations to be effective as of the Effective Time and in form and substance satisfactory to Silvermet, acting reasonably;

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6.	Silvermet shall have received the Transition Agreement, executed by the relevant officers and consultants in respect of the payment of their accrued compensation;

7.	holders of no more than 5% of the outstanding Global Atomic Shares shall have exercised Dissent Rights, and Silvermet shall have received a certificate dated the Effective Date setting out in detail all Dissent Rights exercised or purported to have been exercised;

8.	the Global Atomic Locked-up Shareholders shall have complied with their obligations under the Global Atomic Support Agreements, and no event shall have occurred that, with notice or lapse of time or both, would give Global Atomic the right to terminate any of the Global Atomic Support Agreements; and

9.	Silvermet and Subco shall have received an opinion from Global Atomic’s Niger counsel, in form and substance satisfactory to Global Atomic, acting reasonably, as to title to the DASA Project.

Covenants

In the Definitive Agreement, the parties agreed to certain customary negative and affirmative covenants relating to the operation of their respective businesses between the date of execution of the Definitive Agreement and the Effective Date. The covenants are intended to ensure that the parties carry on business in the ordinary course consistent with past practice. These covenants include, among other things, and subject to certain exceptions, prohibitions on: amending constating documents; capital alterations; issuing securities; redemption of securities; incurring or modifying indebtedness; selling, pledging, abandoning and certain other actions in respect of assets; reducing the stated capital; reorganizing or amalgamating with another entity; acquiring a material asset; entering into agreements with its directors and officers; undertaking certain tax-related actions; making capital expenditures; and modifying employment arrangements and benefits.

Non-Solicitation Covenants

Each of Global Atomic and Silvermet have agreed that it shall not, directly or indirectly, through any representative, or otherwise, and shall not permit any such representative to: (i) solicit, assist, initiate, encourage or otherwise facilitate (including by way of furnishing or providing copies of, access to, or disclosure of, any information, permitting any visit to any facilities or properties of the other party or any of its Subsidiaries, including any material mineral properties, or entering into any form of written or oral agreement, arrangement or understanding) any inquiry, proposal or offer that constitutes, or may reasonably be expected to constitute or lead to, an Acquisition Proposal or potential Acquisition Proposal; (ii) enter into or otherwise engage or participate in any discussions or negotiations with any person (other than the other party and its affiliates) regarding any inquiry, proposal or offer that constitutes or may reasonably be expected to constitute or lead to an Acquisition Proposal or potential Acquisition Proposal; (iii) withdraw, modify or qualify, or propose publicly to withdraw, modify or qualify, in any manner adverse to the other party, the approval or recommendation of the party’s board of directors of this Agreement or the Amalgamation; or (iv) accept, approve, endorse or recommend, or propose to accept, approve, endorse or recommend, or take no position or remain neutral with respect to, any Acquisition Proposal.

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Notwithstanding the foregoing, the board of directors of a party shall be permitted during the period commencing on the date hereof and ending at the time of the approval by the party’s shareholders of the Transaction and the Amalgamation to engage in discussions or negotiations with, or provide information to, any person who delivers a written Acquisition Proposal that did not result from a breach of the non-solicitation provisions, if and only to the extent that the board of directors of the party has determined in good faith based on information then available and after consultation with its outside legal and financial advisors that such negotiations could reasonably be expected to lead to a Superior Proposal. If a party receives a Superior Proposal prior to the approval of the Transaction and the Amalgamation by its shareholders, the board of directors of the party may terminate the Definitive Agreement in order to enter into a definitive agreement with respect to such Superior Proposal, if and only if: (i) the person making the Superior Proposal was not restricted from making such Superior Proposal pursuant to an existing standstill or similar restriction; (ii) the party has been, and continues to be, in compliance with its obligations under the Definitive Agreement; (iii) the party has delivered to the other party a written notice of the determination of its board of directors that such Acquisition Proposal constitutes a Superior Proposal and of the intention of its board of directors to enter into such definitive agreement, together with a written notice from the its board of directors regarding the value and financial terms that the board of directors, in consultation with its financial advisors, has determined should be ascribed to any non-cash consideration offered under such Acquisition Proposal (the “Superior Proposal Notice”); (iv) the party has provided the other party with a copy of such Acquisition Proposal; (v) at least five (5) Business Days (the “Matching Period”) have elapsed from the date that is the later of the date on which the other party received the Superior Proposal Notice and the date on which the other party received a copy of such Acquisition Proposal from the party; (vi) during any Matching Period, the other party has had the opportunity (but not the obligation) to offer to amend this Agreement and the Amalgamation in order for such Acquisition Proposal to cease to be a Superior Proposal; (vii) the board of directors of the party has determined in good faith, based upon the written opinion of the party’s outside legal counsel that it is necessary for the its board of directors to enter into a definitive agreement with respect to such Superior Proposal in order to properly discharge its fiduciary duties; and (viii) the party has: (A) terminated this Agreement pursuant to Section 10.2(c)(ii); and (B) entered into a binding agreement, understanding or agreement with respect to the Superior Proposal.

Termination of Definitive Agreement

The Definitive Agreement may be terminated at any time prior to the Effective Time:

1.	by mutual written consent of Global Atomic and Silvermet;

2.	by either party upon notice by either one to the other if:

I.	the Amalgamation Resolution shall not have been approved or adopted by the Global Shareholders at the Meeting;

II.	the Transaction Resolution shall not have been approved or adopted by the Silvermet Shareholders at the Silvermet Meeting;

III.	any final and non-appealable applicable law shall be effected by a Governmental Authority of competent jurisdiction that makes the consummation of the Amalgamation illegal or otherwise prohibits or enjoins any of the Parties from consummating the Amalgamation;

IV.	the Effective Date does not occur on or prior to November 30, 2017, provided that the failure of the Effective Date to so occur is not due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein;

V.	the other party has not complied in all material respects with its covenants or obligations under this Agreement, or any representation or warranty of the other party set out in this Agreement shall have been at the date hereof untrue or incorrect or shall have become untrue or incorrect in a material respect at any time prior to the Effective Time (except for those expressly stated to speak at or as of any earlier time), in each case, only where such breach or default would, or would reasonably be expected to, prevent or materially delay the completion of the Amalgamation, and provided that Party is not then in material default of any of its covenants or obligations under the Definitive Agreement;

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VI.	the other party shall have approved, recommended or accepted an Acquisition Proposal; and

VII.	any change or event occurs which has a Material Adverse Effect on the other party; or

3.	by Silvermet upon notice to Global Atomic if Dissent Rights are exercised with respect to more than 5% of the issued and outstanding Global Atomic Shares

Interests of Certain Persons in the Transaction

In considering the recommendation of the Global Atomic Board with respect to the Amalgamation Resolution, Global Atomic Shareholders should be aware that certain directors and officers of Global Atomic have certain relationships with and interests in Silvermet that may present them with actual or potential conflicts of interest in connection with the Transaction. In particular, Global Atomic and Silvermet have certain common directors, being Stephen Roman, Douglas Scharf and Derek Rance, and certain common officers, being Stephen G. Roman, the President, Chairman and CEO of both Global Atomic and Silvermet, Rein Lehari, the CFO of Global Atomic and a director and Vice President of Silvermet, Ian Atacan, the CFO of Silvermet and the Controller of Global Atomic, and Timothy Campbell, Vice President and Secretary of both Global Atomic and Silvermet. As a group, the interested officers and directors of Global Atomic hold an aggregate of 16,981,500 or 11.95% of the issued and outstanding Silvermet Shares. The following summarizes the positions of the interested officers and directors in both Global Atomic and Silvermet.

	Global Atomic			Silvermet Shares Issued For Global		Silvermet Shares to be Issued on the Assumed Exercise of Global Atomic Warrants & Conversion		# Silvermet Share Held by		# of Silvermet Shares on Completion of Transaction Assuming Exercise of Warrants &		Proposed Position in the
	# Shares			Atomic		of Notes		Interested	Silvermet	Conversion		Combined
	Held		Position	Shares		Warrants (2)	Notes	Parties	Position	of Notes (3)		Company

Stephen G. Roman	5,525,201		Chairman, President CEO	11,862,607		536,750	214,700	15,005,500	Chairman, President & CEO	27,619,557		Chairman, President CEO
			Vice President Exploration &									Vice President Exploration &
George Flach	1,765,000		Director	3,789,455		536,750	214,700	150,000	N/A	4,690,905		Director
			Chief Financial Officer						Vice President & Director			Chief Financial Officer
Rein Lehari	50,000			107,350		53,675		655,000		816,025
Doug Scharf	50,000		Director	107,350		107,350	21,470	150,000	Director	386,170		Director
Derek Rance	55,000		Director	118,085		139,555	42,940	615,000	Director	915,580		Director
Andrew Rickaby	460,000		Director	987,620				35,000	N/A	1,022,620		N/A
Timothy Campbell	10,225		Vice President &	21,953				0	Vice President &	21,953		Vice President &
			Secretary						Secretary			Secretary
Ian Atacan	23,500		Controller	50,455		21,470		371,000	Chief Financial Officer	442,925		Controller
Total Interested Parties	7,938,926			17,044,874		1,395,550	493,810	16,981,500		35,915,734

Total Outstanding	66,175,441	(1)		142,078,672	(1)	7,963,974	1,062,765	142,104,716		293,210,127	(4)

Interested Parties %	12.00%			12.00%		17.52%	46.46%	11.95%		12.25%

(1)	Total shares are net of the cancellation of Global Atomic shares held by Silvermet
(2)	Total warrants are net of the cancellation of Global Atomic warrants held by Silvermet
(3)	Excluding the Silvermet shares that would be issued on the exercise of existing Silvermet options and new Silvermet options to be granted to existing Global Atomic option holders
(4)	Represents the partially diluted shares, excluding exercise of any options

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Transition Agreement

Global Atomic, Silvermet and certain officers, employees, consultants of Global Atomic have entered into a transition agreement dated August 17, 2017 (the “Transition Agreement”) addressing accrued and outstanding wages and fees owing by Global Atomic to such officers, employees, consultants. The aggregate amount accrued and owing by Global Atomic to senior officers and consultants as at June 30, 2017 was $1,502,389. Under the terms of the Transition Agreement each of the officers and consultants has agreed that all amounts of wages, fees and other employment entitlements accrued and payable as at the Effective Date shall be satisfied as follows. In the event that Global Atomic raises at least $7,500,000 but less than $15,000,000 under the Transaction Financing, the officers and consultants will receive an aggregate amount of $750,000, payable on a pro rata basis, in full satisfaction of their outstanding entitlements. In the event that Global Atomic raises at least $15,000,000 under the Transaction Financing, the officers and consultants will receive an aggregate amount of $1,200,000, payable on a pro rata basis, in full satisfaction of their outstanding entitlements. If Global Atomic raises less than $7,500,000 under the Transaction Financing then such officers and consultants will forego all entitlement to the accrued amounts.

Corporate Finance Fee

Cantor Fitzgerald were engaged by Global Atomic as financial advisor to assist the Global Atomic Board in analyzing the businesses of Silvermet and Global Atomic and potential structures, among other things, for the proposed Transaction. Cantor Fitzgerald are entitled to a fee based on the completion of the proposed Transaction calculated as 0.75% of the ten-day volume weighted average price, commencing upon the trading of the Combined Company, multiplied by the number of basic common shares outstanding. The fee is payable 50% in cash and 50% in shares of the Combined Company. Such fee will be limited in total by the TSXV Policies in respect of finders’ fees.

Pro Forma Capitalization

The pro forma capitalization of the Combined Company and the steps taken to arrive at such amounts are summarized as follows:

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		At Exchange	After
	Before	Rate of	Consolidation
	Transaction	2.147	2.75

Silvermet shares outstanding	142,104,716	142,104,716	51,674,442

Global Atomic shares outstanding	67,425,441
Eliminate Silvermet holding of Global Atomic shares	-1,250,000
Silvermet shares issued to Global Atomic shareholders	66,175,441	142,078,672	51,664,972

Post Transaction Common Shares Outstanding		284,183,388	103,339,414

Silvermet options outstanding	14,150,000	14,150,000	5,145,455
Global Atomic options outstanding	950,000
Non-vested options forfeited on completion of Transaction	-250,000
Silvermet options to be issued to Global Atomic optionholders	700,000	1,502,900	546,509

Post Transaction Options Outstanding		15,652,900	5,691,964

Silvermet warrants outstanding	0	0	0
Global Atomic warrants outstanding	4,334,337
Eliminate Silvermet holding of Global Atomic warrants	-625,000
Silvermet warrants issued to Global Atomic warrantholders	3,709,337	7,963,947	2,895,981

Post Transaction Warrants Outstanding		7,963,947	2,895,981

Conversion of Global Atomic convertible notes to shares	495,000	1,062,765	386,460

Fully Diluted Shares of the Combined Company		308,862,999	112,313,818

			After Transaction
Pro Forma Options Outstanding	Before Transaction		and Consolidation
	Number	Exercise Price	Number	Exercise Price
Existing Silvermet options outstanding:
Expiry July 7, 2019	5,400,000	$0.10	1,963,636	$0.28
Expiry April 23, 2022	8,750,000	$0.10	3,181,818	$0.28
	14,150,000		5,145,455
Silvermet options to be issued to Global Atomic optionholders:
Expiry January 17, 2018	100,000	$2.50	78,073	$1.95
Expiry January 23, 2020	50,000	$1.50	39,036	$1.17
Expiry February 9, 2021	550,000	$1.00	429,400	$0.78
	700,000		546,509

			5,691,964

Pro Forma Warrants Outstanding

Silvermet warrants to be issued to Global Atomic warrantholders:
Expiry September 30, 2019 (1)	411,837	$2.25	321,532	$1.76
Expiry September 30, 2019 (1)(2)	3,297,500	$1.50	2,574,448	$1.17
	3,709,337		2,895,981

(1) All warrants expire 24 months after a public listing of the shares

(2) Excluding warrants held by Silvermet to be cancelled on completion of the Transaction

Pro Forma shares to be issued on conversion of Notes
Expiry September 30, 2017	495,000	$1.00	386,460	$0.78

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Transaction Financing

In connection with the Transaction, Cantor Fitzgerald Canada Corporation (“Cantor Fitzgerald”) has been retained by Global Atomic to lead a “best efforts” private placement financing. The closing of the Transaction Financing is conditional on completion of the Transaction and the securities of Global Atomic issued under the Transaction Financing will be exchanged for securities of Silvermet under the Amalgamation. Accordingly, additional Silvermet Consideration Shares will be issued in respect of the Transaction Financing. Any shares to be issued as a result of the Transaction Financing are not reflected in the foregoing pro forma capitalization of the Combined Company.

Securities Law Matters

Canadian Securities Law Considerations

The distribution of the Silvermet Consideration Shares pursuant to the Definitive Agreement will constitute a distribution of securities that is exempt from the prospectus requirements of Canadian Securities Laws. The Silvermet Consideration Shares may be resold in each of the provinces of Canada provided the trade is not a “control distribution” as defined in National Instrument 45-102 – Resale of Securities of the Canadian Securities Administrators, no unusual effort is made to prepare the market or create a demand for those securities, no extraordinary commission or consideration is paid in respect of that sale and, if the selling security holder is an Insider or officer of Silvermet, the Insider or officer has no reasonable grounds to believe that Silvermet is in default of Securities Laws.

TSXV Approval

The TSXV has conditionally approved the Transaction, subject to the satisfaction of certain customary conditions. The Transaction is considered by the TSXV to be a “Fundamental Acquisition” under TSXV Policy 5.3.

United States Securities Law Considerations

The Transaction involves the distribution of the Silvermet Consideration Shares and Silvermet Convertible Securities to the Global Atomic Shareholders and the holders of Global Atomic Convertible Securities in exchange for their Global Atomic Shares and Global Atomic Convertible Securities. Silvermet is a public company existing under the provincial laws of Ontario. Global Atomic is a private company existing under the provincial laws of Ontario. The Transaction is subject to the disclosure requirements of a foreign jurisdiction, which are different from those of the United States. The Silvermet Consideration Shares and Silvermet Convertible Securities to be issued to the Global Atomic Shareholders and the holders of Global Atomic Convertible Securities in the United States pursuant to the Transaction have not been registered under the U.S. Securities Act or the securities laws of any state of the United States and are being issued in the United States in reliance on the exemption from registration set forth in Rule 802 thereunder (“Rule 802”) and exemptions provided under the securities laws of each applicable state of the United States. Rule 802 provides an exemption from registration under the U.S. Securities Act for offers and sales of securities issued in exchange for securities of a foreign subject company where:

1.	each of Silvermet and Global Atomic is a “foreign private issuer”, as defined in Rule 405 under the U.S. Securities Act;

2.	Global Atomic Shareholders in the United States hold no more than 10% of the securities that are the subject of the Transaction;

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3.	on Closing, shareholders in the United States of Silvermet will hold no more than 10% of the securities that are the subject of the Transaction;

4.	Global Atomic Shareholders in the United States participate in the Transaction on terms at least as favourable as those offered to any other holder of the subject securities;

5.	an informational document in connection with the Transaction is published or disseminated to Global Atomic Shareholders in the United States, complying with the disclosure requirements set forth in Rule 802, on a comparable basis to that provided to holders of the subject securities in the foreign subject company’s home jurisdiction; and

6.	the informational document, including any amendments thereto, is furnished to the SEC on Form CB together with a Form F-X to appoint an agent for service of process in the United States.

This Circular will be filed with the SEC on Form CB.

The Silvermet Shares, upon completion of the Transaction, will not be listed for trading on any United States stock exchange and the solicitation of proxies for the Global Atomic Meeting is not subject to the requirements of Section 14(a) of the U.S. Securities Exchange Act of 1934. Accordingly, the solicitations and transactions contemplated in this Circular are made in the United States for securities of a foreign issuer in accordance with foreign corporate and securities laws, and this Circular has been prepared solely in accordance with disclosure requirements applicable in such foreign jurisdiction. Global Atomic Shareholders in the United States should be aware that such requirements are different from those of the United States applicable to registration statements under the U.S. Securities Act.

Specifically, information concerning the operations of Silvermet and Global Atomic contained herein has been prepared in accordance with Canadian disclosure standards, which are not comparable in all respects to United States disclosure standards. The unaudited pro forma financial statements and the unaudited and audited historical consolidated financial statements of Global Atomic included in this Circular, and in the case of Silvermet, incorporated by reference, have been presented in Canadian dollars. The financial statements of Silvermet and Global Atomic were prepared in accordance with IFRS. The annual audited financial statements included in this Circular are subject to Canadian auditing and auditor independence standards, which differ from United States GAAP and auditing and auditor independence standards in certain material respects, and thus may not be comparable to financial statements of United States companies. Likewise, information concerning assets and operations of Silvermet and Global Atomic contained herein has been prepared in accordance with IFRS and is not comparable in all respects to similar information for United States companies.

The Silvermet Consideration Shares and Silvermet Convertible Securities issued to Global Atomic Shareholders and the holders of Global Atomic Options and Warrants will be restricted securities under Rule 144(a)(3) under the U.S. Securities Act. Consequently, any resale of the Silvermet Consideration Shares is subject to the registration requirement of the U.S. Securities Act unless they are resold under an exemption or exclusion from the U.S. Securities Act. Subject to certain limitations, holders of Silvermet Shares may resell their Silvermet Shares outside the United States without registration under the U.S. Securities Act pursuant to Regulation S. Additionally, the U.S. Securities Act imposes restrictions on Silvermet Shares held by “affiliates” of Silvermet after the Transaction or who have been “affiliates” of Silvermet within 90 days prior to the Transaction. Persons who may be deemed to be “affiliates” of an issuer include individuals or entities that control, are controlled by, or are under common control with, the issuer, and generally include executive officers and directors of the issuer as well as principal shareholders of the issuer. Such affiliates (and former affiliates) may also resell Silvermet Shares pursuant to Rule 144 under the U.S. Securities Act, if available. However, unless certain conditions are satisfied, Rule 144 is not available for the resale of securities of issuers that have ever had (i) no or nominal operations; and (ii) no or nominal assets other than cash and cash equivalents.

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Additionally, no broker, dealer, salesperson or other person has been authorized to give any information or make any representation other than those contained in this Circular and, if given or made, such information or representation must not be relied upon as having been authorized by the Combined Company, Silvermet or Global Atomic.

THE SILVERMET SHARES, SILVERMET CONSIDERATION SHARES AND SILVERMET CONVERTIBLE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES REGULATORY AUTHORITY OF ANY STATE OF THE UNITED STATES, NOR HAS THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR ANY SECURITIES REGULATORY AUTHORITY OF ANY STATE OF THE UNITED STATES PASSED ON THE ADEQUACY OR ACCURACY OF THIS CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENCE.

Certain Canadian Federal Income Tax Considerations

The following is, as of the date hereof, a summary of the principal Canadian federal income tax considerations under the Tax Act relating to the Amalgamation generally applicable to a Global Atomic Shareholder who, for purposes of the Tax Act and at all relevant times, (i) deals at arm’s length with Global Atomic, Subco, Amalco and Silvermet, (ii) is not affiliated with Global Atomic, Subco, Amalco or Silvermet, and (iii) holds all Global Atomic Shares, and will hold all Silvermet Consideration Shares as capital property (each such Global Atomic Shareholder, a “Holder”).

A Holder’s Global Atomic Shares and Silvermet Consideration Shares will generally be considered to be capital property of the Holder, unless the Holder holds the shares in the course of carrying on a business or acquired the shares in one or more transactions considered to be an adventure in the nature of trade. Certain Holders who are residents of Canada for purposes of the Tax Act and whose Global Atomic Shares or Silvermet Consideration Shares might not otherwise qualify as capital property may, in certain circumstances, be entitled to make an irrevocable election under subsection 39(4) of the Tax Act to have such shares and every other “Canadian security” (as defined in the Tax Act) owned by such Holder in the taxation year of the election, and in all subsequent taxation years, deemed to be capital property. Such Holders should consult their own tax advisors regarding whether an election under subsection 39(4) of the Tax Act is available and advisable in their particular circumstances.

This summary is based on the current provisions of the Tax Act as of the date of this Circular and the current published administrative policies and assessing practices of the Canada Revenue Agency (the “CRA”) made available publicly prior to the date of this Circular. This summary also takes into account all specific proposals to amend the Tax Act which have been publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof (the “Proposed Amendments”), and assumes all such Proposed Amendments will be enacted in their present form, although no assurances can be given in this regard. Except for the Proposed Amendments, this summary does not take into account or anticipate any changes in law, whether by judicial, governmental or legislative action or decision, or changes in the administrative policies and assessing practices of the CRA, nor does it take into account provincial, territorial or foreign income tax legislation or considerations, which may differ significantly from the Canadian federal income tax considerations discussed herein. On July 18, 2017, the Minister of Finance (Canada) released a consultation paper that included an announcement of the government’s intention to amend the Tax Act to increase the amount of tax applicable to passive investment income earned through a private corporation. No specific amendments to the Tax Act were proposed in connection with this announcement and the potential implications of this announcement are not discussed in this summary. Global Atomic Shareholders that are private Canadian corporations should consult their own tax advisors.

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This summary is not applicable to a Holder (i) that is a “financial institution” as defined in the Tax Act for the purposes of the “mark-to-market property” rules, (ii) an interest in which is a “tax shelter investment” as defined in the Tax Act, (iii) that is a “specified financial institution” or “restricted financial institution” both as defined in the Tax Act, (iv) to whom the “functional currency” reporting rules contained in section 261 of the Tax Act apply, (v) that has entered into, with respect to the Global Atomic Shares, a “derivative forward agreement” as defined in the Tax Act, or (vi) who acquired their Global Atomic Shares on the exercise of an employee stock option. Such Holders should consult their own tax advisors as to the tax consequences of the Amalgamation and the other transactions/events described in this Circular applicable to them.

This summary does not address the tax considerations relevant to holders of Global Atomic Warrants, Global Atomic Options or Global Atomic Convertible Notes. The Amalgamation and the other transactions/events described in this Circular may give rise to adverse tax consequences for holders of such Global Atomic Convertible Securities. To the extent that holders of Global Atomic Convertible Securities are considered to have disposed of any of their Global Atomic Convertible Securities by virtue of the Amalgamation or any other transactions/events described in this Circular, such holders may incur a tax liability. As a consequence, holders of Global Atomic Convertible Securities are strongly urged to consult their own tax advisors to determine the tax consequences of the Amalgamation and the other transactions/events described in this Circular in their particular circumstances.

This summary is of a general nature only and is not exhaustive of all possible relevant Canadian federal income tax considerations. This summary is not, and should not be construed as, legal or tax advice to any particular Holder and no representations with respect to the tax consequences to any particular Holder are made. Accordingly, Holders are urged to consult their own tax advisors with respect to the Canadian federal income tax consequences of the Amalgamation and the other transactions/events described in this Circular having regard to their particular circumstances.

Holders Resident in Canada

This portion of the summary is generally applicable to a Holder who, at all relevant times, is or is deemed to be resident in Canada for the purposes of the Tax Act (a “Resident Holder”).

Exchange of Global Atomic Shares for Silvermet Consideration Shares

A Resident Holder (other than a Dissenting Shareholder) who receives Silvermet Consideration Shares in exchange for Global Atomic Shares pursuant to the Amalgamation will be deemed to have disposed of such Global Atomic Shares for proceeds of disposition equal to the Resident Holder’s adjusted cost base thereof immediately before the Amalgamation. As a consequence, such a Resident Holder will not realize a capital gain or capital loss as a result of the Amalgamation. The Resident Holder will also be deemed to have acquired the Silvermet Consideration Shares received in exchange for such Global Atomic Shares at a cost equal to the Registered Holder’s deemed proceeds of disposition of their Global Atomic Shares. The adjusted cost base of all Silvermet Consideration Shares owned by the Resident Holder immediately after the exchange will be determined by averaging the cost of the Silvermet Consideration Shares acquired on the exchange with the adjusted cost base of any other Silvermet Shares held by the Resident Holder as capital property.

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Consolidation of Silvermet Shares

Subject to the treatment of fractional shares, the Consolidation will result in all of the Silvermet Shares being replaced by a lesser number of Silvermet Shares in the same proportion for all Silvermet Shareholders, in circumstances where there is no change in the total capital represented by the issue, there is no change in the interest, rights or privileges of the Silvermet Shareholders and there are no concurrent changes in the capital structure of the Silvermet. On that basis, the Consolidation will not result in any disposition or acquisition of Silvermet Shares. The aggregate adjusted cost base to a Resident Holder of all Silvermet Shares held by such Resident Holder will not change as a result of the Consolidation; however, the Resident Holder’s adjusted cost base per Silvermet Share will increase proportionately.

Receipt of Dividends on Silvermet Shares

Dividends received or deemed to be received on Silvermet Shares in a taxation year by a Resident Holder who is an individual (other than certain trusts) will be included in the individual’s income for that year and will be subject to the gross-up and dividend tax credit rules normally applicable to taxable dividends received from taxable Canadian corporations. Dividends received on Silvermet Shares by a Resident Holder who is an individual will generally be eligible for an enhanced gross-up and dividend tax credit if Silvermet designates such dividends to be “eligible dividends” in accordance with the provisions of the Tax Act.

Dividends received or deemed to be received on Silvermet Shares in a taxation year by a Resident Holder that is a corporation will be included in the Resident Holder’s income for that year and will generally be deductible in computing such Resident Holder’s taxable income. A Resident Holder that was, at any time in a taxation year, a “private corporation” as defined in the Tax Act, or a corporation controlled, whether by reason of a beneficial interest in one or more trusts or otherwise, by or for the benefit of an individual (other than a trust) or a related group of individuals (other than trusts), generally will be liable to pay a refundable tax under Part IV of the Tax Act on any dividends received or deemed to be received on Silvermet Shares in that year to the extent that such dividends are deductible in computing the Resident Holder’s taxable income for that year.

In certain circumstances, subsection 55(2) of the Tax Act will treat a taxable dividend received by a Resident Holder that is a corporation as proceeds of disposition or capital gain. Resident Holders that are corporations should consult their own tax advisors having regard to their own circumstances.

Disposition of Silvermet Shares

A disposition or deemed disposition of Silvermet Shares by a Resident Holder will generally give rise to a capital gain (or capital loss) to the extent that the proceeds of disposition, net of any reasonable costs of disposition, exceed (or are less than) the adjusted cost base to the holder of the Silvermet Shares immediately before the disposition.

Taxation of Capital Gains and Capital Losses

Generally, one-half of any capital gain (a “taxable capital gain”) realized by a Resident Holder in a taxation year must be included in the Resident Holder’s income for the year, and one-half of any capital loss (an “allowable capital loss”) realized by a Resident Holder in a taxation year may be deducted from taxable capital gains realized by the Resident Holder in that year (subject to and in accordance with rules contained in the Tax Act). Allowable capital losses for a taxation year in excess of taxable capital gains for that year generally may be carried back and deducted in any of the three preceding taxation years or carried forward and deducted in any subsequent taxation year against net taxable capital gains realized in such years, to the extent and under the circumstances described in the Tax Act.

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A Resident Holder that, throughout the relevant taxation year, is a “Canadian-controlled private corporation” may be liable to pay a refundable tax on its “aggregate investment income”, including any taxable capital gains.

If the Resident Holder is a corporation, the amount of any capital loss realized on a disposition or deemed disposition of a Silvermet Share may be reduced by the amount of dividends received or deemed to have been received by it on such share (and in certain circumstances a share exchanged for such share) to the extent and under circumstances described in the Tax Act. Similar rules may apply where a corporation is a member of a partnership or a beneficiary of a trust that owns such shares or where a trust or partnership of which a corporation is a beneficiary or a member is a member of a partnership or a beneficiary of a trust that owns any such shares. Resident Holders to whom these rules may be relevant should consult their own tax advisors.

Alternative Minimum Tax

Capital gains realized and dividends received by a Resident Holder that is an individual or a trust, other than certain specified trusts, may give rise to alternative minimum tax under the Tax Act. Resident Holders should consult their own tax advisors with respect to the application of alternative minimum tax.

Dissenting Resident Holders

A Resident Holder who validly exercises their dissent rights (a “Dissenting Resident Holder”) will be entitled to be paid the fair value of his, her or its Global Atomic Shares on or after the Effective Time in accordance with the Dissent Rights, and will receive a cash payment in respect of the fair value of the Dissenting Resident Holder’s Global Atomic Shares. Such a Dissenting Resident Holder will be considered to have disposed of his, her or its Global Atomic Shares for proceeds of disposition equal to the amount received by the Dissenting Resident Holder (less any interest awarded by a court). As a result, in accordance with the CRA’s published administrative policy, such Dissenting Resident Holder will realize a capital gain (or a capital loss) equal to the amount by which the proceeds of disposition, net of any reasonable cost of disposition, received exceed (or are less than) the adjusted cost base to the Dissenting Resident Holder of his, her or its Global Atomic Shares. See “Certain Canadian Federal Income Tax Considerations – Holders Resident in Canada – Taxation of Capital Gains and Capital Losses”.

Interest awarded to a Dissenting Resident Holder by a court will be included in the Dissenting Resident Holder’s income for the purposes of the Tax Act. In addition, a Dissenting Resident Holder that, throughout the relevant taxation year, is a “Canadian-controlled private corporation” may be liable to pay a refundable tax on its “aggregate investment income”, including taxable capital gains and interest income.

A Resident Holder who exercises his, her or its Dissent Rights but who is not ultimately determined to be entitled to be paid fair value for the Global Atomic Shares held by such Resident Holder will be deemed to have participated in the Amalgamation and will receive Silvermet Shares. See “Certain Canadian Federal Income Tax Considerations – Holders Resident in Canada – Exchange of Global Atomic Shares for Silvermet Shares”.

Eligibility for Investment

The Silvermet Shares would, if issued on the date of this Circular, be “qualified investments” under the Tax Act for a trust governed by a registered retirement savings plan (“RRSP”), registered retirement income fund (“RRIF”), tax-free savings account ( “TFSA”), deferred profit sharing plan, registered education savings plan and registered disability savings plan (collectively, “Registered Plans”), all as defined under the Tax Act, provided that, at all relevant times, the Silvermet Shares are listed on a “designated stock exchange” as defined for purposes of the Tax Act (which currently includes Tier 1 and Tier 2 of the TSXV).

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Notwithstanding that Silvermet Shares may be “qualified investments” for a TFSA, RRSP or RRIF , the holder of a TFSA or annuitant of an RRSP or RRIF, as the case may be (each a “Plan Holder”), will be subject to a penalty tax if the Silvermet Consideration Shares are a “prohibited investment” for the particular Registered Plan. A Silvermet Consideration Share will generally not be a “prohibited investment” for an RRSP, RRIF or TFSA unless the Plan Holder (i) does not deal at arm’s length with Silvermet for purposes of the Tax Act, or (ii) has a “significant interest”, as defined in the Tax Act, in Silvermet. In addition, the Silvermet Consideration Shares will not be a “prohibited investment” if they are “excluded property” as defined in the Tax Act for the particular Registered Plan. If certain Proposed Amendments are enacted as proposed, the prohibited investment rules will extend to registered education savings plans and registered disability savings plans effective March 23, 2017. Investors should consult their own tax advisors as to whether the Silvermet Consideration Shares will be a “prohibited investment” in their particular circumstances.

Holders Not Resident in Canada

This portion of the summary applies to a person who is, or is deemed, for the purposes of the Tax Act or any applicable tax treaty and at all relevant times, not to be a resident of Canada and who is not an insurer carrying on an insurance business in Canada and elsewhere (a “Non-Resident Holder”).

Exchange of Global Atomic Shares for Silvermet Consideration Shares

The tax consequences discussed above under the heading “Certain Canadian Federal Income Tax Considerations – Holders Resident in Canada – Exchange of Global Atomic Shares for Silvermet Consideration Shares” will generally be applicable to Non-Resident Holders who exchange Global Atomic Shares for Silvermet Consideration Shares on the Amalgamation.

Consolidation of Silvermet Shares

The tax consequences discussed above under the heading “Certain Canadian Federal Income Tax Considerations - Holders Resident in Canada – Consolidation of Silvermet Shares” will generally be applicable to Non-Resident Holders who exchange Global Atomic Shares for Silvermet Consideration Shares on the Amalgamation.

Disposition of Silvermet Shares

A Non-Resident Holder who disposes of his, her or its Silvermet Consideration Shares received on the Amalgamation will not be subject to tax under the Tax Act on the disposition unless the Silvermet Consideration Shares constitute “taxable Canadian property” of the Non-Resident Holder and the Non-Resident Holder is not entitled to relief under an applicable income tax treaty or convention.

Generally, Silvermet Consideration Shares will not be “taxable Canadian property” of a Non-Resident Holder at a particular time provided that such shares are listed on a “designated stock exchange”(which currently includes Tier 1 and Tier 2 of the TSXV) at that time, unless: (i) at any time during the 60-month period immediately preceding the disposition of such Silvermet Shares by such Non-Resident Holder, (A) the Non-Resident Holder, persons not dealing at arm’s length with such Non-Resident Holder, partnerships in which the Non-Resident Holder or persons not dealing at arm’s length with the Non-Resident Holder hold a membership interest directly or indirectly through one or more partnerships or the Non-Resident Holder together with all such persons and partnerships, owned 25% or more of the issued shares of any class or series of the capital stock of Silvermet, and (B) more than 50% of the fair market value of the Silvermet Shares was derived, directly or indirectly, from one or any combination of real or immovable property situated in Canada, “Canadian resource properties” as defined in the Tax Act, “timber resource properties” as defined in the Tax Act, and options in respect of, interests in, or civil law rights in, any such properties; or (ii) the Non-Resident Holder’s Silvermet Consideration Shares were acquired in certain types of tax-deferred transaction as consideration for property that was itself taxable Canadian property.

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A Non-Resident Holder’s capital gain (or capital loss) in respect of a disposition of Silvermet Shares that constitute or are deemed to constitute taxable Canadian property (and are not “treaty-protected property” as defined in the Tax Act) will generally be computed in the manner described above under “Certain Canadian Federal Income Tax Considerations – Holders Resident in Canada – Disposition of Silvermet Shares”. Non-Resident Holders should consult with their own tax advisors to determine whether their Silvermet Shares may be “taxable Canadian property” having regard to their particular circumstances and to assess their corresponding Canadian tax reporting obligations.

Receipt of Dividends on Silvermet Shares

Where a Non-Resident Holder receives or is deemed to receive a dividend on Silvermet Shares, the amount thereof will be subject to Canadian non-resident withholding tax at the rate of 25% of the gross amount of the dividend or such lower rate as may apply under the provisions of an applicable income tax treaty or convention.

Dissenting Non-Resident Holders

A Non-Resident Holder who validly exercises his, her or its dissent rights (a “Dissenting Non-Resident Holder”) will be entitled to be paid the fair value of his, her or its Global Atomic Shares on or after the Effective Time in accordance with the Dissent Rights, and will receive a cash payment in respect of the fair market value of the Dissenting Non-Resident Holder’s Global Atomic Shares. A Dissenting Non-Resident Holder will not be subject to tax under the Tax Act on such disposition of Global Atomic Shares unless the Global Atomic Shares constitute “taxable Canadian property” for purposes of the Tax Act and the Dissenting Non-Resident Holder is not entitled to relief under an applicable income tax treaty or convention.

Generally, Global Atomic Shares will not be “taxable Canadian property” of a Dissenting Non-Resident Holder at a particular time provided that such shares are listed on a “designated stock exchange”(which currently includes Tier 1 and Tier 2 of the TSXV) at that time, unless: (i) at any time during the 60-month period immediately preceding the disposition of such Global Atomic Shares by such Dissenting Non-Resident Holder, (A) the Dissenting Non-Resident Holder, persons not dealing at arm’s length with such Dissenting Non-Resident Holder, partnerships in which the Dissenting Non-Resident Holder or persons not dealing at arm’s length with the Dissenting Non-Resident Holder hold a membership interest directly or indirectly through one or more partnerships or the Dissenting Non-Resident Holder together with all such persons and partnerships, owned 25% or more of the issued shares of any class or series of the capital stock of Global Atomic, and (B) more than 50% of the fair market value of the Global Atomic Shares was derived, directly or indirectly, from one or any combination of real or immovable property situated in Canada, “Canadian resource properties” as defined in the Tax Act, “timber resource properties” as defined in the Tax Act, and options in respect of, interests in, or civil law rights in, any such properties; or (ii) the Dissenting Non-Resident Holder’s Global Atomic Shares were acquired in certain types of tax-deferred transaction as consideration for property that was itself taxable Canadian property.

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A Dissenting Non-Resident Holder’s capital gain (or capital loss) in respect of Global Atomic Shares that constitute, or are deemed to constitute, taxable Canadian property (and are not “treaty-protected property” as defined in the Tax Act) will generally be computed in the manner described above under “Canadian Federal Income Tax Considerations - Holders Resident in Canada – Disposition of Silvermet Shares”. Dissenting Non-Resident Holders should consult with their own tax advisors to determine whether their Global Atomic Shares may be “taxable Canadian property” having regard to their particular circumstances and to assess their corresponding Canadian tax reporting obligations.

Interest (if any) awarded by a court to a Dissenting Non-Resident Holder generally should not be subject to withholding tax under the Tax Act.

A Non-Resident Holder who exercises his, her or its Dissent Rights but who is not ultimately determined to be entitled to be paid fair value for the Global Atomic Shares held by such Non-Resident Holder will be deemed to have participated in the Amalgamation and will receive Silvermet Shares.

Tax Considerations for Global Atomic Shareholders Resident in Countries Other Than Canada

This Circular does not address non-Canadian tax consequences applicable to Global Atomic Shareholders resident in countries other than Canada. Accordingly, it is recommended that such Global Atomic Shareholders consult their own tax advisers with respect to their particular circumstances

Information Concerning Silvermet

Further detailed information concerning Silvermet can be found in Schedule A to this Circular. The historic financial statements and management’s discussion and analysis for Silvermet are available under Silvermet’s profile on SEDAR at www.sedar.com. Global Atomic Shareholders are encouraged to review the information contained in Schedule A and the public records.

Information Concerning Global

Further detailed information concerning Global Atomic and its DASA Project can be found in the Silvermet Management Information Circular and the Technical Report on the DASA Project, both of which are available under Silvermet’s profile on SEDAR at www.sedar.com. Schedule D to this Circular contains the audited consolidated financial statements of Global Atomic for the financial years ended December 31, 2014, 2015 and 2016, and the auditor’s reports thereon, and Global Atomic’s condensed interim consolidated financial statements for the three and six-month periods ended June 30, 2017 and 2016. Global Atomic Shareholders are encouraged to review the information contained in Schedule D.

Information Concerning the Combined Company

Certain information concerning the Combined Company following completion of the Transaction can be found in Schedule B to this Circular. Global Atomic Shareholders are encouraged to review the information contained in this Schedule.

Recommendation of the Global Atomic Board

Having undertaken a thorough review of, and carefully considered the Transaction, as described above, the Global Atomic Board (with the interested Directors, being Messrs. Roman, Scharf and Rance, having recused themselves) has concluded that the Transaction is in the best interests of Global Atomic and recommends that the Global Atomic Shareholders vote FOR the Amalgamation Resolution. The management representatives named in the enclosed form of proxy intend to vote the Global Atomic Shares, represented by such proxy, FOR the approval of the Amalgamation Resolution, unless a Global Atomic Shareholder specifies in the proxy that their Global Atomic Shares are to be voted against the approval of one of the Amalgamation Resolution.

TSXV Approval

The TSXV has conditionally approved the Transaction, subject to the satisfaction of certain customary conditions.

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Amalgamation Resolution

The Amalgamation Resolution must be passed by a 66 2/3% of the votes cast by Global Atomic Shareholders represented at the Meeting in person or by proxy.

At the Meeting, Global Atomic Shareholders will be asked to vote on the following Amalgamation Resolution, with or without variation:

“BE IT RESOLVED THAT:

1.	The proposed business combination of Global Atomic Fuels Corporation (the “Company”) and Silvermet Inc. (“Silvermet”) by way of three-cornered amalgamation (the “Transaction”) under Section 174 of the Business Corporations Act (Ontario) (the “OBCA”), as more particularly described and set forth in the management proxy circular of the Company dated September 8, 2017, accompanying the notice of this meeting (as the Transaction may be amended, modified or supplemented in accordance with its terms), is hereby authorized, approved and adopted.

2.	The (i) combination agreement dated as of August 17, 2017 between the Company, Silvermet and 2592516 Ontario Inc. (“Subco”) (the “Combination Agreement”) and related transactions, (ii) actions of the directors of the Company in approving the Combination Agreement, and (iii) actions of the directors and officers of the Company in executing and delivering the Combination Agreement, and any amendments, modifications or supplements thereto, are hereby ratified and approved.

3.	Notwithstanding that this resolution has been passed by the shareholders of the Company, the directors of the Company are hereby authorized and empowered to, without notice to or approval of the shareholders of the Company, (i) amend, modify or supplement the Combination Agreement to the extent permitted by the Combination Agreement; (ii) approve, on behalf of the Company as the sole shareholder of Subco, any amendment, modification or supplement to the Amalgamation Agreement to the extent permitted by the Combination Agreement; and (ii) subject to the terms of the Combination Agreement, to proceed with the Transaction and related transactions.

4.	Any one officer or director of the Company is hereby authorized and directed for and on behalf of the Company to execute or cause to be executed and to deliver or cause to be delivered all such other documents and instruments and to perform or cause to be performed all such other acts and things as such person determines may be necessary or desirable to give full effect to the foregoing resolution and the matters authorized thereby, such determination to be conclusively evidenced by the execution and delivery of such document or instrument or the doing of any such act or thing.

PROCEDURE FOR EXCHANGE OF GLOBAL ATOMIC SHARES

Registered Shareholders

In order to receive the Silvermet Consideration Shares to which a Registered Shareholder (other than any Dissenting Shareholder) is entitled if the Amalgamation is completed, a Registered Shareholder must complete, sign, date and return the enclosed Letter of Transmittal in accordance with the instructions set out therein and in this Circular.

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The Letter of Transmittal is also available from the Depositary, by telephone at: 1-866-600-5869 (North American Toll Free) or +1 (416) 342-1091 (Outside North America).

No later than one (1) business day prior to the Effective Date, Silvermet will deposit with the Depositary certificates representing the aggregate Silvermet Consideration Shares exchangeable for the Global Atomic Shares pursuant to the Amalgamation. The Depositary will act as the agent to the Registered Shareholders who have deposited Global Atomic Shares pursuant to the Amalgamation for the purpose of receiving the applicable Silvermet Consideration Shares and transmitting certificates representing the Silvermet Consideration Shares issuable to such persons, in accordance with the provisions of Section 5 (Delivery of Securities Following Amalgamation) of the Amalgamation Agreement.

Receipt by the Depositary of the aggregate Silvermet Consideration Shares payable by Silvermet to the Global Atomic Shareholders under the Amalgamation will be deemed to constitute receipt of payment by Registered Shareholders depositing Global Atomic Shares.

Upon surrender to the Depositary of the certificate(s) that immediately prior to the Effective Time represented the applicable Global Atomic Shares, and a duly completed Letter of Transmittal and such other documents as the Depositary may reasonably require, a Former Global Atomic Shareholder (other than a Dissenting Shareholder) will be entitled to receive in exchange therefor, and as soon as practicable after the Effective Time, the Depositary will deliver to such Former Global Atomic Shareholder, certificates representing the number of Silvermet Consideration Shares which such Former Global Atomic Shareholder is entitled to receive under the Amalgamation.

In the event of a transfer of ownership of Global Atomic Shares which is not registered in the transfer records of Global Atomic, a certificate representing the proper number of Silvermet Consideration Shares shall be delivered to a transferee if the certificate formerly representing such Global Atomic Shares is presented to the Depositary at its offices, accompanied by the foregoing documents together with all other documents required to evidence and effect such transfer.

Until surrendered, each certificate that immediately prior to the Effective Time represented Global Atomic Shares will, subject to certain exceptions, be deemed at any time after the Effective Time to represent only the right to receive upon surrender: (a) the aggregate Silvermet Consideration Shares which the holder is entitled to receive in accordance with the Amalgamation, and (b) any dividends or distributions with a record date on or after the Effective Date that are paid or payable prior to the date of surrender on any Silvermet Shares comprising the Silvermet Consideration Shares which the holder of such Global Atomic Shares was entitled to receive under the Amalgamation.

The Letter of Transmittal contains complete instructions on how to exchange the certificate(s) representing the Global Atomic Shares and how Registered Shareholders will receive the Silvermet Consideration Shares payable to them under the Amalgamation.

Global Atomic Shareholders with questions regarding the deposit of their Global Atomic Shares should contact the Depositary by telephone at: 1-866-600-5869 (North American Toll Free) or +1 (416) 342-1091 (Outside North America). Further information with respect to the Depositary is set forth in the Letter of Transmittal.

In order for Registered Shareholders to receive the Silvermet Consideration Shares payable to them under the Amalgamation as soon as possible after the closing of the Amalgamation, Registered Shareholders should submit their Global Atomic Shares and the Letter of Transmittal as soon as possible.

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Registered Shareholders will not actually receive their respective Silvermet Consideration Shares until the Amalgamation is completed and they have returned their properly completed documents, including the Letter of Transmittal and certificates representing their Global Atomic Shares to the Depositary.

In the event any certificate which immediately before the Effective Time represented one or more outstanding Global Atomic Shares in respect of which the holder was entitled to receive the Silvermet Consideration Shares pursuant to the Amalgamation are lost, stolen or destroyed, upon the making of an affidavit by the holder claiming such certificate to be lost, stolen or destroyed, the Depositary will deliver in exchange for such lost, stolen or destroyed certificate, the Silvermet Consideration Shares to which such holder is entitled pursuant to the Amalgamation. When authorizing such delivery of the Silvermet Consideration Shares which such holder is entitled to receive in exchange for such lost, stolen or destroyed certificate, the holder to whom such Silvermet Consideration Shares is to be delivered shall, as a condition precedent to the delivery of such Silvermet Consideration Shares, give a surety bond satisfactory to Silvermet and the Depositary in such amount as Silvermet may direct, and indemnify Silvermet and the Depositary in a manner satisfactory to Silvermet and the Depositary, against any claim that may be made against Silvermet or the Depositary with respect to the certificate alleged to have been lost, stolen or destroyed and shall otherwise take such actions as may be required by Silvermet and the Depositary.

Registered Shareholders have been sent a Letter of Transmittal with their Meeting Materials and are requested to deliver their Global Atomic Share certificates and a completed and signed Letter of Transmittal to the Depositary, TSX Trust Company, located at Suite 301, 100 Adelaide Street West, Toronto, Ontario, Canada M5H 4H1, Attention: Corporate Actions Department. Please refer to the Letter of Transmittal for delivery instructions and contact details. The Letter of Transmittal contains instructions on how to surrender certificate(s) representing existing Global Atomic Shares to TSX Trust Company as Depositary. The Depositary will forward to each Registered Shareholder who has sent the required documents a certificate representing the number of Silvermet Consideration Shares to which the Registered Shareholder is entitled.

Where a certificate representing the Global Atomic Shares has been destroyed, lost or stolen, the Registered Shareholder of that certificate should immediately contact the Depositary, TSX Trust Company, by telephone at: 1-866-600-5869 (North American Toll Free) or +1 (416) 342-1091 (Outside North America).

Non-Registered Shareholders

The exchange of Global Atomic Shares for the Silvermet Consideration Shares in respect of Non-Registered Shareholders is expected to be made with the Non-Registered Shareholders’ nominee (bank, trust company, securities broker or other nominee) account through the procedures in place for such purposes between the Depositary and such nominee. Non-Registered Shareholders should contact their Intermediary if they have any questions regarding this process and to arrange for their nominee to complete the necessary steps to ensure that they receive payment for their Global Atomic Shares as soon as possible following completion of the Amalgamation.

Cancellation of Rights after Six Years

To the extent that a Former Global Atomic Shareholder has not complied with the provisions of the Amalgamation described under the headings “Procedure for Exchange of Global Atomic Shares – Registered Shareholders” and “Procedure for Exchange of Global Atomic Shares – Non-Registered Shareholders” in this Circular on or before the date that is six (6) years after the Effective Date (the “Final Proscription Date”), then any Silvermet Consideration Shares which such Former Global Atomic Shareholder was entitled to receive shall be automatically cancelled without any repayment of capital in respect thereof and such Silvermet Consideration Shares shall, upon the written direction of Silvermet be cancelled by the Depositary and the interest of the former Global Atomic Shareholder in such Silvermet Consideration Shares to which it was otherwise entitled shall be terminated as of the Final Proscription Date.

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Fractional Interest

In accordance with the Exchange Ratio, the shareholder of each Global Atomic Share shall receive 2.147 Silvermet Shares. No fractional Silvermet Shares shall be issued to Former Global Atomic Shareholders in connection with the Amalgamation. The total number of Silvermet Consideration Shares to be issued to any Former Global Atomic Shareholder shall be rounded down to the nearest whole number of Silvermet Shares.

Rights of Dissenting Shareholders in Respect of the Amalgamation

If you are a Registered Shareholder you are entitled to dissent from the Amalgamation Resolution in the manner provided in Section 185 of the OBCA. Global Atomic Shareholders who wish to dissent should take note that the procedures for dissenting to the Amalgamation Resolution require strict compliance with the applicable procedures in exercising Dissent Rights.

The following description of the rights of Registered Shareholders to dissent from the Amalgamation Resolution is not a comprehensive statement of the procedures to be followed by a Dissenting Shareholder who seeks payment of the fair value of their Global Atomic Shares. A Registered Shareholder’s failure to follow exactly the procedures set forth in Section 185 of the OBCA will result in the loss of such Registered Shareholder’s Dissent Rights. If you are a Registered Shareholder and wish to dissent in respect of the Amalgamation Resolution, you should obtain your own legal advice and carefully read the Definitive Agreement (see SEDAR (www.sedar.com) filing of Silvermet or from the Company on request) and the provisions of Section 185 of the OBCA (see Schedule “E” to this Circular). In addition to any other restrictions under Section 185 of the OBCA, holders of Global Atomic Warrants, Global Atomic Options and Global Atomic Convertible Notes are not entitled to exercise Dissent Rights.

Any Registered Shareholder is entitled to be paid the fair value of the Global Atomic Shares by such holder in accordance with Section 185 of the OBCA, if such holder exercises Dissent Rights in respect of such Global Atomic Shares and the Amalgamation becomes effective.

Anyone who is a beneficial owner of Global Atomic Shares registered in the name of an intermediary and who wishes to dissent should be aware that only Registered Shareholders are entitled to exercise Dissent Rights. A Registered Shareholder who holds Global Atomic Shares as an Intermediary for one or more beneficial owners, one or more of whom wish to exercise Dissent Rights, must exercise such Dissent Rights on behalf of such holder(s). In such case, the notice should specify the number of Global Atomic Shares held by the intermediary for such beneficial owner. A Dissenting Shareholder may dissent only with respect to all of Global Atomic Shares held on behalf of any one beneficial owner and registered in the name of the Dissenting Shareholder.

A brief summary of the provisions of Section 185 of the OBCA is set out below. This summary is qualified in its entirety by the provisions of Section 185 of the OBCA, the full text of which is set forth in Schedule “E” to this Circular.

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Global Atomic Shareholders who exercise Dissent Rights and who:

●	are ultimately entitled to be paid fair value for their Global Atomic Shares, which fair value shall be the fair value of such shares as of the close of business on the last business day before the day on which the Amalgamation is approved by the Global Atomic Shareholders at the Meeting, shall be paid an amount equal to such fair value and shall be deemed to have transferred their Global Atomic Shares to Amalco in accordance with the Master Agreement; or

●	are ultimately not entitled, for any reason, to be paid fair value for their Global Atomic Shares shall be deemed to have participated in the Amalgamation as of the Effective Time, on the same basis as non-dissenting Global Atomic Shareholders and shall be entitled to receive only the consideration that such holders would have received pursuant to the Amalgamation if such holders had not exercised Dissent Rights, but in no case shall Silvermet, Global Atomic or any other person be required to recognize Global Atomic Shareholders who exercise Dissent Rights as Global Atomic Shareholders after the Effective Time, and the names of such Global Atomic Shareholders who exercise Dissent Rights shall be removed from the applicable register of shareholders as at the Effective Time. There can be no assurance that a Dissenting Shareholder will receive consideration for its Global Atomic Shares of equal or greater value to the consideration that such Dissenting Shareholder would have received under the Amalgamation.

Section 185 of the OBCA

Section 185 of the OBCA provides that Registered Shareholders who dissent to the Amalgamation may exercise a right of dissent and require the Global Atomic Shares held by such shareholders to be repurchased at the fair value of such shares.

The exercise of Dissent Rights does not deprive a Registered Shareholder of the right to vote at the Meeting. However, a Global Atomic Shareholder is not entitled to exercise Dissent Rights in respect of the Amalgamation Resolution if such holder votes any of the Global Atomic Shares beneficially held by such holder in favour of the Amalgamation Resolution.

A Dissenting Shareholder is required to send a written objection to the Amalgamation Resolution to Global Atomic prior to the Meeting. A vote against the Amalgamation Resolution or not voting on the Amalgamation

Resolution does not constitute a written objection for purposes of the right to dissent under Section 185 of the OBCA. Within 10 days after the Amalgamation Resolution is approved by the Global Atomic Shareholders, Global Atomic must send to each Dissenting Shareholder a notice that the Amalgamation Resolution has been adopted, setting out the rights of the Dissenting Shareholder and the procedures to be followed on exercise of those rights. The Dissenting Shareholder is then required, within 20 days after receipt of such notice (or if such Global Atomic Shareholder does not receive such notice, within 20 days after learning of the adoption of the applicable Amalgamation Resolution), to send to Global Atomic a written notice containing the Dissenting Shareholder’s name and address, the number Global Atomic Shares in respect of which the Dissenting Shareholder dissents and a demand for payment of the fair value of such Global Atomic Shares and, within 30 days after sending such written notice, to send to Global Atomic or its transfer agent the appropriate share certificate or certificates representing the Global Atomic Shares in respect of which the Dissenting Shareholder has exercised Dissent Rights. A Dissenting Shareholder who fails to send to Global Atomic, within the required periods of time, the required notices or the certificates representing the Global Atomic Shares in respect of which the Dissenting Shareholder has dissented may forfeit its Dissent Rights.

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If the matters provided for in the Amalgamation Resolution become effective, then not later than the seventh day after the later of (i) the Effective Date, and (ii) the day the demand for payment is received, each Dissenting Shareholder whose demand for payment has been received, shall be sent a written offer to pay for the Global Atomic Shares of such Dissenting Shareholder in such amount as is considered to be the fair value thereof accompanied by a statement showing how the fair value was determined unless there are reasonable grounds for believing that the payor is, or after the payment would be, unable to pay its liabilities as they become due or the realizable value of the payor’s assets would thereby be less than the aggregate of its liabilities. The Global Atomic Shares of a Dissenting Shareholder must be paid for within 10 days after an offer made as described above has been accepted by a Dissenting Shareholder, but any such offer lapses if an acceptance thereof has not been received within 30 days after such offer has been made.

If such offer is not made or accepted within 50 days after the Effective Date, application may be made by the payor to a court of competent jurisdiction to fix the fair value of such shares. There is no obligation of Silvermet or Global Atomic to apply to the Court. If such an application is not made by the payor, a Dissenting Shareholder has the right to so apply within a further 20 days.

Addresses for Notice

All notices to Global Atomic of dissent to the Amalgamation Resolution pursuant to Section 185 of the OBCA should be addressed to the attention of the individual set out below, or to the Chairman of the Meeting at or before the Meeting:

Global Atomic’s counsel:

WeirFoulds LLP

66 Wellington Street West, Suite 4100

TD Bank Tower

PO Box 35

Toronto, ON M5K 1B7

Attention: Wayne Egan

Facsimile: 416-365-1876

Strict Compliance with Dissent Provisions Required

The foregoing summary does not purport to provide comprehensive statements of the procedures to be followed by a Dissenting Shareholder under Section 185 of the OBCA, and reference should be made to the specific provisions of Section 185 of the OBCA and the Master Agreement, as applicable. The OBCA requires strict adherence to the procedures regarding the exercise of rights established therein. The failure to adhere to such procedures may result in the loss of all rights of dissent. Accordingly, each Global Atomic Shareholder who wishes to exercise Dissent Rights with respect to the Amalgamation Resolution should carefully consider and comply with the provisions of Section 185 of the OBCA and consult a legal advisor. A copy of Section 185 of the OBCA is set out in Schedule “E” to this Circular.

Condition of the Amalgamation

Under the Definitive Agreement, it is a condition of the Amalgamation that Global Atomic Shareholders holding no more than 5% of the outstanding Global Atomic Shares shall have exercised Dissent Rights (and not withdrawn such exercise).

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CONSOLIDATION OF SILVERMET SHARES

In connection with the Transaction, the Silvermet Shareholders will be asked to consider, and if thought advisable, to pass, a Special Resolution (the “Consolidation Resolution”) approving a consolidation of Silvermet Shares immediately after effecting the Transaction on the basis of one new Silvermet Share for every 2.75 existing Silvermet Shares (the “Consolidation”). The Consolidation Resolution must be approved by a Special Resolution passed by not less than two-thirds of the votes cast by Silvermet Shareholders present in person or represented by Proxy at the Silvermet Meeting.

In the event the Consolidation would result in a Shareholder holding a fraction of a post-Consolidation Silvermet Share, the number of post-Consolidation Silvermet Shares shall be rounded down to the next lesser whole number of post-Consolidation Silvermet Shares; no cash or other consideration shall be paid or payable in lieu of such fraction of a post-Consolidation Silvermet Share. Notwithstanding the approval of the proposed Consolidation by the Silvermet Shareholders, the Silvermet Board, in its sole discretion, may revoke the Consolidation Resolution and abandon the Consolidation without further approval or action by, or prior notice to the Silvermet Shareholders.

Effect on Global Atomic Share Certificates

If the Consolidation is approved by the Silvermet Shareholders and implemented by the Silvermet Board, Registered Shareholders of Global Atomic will receive post-Consolidation Silvermet Shares in exchange for their Global Atomic Share certificates delivered in accordance with the “Procedure for Exchange of Global Atomic Shares – Registered Shareholders” and “Procedure for Exchange of Global Atomic Shares – Non-Registered Shareholders” as described in this Circular.

Procedure for Implementing the Consolidation

If the Consolidation Resolution is approved by the Silvermet Shareholders and the Silvermet Board decides to implement the Consolidation, Silvermet will file articles of amendment pursuant to the OBCA to amend the articles of Silvermet. Such articles of amendment shall be filed at a date to be determined by the Silvermet Board to be in the best interests of Silvermet, which shall be a date after to the Effective Date. The Consolidation will become effective on the date shown in the certificate of amendment issued pursuant to the OBCA.

TSXV Approval

The TSXV has conditionally approved the Consolidation, subject to the satisfaction of certain customary conditions.

NAME CHANGE

In connection with the Transaction, at the Silvermet Meeting the Silvermet Shareholders will be asked to consider and, if deemed advisable, pass a Special Resolution (the “Name Change Resolution”) authorizing Silvermet to file articles of amendment under the OBCA to change the name of Silvermet from “Silvermet Inc.” to “Global Atomic Corporation”, or to such other name as the Silvermet Board deems appropriate and as may be approved by the regulatory authorities, including the TSXV.

The Silvermet Board may determine not to implement the Name Change Resolution at any time after the Silvermet Meeting and after receipt of necessary regulatory approvals, but prior to the issuance of a certificate of amendment, without further action on the part of the Silvermet Shareholders.

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TSXV Approval

The TSXV has conditionally approved the Name Change, subject to the satisfaction of certain customary conditions.

Name Change Resolution

The Name Change Resolution must be approved by a Special Resolution passed by not less than two-thirds of the votes cast by Silvermet Shareholders present in person or represented by Proxy at the Silvermet Meeting.

OTHER BUSINESS

Management of Global Atomic is not aware of any other matter to come before the Meeting other than as set forth in the Notice of Meeting. If any other matter properly comes before the Meeting, it is the intention of the persons named in the enclosed Proxy to vote the shares represented thereby in accordance with their best judgment on such matters.

INTERESTS OF INFORMED PERSONS IN MATERIAL TRANSACTIONS

To the knowledge of Global Atomic, after reasonable enquiry, other than as disclosed in this Circular, no informed person of Global Atomic, or any associate or affiliate of any informed person, has or had any material interest, direct or indirect, in any transaction since the commencement of Global Atomic’s most recently completed fiscal year or in any proposed transaction which has materially affected or would materially affect Global Atomic or any of its subsidiaries. For the purposes of the above, “informed person” means: (a) a director or executive officer of Global Atomic; (b) a director or executive officer of a person or company that is itself an informed person or subsidiary of Global Atomic; (c) any person or company who beneficially owns, or controls or directs, directly or indirectly, voting securities of Global Atomic or a combination of both carrying more than 10% of the voting rights attached to all outstanding voting securities of Global Atomic other than voting securities held by the person or company as underwriter in the course of a distribution; and (d) Global Atomic after having purchased, redeemed or otherwise acquired any of its securities, for so long as it holds any of its securities.

RISK FACTORS

The securities of Silvermet (and correspondingly those of the Combined Company) should be considered highly speculative due to the nature of the Combined Company’s proposed business. An investment in Silvermet or the Combined Company is highly speculative. Such investment will be subject to certain material risks and investors should not invest in securities of Silvermet or the Combined Company unless they can afford to lose their entire investment. The following is a description of certain risks and uncertainties that may affect the business of the Combined Company. In evaluating the Transaction, the Combined Company and its prospective business, investors should carefully consider these, in addition to the other information contained in this Circular. Readers should note that this list is not a definitive list of all risk factors associated with an investment in Silvermet or the Combined Company or in connection with the Combined Company’s proposed operations upon completion of the Transaction, and other events could arise that have a material adverse effect on the business of Silvermet or the Combined Company.

Risk Factors Associated with the Transaction

Global Atomic directors and officers have interests in the Transaction that may be different from those of the Global Atomic Shareholders

In considering the recommendation of the Global Atomic Board to vote for the Amalgamation Resolution, Global Atomic Shareholders should be aware that certain directors and officers of Global Atomic have certain interests in connection with the Transaction that may present them with actual or potential conflicts of interest in connection with the Transaction. See “Approval of Silvermet Transaction – Interests of Certain Persons in the Transaction”.

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The Transaction May Not Be Completed

Each of the parties has the right to terminate the Definitive Agreement in certain circumstances. Accordingly, there is no certainty, nor can the parties provide any assurance, that the Definitive Agreement will not be terminated before the completion of the Transaction. In addition, the completion of the Transaction is subject to a number of conditions precedent, certain of which are outside the control of the parties, including approval of the Amalgamation Resolution by the Global Atomic Shareholders, the approval of the Transaction Resolution by the Silvermet Shareholders and approval of the TSXV. There is no certainty, nor can the parties provide any assurance, that these conditions will be satisfied. If for any reason the Transaction is not completed, the market price of the Global Atomic Shares may be adversely affected. If the Transaction is not completed and Global Atomic cannot obtain a material property interest or financing for working capital requirements, the financial condition of Global Atomic may be materially adversely affected.

Global Atomic will incur costs

Certain costs related to the Transaction, such as legal, accounting and certain financial advisor fees, must be paid by Global Atomic even if the Transaction is not completed. Global Atomic and Silvermet are each liable for their own costs incurred in connection with the Transaction.

Risk Factors Associated with the Business of the Combined Company

Possible Failure to Realize Anticipated Benefits of the Transaction

The success of the Combined Company will depend in large part on successfully consolidating functions and integrating operations, projects, procedures and personnel in a timely and efficient manner, as well as the Combined Company’s ability to realize the anticipated growth opportunities from the business and operations of Silvermet and Global Atomic. The inability to achieve such growth could result in the failure of the Combined Company to realize the anticipated benefits of the Transaction and could impair the results of operations, profitability and financial results of the Combined Company.

Limited Operating History

The Combined Company will be a relatively new company with a limited history of operations, business and mining operations, and no production history. The Combined Company will be subject to all of the business risks and uncertainties associated with any new business enterprise, including the risk that it will not achieve its growth objective. There is no assurance that the Combined Company will be able to successfully complete its financing and development plans or operate profitably over the short or long term. The Combined Company will have incurred net losses and negative cash flow from operations to date and there is no assurance that the Combined Company will earn profits, or that profitability, if achieved, will be sustained. Shareholders will have to rely on the expertise and good faith of management to identify, acquire, develop and operate commercially viable mineral projects. No assurance can be given that the Combined Company’s investigations and efforts will result in the acquisition and development of commercially viable mineral sources. If the Combined Company’s efforts are unsuccessful over a prolonged period of time, the Combined Company may have insufficient working capital to continue to meet its ongoing obligations and its ability to obtain additional financing necessary to continue operations may also be adversely affected. Even if the Combined Company is successful in developing one or more mineral projects, there is no assurance that these projects will be profitable.

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Reliance on the Directors and Officers

The Combined Company will have a small management team and the unexpected loss of any of these individuals would have a serious impact on the business. Specifically, the Combined Company will be dependent upon the skills of its directors and officers for the successful operation of its business. At present, there is no key-man insurance in place for any members of the management team of either Global Atomic or Silvermet. The loss of services of any of these personnel could have a material adverse effect on the business of the Combined Company. The Combined Company will also rely on a team of consultants to carry out its business objectives and the unexpected loss of any of these consultants could have a serious impact on the business.

Inability to Manage Growth

If the Combined Company is unable to effectively manage its planned growth and expansion, its growth strategy could be negatively affected. Any inability to manage growth effectively could have a material adverse effect on the business, results of operations and financial condition of the Combined Company.

Industry Risk

Exploration, Development and Operating Risks

The Combined Company’s mining and exploration activities will involve significant risks, which even a combination of careful evaluation, experience and knowledge may not eliminate. Few properties which are explored are ultimately developed into producing mines.

Substantial Capital Requirements and Liquidity

Substantial additional funds for the establishment of the Combined Company’s current and planned mineral exploration and development will be required. No assurances can be given that the Combined Company will be able to raise the additional funding that may be required for such activities, should such funding not be fully generated from operations. Mineral prices, environmental rehabilitation or restitution, revenues, taxes, transportation costs, capital expenditures and operating expenses and geological results are all factors which will have an impact on the amount of additional capital that may be required. To meet such funding requirements, the Combined Company may be required to undertake additional equity financing, which would be dilutive to shareholders. Debt financing, if available, may also involve restrictions on financing and operating activities. There is no assurance that additional financing will be available on terms acceptable to the Combined Company or at all. If the Combined Company is unable to obtain additional financing as needed, it may be required to reduce the scope of its operations and pursue only those projects that can be funded through cash flows generated from its existing operations, if any.

Fluctuating Mineral Prices and Marketability of Minerals

The economics of mineral exploration are affected by many factors beyond the Combined Company’s control, including commodity prices, the cost of operations, variations in the grade of minerals explored and fluctuations in the market price of minerals. Depending on the price of minerals, the Combined Company may determine that it is impractical to continue a mineral exploration operation. Mineral prices are prone to fluctuations and the marketability of minerals is affected by government regulation relating to price, royalties, allowable production and the importing and exporting of minerals, the effect of which cannot be accurately predicted. There is no assurance that a profitable market will exist for the sale of any minerals found on the DASA Project or other properties in which the Combined Company has an interest.

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General Economic Conditions

The events in global financial markets recently have had a profound impact on the global economy. Many industries, including the mineral resource industry, are impacted by these market conditions. Some of the key impacts of a possible financial market turmoil include contraction in credit markets resulting in a widening of credit risk, devaluations and high volatility in global equity, commodity, foreign exchange and metal markets, and a lack of market liquidity. A continued or worsened slowdown in the financial markets or other economic conditions, including but not limited to, consumer spending, employment rates, business conditions, inflation, fuel and energy costs, consumer debt levels, lack of available credit, the state of the financial markets, interest rates, and tax rates may adversely affect the Combined Company’s growth.

Competition

The mineral exploration and development industry is highly competitive. The Combined Company will have to compete with other mining companies, many of which have greater financial, technical and other resources than the Combined Company, for, among other things, the acquisition of mineral claims, leases and other mineral interests as well as for the recruitment and retention of qualified employees and other personnel. Failure to compete successfully against other mining companies could have a material adverse effect on the Combined Company and its prospects.

Litigation

The Combined Company and/or its directors may be subject to a variety of civil or other legal proceedings, with or without merit.

Risks Associated with Mineral Property Interests in Niger

Exploration Properties

The properties in which the Combined Company will hold an interest or the right to acquire an interest, are in the exploration stage, but in the case of DASA, contain an identified resource. Exploration for and the development of minerals involve a high degree of risk and few properties, which are explored, are ultimately developed into producing properties. There is no assurance that the Combined Company’s exploration and development activities will result in the development of commercial bodies of ore. The long-term success of the Combined Company’s operations will be in large part directly related to the cost and success of its exploration programs, which may be affected by a number of factors.

Exploration, Development and Operating Risks

The exploration for and development of mineral deposits involves significant risks that even a combination of careful evaluation, experience and knowledge may not eliminate. While the discovery of an ore body may result in substantial rewards, few properties that are explored are ultimately developed into producing mines. There is no assurance that the Combined Company’s mineral exploration activities will result in any discoveries of commercial bodies of ore. Major expenses may be required to locate and establish mineral reserves, to develop metallurgical processes and to construct mining and processing facilities at a particular site. It is impossible to ensure that the exploration or development programs planned by the Combined Company will result in a profitable commercial mining operation as the economic viability of the project would depend on obtaining favourable exploration results and commodity prices. Whether a mineral deposit will be commercially viable depends on a number of factors, some of which are: the particular attributes of the deposit, such as size, grade and proximity to infrastructure; metal prices that are highly cyclical; and government regulations, including regulations relating to prices, taxes, royalties, land tenure, land use, importing and exporting of minerals and environmental protection. The effect of these factors cannot be accurately predicted, but the combination of these factors may result in the Combined Company not receiving an adequate return on invested capital. No assurance can be given that the minerals will be discovered in sufficient quantities to justify commercial operations or that funds required for development can be obtained on a favourable basis.

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If any of the Combined Company’s properties is found to have commercial quantities of ore, the Combined Company would be subject to additional risks respecting any development and production activities. Mining operations generally involve a high degree of risk. The Combined Company’s future operations would be subject to all the hazards and risks normally encountered in the exploration, development and production of base metals, including unusual and unexpected geologic formations, seismic activity, ground failure, rock bursts, cave-ins, flooding and other conditions involved in the drilling, blasting and removal of material, any of which could result in damage to, or destruction of, mines and other producing facilities, damage to life or property, environmental damage and possible legal liability.

Mining, processing, development and exploration activities depend, to one degree or another, on adequate infrastructure. Reliable roads, bridges, power sources and water supply are important determinants, which affect capital and operating costs. Unusual or infrequent weather phenomena, sabotage, government or other interference in the maintenance or provision of such infrastructure could adversely affect the Combined Company’s operations, financial condition and results of operations.

There is no certainty that the expenditures made by the Combined Company towards the search and evaluation of mineral deposits will result in discoveries of commercial quantities of ore. The Combined Company’s ability to execute its planned exploration programs on a timely basis is dependent on a number of factors beyond the Combined Company’s control including availability of drilling services, third party contractors and equipment, ground conditions, weather conditions and permitting.

Uncertainty in the Estimation of Mineral Resources

CSA Global Pty Ltd (“CSA Global”) has prepared an independent technical report on the DASA resource. CSA Global reviewed and confirmed the reliability of Global Atomic’s QA/QC procedures that are the basis of the mineral resource database. CSA Global has estimated the quantity and grade of the DASA mineral resource using this database and its experience in estimating mineral resources. The mineral resource estimates have been prepared in accordance with NI 43-101 and the Canadian Institute of Mining and Metallurgy (“CIM”) Classification System. However, such figures are estimates, and no assurance can be given that the indicated level of mineral will be produced. Mineral resources that are not mineral reserves do not have demonstrated economic viability. There are numerous uncertainties inherent in estimating mineral resources, including many factors beyond the Combined Company’s control. Fluctuations in the price of uranium may render mineral resources containing lower grades of mineralization uneconomic. Market price fluctuations of uranium may render the present mineral resources unprofitable for periods of time.

Fluctuation in uranium prices, results of drilling, metallurgical testing and production and the evaluation of mine plans subsequent to the date of any estimate may require revision of such estimate. Any material reductions in estimates of mineral resources, or of the Combined Company’s ability to extract these mineral resources, could have a material adverse effect on the Combined Company’s operations and financial condition.

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Maintaining Interests in Mineral Properties

The Combined Company’s continuing right to maintain title to its mineral property interests in Niger will be dependent upon compliance with applicable laws and with agreements to which it is a party. The Combined Company’s Niger properties are subject to six mining agreements, under which there is an exploration permit, which converts to a mining permit on completion of a feasibility study. The exploration permits have a termination date of January 28, 2019, unless otherwise extended. There is no assurance that the Combined Company will be able to obtain the requisite mining permits or extend the exploration permits in order to maintain its title interests in the Niger properties beyond January 28, 2019. Additional expenditures will be required by the Combined Company to complete further drilling and other work in support of a feasibility study on DASA. If the Combined Company has begun its feasibility study on DASA prior to January 28, 2019, a one-year extension may be granted to enable completion of the feasibility study and conversion of the exploration permit to a mining permit. In the case of the other Niger properties, the Minister of Mines has discretion to extend the exploration period if the low price of uranium does not justify a current mine feasibility. There can be no assurance that the Combined Company will have the funds, will be able to raise the funds, will obtain approvals for extensions or will be able to comply with the provisions of the agreements relating to its properties, which would entitle it to maintain its interest therein and if it fails to do so its interest in certain of these properties may be reduced or be lost.

Niger Government Interest

On obtaining a mining permit for the DASA resource, a new Niger incorporated company must be established to hold the mining permit and assets related to the DASA resource. On establishment of this corporation, the Government of the Republic of Niger is granted a 10% carried interest in the equity of this new company. The Government of the Republic of Niger also has a concurrent right, on establishment of the new Niger corporation, to acquire up to 30% more of the equity in the corporation, provided it commits to funding its proportionate share of such additional equity and related debt for development and operation of the mine. Accordingly, the ultimate ownership that the Combined Company will hold in the DASA mining operations could vary from 60% to 90%.

Results of Prior Exploration Work

In preparing any technical reports on the Combined Company’s properties, the authors of such reports relied on data previously generated by exploration work carried out by other parties. There is no guarantee that data generated by prior exploration work is 100% reliable and discrepancies in such data not discovered by the Combined Company may exist. Such errors and/or discrepancies, if they exist, could impact on the accuracy of the technical reports.

Environmental Risks and Hazards

All phases of the Combined Company’s Niger operations are subject to environmental regulations, including but not limited to the maintenance of air and water quality, land reclamation, environmental pollution and the generation of transportable storage and disposal of hazardous waste. Environmental legislation is evolving in a manner that will require stricter standards and enforcement, increased fines and penalties for non-compliance, more stringent environmental assessments of proposed projects and a heightened degree of responsibility for companies and their officers, directors and employees. There is no assurance that existing or future environmental regulation in Niger will not have material adverse effects on the Combined Company’s business, financial condition and results of operations. Environmental hazards may exist on the properties on which the Combined Company holds interests which are unknown at present and which have been caused by previous or existing owners of the properties. To the extent the Combined Company is subject to environmental liabilities, the payment of any liabilities or the costs that may be incurred to remedy environmental impacts will reduce funds otherwise available for operations.

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Government approvals and permits are currently required, or may be required in the future, in connection with the Combined Company’s operations. To the extent such approvals are required and not obtained, the Combined Company may be curtailed or prohibited from proceeding with planned exploration, development or operation of mineral properties. Failure to comply with applicable laws, regulations and permitting requirements may result in enforcement actions thereunder, including orders issued by regulatory or judicial authorities causing operations to cease or be curtailed and may include corrective measures requiring capital expenditures, installation of additional equipment, or remedial actions. Parties engaged in mining operations and parties that were engaged in operations in the past, may be required to compensate those suffering loss or damage by reason of such mining activities and may have civil or criminal fines or penalties imposed for violations of applicable laws or regulations.

Amendments to current laws, regulations and permits governing operations and activities of mining companies, or the more stringent implementation thereof, could have a material adverse impact on the Combined Company and cause increases in exploration expenses, capital expenditures or production costs, reduction in levels of production at producing properties, or abandonment or delays in development of new mining properties.

Government Regulation of the Mining Industry

The current and future operations of the Combined Company, from exploration through development activities and commercial production, if any, are and will be governed by laws and regulations governing mineral rights in the Republic of Niger. Companies engaged in exploration activities and in the development and operation of mines and related facilities may experience increased costs and delays in production and other schedules as a result of the need to comply with applicable laws, regulations and permits. Permits are subject to the discretion of government authorities and there can be no assurance that the Combined Company will be successful in obtaining all required permits. Amendments to current laws and regulations governing the operations and activities of the Combined Company or more stringent implementation thereof could have a material adverse effect on the Combined Company’s business, financial condition and results of operations. Further, there can be no assurance that all permits which the Combined Company may require for future exploration, construction of mining facilities and conduct of mining operations, if any, will be obtainable on reasonable terms or on a timely basis, or that such laws and regulations would not have an adverse effect on any project which the Combined Company may undertake.

Failure to comply with applicable laws, regulations and permits may result in enforcement actions thereunder, including the forfeiture of claims, orders issued by regulatory or judicial authorities requiring operations to cease or be curtailed, and may include corrective measures requiring capital expenditures, installation of additional equipment or costly remedial actions. The Combined Company may be required to compensate those suffering loss or damage by reason of its mineral exploration activities and may have civil or criminal fines or penalties imposed for violations of such laws, regulations and permits. The Combined Company is not currently covered by any form of environmental liability insurance. See “Insurance and Uninsured Risks”, below. Existing and possible future laws, regulations and permits governing operations and activities of exploration companies, or more stringent implementation thereof, could have a material adverse impact on the Combined Company and cause increases in capital expenditures or require abandonment or delays in exploration.

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Changes, if any, in mining or investment policies or shifts in political attitude in the Republic of Niger may adversely affect the Combined Company’s operations or profitability. Operations may be affected in varying degrees by government regulations with respect to, but not limited to, restrictions on production, price controls, export controls, currency remittance, income taxes, expropriation of property, foreign investment, maintenance of claims, environmental legislation, land use, land claims of local people, water use and mine safety.

Failure to comply strictly with applicable laws, regulations and local practices relating to mineral rights applications and tenure could result in loss, reduction or expropriation of entitlements, or the imposition of additional local or foreign parties as joint venture partners with varied or other interests. The occurrence of these various factors and uncertainties cannot be accurately predicted and could have an adverse effect on the Combined Company’s business, financial condition and results of operations.

Insurance and Uninsured Risks

The Combined Company’s business is subject to a number of risks and hazards including adverse environmental conditions, industrial accidents, labour disputes, unusual or unexpected geological conditions, ground or slope failures, changes in the regulatory environment and natural phenomena such as inclement weather conditions, floods and earthquakes. Such occurrences could result in damage to mineral properties or production facilities, personal injury or death, environmental damage to the Combined Company’s properties or the properties of others, delays in mining, monetary losses and possible legal liability. Although the Combined Company maintains liability insurance in amounts which it considers adequate, the nature of these risks is such that liabilities might exceed policy limits, the liabilities and hazards might not be insurable, or the Combined Company may elect not to insure against such liabilities due to high premium costs or other reasons, in which event the Combined Company could incur significant costs that could have a materially adverse effect upon its financial position.

The Combined Company is not insured against environmental risks. Insurance against environmental risks (including potential liability for pollution or other hazards as a result of the disposal of waste products occurring from exploration) has not been generally available to companies within the industry. The Combined Company will periodically evaluate the cost and coverage of the insurance against certain environmental risks that is available to determine if it would be appropriate to obtain such insurance. The Combined Company may be unable to maintain insurance to cover these risks at economically feasible premiums. Insurance coverage may not continue to be available or may not be adequate to cover any resulting liability. Without such insurance, and if the Combined Company becomes subject to environmental liabilities, the payment of such liabilities would reduce or eliminate its available funds or could exceed the funds the Combined Company has to pay such liabilities and result in bankruptcy. Should the Combined Company be unable to fund the remedial cost of an environmental problem it might be required to enter into interim compliance measures pending completion of the required remedial work.

Risks Associated with the Equity Interests in Turkey

Equipment failures

Silvermet’s Turkish Waelz kiln equipment is complex and has many components. Equipment failures can occur due to the failure of individual components such as electric motors, causing a temporary halt in operations while repairs are made. Equipment downtime may also be experienced due to over-heating of the kiln, requiring a period of cooling before re-start. Potential catastrophic failures include failure of the kiln shell, failure of the kiln’s brick lining or failure of the primary drive gears. Catastrophic failures may result in an extended period of shut down while repairs are made, including the lead time required to order and receive replacement equipment.

50

Energy costs

The major cost components of Silvermet’s Turkish operations relate to energy: coke, anthracite, natural gas, diesel fuel and electricity. The costs of natural gas and electricity are regulated in Turkey. In the case of coke and anthracite, costs are driven by global events that impact these commodities and transportation costs. Significant adverse changes to such costs may impact the ability of the Silvermet to operate profitably. Any interruption in the supply of these energy inputs may result in cessation of operations until such supplies resumed.

Uncertainty due to foreign legal and political factors

Risks may include political unrest, corruption, civil disturbances and terrorist actions, arbitrary changes in law or policies, changes to government regulation, foreign taxation, price and currency controls, delays in obtaining or the inability to obtain necessary governmental permits, limitations on foreign ownership, limitations on the repatriation of earnings and increased financing costs.

Environmental regulations

Silvermet’s Turkish business is subject to a variety of environmental regulations. Failure to properly process and handle EAFD in accordance with such regulations may expose the Company to liabilities and/or result in the withdrawal of operating permits. The Company has procedures in place to ensure compliance with environmental regulations. However, new laws and regulations that may be passed in the future may materially affect the Company’s operations.

Raw material supply

Silvermet’s Turkish operations require a steady supply of EAFD in order to continue operating at an optimum level and to maintain profitable output levels. Silvermet relies on continued operations of local steel mills at reasonable levels in order to meet its EAFD supply requirements. The closing of or lower capacity utilization of one or more local steel mills may have an adverse impact on the available supply.

Additional funding

Silvermet anticipates the need for additional funding to support capital expenditures to improve the current Waelz kiln facility and to support planned expansions at other sites in Turkey. Failure to obtain such additional funding may lead to the delay or indefinite postponement of such projects. There is no assurance that such funding will be available or that it will be available on favourable terms.

Dependence on Key Personnel

The development of the Company’s business is and will continue to be dependent on its ability to attract and retain highly qualified management personnel. The Company faces competition for personnel from other employers in Turkey.

51

Dependence on Befesa

In accordance with the Shareholders Agreement between Befesa and Silvermet, Befesa is the operator of the Turkish facility. Silvermet is dependent on Befesa for the day-to-day operations in Turkey. Silvermet does not have control over these factors, nor the impact on Befesa and its personnel that a potential change of control of Befesa could have on operations.

Price volatility

Prices of commodities can fluctuate widely and are affected by numerous factors including demand, inflation, strength of various currencies, interest rates, forward sales by producers, global or regional political or financial events, and production and cost levels in major producing regions. In addition, commodity prices are sometimes subject to rapid short-term changes because of speculative activities. The success of Silvermet’s Waelz kiln operations is dependent on market prices for zinc and the related smelter treatment charges, as well as raw material input commodities.

Currency risk

Silvermet’s activities occur primarily in Turkey. All revenues and some cost items are denominated in U.S. dollars, or otherwise tied to the U.S. dollar. Most operating expenses are incurred in Turkish Lira. Head office costs are incurred in Canadian dollars. Such activities are subject to risks associated with fluctuations in the rate of exchange of these foreign currencies.

Investment Risk

Investment may be lost

Although shareholders will not be bound by or be personally liable for the Combined Company’s expenses, liabilities or obligations beyond their total original capital contributions, should the Combined Company suffer a deficiency in funds with which to meet its obligations, shareholders as a whole may lose their entire investment.

Dilution

Because it is expected that the Combined Company’s success will be highly dependent upon its directors, officers and consultants, the Combined Company expects to grant in connection with the completion of the Transaction, and may again in the future grant, Options to some or all of its key officers, directors, employees and consultants as non-cash incentives. To the extent that significant numbers of such Options in the Combined Company may be granted and exercised, the interests of shareholders may be diluted.

Dividends

Neither Silvermet nor Global Atomic has ever paid any cash dividends and the Combined Company does not currently intend to pay any dividends for the foreseeable future. Because the Combined Company does not intend to declare dividends, any gain on an investment in the Silvermet Shares will need to come through an increase in the share price. This may never happen and investors may lose all of their investment in the Combined Company.

52

Lack of Active Market

There can be no assurance that an active market for the Shares of the Combined Company will exist and any increased demand to buy or sell the Shares of the Combined Company can create volatility in price and volume.

Market Price of the Shares of the Combined Company

There can be no assurance that an active market for the Shares of the Combined Company will exist. Securities of small and mid-cap companies have experienced substantial volatility in the past, often based on factors unrelated to the financial performance or prospects of the companies involved. These factors include global economic developments and market perceptions of the attractiveness of certain industries. The price per share is also likely to be affected by change in the prices of uranium and zinc, the US dollar, the Turkish Lira, the Euro, the Canadian dollar, or in the Combined Company’s financial condition or results of operations as reflected in its quarterly and annual filings. Other factors unrelated to the performance of the Combined Company that may have an effect on the price of the shares include the following: the extent of analytical coverage available to subscribers concerning the business of the Combined Company may be limited if investment banks with research capabilities do not follow the Combined Company’s securities; and lessening in trading volume and general market interest in the Combined Company’s securities may affect a subscriber’s ability to trade significant numbers of shares in the Combined Company, the size of the Combined Company’s public float may limit the ability of some institutions to invest in the Combined Company’s securities. If an active market for the shares in the Combined Company does not exist, the liquidity of an investment in shares may be limited and the price of the shares may decline.

ADDITIONAL INFORMATION

Additional information concerning Global Atomic and Silvermet can be obtained as follows:

●	Silvermet’s issuer profile on SEDAR at www.sedar.com

●	The Definitive Agreement which is filed on SEDAR under Silvermet’s profile

●	The CSA Global technical report which is filed on SEDAR under Silvermet’s profile

●	The Silvermet Management Information Circular which is filed on SEDAR under Silvermet’s profile

●	The corporate presentation and other information available on Silvermet’s website at www.silvermet.com

53

APPROVAL OF DIRECTORS

The Circular and the mailing of same to shareholders have been approved by the Global Atomic Board.

BY ORDER OF THE BOARD OF DIRECTORS

“Stephen G. Roman”
Chairman, President and Chief Executive Officer

54

SCHEDULE “A”

INFORMATION CONCERNING SILVERMET

The following information is provided by Global Atomic, is presented on a pre-Amalgamation basis and is reflective of the current business, financial and share capital position of Silvermet. See “Information Concerning the Combined Company” for pro forma business, financial and share capital information relating to the Combined Company.

DOCUMENTS INCORPORATED BY REFERENCE

Information has been incorporated by reference in the Circular from documents filed with securities commissions or similar authorities in Canada. Copies of the documents incorporated herein by reference may be obtained on request without charge from Timothy Campbell, Vice President and Corporate Secretary, at 8 King St. E., Suite 1700, Toronto, Ontario M5C 1B5. Alternatively, these documents may be obtained electronically under Silvermet’s issuer profile on SEDAR at www.sedar.com.

CORPORATE STRUCTURE

Name, Address and Incorporation

Silvermet Corporation was registered and incorporated under the laws of the Province of Ontario, Canada as a private company on January 31, 2005. A reverse takeover transaction was entered into with Atikokan Resources Inc., which name was changed to Silvermet Inc., on June 29, 2006. Subsequently, the Silvermet shares have traded on the TSX Venture Exchange.

Silvermet’s registered and head office is located at 8 King St. E., Suite 1700, Toronto, Ontario, M5C 1B5.

A-1

Intercorporate Relationships

The following schematic shows the corporate structure of Silvermet, including its 49% interest in Befesa Silvermet Turkey S.L.

Silvermet Inc.
(Canadian Company)
Publicly listed on TSXV
100%
Befesa Zinc, S.A.U.
(Befesa holding company)
Silvermet (Malta) Limited
(Silvermet holding company)
51%
49%
Befesa Silvermet Turkey, S.L.
(Spanish joint venture company)
100%
Befesa Silvermet Iskenderun
Celik Tozu Geri Donusumu A.S.
(Turkish operating co.)
Befesa Silvermet
Dis Ticaret A.S.
(Turkish operating co.)
Befesa Silvermet Izmir Celik
Tozu Geri Donusum A.S.
(Turkish operating co.)

SUMMARY DESCRIPTION OF THE BUSINESS

History

Silvermet was founded by mining entrepreneurs as a mineral exploration and mine development company. Initially, management reviewed various acquisition opportunities in the silver industry but very quickly developed a minerals exploration strategy both in Canada and abroad.

On June 21, 2005, Silvermet entered into an option agreement to earn an interest in and become the operator of the Tufanbeyli zinc exploration property in Turkey. The Waelz kiln process is the most typical method of separating zinc in a zinc oxide deposit to produce a zinc concentrate that can then be sold to zinc smelters. In 2008, a critical assessment of exploration results on the Tufanbeyli project was performed and it was concluded that the identified quantity of zinc oxide resources did not support development of a Waelz kiln, so further exploration was discontinued.

On December 7, 2006, Silvermet entered into an option agreement to earn an interest in and become the operator of the Muskox copper-nickel-platinum exploration property in Nunavut, Canada. Exploration activities took place until the financial crisis of 2008. At that time, it was concluded that funding was not available to junior exploration companies such as Silvermet to continue exploration activities on the Muskox property, and the project was abandoned.

A-2

Investigations into the Waelz kiln process led Silvermet’s management to study the use of a Waelz kiln to process electric arc furnace dust (“EAFD”). Turkey has a large steel industry that produced EAFD and little capacity in 2005 to process the EAFD. Silvermet began feasibility studies in 2006 to develop Waelz kilns that could process both zinc oxide ores and EAFD. However, with the advent of the financial crisis in 2008, it became impossible to raise financing to support such new construction.

In the fall of 2008, an opportunity became available to acquire an existing 60,000 tonne Waelz kiln in Iskenderun, Turkey that had been closed due to lack of funding. On February 16, 2009, Silvermet completed the acquisition of the Iskenderun facility for a gross purchase price of US $7.7 million, including a US $2.3 million contingent payment. Silvermet started up operations at the Iskenderun plant in May 2009. Funding of the Iskenderun operations was obtained from funds on hand, various private placements of equity, and an investment by Cooper Island Investments, LLC (“Cooper Island”). Cooper Island invested US $3.5 million to earn a 41.5% minority interest in the Iskenderun operations.

On October 27, 2010, Silvermet and an affiliate of Befesa Medio Ambiente, S.A. (“Befesa”), a Spanish company that operates Waelz kilns throughout Europe and Korea, established a joint venture known as Befesa Silvermet Turkey, S.L. (“BST”) to hold the Turkish operations. In conjunction with the formation of the joint venture, Befesa invested US $10 million. This investment included the acquisition of a 51% interest in the joint venture and a 10% direct shareholding in Silvermet (16 million shares at Cdn $0.125 per share). US $4 million of the investment was used to acquire the Cooper Island equity position in the Iskenderun plant.

Upon the formation of the BST joint venture, the name of the Turkish operating company was changed to Befesa Silvermet Iskenderun Celik Tozu Geri Donusumu A.S. (“BSI”) and became a wholly-owned subsidiary of BST. Under the joint venture, Befesa is the operator of BSI.

The BST strategy was to build two new Waelz kiln facilities: one in Adana and one in Izmir. Each kiln would be 110,000 tonne capacity. Planning and engineering was initiated and land in Adana and Izmir was acquired in 2012. Two new subsidiaries of BST were formed: Befesa Silvermet Adana Celik Tozu Geri Donusum A.S. (“Befesa Silvermet Adana”) and Befesa Silvermet Izmir Celik Tozu Geri Donusum A.S. (“Befesa Silvermet Izmir”). The first new facility would be in Adana. The cost of each new plant was determined to be US $70 million and in February 2013, the European Bank for Reconstruction and Development (“EBRD”) approved a loan of US $49 million out of the US $70 million cost for Adana.

The Turkish steel industry began to decline substantially in 2013. Combined with the start-up of the Marzinc EAFD processing facility, the availability of EAFD no longer supported construction of a greenfield plant. Accordingly, the Adana project was put on hold, while the alternative of expanding and modernizing the Iskenderun plant was reviewed. A plan to upgrade the existing Iskenderun plant to increase its capacity from 60,000 tonnes to 110,000 tonnes was developed and the cost estimated to be US $25 million. In December 2015, final financing agreements were put in place with EBRD to fund US $20 million out of the US $25 million cost.

The availability of EAFD continued to decline in 2016 with further deterioration of the Turkish steel industry. As a result, start-up of the expansion project was deferred temporarily, until October 2016, when a decision was made to defer indefinitely the expansion project and cancel the EBRD loan facility. The expansion project is expected to take place in the future, but only after the steel industry in Turkey recovers sufficiently to generate sufficient EAFD to support the expansion.

Along with the decision not to proceed with the Adana and Izmir projects, the Adana land was sold in 2015 and deposits placed on the Izmir land were returned in Q1 2017. The name of Befesa Silvermet Adana was changed to Befesa Silvermet Dis Ticaret A.S. (“BSD”) and this company now functions as a marketing company. Befesa Silvermet Izmir is currently inactive and will be merged with BSI.

A-3

On August 30, 2017, Silvermet and Global Atomic announced that they entered into the Definitive Agreement dated as of August 17, 2017 providing for the acquisition by Silvermet of Global Atomic by way of an Amalgamation.

Capitalization

Silvermet has raised $25.9 million in equity capital since its inception in 2005 and in recent years and repurchased 19,275,500 common shares under a Normal Course Issuer Bid at a cost of $1.7 million, as shown in the following table:

Date	Type	Shares	$/Share	$
2005	Seed capital	26,033,333	$0.06	$1,294,069
2006	Atikokan RTO	3,272,191		0
2006	Shares	16,953,330	$0.30	$5,085,999
2007	Shares & warrants	27,904,165	$0.40	$11,149,500
2008	Shares & warrants	13,546,197	$0.16	$2,178,596
2009	Shares	37,403,000	$0.06	$2,195,162
2010	Shares, warrants & options	31,184,667	$0.11	$3,518,467
2011	Options & warrants	5,083,333	$0.10	$508,333
2012	Repurchase shares	-4,918,000	$0.08	$-376,044
2013	Repurchase shares	-2,176,000	$0.09	$-194,430
2014	Repurchase shares	-10,561,500	$0.10	$-1,085,143
2015	Repurchase shares	-1,520,000	$0.02	$-34,740
2016	Repurchase shares	-100,000	$0.03	$-2,840
		142,104,716		$24,236,929

THE BST SHAREHOLDERS AGREEMENT

The BST joint venture is governed by a Shareholders Agreement between Befesa and Silvermet. Key provisions include:

●	Befesa is the operator of the joint venture

●	Unanimous shareholder approval is required for certain significant matters

●	Any EAFD opportunities in Turkey must be presented to the joint venture and can only be pursued outside the joint venture if one of the parties opts out

●	Management fees and sales commissions are paid to the joint venture partners pro rata

●	Other than cash reasonably retained for working capital, all cash is to be distributed as dividends

●	There is no restriction on a change of control of either Befesa or Silvermet

●	A right of first offer exists should one of the parties wish to sell its interest in the joint venture

●	Tag-along rights exist should one of the parties complete a sale of its interest to a third party

THE ZINC INDUSTRY

There are two sources from which zinc metal can be obtained: zinc ore mined directly from mining sites (i.e. primary sources) and secondary sources such as zinc oxides, zinc dust or scrap from zinc slabs. Zinc concentrates produced from primary and secondary sources are generally shipped to the various zinc smelters (eg. smelters owned by Nyrstar, Glencore, Korea Zinc, Boliden, etc.) for conversion from zinc concentrates to zinc ingots, and ultimate sale to the market.

A-4

Today, over 13 million tonnes of zinc are produced annually worldwide. Approximately 70% of the zinc produced worldwide originates from mined ores and 30% from recycled zinc, out of which Waelz oxide (“WOX”) currently represents 15%. Therefore WOX represents 4.5% of zinc input worldwide. Certain smelters have targeted higher percentages of WOX in their input mix, so there is typically more demand than supply of WOX.

The primary market for zinc is galvanising, which accounts for almost half its modern-day demand. Zinc’s electropositive nature enables metals to be readily galvanised, which gives added protection against corrosion to building structures, vehicles, machinery and household equipment.

Source: International Lead and Zinc Study Group

In recent years, there have been a number of major zinc mine closures, while low zinc prices have not justified the development of new mines to replace these. The long expected deficit of zinc supply in the market has now become a reality:

A-5

Global Refined Zinc Supply-Demand Balance

(000 tonnes)

	2015	2016	2017(f)
Production:
China	5,860	6,086	6,281
Americas	1,779	1,707	1,756
Europe	2,472	2,418	2,394
Others	3,541	3,316	3,364
Total	13,652	13,527	13,795
% Change	1.2%	-0.9%	2.0%
Consumption
China	6,191	6,710	7,022
Americas	931	809	819
Europe	2,413	2,452	2,482
Others	3,928	3,905	3,893
Total	13,463	13,876	14,216
% Change	-2.0%	3.1%	2.5%

Balance	189	-349	-421
% of Consumption	1.4%	-2.5%	-3.0%

Reported Stocks	1,465	1,298	878
% Change	-6.4%	-11.4%	-32.4%
Number of Weeks	5.7	4.9	3.2

Source: International Lead & Zinc Study Group,

World Bureau of Metal Statistics,

Metal Bulletin Research

The consequence of production supply shortfalls has been an increase in zinc prices in 2016 and 2017, with most analysts projecting continued strength in zinc prices. At the same time, in view of the shortage of concentrate supplies, downward pressure has been placed on smelter treatment charges. The benchmark treatment charges for 2017 has declined significantly to a fixed rate of US $170 per tonne, compared to the 2016 benchmark treatment charge of US $203 per tonne (US $245 per tonne in 2015) which moved up or down with the price of zinc.

A-6

5 Year Zinc Spot
1.600
1.400
1.200
1.000
0.800
0.600
USD / lb
www.kitco.com
Sep12
Feb13
Aug13
Feb14
Jul14
Jan15
Jul15
Dec15
Jun16
Nov16
May17

STEEL INDUSTRY PRODUCTION OF EAFD

The global steel industry features a high degree of concentration, with the top 10 producing countries accounting for 83% of total world steel production. China has been the driving force behind the growth in global steel production and accounts for close to 50% of global production in recent years. Other parts of the world have experienced a contraction in production. Over the past 5 years, steel production in European Union countries has declined a cumulative 9.0%, United States production has declined by 6.6% and Chinese production has increased by 14.9%. Projections now suggest that the European Union decline has bottomed out and the United States is experiencing some recovery. Chinese growth in the past 5 years is significantly lower than previous years, impacted by the structural transformation of the Chinese economy, offset in part by government stimulus. Moving forward, expectations are that growth rates will be modest in the global steel industry.

While growth rates have declined or even turned negative over the past 5 years, global steel production capacity has increased. Accordingly, capacity utilization averaged 78% in 2013 and declined to 69% in 2016.

Turkey is a significant steel producer, ranking 8th in the world as shown in the following:

A-7

2016 World Steel Production

(million tonnes)

Rank	Country	Production
1	China	808.4
2	Japan	104.8
3	India	95.6
4	United States	78.5
5	Russia	70.8
6	South Korea	68.6
7	Germany	42.1
8	Turkey	33.2
9	Brazil	31.3
10	Ukraine	24.2

Total Top 10		1,357.5

Total World		1,628.5

Top 10 as % of total		83%

Source: World Steel Organization

Steel is produced by blast furnaces or electric arc furnaces. Blast furnaces use iron ore as their raw material. Electric arc furnaces typically use scrap steel as their source of iron. Because electric arc furnaces tend to be individually smaller in size and much lower capital cost, there has been a general trend toward electric arc furnaces since this technology was first commercialized by Nucor Corporation in the United States in 1969. Electric arc furnaces currently account for 25% of global steel production.

Although electric arc furnaces account for 25% of global steel production, the intensity of use varies significantly among countries:

European Union	39%
Asia	16%
United States	62%
Turkey	70%

The intensity of electric arc furnace production differs by country for various reasons. In Turkey, the opening of investment in the steel industry to the private sector came after the commercialization of electric arc furnace production had been well established. Electric arc furnaces provided an entry to the industry at much lower capital costs than blast furnaces.

The increased use of galvanized steel over the years means that scrap steel also contains zinc, which is used to galvanize steel. In the electric arc steel-making process, the gaseous emissions from electric arc furnace production contain most of the non-iron metals as well as some iron. These emissions pass through filters and are captured as a dust, being referred to as electric arc furnace dust (“EAFD”). As an order of magnitude calculation, production of one tonne of steel in the electric arc furnace process will result in 20 kg EAFD. EAFD is either land-filled or processed to recover the zinc content (in Turkey, the zinc content of EAFD is in the range of 20% to 30%, dependent on the steel mill). EAFD is considered a hazardous waste, so land-filling is a costly option. This has made processing to recover the zinc content a preferred alternative in many countries. The most common method of processing EAFD to recover the zinc is through a Waelz kiln.

A-8

WAELZ FURNACE PROCESS

The word “Waelz” is derived from the German word “Waelzen”, meaning to roll or trundle, and describes the movement of the material inside a rotary kiln. The Waelz process takes place inside a long, slightly inclined and refractory-lined rotary kiln. The kiln is fed with pellets comprised of a mixture of EAFD, carbon and lime. The pellet feed slowly moves down the kiln based on its rotational speed. At kiln operating temperatures of approximately 1,200°C, all volatile elements, mainly zinc, are transformed into gas. During this process, elements are oxidised to form the so-called Waelz oxide (“WOX”), which is rich in zinc oxide. By the off-gas treatment facilities, the WOX is captured and cooled. The WOX is further processed by washing it with soda ash in order to produce double-washed WOX. The double-washed WOX is then sold as a zinc concentrate to smelters, similar to the sale of sulphide concentrates produced at zinc mines, except that the WOX concentrate contains 65% to 70% zinc, compared to 50% to 55% in the case of sulphide concentrates.

TURKISH EAFD PROCESSING FACILITIES

The Turkish electric arc furnace steel industry is concentrated in three areas: Istanbul, Izmir and Iskenderun. The following chart shows the mix of blast furnace and electric arc furnace steel production in recent years. Electric arc furnace processing facilities have typically realized most of the increases/decreases in total steel production. In 2015, electric arc furnace producers were operating at 53% capacity and this increased somewhat in 2016 to 56%.

	Turkish Steel Production (000 tonnes)
	Blast	Electric Arc	Total	EAF %	EAF
	Furnace	Furnace			Change

2012	9,325	26,560	35,885	74%	5%
2013	9,931	24,723	34,654	71%	-7%
2014	10,283	23,752	34,035	70%	-4%
2015	11,035	20,482	31,517	65%	-14%
2016	11,313	21,850	33,163	66%	7%

EAFD processing facilities in Turkey have been developed over the years to service industry needs:

●	Cinkom facility located in Kayseri (230,000 tonne capacity) developed in the 1970s to process zinc oxide ores and later converted to process EAFD

●	Erbosan facility located in Kayseri (35,000 tonne capacity) developed in the 1990s

●	BSI facility located in Iskenderun (60,000 tonne capacity) initially started up in 2008

●	Marzinc facility located in Karabuk (200,000 tonne capacity) started up in 2013 and owned by a group of Istanbul steel producers

●	Turmex facility located in Izmir (110,000 tonne capacity) that began operations in 2017

A-9

Based on 20 kg EAFD per tonne steel, Turkey is producing in the range of 400,000 to 450,000 tonnes EAFD per annum. If the electric arc furnaces operate at full capacity, this would increase to 750,000 to 800,000 tonnes EAFD per annum. In the long term, improved stability in the Middle East will enable the Turkish steel producers to again increase exports and plant utilization. This development will help alleviate the surplus EAFD processing capacity that presently exists. Applications have also been made to import EAFD from other countries in the Mediterranean region that produce EAFD but have no processing facilities. It is unclear how soon such permits may be granted. In the meantime, the various EAFD processors will be competing for a limited supply.

THE ISKENDERUN FACILITY

The Iskenderun facility includes a Waelz kiln that is 55 metres in length and 3.6 metres in diameter. The kiln and related equipment was constructed in 2007. The capacity of the Iskenderun kiln is 60,000 tonnes EAFD per annum. Zinc content of the EAFD in the Iskenderun region is in the range of 25% to 30%, and at a 80% recovery rate, the plant has the capacity to produce 19,000 to 20,000 tonnes double-washed WOX, containing 26 to 32 million pounds zinc per annum. Production costs range from US $0.55 to $0.59 per pound, including transportation and smelter charges. The planned expansion of the Iskenderun facility included the construction of a new Waelz kiln of similar size.; however, greater efficiencies in design would result in processing of 110,000 tonnes EAFD per annum. Befesa has developed knowledge and operating expertise in the Waelz kiln process and has optimized input quantities and recovery rates. In the proposed new Iskenderun kiln, input quantities of carbon, lime and natural gas would be much lower per tonne EAFD, labour would be reduced by up to 50%, and recovery rates would be improved. The expanded Iskenderun facility would produce 34,000 to 41,000 tonnes double-washed WOX, containing 54 to 65 million pounds zinc per annum. Production costs would be US $0.45 per pound including transportation and smelter charges at full capacity.

MANAGEMENT’S DISCUSSION AND ANALYSIS AND FINANCIAL STATEMENTS

Financial information in this Circular, unless otherwise indicated, is presented in Canadian dollars and derived from information contained in the financial statements of Silvermet and related notes thereto, which were prepared in accordance with IFRS as issued by the Accounting Standards Board and International Financial Reporting Interpretations Committee.

The audited financial statements for the year ended December 31, 2016 and the unaudited financial statements for the six months ending June 30, 2017 (collectively, the “Silvermet Financial Statements”) are available on SEDAR. The annual and interim management’s discussion and analysis of Silvermet for the same periods (the “MD&A”) are also available on SEDAR, providing management’s assessment of the results and financial condition of Silvermet, and include financial information from, and should be read in conjunction with, Silvermet Financial Statements and the notes thereto. The MD&A may contain forward-looking information that involves numerous risks and uncertainties. The forward-looking information is not historical fact, but rather is based on Silvermet’s current plans, objectives, goals, strategies, estimates, assumptions and projections about its industry, business and future financial results. Actual results could differ materially from those discussed in such forward-looking information. See “Cautionary Statements Regarding Forward-Looking Information” in this Circular.

A-10

The historic financial operations and forecast for 2017 are summarized as follows, as extracted from its audited financial statements:

BEFESA SILVERMET TURKEY OPERATING RESULTS - 100%

(unaudited)

						6 Months	Forecast
	Year Ended December 31,					Ended	Year End
	2012	2013	2014	2015	2016	6/30/17	2017

Turkish Lira : US $ Exchange	1.80	£1.91	£2.19	£2.72	£3.03	£3.64	£3.50	£
Cdn $ : US $ Exchange	$1.00	$1.03	$1.10	$1.28	$1.33	$1.33	$1.33

Zinc Price (US $ per lb)	$0.88	$0.87	$0.98	$0.88	$0.95	$1.22	$1.20

EAFD Processed (DMT)	57,777	52,692	48,792	42,679	38,787	28,354	50,250
Shipments (DMT WOX)	20,153	17,096	15,931	12,796	14,329	9,894	17,049
Shipments (000 lb contained zinc)	29,573	25,283	23,874	19,170	22,314	15,569	26,829

FINANCIAL RESULTS (Cdn $ 000)

Gross Sales	$22,089	$19,257	$21,953	$16,919	$25,109	$19,712	$36,488

Treatment & Transportation	5,198	4,615	4,025	4,107	4,301	2,027	4,552
Cost of Sales	11,245	9,274	10,844	10,488	11,470	7,092	17,547
EBITDA	5,645	5,368	7,083	2,324	9,339	10,593	14,389
Management fees/sales commissions	937	813	900	714	1,012	771	1,413
Depreciation	701	733	700	597	631	285	555
Foreign exchange loss (gain)	129	-1,002	-372	-841	-2,030	22	0
Other expenses (income)	-7	201	58	2,866	883	-33	0
Income tax expense	853	1,099	1,388	430	1,722	2,363	2,484
Net Income	$3,032	$3,524	$4,407	$-1,442	$7,121	$7,186	$9,937

Silvermet Equity Share (49%)	$1,486	$1,727	$2,160	$-706	$3,489	$3,521	$4,869

Turkish operating results have been negatively impacted by reduced availability of EAFD in recent years, which is a result of reduced steel mill capacity utilization and increased EAFD processing capacity. Some improvement is expected for 2017 based on year to date trends and contracts with various steel mills.

Gross sales were further negatively impacted in 2015 with the decline in zinc prices from the prior year. In 2016, sales increased with higher shipments, a higher zinc price and the lower Canadian dollar exchange rate. The zinc price has been very strong in the first half of 2017 and with a projected price of US $1.20/pound zinc, gross sales are forecast to increase from $25.1 million in 2016 to $36.5 million in 2017.

EBITDA has followed a similar pattern, with a low of $2.3 million in 2015, increasing to $9.3 million in 2016. The combination of higher production and zinc prices in 2017 is forecast to result in an EBITDA of approximately $14.4 million.

Management fees and sales commissions are based on sales revenues and quantities, and distributed pro rata to the joint venture partners.

A-11

Foreign exchange gains result partly from the impact of the declining Turkish Lira on cash balances held in Turkey in US dollars. All sales are exported from Turkey and denominated in US dollars. Since the functional currency is the Turkish Lira, exchange gains are also recorded on the receivables as the Turkish Lira has declined in value.

Other expenses in 2013 relate to the establishment of the Adana and Izmir operations and costs related to the potential construction of new facilities at those locations. Other expenses in 2015 largely comprises the impairment of intangible assets equal to the portion of technology transfer costs paid to Befesa, but not related to the Iskenderun expansion project and losses on the sale of the Adana land. In 2016, other expenses include standby and other costs related to the EBRD loan and losses on the sale of the Izmir land, offset by insurance proceeds.

The Turkish income tax rate is calculated at 20% on taxable income as defined under the Turkish tax code.

The statement of financial position of the Turkish joint venture on a consolidated basis is summarized as follows:

BEFESA SILVERMET TURKEY

STATEMENT OF FINANCIAL POSITION - 100%

(unaudited)

	December 31,		June 30,
(Cdn $ 000)	2015	2016	2017

Cash	$8,752	$8,378	$5,593
Smelter receivables	1,720	2,995	2,612
Inventories	772	1,318	1,930
Property, plant & equipment	7,163	5,325	4,738
Other assets	3,297	1,300	5,313
Total Assets	$21,705	$19,316	$20,185

Payables & accurals	$3,282	$3,631	$4,913
Technical services fee payable	6,055	0	0
Total Liabilities	9,337	3,631	4,913

Shareholders’ Equity	12,368	15,685	15,272

	$21,705	$19,316	$20,185

A substantial cash balance has been held in recent years to provide the equity portion of the costs to expand the existing Iskenderun plant. In 2016, pursuant to a decision to defer this project, cash was used to first pay the technical services fee owing to Befesa (Euro 4,000,000) and secondly, to pay dividends to the joint venture partners (Silvermet`s share of dividends has been $3.7 million).

Silvermet’s sole business operations consist of its 49% interest in the BST joint venture, from which it is entitled to receive its pro rata share of management fees/sales commissions and dividends. For accounting purposes, Silvermet records its equity share of the net income or loss of the BST operations. The following summarizes Silvermet’s historic and forecast operating results.

A-12

SILVERMET OPERATING RESULTS

(unaudited)

						6 Months	Forecast
(Cdn $ 000)	Year Ended December 31,					Ended	Year End
	2012	2013	2014	2015	2016	6/30/17	2017

Management fees/sales commissions	$459	$399	$441	$350	$496	$378	$692
Equity share of BST earnings (loss)	1,486	1,727	2,160	-706	3,489	3,521	4,869
	1,945	2,125	2,601	-357	3,985	3,899	5,562	(1)

General and administration expenses	677	631	777	829	695	372
Stock option expenses	314	57	406	12	0	650
Other expenses (income)	20	-141	-213	-275	33	77
Net Income	$934	$1,578	$1,631	$-923	$3,257	$2,799	$5,562

(1) excluding general and administration, stock option and other expenses

General and administrative expenses comprise management salaries, professional fees, occupancy and other office expenses. The general and administrative expenses will be shared between Silvermet and Global Atomic after the combination of the companies.

The balance sheet of Silvermet is summarized as follows:

SILVERMET STATEMENT OF FINANCIAL POSITION

(unaudited)

(Cdn $ 000)	December 31,		June 30,
	2015	2016	2017

Cash	$819	$321	$3,132
Receivable from Befesa	93	128	102
Receivable from Global Atomic	64	269	1,127
Other current assets	76	50	57
	1,052	769	4,419
Investment in Global Atomic	1,250	1,250	1,250
Investment in BST joint venture	8,258	8,902	8,408
Total Assets	$10,560	$10,921	$14,076

Accounts payable & accruals	$92	$47	$64
Shareholders’ equity	10,468	10,873	14,013
Total Liabilities & Shaeholders’ Equity	$10,560	$10,921	$14,076

The balance sheet of Silvermet principally comprises cash, receivables and investments. The receivable from Befesa represents accrued management fees and sales commissions. The investment in BST is accounted for on the equity basis of accounting in Silvermet`s accounts. The investment in Global Atomic represents the cost of 1,250,000 common shares and 625,000 warrants of Global Atomic, which common shares represent approximately 1.9% of the outstanding common shares. Additionally, Silvermet has advanced funding to Global Atomic, which funding bears interest at 15% per annum.

A-13

Projected EBITDA operating results of the Turkish EAFD facility, before distribution of management fees and sales commissions, are shown as follows, at different throughputs and zinc prices. Additionally, the impact of the expanded plant is shown, benefitting from more efficient use of raw materials, fuel and labour. Although the expansion has been deferred, it is expected to be initiated in the future assuming steel markets and EAFD supplies support it. Capital costs for the expansion are estimated to be US $20 to $25 million.

EBITDA (before fees/commissions) at 100%

(Cdn $ millions)

	Zinc Sensitivities @
	$1.00	$1.10	$1.20	$1.30
EAFD Processed (DMT):

40,000	$5.1	$7.4	$9.7	$10.0
50,000	$7.8	$10.7	$13.5	$16.4
60,000	$10.5	$13.9	$17.4	$20.8
Expansion (110,000)	$27.1	$33.4	$39.7	$46.0

DMT – dry metric tonnes

The operating results of Silvermet comprise management fees and sales commissions received from the Turkish operations and dividends paid out of Turkish net income. All sales to smelters are exported from Turkey and denominated in US dollars. Foreign exchange exposure to the Turkish Lira is therefore limited to operating expenses, of which most are denominated in Turkish Lira. A projection has been prepared to estimate the amount of management fees, sales commissions and dividends that Silvermet is likely to receive. The dividend calculation is based on an assumed dividend payout ratio equal to 90% of the net income of the Turkish operations and an assumed 5% Turkish withholding tax. The sensitivity of these results to different throughput and zinc price assumptions is shown in the table below:

Silvermet Share of Fees/Commissions/Dividends

(Cdn $ millions)

	Zinc Sensitivities @
	$1.00	$1.10	$1.20	$1.30
EAFD Processed (DMT):

40,000	$1.7	$2.5	$3.3	$4.0
50,000	$2.6	$3.6	$4.6	$5.5
60,000	$3.5	$4.7	$5.9	$7.1

Expansion (110,000)	$9.3	$11.5	$13.6	$15.7

DESCRIPTION OF SILVERMET SECURITIES

Silvermet’s authorized capital stock consists of an unlimited number of common shares. As of the date of this Circular, there are 142,104,716 common shares of Silvermet issued and outstanding.

A-14

In connection with the proposed Amalgamation of Silvermet and Global Atomic, the Silvermet shareholders are being asked to approve a consolidation of the Silvermet Shares on the basis of 1 new common share for every 2.75 current common shares.

CONSOLIDATED CAPITALIZATION

The following table sets forth the capitalization of Silvermet as at June 30, 2017. There has been no material change in the share capital of Silvermet since June 30, 2017.

Description	Authorized	Outstanding as at June 30, 2017 (unaudited)	Outstanding as at the date of this Circular

Silvermet Shares	Unlimited	$18,067,925 (142,104,716 Silvermet Shares)	$18,067,925 (142,104,716 Silvermet Shares)

OPTIONS TO PURCHASE SECURITIES

The purpose of the Silvermet Option Plan is to attract and motivate the directors, officers and employees of Silvermet (and any of its subsidiaries) and consultants to Silvermet (collectively, the “Optionees”) and thereby advance Silvermet’s interests by providing them an opportunity to acquire an equity interest in Silvermet through the exercise of stock options granted to them under the Silvermet Option Plan.

The maximum number of Silvermet Shares reserved for issuance upon exercise of stock options granted under the Silvermet Option Plan is 10% of the outstanding common shares at any point in time. Options granted under the Silvermet Option Plan are non-assignable and may be granted for a term not exceeding five years. Options may be granted under the Silvermet Option Plan only to directors, officers, employees, consultants and other service providers subject to the rules and regulations of applicable regulatory authorities and any Canadian stock exchange upon which the Silvermet Shares may be listed or trade from time to time.

The exercise price of options issued under the Silvermet Option Plan may not be less than the market value of the Silvermet Shares at the time the option is granted, subject to any discounts permitted by applicable legislative and regulatory requirements. The number of Silvermet Shares reserved for issue to any one person pursuant to the Silvermet Option Plan may not exceed 5% of the issued and outstanding Silvermet Shares within any one year period. The maximum number of stock options which may be granted to any one consultant or “investor relations person” under the Silvermet Option Plan, any other employer stock options plans or options for services, within any 12 month period, must not exceed 2% of the Silvermet Shares issued and outstanding at the time of the grant (on a non-diluted basis).

The following table provides information as of the date hereof, with respect to Silvermet Shares that may be issued pursuant to options grant under the Silvermet Option Plan. As at the date hereof, 14,150,000 stock options of Silvermet are outstanding.

	Aggregate
	Number of	Number of
	Applicable	Silvermet Shares	Exercise
	Individuals	Underlying Options	Price	Expiry Date
Executive officers of Silvermet	4	4,500,000	$0.10	July 7, 2019
		5,800,000	$0.10	April 22, 2022

Directors of Silvermet	6	900,000	$0.10	July 7, 2019
		2,700,000	$0.10	April 22, 2022

Employees of Silvermet	2	250,000	$0.10	April 22, 2022

Total	12	14,150,000

A-15

MARKET FOR SECURITIES

Trading Price and Volume

Silvermet Shares trade on the TSXV under the symbol “SYI”. The high and low prices of the Silvermet Shares as well as the monthly trading volume on the TSXV for each of the last 12 months is shown below:

	High	Low	Volume
September-2016	$0.035	$0.030	601,300
October-2016	$0.035	$0.025	1,134,702
November-2016	$0.060	$0.030	2,307,175
December-2016	$0.060	$0.050	168,430
January-2017	$0.060	$0.050	272,830
February-2017	$0.060	$0.050	666,000
March-2017	$0.060	$0.050	655,000
April-2017	$0.125	$0.060	842,314
May-2017	$0.100	$0.080	479,100
June-2017	$0.100	$0.085	397,090
July-2017	$0.105	$0.080	163,583
August-3017	$0.180	$0.085	1,364,288

On August 17, 2017, the last trading day prior to the date of the public announcement of the Definitive Agreement, the closing price of the Silvermet Shares on the TSXV was $0.11.

PRINCIPAL SECURITYHOLDERS

The following table sets forth the only persons as at the date of this Schedule who own of record, or, to the knowledge of the directors and officers of Silvermet, directly or indirectly beneficially own or exercise control or direction over, more than 10% of any class of securities of Silvermet as of the date hereof:

Number of Silvermet Shares (and % of
Outstanding Silvermet Shares) Owned,
Controlled or Directed as of the date
Name of Shareholder	Type of Ownership	hereof(1)(2)
Befesa Zinc S.A.U.	Registered and Beneficial	16,000,000 (11.26%)

Stephen G. Roman	Registered and Beneficial	15,005,500 (10.56%)

A-16

Notes:

(1)	The information as to Silvermet Shares beneficially owned, controlled or directed, not being within the knowledge of Silvermet, has been furnished by the shareholder listed above.

(2)	On the basis of 142,104,716 issued and outstanding Silvermet Shares as at the date hereof.

MANAGEMENT OF SILVERMET

Stephen G. Roman, B.A.	Mining entrepreneur and financier with over 35 years’ experience.
Chairman, President & CEO	Former senior officer and Director of Denison Mines Limited

Founder and Co-Chairman of Gold Eagle Mines Limited which was acquired by Goldcorp Inc. for $1.5 billion

Ian Atacan, CPA, CMA, MBA, B.Sc. Chief Financial Officer	Senior financial executive with over 25 years public company experience, of which the last 12 years has been in the capacity of Controllership and CFO roles in the resources sector

Rein A. Lehari, CPA Vice President – Corporate Development	Chartered Professional Accountant and former PricewaterhouseCoopers partner. Primary focus over 35 year career is mining and real estate

INDEBTEDNESS OF DIRECTORS, EXECUTIVE OFFICERS, AND SENIOR OFFICERS

It is the policy of Silvermet to not make loans to directors, executive officers, or senior officers. No present or former director, executive officer, or senior officer of tSuhe Silvermet is currently or has, since the beginning of the Silvermet’s last financial year, been indebted to the Company.

RISK FACTORS

An investment in Silvermet Shares should be considered highly speculative and investors should carefully consider all of the information disclosed in the Circular and the documents incorporated herein by reference. In addition to the other information and risks factors set out elsewhere in the Circular, including those set out under “Risk Factors”, “Risk Factors Associated with the Amalgamation” and “Risk Factors Associated with the Business of the in this Circular, the risk factors described in the Annual MD&A of Silvermet should be given special consideration by Silvermet Shareholders when evaluating whether to approve the Amalgamation Resolution.

LEGAL PROCEEDINGS AND REGULATORY ACTIONS

Silvermet is not or was not a party to, and none of its property is or was the subject of, any legal proceedings since the beginning of its last financial year, as at the date hereof, nor does Silvermet contemplate any such legal proceedings.

No penalties or sanctions have been imposed against Silvermet by a court, nor has Silvermet entered into any settlement agreements before a court, relating to provincial and territorial securities legislation or by a securities regulatory authority within the last three years from date hereof, nor has a court or regulatory body imposed any other penalties or sanctions against Silvermet.

A-17

INTEREST OF MANAGEMENT AND OTHERS IN MATERIAL TRANSACTIONS

No informed person of Silvermet, proposed director of Silvermet, or any associate or affiliate of any informed person or proposed director, has or had any material interest, direct or indirect, in any transaction or any proposed transaction that has materially affected or would materially affect Silvermet since the commencement of Silvermet’s most recently completed financial year, other than as disclosed in this Circular.

AUDITORS, REGISTRAR AND TRANSFER AGENT

The auditor of Silvermet is PricewaterhouseCoopers LLP, located at 18 York Street, Suite 2600, Toronto, Ontario. M5J 0B2.

The transfer agent and registrar of Silvermet is TSX Trust Company, and the register of Silvermet Shares and register of transfers are maintained at the Toronto office located at 301 – 100 Adelaide Street W. Toronto ON M5H 4H1.

MATERIAL CONTRACTS

The only material contract that Silvermet has entered into since the beginning of the most recently completed financial year or contract entered into before the beginning of the most recently completed financial year that is still in effect, other than contracts entered into in the ordinary course of business, is the Definitive Agreement.

INTERESTS OF EXPERTS

PricewaterhouseCoopers LLP, Chartered Professional Accountants has advised that they are independent with respect to Silvermet within the meaning of the Rules of Professional Conduct of the Institute of Chartered Accountants of Ontario.

None of the foregoing experts, nor any partner, employee or consultant of such an expert who participated in and who was in a position to directly influence the preparation of the applicable statement, report or valuation, has, has received or is expected to receive, registered or beneficial interests, direct or indirect, in Silvermet Shares or other property of Silvermet or any of its associates or affiliates, representing 1% or more of the outstanding Silvermet Shares.

A-18

SCHEDULE “B”

INFORMATION CONCERNING THE COMBINED COMPANY

The following information is presented on a post-Transaction basis and is reflective of the projected business, financial and share capital position of the Combined Company. As the Combined Company will be a combination of the businesses of Global Atomic and Silvermet, this section only includes information respecting the Combined Company after the Transaction that is materially different from information provided earlier in this Circular regarding Global Atomic and Silvermet pre-Closing. See the various headings under “Information Concerning Silvermet” for additional information regarding Silvermet, respectively. See also the Pro Forma Financial Statements of the Combined Company attached hereto as Schedule C.

CORPORATE STRUCTURE

Following completion of the Transaction, Silvermet will continue the current operations of Global Atomic and Silvermet under the name “Global Atomic Corporation” and be governed by the laws of the Province of Ontario. The Combined Company (previously known as Silvermet) will, immediately following the Effective Time, directly own all of the outstanding Amalco Shares and Amalco will be a wholly-owned subsidiary of the Combined Company.

The business operations of the Combined Company will be headquartered in Toronto and the registered and recorded office of the Combined Company will be located at 8 King St. E., Suite 1700, Toronto, Ontario M5C 1B5.

The Combined Company will own and hold all of the property of Global Atomic and Silvermet and all rights, contracts, permits and interests of Global Atomic and Silvermet will be rights, contracts, permits and interests of the Combined Company.

The following diagram sets out the corporate structure of the Combined Company following the completion of the Transaction:

DESCRIPTION OF THE BUSINESS OF THE COMBINED COMPANY

On completion of the Transaction, the Combined Company will carry on the business operated by Global Atomic and Silvermet and its efforts will be directed at the development of the Niger uranium properties and the investment in and expansion of its zinc operations in Turkey.

B-1

The Combined Company’s portfolio of assets will include the following:

1. Niger uranium properties;

2. 49% joint venture interest in the Turkish zinc operations;

3. approximately $3.2 million in cash and cash equivalents (before deduction of Transaction costs) and before the proceeds of the Transaction Financing Issue.

DESCRIPTION OF SECURITIES

It is proposed that the Global Atomic common shares will be consolidated on the basis of 1 new share for every 2.75 current shares. The authorized share capital of the Combined Company post-Closing will be unlimited, the same as the currently authorized share capital of Silvermet.

Upon completion of the Transaction, it is anticipated that there will be 103,339,414 common shares outstanding, on a fully-diluted basis. See “Summary – Selected Pro Forma Consolidated Financial Information” in this Circular.

UNAUDITED PRO FORMA FINANCIAL INFORMATION

The unaudited pro forma consolidated financial statements of the Combined Company and accompanying notes are included in Schedule “C” to this Circular. The following selected unaudited pro forma consolidated financial information is based on the assumptions described in the respective notes to the unaudited pro forma consolidated financial statements included in Schedule C.

PRO FORMA CONSOLIDATED CAPITALIZATION

The following table sets out the approximate capitalization of the Combined Company expected to result after giving effect to the Transaction and the Global Atomic Share Consolidation. The changes are presented in greater detail in Note 6 to the Pro Forma Consolidated Financial Statements presented in Schedule C.

		Amount Outstanding after
	Amount Authorized or	giving effect to the
Designation of Security	to be Authorized	Transaction
Combined Company Shares	Unlimited	103,339,414	(1)
Combined Company Options	Not Applicable	5,691,964	(2)
Combined Company Warrants	Not Applicable	2,895,981	(3)
Combined Company Convertibles	Not Applicable	386,460	(4)

Notes:

(1)	Based on there being 142,104,716 Silvermet Shares outstanding as of the date hereof plus approximately 142,078,672 Silvermet Shares to be issued at the Effective Time to Former Global Atomic Shareholders in connection with the Transaction, and after giving effect to the Silvermet Share Consolidation.

(2)	Based on there being 14,150,000 Silvermet Options outstanding as of the date hereof to acquire such number of Silvermet Shares and based on there being 950,000 Global Atomic Options outstanding as of the date hereof to acquire 950,000 Global Atomic Shares, less 250,000 unvested options that will be forfeited on completion of the Transaction. Assuming that no such Global Atomic Option or Silvermet Option will be exercised on or prior to the Effective Time, the Global Atomic options will be cancelled on completion of the Transaction. The Board of the Combined Company is then expected to issue new options to the former Global Atomic option holders with the same remaining term, adjusting the numbers and exercise price for the Exchange Ratio and Consolidation Factor. Upon the issuance of such new options and subject to TSXV approval, approximately 5,691,964 Combined Company Shares may become issuable to holders of options in the Combined Company, after taking into account the Silvermet Share Consolidation.

B-2

(3)	Based on there being no Silvermet Warrants outstanding as of the date hereof and based on there being 4,334,337 Global Atomic Warrants outstanding as of the date hereof to acquire 4,334,337 Global Atomic Shares, assuming that no such Global Atomic Warrant will be exercised on or prior to the Effective Time. Approximately 2,895,981 Combined Company Shares may become issuable to former holders of Global Atomic Warrants upon the exercise of former Global Atomic Warrants on the basis of the Exchange Ratio calculated as of the date hereof, and after giving effect to the Silvermet Share Consolidation and the cancellation of the Global Atomic Warrants held by Silvermet.

(4)	Based on there being $495,000 Global Atomic Convertible Notes outstanding as of the date hereof which can be converted to 495,000 Global Atomic Shares at any time prior to September 30, 2017, approximately 386,460 Combined Company Shares may become issuable to former holders of Global Atomic Convertible Notes upon the exercise of their conversion rights on the basis of the Exchange Ratio calculated as of the date hereof, after taking into account the Silvermet Share Consolidation.

DIVIDENDS

There will be no restrictions in the Combined Company’s articles or elsewhere, other than customary general solvency requirements, which would prevent the Combined Company from paying dividends following completion of the Transaction.

PRINCIPAL SECURITYHOLDERS

To the best of the knowledge of the directors and officers of Global Atomic and Silvermet, upon completion of the Transaction, other than as set out below, there will be no persons or companies who will beneficially own, directly or indirectly, or exercise control or direction over, shares carrying more than 10% of the voting rights attached to the Combined Company Shares, after giving effect to the Transaction.

Name	Number of Global Atomic Shares(1)	Percentage of Voting Rights(1)
Clifford Frame	10,396,812	10.06%

Notes:

(1)	Based on there being 142,104,716 Silvermet Shares outstanding as of the date hereof plus approximately 142,078,672 Silvermet Shares to be issued at the Effective Time to Former Global Atomic Shareholders in connection with the Transaction, and after taking into account the Share Consolidation, to result in a total number of shares issued and outstanding of the Combined Companies of 103,339,414, but before accounting for any additional shares issued as a result of the Transaction Financing.

STOCK EXCHANGE LISTING

On completion of the Transaction, it is expected that the Combined Company Shares will continue to trade on the TSXV under the symbol “GLO”.

AUDITOR

Following the completion of the Transaction, it is expected that the auditor for the Combined Company will continue to be PricewaterhouseCoopers LLP, Chartered Professional Accountants.

REGISTRAR AND TRANSFER AGENT

Following the completion of the Transaction, the transfer agent and registrar of the Combined Company will continue to be TSX Trust Company.

B-3

SCHEDULE “C”

PRO FORMA FINANCIAL STATEMENTS

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

AS AT AND FOR THE SIX MONTHS ENDED JUNE 30, 2017

AND FOR THE YEAR ENDED DECEMBER 31, 2016

(EXPRESSED IN CANADIAN DOLLARS)

C-1

Global Atomic Corporation

Pro Forma Consolidated Statement of Financial Position

As at June 30, 2017

(Expressed in Canadian Dollars)

(unaudited)

	Note		Global	Pro forma	Pro forma
	reference	Silvermet	Atomic	adjustments	consolidated

ASSETS
Current assets
Cash and cash equivalents		$3,131,589	$51,035		$3,182,624
Accounts receivable	(i)	1,259,506	16,902	(1,127,368)	149,040
Prepaid expenses		27,759	1,028		28,787
		4,418,854	68,965	(1,127,368)	3,360,451
Non-current assets
Available-for-sale investment	(ii)	1,250,000	-	(1,250,000)	-
Property and equipment		-	152,576		152,576
Advance payments for exploration and evaluation		-	126,921		126,921
Exploration and evaluation expenditures		-	47,457,068	(47,457,068)	28,031,488
				28,031,488
Investment in joint venture		8,407,529	-		8,407,529
Total assets		$14,076,383	$47,805,530	($21,802,948)	$40,078,965
LIABILITIES AND EQUITY
Current liabilities
Accounts payable and accrued liabilities	(iii)	$63,630	$3,370,127	(1,502,389)	1,895,355
	(iv)			(36,013)
Due to related parties	(v)	-	1,619,878	(1,091,355)	528,523
Convertible notes		-	465,205		465,205
Total liabilities		63,630	5,455,210	(2,629,757)	2,889,083
Equity
Share capital	(vi)	18,056,315	48,882,389	(48,882,389)	42,920,083
	(vii)			24,863,768
Share purchase warrants	(viii)		2,350,120	(2,350,120)	547,131
	(ix)			547,131
Contributed surplus	(x)	6,067,079	10,892,111	(10,892,111)	6,210,678
	(xi)			143,599
Deficit	(xii)	(3,558,481)	(22,265,376)	22,265,376	(5,935,849)
	(xiii)			(2,377,368)
Accumulated other comprehensive income (loss)	(xiv)	(6,552,160)	2,491,076	(2,491,076)	(6,552,160)
Total equity		14,012,753	42,350,320	(19,173,191)	37,189,882
Total liabilities and equity		$14,076,383	$47,805,530	$(21,802,948)	$40,078,965

See accompanying notes

C-2

Global Atomic Corporation

Pro Forma Consolidated Statement of Income

(Expressed in Canadian Dollars)

(unaudited)

			Six months ended June 30, 2017
	Silvermet	Global Atomic	Pro forma adjustments	Pro forma consolidated
Revenues	$377,635	$-		$377,635
Income from operations	377,635	-	-	377,635
General and administration	1,022,381	543,353		1,565,734
Interest expense	-	168,412		168,412
Finance income	(37,244)	-		(37,244)
Foreign exchange loss (income)	114,108	(6,502)		107,606
Share of net earnings from joint venture	(3,521,010)	-		(3,521,010)
Net income (loss) before income taxes	2,799,400	(705,263)	-	2,094,137
Current income tax expense	-	-		-
Deferred income tax expense	-	-		-
Net income (loss)	2,799,400	(705,263)	-	2,094,137
Basic net income (loss) per share	$0.020	$(0.010)		$0.020
Diluted net income (loss) per share	$0.020	$(0.010)		$0.020

Basic weighted-average number of shares outstanding	142,104,716	67,425,441		103,339,414
Diluted weighted-average number of shares outstanding	142,104,716	67,425,441		103,339,414

See accompanying notes

C-3

Global Atomic Corporation

Pro Forma Consolidated Statement of Income

(Expressed in Canadian Dollars)

(unaudited)

			Year ended December 31, 2016
	Silvermet	Global Atomic	Pro forma adjustments	Pro forma consolidated
Revenues	$495,961	$-		$495,961
Income from operations	495,961	-	-	495,961
General and administration	694,633	1,304,636		1,999,269
Interest expense	-	220,117		220,117
Finance income	(261)	(2)		(263)
Foreign exchange loss	33,567	3,032		36,599
Share of net earnings from joint venture	(3,489,120)	-		(3,489,120)
Net income (loss) before income taxes	3,257,142	(1,527,783)	-	1,729,359
Current income tax expense	-	-		-
Deferred income tax expense	-	-		-
Net income (loss)	3,257,142	(1,527,783)	-	1,729,359
Basic net income (loss) per share	$0.023	$(0.023)		$0.017
Diluted net income (loss) per share	$0.023	$(0.023)		$0.017

Basic weighted-average number of shares outstanding	142,117,831	67,361,767		103,294,471
Diluted weighted-average number of shares outstanding	142,117,831	67,361,767		103,294,471

See accompanying notes

C-4

Global Atomic Corporation

Notes to the Unaudited Pro Forma Consolidated Financial Statements

(Expressed in Canadian dollars)

1. Description of the Transaction

The pro forma consolidated financial statements have been prepared for the purpose of inclusion in an information circular dated September 1, 2017 in connection with a definitive agreement (the “Definitive Agreement”) between Silvermet Inc. (“Silvermet”) and Global Atomic Fuels Corporation (“Global Atomic”), pursuant to which Silvermet will acquire all of the outstanding common shares of Global Atomic by way of a “three-cornered amalgamation” (the “Transaction”), and the subsequent completion of a share consolidation.

In accordance with the terms of the Definitive Agreement, upon completion of the Transaction, shareholders of Global Atomic (other than Silvermet) will receive 2.147 shares of Silvermet for each share of Global Atomic (the “Exchange Ratio”). The shares of Global Atomic currently held by Silvermet will be cancelled as a result of the Transaction. Immediately following completion of the Transaction, Silvermet then proposes to complete a 2.75:1 share consolidation.

Upon completion of the Transaction, the outstanding options, warrants and convertible notes to purchase common shares of Global Atomic will entitle the holders thereof to common shares of Silvermet with the number of common shares and/or exercise price adjusted, as appropriate, to reflect the consideration to be received by shareholders of Global Atomic pursuant to the Transaction, and subject to TSXV policies and to Board and TSXV approval of the new options to be issued to existing Global Atomic option holders.

The Transaction is being accounted for as a purchase by Silvermet of the assets of Global Atomic in exchange for shares and accordingly, the guidance of IFRS 2 has been applied. Silvermet is the company issuing shares for the purchase of the assets of Global Atomic. The Transaction will result in Former Global Atomic Shareholders owning 49.3 % of the Silvermet Shares on a fully diluted basis and Silvermet Shareholders owning 50.7% of the Silvermet Shares on a fully diluted basis (approximately 50% to each shareholder group on an undiluted basis).

In concluding on the purchaser for accounting presentation purposes, a number of factors were considered, including Board and management composition, Silvermet being the issuer of its shares, more shares (on a fully diluted basis) going to the Silvermet shareholders, the Name Change, the relative financial strength of each company, and the relative benefits accruing to each shareholder group. Although these factors were not individually conclusive, it was concluded that on balance, the various factors pointed to Silvermet being the purchaser rather than Global Atomic.

Concurrent with the Transaction, Global Atomic is completing the Transaction Financing which is contingent on the successful completion of the Transaction. Additional Silvermet shares will be issued as a result of the Transaction Financing. The terms and amounts of any such Transaction Financing are uncertain and the potential funds raised from the Transaction Financing have therefore been excluded from the pro forma consolidated financial statements. Similarly, certain accrued compensation is contingent upon on the successful completion and amounts of the Transaction Financing. Consistent with the exclusion of the potential amount of the Transaction Financing from the pro forma financial statements, the pro forma statement of financial position at June 30, 2017 has been adjusted to remove the accrual for such compensation (see Note 6 iii).

2. Basis of Presentation

Assessment of acquisition of Global Atomic shares requires the use of judgments, assumptions and estimates when assessing whether the transaction should be recognized as business combination or asset acquisition under IFRS 3. Such an assessment may include judgment and estimates related to (i) inputs; (ii) process; and (iii) outputs with respect to Global Atomic as an entity as a result of the Transaction. The Company considered the guidance in IFRS 3 specifically with respect to the mining permits, processes in place and employees available to Global Atomic and based on a formal assessment concluded that the acquisition should be accounted for as an acquisition and assumption of identifiable assets and liabilities. Such estimates have been further disclosed in Note 5 of the pro forma consolidated financial statements.

C-5

These pro forma consolidated financial statements have been prepared by management of Silvermet to give effect to the transactions described in Note 1.

The pro forma consolidated statement of income for the year ended December 31, 2016 and the six months ended June 30, 2017 give effect to the Transaction as if it had occurred on January 1, 2016.

The pro forma consolidated statement of financial position at June 30, 2017 gives effect to the Transaction as if it had occurred on June 30, 2017.

The pro forma consolidated financial statements were based on and should be read in conjunction with:

●	Audited consolidated financial statements of Silvermet as at and for the year ended December 31, 2016 prepared in accordance with IFRS as issued by the IASB.

●	Audited consolidated financial statements of Global Atomic as at and for the year ended December 31, 2016 prepared in accordance with IFRS as issued by the IASB.

●	Unaudited interim consolidated financial statements of Silvermet as at and for the six months ended June 30, 2017 prepared in accordance with IAS 34, Interim Financial Reporting (“IAS 34”).

●	Unaudited interim consolidated financial statements of Global Atomic as at and for the six months ended June 30, 2017 prepared in accordance with IAS 34, Interim Financial Reporting (“IAS 34”).

These historical consolidated financial statements have been adjusted to give effect to pro forma events that are (1) directly attributable to the Transaction, (2) factually supportable, and (3) with respect to the income statement, expected to have a continuing impact on the consolidated results.

The pro forma consolidated financial statements as at and for the six months ended June 30, 2017 and for the year ended December 31, 2017 were prepared on the basis of an asset acquisition by Silvermet of Global Atomic’s assets, under which the individual assets acquired and liabilities assumed are identified and recognized. The measurement of these individual assets and liabilities must be done at fair value, unless such measurement cannot be made reliably. The most significant asset of Global Atomic is its exploration and evaluation asset. However, because the measurement of the fair value of such exploration and evaluation assets is not reliable, fair value of the assets acquired has been measured indirectly based on the fair value of the equity instruments of Silvermet issued to acquire shares of Global Atomic.

The measurement date is the closing date of the Transaction when the equity instruments are issued and the measurement of fair value will be based on the market price of the Silvermet shares at that time. Accordingly, the pro forma adjustments are preliminary and have been made solely for the purpose of providing pro forma consolidated financial statements. The measurement of the equity being issued has been made based on the closing share price of Silvermet shares on August 31, 2017 at $0.175. Differences between these preliminary estimates and the final accounting will occur and these differences could have a material impact on the accompanying pro forma consolidated financial statements and the combined company’s future results of operations and financial position.

In the opinion of Silvermet management, all adjustments considered necessary for a fair presentation have been included. No adjustments have been made to reflect any cost savings or operating synergies that the combined company may achieve as a result of the Transaction. The pro forma information is not necessarily indicative of what the combined company’s financial position or results of operations actually would have been had the Transaction been completed as of the dates indicated. In addition, the pro forma consolidated financial statements do not purport to project the future financial position or operating results of the combined company.

C-6

3. Accounting Policies

The pro forma consolidated financial statements have been prepared using accounting policies consistent with the policies used in preparing Silvermet’s audited consolidated financial statements as at and for the year ended December 31, 2016 with the addition of exploration and evaluation expenditures and plant and equipment accounting policies used in preparing Global Atomic’s audited consolidated financial statements as at and for the year ended December 31, 2016.

4. Estimated Consideration Transferred

The pro forma financial statements reflect the following preliminary estimate of consideration to be transferred to effect the Transaction:

	Conversion	Fair
	Calculation	Value
Global Atomic shares outstanding on August 31, 2017	67,425,441
Global Atomic shares held by Silvermet to be cancelled on the Transaction	-1,250,000
Global Atomic shares to be exchanged for Silvermet shares	66,175,441

Multiply by the exchange ratio of 2.147 Silvermet shares for each Global Atomic share for the total Silvermet shares to be issued	142,078,672

Multiplied by Silvermet’s share price on August 31, 2017	$0.175	$24,863,768

Adjusted number and estimated value of Global Atomic warrants exchanged for warrants of the Combined Company	7,963,947	547,131

Adjusted number and estimated value of options to be granted by the Combined Company to Global Atomic option holders	1,502,900	143,599

Estimate of consideration to be transferred		$25,554,497

Assumptions used to determine the value of warrants
Assumed share price	$0.175
Weighted average exercise price	$0.74
Risk-free interest rate	1.10%
Expected dividend yield	0%
Stock price volatility	127%
Weighted average expected life of warrants (years)	2.25

Assumptions used to determine the value of options
Assumed share price	$0.175
Weighted average exercise price	$0.58
Weighted average risk-free interest rate	1.27%
Expected dividend yield	0%
Stock price volatility	127%
Forfeitures rate	0%
Weighted average expected life of options (years)	3.1

C-7

The estimated consideration expected to be transferred reflected in these pro forma consolidated financial statements does not purport to represent what the actual consideration transferred will be when the Transaction is consummated. In accordance with the asset acquisition method of accounting, the fair value of the equity securities issued as part of the consideration transferred will be measured on the closing date of the Transaction at the then-current market price. This requirement will likely result in a per share amount different from the $0.175 assumed in the pro forma consolidated financial statements and that difference may be material. For purposes of determining the consideration transferred within the pro forma consolidated financial statements, the Silvermet share price of $0.175 on August 31, 2017 was used in the calculation. Management has used a 20% variability factor to illustrate the impact share price movements have on the total consideration and the pro forma shareholders’ equity.

	Pro Forma Purchase Price	Increase Silvermet Share Price by 20%	Decrease Silvermet Share Price by 20%
Price per share applied in the determination of consideration	$0.175	$0.210	$0.150

Silvermet shares issued	142,078,672	142,078,672	142,078,672

Consideration issued to Global Atomic shareholders	$24,863,768	$29,836,521	$21,311,801

Estimated fair value of replacement warrants issued	547,131	713,331	435,316

Estimated fair value of replacement options issued	143,599	179,877	118,502

Total Consideration	$25,554,497	$30,729,729	$21,865,618

Consolidated Shareholders’ Equity	$37,189,882	$42,365,114	$33,501,003

The fair value of the warrants was based on a Black-Scholes calculation, using the remaining terms for the existing warrants, adjusted for the Exchange Ratio and the Consolidation Factor. The existing Global Atomic options outstanding will be cancelled on completion of the Transaction. The Board of the Combined Company is expected to grant new options, based on the remaining terms of the cancelled options, adjusting numbers and exercise price by the Exchange Ratio and Consolidation Factor. No fair value was estimated for the conversion value of the Convertible Notes, as none of these are expected to convert to common shares.

5. Estimate of Assets to be Acquired and Liabilities to be Assumed

The pro forma consolidated financial statements reflect the following preliminary estimate of the assets to be acquired and liabilities to be assumed by Silvermet in the Transaction, reconciled to the consideration transferred (Note 4) as result of the Transaction as at June 30, 2017:

C-8

Fair value of assets acquired and liabilities assumed

Cash and cash equivalents	$51,035
Accounts receivable	16,902
Prepaid expenses	1,028
Property and equipment	152,576
Advance payments for exploration and evaluation	126,921
Exploration and evaluation expenditures	28,031,488
Fair value of assets acquired	$28,379,950

Accounts payable and accrued liabilities	$1,831,725
Due to related parties	528,523
Convertible notes	465,205
Fair value of liabilities assumed	$2,825,453

Estimation of Consideration Transferred	$25,554,497

C-9

6. Pro Forma Basic and Diluted Shares Outstanding

Options and warrants are anti-dilutive. The dilutive impact of Convertible Notes is immaterial and therefore has not been included in the earnings per share calculation.

		At Exchange	After
	Before	Rate of	Consolidation
	Transaction	2.147	2.75

Silvermet shares outstanding	142,104,716	142,104,716	51,674,442
Global Atomic shares outstanding	67,425,441
Eliminate Silvermet holding of Global Atomic shares	-1,250,000
Silvermet shares issued to Global Atomic shareholders	66,175,441	142,078,672	51,664,972

Post Transaction Common Shares Outstanding		284,183,388	103,339,414

Silvermet options outstanding	14,150,000	14,150,000	5,145,455
Global Atomic options outstanding	950,000
Non-vested options forfeited on completion of Transaction	-250,000
Silvermet options to be issued to Global Atomic optionholders	700,000	1,502,900	546,509

Post Transaction Options Outstanding		15,652,900	5,691,964

Silvermet warrants outstanding	0	0	0
Global Atomic warrants outstanding	4,334,337
Eliminate Silvermet holding of Global Atomic warrants	-625,000
Silvermet warrants issued to Global Atomic warrantholders	3,709,337	7,963,947	2,895,981

Post Transaction Warrants Outstanding		7,963,947	2,895,981

Conversion of Global Atomic convertible notes to shares	495,000	1,062,765	386,460
Fully Diluted Shares of the Combined Company		308,862,999	112,313,818

			After Transaction
Pro Forma Options Outstanding	Before Transaction		and Consolidation
	Number	Exercise Price	Number	Exercise Price
Existing Silvermet options outstanding:
Expiry July 7, 2019	5,400,000	$0.10	1,963,636	$0.28
Expiry April 23, 2022	8,750,000	$0.10	3,181,818	$0.28
	14,150,000		5,145,455
Silvermet options to be issued to Global Atomic optionholders:
Expiry January 17, 2018	100,000	$2.50	78,073	$1.95
Expiry January 23, 2020	50,000	$1.50	39,036	$1.17
Expiry February 9, 2021	550,000	$1.00	429,400	$0.78
	700,000		546,509

			5,691,964
Pro Forma Warrants Outstanding
Silvermet warrants to be issued to Global Atomic warrantholders:
Expiry September 30, 2019 (1)	411,837	$2.25	321,532	$1.76
Expiry September 30, 2019 (1)(2)	3,297,500	$1.50	2,574,448	$1.17
	3,709,337		2,895,981

(1)	All warrants expire 24 months after a public listing of the shares
(2)	Excluding warrants held by Silvermet to be cancelled on completion of the Transaction

Pro Forma shares to be issued on conversion of Notes
Expiry September 30, 2017	495,000	$1.00	386,460	$0.78

C-10

7. Transaction Costs

Silvermet and Global Atomic will incur various transaction costs to complete the Transaction, including legal, accounting, TSXV fees and the Corporate Finance Fee. At this time, the amount of such fees cannot be estimated with accuracy, and in the case of the Corporate Finance Fee, it is variable, calculated at 0.75% of the 10 day volume weighted average price of the Combined Company multiplied by the number of shares outstanding, with 50% payable in cash and 50% in shares.

8. Pro Forma Adjustments and Assumptions

Adjustments included in the “Pro forma adjustments” column represent the following:

I.	Elimination of intercompany receivable from Global Atomic recorded in Silvermet’s accounts.

II.	Cancellation of Global Atomic common shares held by Silvermet on closing of the Transaction.

III.	Elimination of compensation accruals in respect of Global Atomic executives. Such executives have agreed to forego all amounts owing unless the Transaction Financing succeeds in raising at least $7,500,000. If the Transaction Financing raises between $7,500,000 and $15,000,000, the total amount of the compensation accrual paid out will be $750,000. If $15,000,000 or more Transaction Financing is achieved, the compensation accrual paid out will be $1,200,000.

IV.	Elimination of interest accrued Global Atomic’s accounts on intercompany payable owing to Silvermet.

V.	Elimination of intercompany payable owing by Global Atomic to Silvermet.

VI.	Elimination of Global Atomic historic share capital.

VII.	Increase in Silvermet share capital upon issuance of common shares to Global Atomic shareholders.

VIII.	Elimination of share purchase warrants recorded in Global Atomic’s accounts.

IX.	Estimated fair value of Silvermet warrants issued to Global Atomic warrant holders on completion of the Transaction.

X.	Elimination of contributed surplus recorded in Global Atomic’s accounts.

XI.	Increase in Silvermet contributed surplus arising from issuance of Silvermet options to Global Atomic option holders.

XII.	Elimination of Global Atomic historic deficit.

XIII.	Increase in Silvermet deficit as a result of elimination of intercompany receivables and cancellation of the Global Atomic shares held.

XIV.	Elimination of Global Atomic historic accumulated other comprehensive income.

C-11

SCHEDULE “D”

GLOBAL ATOMIC FINANCIAL STATEMENTS

Attached are the following documents:

1.	Global Atomic’s Condensed Interim Consolidated Financial Statements for the three and six-month periods ended June 30, 2017 and 2016;

2.	Global Atomic’s Consolidated Financial Statements for the years ended December 31, 2016 and 2015;

3.	Global Atomic’s Consolidated Financial Statements for the years ended December 31, 2015 and 2014;

4.	Global Atomic’s Consolidated Financial Statements for the years ended December 31, 2014 and 2013;

D-1

GLOBAL ATOMIC FUELS CORPORATION

CONDENSED INTERIM

CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE AND SIX MONTHS ENDED

JUNE 30, 2017 & 2016

(expressed in Canadian dollars)

(UNAUDITED)

D-2

GLOBAL ATOMIC FUELS CORPORATION

Condensed Interim Consolidated Statements of Financial Position

(Expressed in Canadian Dollars)

(unaudited)

		As at June 30, As at December 31,
	Note	2017	2016
ASSETS
Current
Cash and cash equivalents		$51,035	$49,799
Receivables		16,902	11,058
Prepaid expenses		1,028	13,252
		68,965	74,109
Non-current
Property and equipment	4	152,576	254,219
Advance payments for exploration and evaluation		126,921	121,448
Exploration and evaluation expenditures	5,10	47,457,068	45,238,967
Total assets		$47,805,530	$45,688,743

LIABILITIES
Current
Accounts payable and accrued liabilities	6,11	$3,370,127	$2,876,340
Due to related parties	11	1,619,878	781,428
Convertible notes	7	465,205	420,576
		5,455,210	4,078,344
SHAREHOLDERS' EQUITY
Share capital		48,882,389	48,882,389
Share purchase warrants	8	2,350,120	2,350,120
Contributed surplus	9	10,892,111	10,892,111
Accumulated other comprehensive income		2,491,076	1,045,892
Deficit		(22,265,376)	(21,560,113)
Total equity		42,350,320	41,610,399

Total liabilities and equity		$47,805,530	$45,688,743
Nature of operations and going concern	1
Commitments and contingent liabilities	10
Subsequent events	13

On behalf of the Board:

"Stephen G. Roman"	"Douglas Scharf"
Director	Director

The accompanying notes are an integral part of these condensed interim consolidated financial statements.

D-3

GLOBAL ATOMIC FUELS CORPORATION

Condensed Interim Consolidated Statements of Loss and Comprehensive Loss

(Expressed in Canadian Dollars)

(unaudited)

		Three months ended June 30,		Six months ended June 30,
	Note	2017	2016	2017	2016
ADMINISTRATION EXPENSES
Management fees		$139,500	$158,828	$279,000	$318,932
Office, rent and administration		38,365	53,632	115,320	107,998
Professional fees		52,367	19,058	68,473	37,054
Salaries and benefits		27,456	28,051	54,560	55,627
Travel, promotion and investor relations		10,416	39,623	26,000	41,093
Share-based compensation	9	-	-	-	105,400
		(268,105)	(299,192)	(543,353)	(666,104)
OTHER (INCOME) LOSS
Foreign exchange (income) loss		(5,276)	206	(6,502)	3,695
Interest expense	7	91,204	53,294	168,412	96,130
NET LOSS BEFORE INCOME TAX		(354,033)	(352,692)	(705,263)	(765,929)

Current income tax expense		-	-	-	-
Deferred income tax expense		-	-	-	-
NET LOSS		(354,033)	(352,692)	(705,263)	(765,929)

OTHER COMPREHENSIVE (LOSS) INCOME
Foreign currency translation		1,308,715	(517,761)	1,445,184	(1,015,925)
OTHER COMPREHENSIVE (LOSS) INCOME		1,308,715	(517,761)	1,445,184	(1,015,925)

COMPREHENSIVE (LOSS) INCOME		$954,682	$(870,453)	$739,921	$(1,781,854)

Basic and diluted loss per share		$(0.005)	$(0.005)	$(0.010)	$(0.011)

Weighted average number of shares		67,425,441	67,336,468	67,425,441	67,300,405

The accompanying notes are an integral part of these condensed interim consolidated financial statements.

D-4

GLOBAL ATOMIC FUELS CORPORATION

Condensed Interim Consolidated Statements of Changes in Equity

(Expressed in Canadian Dollars)

(unaudited)

						Accumulated
			Share Purchase			Other
	Share Capital		Warrants		Contributed	Comprehensive
	#	$	#	$	Surplus	Income	Deficit	Total

Balance, December 31, 2016	67,425,441	$48,882,389	4,334,337	$2,350,120	$10,892,111	$1,045,892	$(21,560,113)	$41,610,399
Total comprehensive income						1,445,184	(705,263)	739,921

Balance, June 30, 2017	67,425,441	$48,882,389	4,334,337	$2,350,120	$10,892,111	$2,491,076	$(22,265,376)	$42,350,320

Balance, December 31, 2015	67,263,941	$48,764,723	3,709,337	$2,257,925	$10,763,311	$3,003,877	$(20,032,331)	$44,757,505
Private placement financings	150,000	117,666	75,000	32,334				150,000
Note financing warrants			550,000	59,861				59,861
Share-based compensation					128,800			128,800
Total comprehensive loss						(1,015,925)	(765,929)	(1,781,854)

Balance, June 30, 2016	67,413,941	$48,882,389	4,334,337	$2,350,120	$10,892,111	$1,987,952	$(20,798,260)	$43,314,312

The accompanying notes are an integral part of these condensed interim consolidated financial statements.

D-5

GLOBAL ATOMIC FUELS CORPORATION

Condensed Interim Consolidated Statements of Cash Flows

(Expressed in Canadian Dollars)

(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2017	2016	2017	2016
OPERATING ACTIVITIES
Net loss for the period	$(354,032)	$(352,692)	$(705,263)	$(765,929)
Add items not affecting cash:
Accrued interest	22,315	22,315	44,630	44,630
Share-based compensation	-	-	-	105,400
	(331,717)	(330,377)	(660,633)	(615,899)
Net changes in non-cash working capital balances:
Receivables	(2,422)	(10,651)	(5,590)	(13,079)
Due from related parties	1,458	(1,037)	1,610	(2,031)
Prepaid expenses	12,274	(1,168)	12,224	10,238
Accounts payable and accrued liabilities	74,122	267,604	250,893	549,660
Due to related parties	42,281	25,397	71,920	148,687
Cash flows provided by operating activities - net	(204,004)	(50,232)	(329,576)	77,576

FINANCING ACTIVITIES
Shares and warrants issued for cash	-	150,000	-	150,000
Loan from related party	405,000	50,000	766,530	50,000
Convertible notes issued	-	-	-	200,000
Cash flows used in financing activities - net	405,000	200,000	766,530	400,000

INVESTING ACTIVITIES
Purchase of plant and equipment	-	(21,200)	-	(21,200)
Exploration and evaluation expenditures	(197,504)	(201,282)	(429,030)	(451,477)
Cash flows used in investing activties - net	(197,504)	(222,482)	(429,030)	(472,677)

Effect of foreign exchange on cash and cash equivalents	(5,832)	549	(6,688)	(4,689)

Net Change in Cash and Cash Equivalents	(2,340)	(72,165)	1,236	210

Cash and cash equivalents beginning of period	53,375	141,308	49,799	68,933

CASH & CASH EQUIVALENTS END OF PERIOD	$51,035	$69,143	$51,035	$69,143

Cash interest received	$-	$-	$-	$-

The accompanying notes are an integral part of these condensed interim consolidated financial statements.

D-6

Global Atomic Fuels Corporation

Notes to the Condensed Interim Consolidated Financial Statements

Three and Six Months ended June 30, 2017 and 2016

(Expressed in Canadian dollars) (unaudited)

1. NATURE OF OPERATIONS AND GOING CONCERN

Global Atomic Fuels Corporation, and its subsidiary (collectively “Global Atomic” or the “Company”), is a privately held exploration stage company engaged in the acquisition, exploration and development of uranium properties internationally. Global Atomic, the parent, was incorporated under the Business Corporations Act (Ontario) on January 31, 2005 and its registered address is 8 King Street East, Suite 1700, Toronto, Ontario, Canada, M5C 1B5.

The Company has interests in resource properties which it is in the process of exploring and has not yet determined whether these properties contain reserves that are economically recoverable. The recoverability of resource properties, including capitalized exploration and evaluation expenditures, is dependent upon the existence of economically recoverable mineral reserves, the ability of the Company to obtain necessary financing to complete the exploration and development of the resource properties, and upon future profitable production or proceeds from the disposition thereof.

The Company’s condensed interim consolidated financial statements are prepared using International Financial Reporting Standards applicable to a going concern, which assumes that the Company will continue in operations for the foreseeable future and will be able to realize its assets and discharge its liabilities in the normal course of business. For the six-month period ended June 30, 2017, the Company incurred a net loss of $705,263 (2016 - $765,929), operating cash flow of $436,954 (2016 – $77,576), had a negative working capital balance of $5,386,245 as at June 30, 2017 calculated as current assets less current liabilities (December 31, 2016 - $4,004,235), and an accumulated deficit of $22,265,376 as at June 30, 2017 (December 31, 2016 - $21,560,113). These circumstances indicate the existence of material uncertainty that may cast significant doubt as to the ability of the Company to meet its obligations as they come due and, accordingly, the appropriateness of the use of accounting principles applicable to a going concern.

The Company will continue to pursue opportunities to raise additional capital through equity markets to fund its future exploration and operating activities; however, there can be no assurance that such financing will be available on a timely basis and under terms which are acceptable to the Company. These financial statements do not reflect the adjustments to the carrying value of assets and liabilities and the reported expenses and balance sheet classifications that would be necessary if the Company were unable to realize its assets and settle its liabilities as a going concern in the normal course of operations. Such adjustment could be material. During the first half of 2017, the Company received $766,530 from Silvermet Inc. (“Silvermet”), a related party, as part of the planned merger of the two companies.

2. BASIS OF PRESENTATION

The condensed interim consolidated financial statements of the Company have been prepared in accordance with International Financial Reporting Standards (“IFRS”) and IFRS Interpretations Committee (“IFRIC”) interpretations applicable to companies reporting under IFRS, including IAS 34, Interim Financial Reporting and include the operating results of Global Atomic and its subsidiaries. Accordingly, certain information and disclosure normally included in annual financial statements prepared in accordance with IFRS have been omitted or condensed. These condensed interim consolidated financial statements should be read in conjunction with the Company’s annual financial statements for the year ended December 31, 2016, which were prepared in accordance with IFRS.

These condensed interim consolidated financial statements as at and for the period ended June 30, 2017 and 2016 were approved by the Global Atomic Board of Directors on August 10, 2017.

D-7

3. SIGNIFICANT ACCOUNTING POLICIES, ACCOUNTING STANDARDS AND AMENDMENTS

a)	Significant Accounting Policies

The preparation of these condensed interim consolidated financial statements requires the use of certain significant accounting estimates and judgment by management in applying the Company’s accounting policies. The areas involving significant estimates and judgment have been set out in Note 3 of the Company’s annual audited consolidated financial statements for the year ended December 31, 2016.

Significant accounting policies used in the preparation of these condensed interim consolidated financial statements are consistent with those of the previous financial year and have been consistently applied to all years presented.

b)	Accounting Standards and Amendments

The accounting standard changes applicable to 2017

The Company has not advanced its considerations on the adoption of IFRS 9 and 15 in the current period.

4. PROPERTY AND EQUIPMENT

	Camp and	Equipment &	Office	Computer
	buildings	vehicles	furniture	equipment	Total
Cost
As at December 31, 2015	1,640,754	809,352	30,928	51,851	2,532,885
Exchange differences	(24,507)	(12,089)	(99)	-	(36,695)
As at March 31, 2016	1,616,247	797,263	30,829	51,851	2,496,190
Additions	-	20,937	263	-	21,200
Exchange differences	(23,785)	(11,839)	(621)	-	(36,245)
As at June 30, 2016	1,592,462	806,361	30,471	51,851	2,481,145
Exchange differences	(45,531)	(23,055)	(686)	-	(69,272)
As at December 31, 2016	1,546,931	783,306	29,785	51,851	2,411,873
Exchange differences	69,710	35,298	1,049	-	106,057
As at June 30, 2017	1,616,641	818,604	30,834	51,851	2,517,930

Accumulated depreciation
As at December 31, 2015	1,129,220	646,171	28,693	51,851	1,855,935
Depreciation	79,686	24,702	251	-	104,639
Exchange differences	(16,090)	(9,410)	(329)	-	(25,829)
As at March 31, 2016	1,192,816	661,463	28,615	51,851	1,934,745
Depreciation	79,686	24,702	251	-	104,639
Exchange differences	(17,962)	(9,861)	(327)	-	(28,150)
As at June 30, 2016	1,254,540	676,304	28,539	51,851	2,011,234
Depreciation	159,372	49,404	502	-	209,278
Exchange differences	(41,217)	(20,994)	(647)	-	(62,858)
As at December 31, 2016	1,372,695	704,714	28,394	51,851	2,157,654
Depreciation	42,457	13,308	225	-	55,990
Exchange differences	4,595	2,608	86	-	7,289
As at March 31, 2017	1,419,747	720,630	28,705	51,851	2,220,933
Depreciation	42,457	13,308	225	-	55,990
Exchange differences	58,112	29,414	905	-	88,431
As at June 30, 2017	1,520,316	763,352	29,835	51,851	2,365,354

Net book value
As at December 31, 2016	174,236	78,592	1,391	-	254,219
As at June 30, 2017	96,325	55,252	999	-	152,576

D-8

5. EXPLORATION AND EVALUATION EXPENDITURES

The Company holds the following permits in relation to exploration activities in the Republic of Niger:

Adrar Emoles Exploration Permits

In October 2007, the Company announced the signing of two Mining Agreements for a term of twenty years with the Republic of Niger for the Adrar Emoles 3 and 4 Permits. As part of these agreements, the Company entered into Exploration Permits requiring it to spend US$2,762,100 per Permit over the three-year period beginning February 8, 2008. In August 2010, as a result of Force Majeure circumstances, the initial three-year period was extended to June 8, 2012. In November 2011, the Exploration Permits relating to Adrar Emoles were further extended to December 7, 2012.

On January 17, 2013, the Niger Ministry of Mines approved the Company’s renewal of both Exploration Permits, subject to the relinquishment of 50% of the surface area as per the requirements of the Niger Mining Code. There were no amounts capitalized as exploration and evaluation expenditures that specifically relate to the relinquished permit areas. The Adrar Emoles 3 and 4 Exploration Permits were renewed until January 17, 2016 and required further exploration expenditures amounting to US$7,005,900 and US$4,087,300, respectively. At December 31, 2015, the Company had satisfied the exploration spending requirements on the Adrar Emoles 3 permit but had not made any exploration expenditures in respect of the Adrar Emoles 4 permit (Note 11).

On January 29, 2016 Republic of Niger Ministry of Mines approved the Company’s renewal of Adrar Emoles 3 and 4 Permits, subject to the relinquishment of a further 50% of the remaining surface area as per the requirements of the Niger Mining Code for a period of three years commencing the date of renewal. There are no amounts capitalized as exploration and evaluation expenditures that specifically relate to the relinquished permit areas. The permits require further exploration expenditures over the three-year period. As at June 30, 2017, the Company has made exploration spending only on the Adrar Emoles 3 permit but had not made any exploration expenditures in respect of the Adrar Emoles 4 permit (Note 10).

Tin Negoran Exploration Permits

In February 2007, the Company announced the signing of four Mining Agreements for a term of twenty years with the Republic of Niger regarding four uranium Permits in that country. The initial three-year exploration phase on the Tin Negoran 1, 2, 3 and 4 Permits required that the Company spend US$2,250,000 per Permit over the three-year period beginning April 16, 2007. On August 16, 2010, as a result of Force Majeure circumstances, the initial three-year period was extended to November 16, 2012.

On January 18, 2013, the Niger Ministry of Mines approved the Company’s renewal of all four Exploration Permits, subject to the relinquishment of 50% of the surface area as per the requirements of the Niger Mining Code. There were no amounts capitalized as exploration and evaluation expenditures that specifically relate to the relinquished permit areas. The Tin Negoran Exploration Permits were renewed until January 18, 2016 and required exploration expenditures amounting to US$378,197, US$336,879, US$850,070, US$461,592, respectively. Minimal expenditures were made on Tin Negoran 1 during this period. No expenditures had been made on these permits as of December 31, 2015 (Note 11).

On January 29, 2016 Republic of Niger Ministry of Mines approved the Company’s renewal of Tin Negoran 1, 2, 3, and 4 Permits, subject to the relinquishment of a further 50% of the remaining surface area as per the requirements of the Niger Mining Code for a period of three years commencing the date of renewal. There are no amounts capitalized as exploration and evaluation expenditures that specifically relate to the relinquished permit areas. No expenditures had been made on these permits as of June 30, 2017 (Note 11).

D-9

Exploration and Evaluation Expenditures

The Company’s exploration and evaluation expenditures have targeted: open pit mineralization on the Tin Negoran permits; underground mineralization on the Adrar Emoles 4 permit, known as Isakanan; underground mineralization on the Adrar Emoles 3 permit, known as Dajy, and; the underground deposit on the Adrar Emoles 3 permit, known as DASA. Expenditures on the Company’s exploration activities are as follows:

	June 30, 2017	December 31, 2016

Exploration and evaluation expenditures - beginning	$45,238,967	$45,591,177

Management fees, salaries and benefits	$421,169	861,079
Sampling, assays and other test work	-	123
Share-based compensation	-	23,400
Camp and field expenses	(77)	7,802
Security costs	49,117	144,040
Equipment, fuel and maintenance	14,212	36,497
Travel	9,544	14,652
Depreciation on plant and equipment	110,115	418,556
Resource model and engineering studies	126,016	-
Exploration permits and other fees	-	78,648
Other	5,363	17,400
Exchange differences	1,482,642	(1,954,407)
Exploration and evaluation expenditures - ending	$47,457,068	$45,238,967

Mining Code of the Republic of Niger

In accordance with the Mining Code of the Republic of Niger, the 20-year Mining Agreements include both the exploration and mining phases, with permits for each being issued in accordance with the Mining Agreements. The Company may only renew its exploration permits two times in order to perform exploration and evaluation activities. As a result, the renewal of Adrar Emoles 3 and 4 and Tin Negoran 1, 2, 3, and 4 Permits completed on January 29, 2016 is the Company’s last renewal of such permits. The Company will not be able renew such permits again and thus must complete exploration and evaluation activities on the properties prior to their expiration on January 28, 2019. However, a one-year extension may be granted for technical reasons relating to the finalization of a feasibility study.

The Mining Agreement obligates the Company to complete a feasibility study, if warranted, and to apply for and bring a mineral deposit into commercial production. Notwithstanding, if marginally economic deposits are found, the Minister of Mines may extend the exploration period until economic conditions for mining become favorable.

Under the country’s Mining Code, upon the issuance of a mining permit, the resource must be transferred to a newly incorporated Niger mining corporation. Niger government is granted 10% of the common shares of the new Niger mining corporation at no cost and on a carried interest basis going forward, and Global Atomic is entitled to be repaid the total costs incurred to that date, on a basis to be negotiated. The Republic of Niger has the right to elect to increase its interest in the common shares of the Niger mining corporation by up to 30% by committing to fund its proportional share of future debt and equity requirements.

D-10

6. ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

	June 30, 2017	December 31, 2016
Trade payable	$944,116	$1,083,865
Accrued salaries	2,083,646	1,561,135
Accrued interest	273,077	149,295
Other accrued liabilities	69,288	82,045
Accounts payable and accrued liabilities	$3,370,127	$2,876,340

7. CONVERTIBLE NOTES

On September 30, 2015, the Company completed a convertible notes financing (“Notes”) for gross proceeds of $275,000. The Notes have a term of 24 months to September 30, 2017, are repayable at the face amount of $275,000 on maturity, and are convertible by the note holders at any time prior to maturity at a rate of $1.00 per common share of the Company. The Notes bear interest at an annual rate of 25%, payable on each of September 30, 2016 and 2017. Upon a listing of the Company’s common shares on a public stock exchange, the Notes are immediately payable, along with any accrued interest (“Acceleration Date”). In addition, investors in the Notes received 2.5 warrants per $1 invested, for a total of 687,500 warrants. Each common share purchase warrant entitles the holder to purchase one common share at a price of $1.50. The warrants are exercisable for a period of twenty-four (24) months from the date on which the Company’s shares are publicly listed.

The $275,000 Notes were recorded with liability ($156,343) and equity ($118,657) components. The equity component consisted of the value of the conversion option ($26,826) and a cost of issuance of the Notes ($91,831), representing the valuation of 687,500 warrants at $0.134 per warrant. In relation to the $275,000 Notes, accretion expenses of $14,832 and $29,664 were booked in three and six months ending June 30, 2017 respectively (2016 – $14,832 and $29,664 respectively).

Pursuant to the issuance of the Notes, the Company paid finder’s fees and other share issue costs of $2,000. In addition, the Company granted 2,000 finder’s warrants which are exercisable at $1.50 for a period of twenty-four (24) months from the date on which the Company’s shares are publicly listed. The finder’s warrants were valued at $863 and are recorded as share issue costs.

On February 28, 2016 and March 17, 2016, the Company completed a $120,000 and a $100,000 convertible note financing on the same terms and conditions as the September 30, 2015 convertible note financing, except that the maturity dates are February 28, 2017 and March 30, 2017 respectively. The $220,000 Notes were recorded with liability ($160,139) and equity ($59,861) components. The equity component consisted of the value of the conversion option ($21,461) and a cost of issuance of the Notes ($38,400), representing the valuation of 550,000 warrants at $0.07 per warrant. In relation to the Notes, accretion expenses of $7,483 and $14,966 were booked in three and six months ending June 30, 2017 respectively (2016 – $7,483 and $14,966 respectively).

As of June 30, 2017, $193,648 accrued interest payable on the Notes are outstanding and the Company has received no claims in relation to payment of this amount.

D-11

8. SHARE PURCHASE WARRANTS

Share purchase warrant transactions during the quarter were as follows:

	Period Ended		Year Ended
	June 30, 2017		December 31, 2016
	Number	Value	Number	Value
Balance, beginning of period	4,334,337	$2,350,120	3,709,337	$2,257,925
Issued - unit private placement	-	-	75,000	32,334
Issued - convertible notes	-	-	550,000	59,861
Balance, end of period	4,334,337	$2,350,120	4,334,337	$2,350,120

Using the Black-Scholes valuation method, the following assumptions were used to determine the value and the volatility measured at the standard deviation of continuously compounded share returns was based on statistical analysis of comparable companies’ daily share prices over the last five years.

2016
Assumed share price	$0.35
Exercise price	$1.50
Risk-free interest rate	0.63%
Expected dividend yield	0%
Stock price volatility	100%
Expected life of warrants	3.5 years

The following warrants were outstanding at June 30, 2017:

			Exercise	Remaining
Issue Date	Expiry Date*	Outstanding	Price	Life (Years)*

20-Jun-11	31-Dec-19	411,837	$2.25	2.50
31-Jul-14	31-Dec-19	1,221,370	1.50	2.50
29-Aug-14	31-Dec-19	426,130	1.50	2.50
30-Sep-14	31-Dec-19	137,500	1.50	2.50
15-Nov-14	31-Dec-19	50,000	1.50	2.50
15-Jan-15	31-Dec-19	80,476	1.50	2.50
15-Jan-15	31-Dec-19	4,024	1.50	2.50
23-Jan-15	31-Dec-19	625,000	1.50	2.50
14-Aug-15	31-Dec-19	57,500	1.50	2.50
14-Aug-15	31-Dec-19	6,000	1.50	2.50
30-Sep-15	31-Dec-19	687,500	1.50	2.50
30-Sep-15	31-Dec-19	2,000	1.50	2.50
28-Feb-16	31-Dec-19	300,000	1.50	2.50
17-Mar-16	31-Dec-19	250,000	1.50	2.50
17-May-16	31-Dec-19	75,000	1.50	2.50
		4,334,337	$1.57	2.50

*All of the outstanding share warrants will expire twenty-four (24) months from the date on which the Company’s shares are publicly listed which cannot be specifically determined at this time. For purposes of the Black-Scholes option pricing model, the Company has estimated this date to be 2.5 years from June 30, 2017.

D-12

9. SHARE OPTIONS

The Company has established a share-based option plan (“the Plan”) for directors, officers, consultants, and other service providers. The plan limits the number of common shares reserved for issuance under the plan to a number which is equal to 10% of the number of common shares outstanding. Options under the Plan, including the terms and conditions attached to each option, are granted by the Board of Directors. Options granted to directors and employees vest immediately and over a two-year period, respectively. All options are equity-settled and expire five years from the date of grant.

Share-based option transactions during the quarter were as follows:

		Weighted Average
	Number	Exercise Price
Balance, December 31, 2015	6,060,000	$1.69
Granted	800,000	1.00

Balance, June 30, 2016	6,860,000	$1.61
Expired	(5,710,000)	1.64

Balance, December 31, 2016	1,150,000	$1.41
Expired	(200,000)	2.50

Balance, June 30, 2017	950,000	$1.18

The fair value of share-based options issued in 2016 was estimated using the Black-Scholes option pricing model, with the following weighted average assumptions and the volatility measured at the standard deviation of continuously compounded share returns was based on statistical analysis of comparable companies’ daily share prices over the last five years.

2016
Assumed share price	$0.35
Risk-free interest rate	1.50%
Expected dividend yield	0%
Stock price volatility	115%
Forfeitures rate	3%
Expected life of options	5 years
Total value of options issued	$187,400

The following share-based options were outstanding and exercisable at June 30, 2017:

		Number of			Number of
		Options	Exercise	Remaining	Options
Grant Date	Expiry Date	Outstanding	Price	Life (Years)	Exercisable
January 17, 2013	January 17, 2018	100,000	2.50	0.55	100,000
January 23, 2015	January 23, 2020	50,000	1.50	2.57	50,000
February 9, 2016	February 9, 2021	800,000	1.00	3.62	550,000

Balance, June 30, 2017		950,000	1.18	3.24	700,000

For options outstanding during the period ended June 30, 2017, $nil and $nil (2016 - $105,400 and $23,400) in share-based compensation cost was expensed in the statement of loss and comprehensive loss and capitalized in exploration and evaluation expenditures, respectively. As at June 30, 2017, there was $58,600 and $nil (December 31, 2016 – $58,600 and $nil) of share-based compensation cost to expense in the statement of loss and comprehensive loss and to capitalize in exploration and evaluation expenditures, respectively, over the remaining vesting period.

D-13

10. COMMITMENTS AND CONTINGENCIES

a)	The Company shares office space with Silvermet, a public company with directors and officers in common (Note 11). On January 12, 2015, an office lease agreement was signed for a period of three years, commencing July 1, 2015 and expiring June 30, 2018.

As at June 30, 2017	Minimum Lease Payments
2017	$27,000
2018	27,000

b)	As described in Note 5, under the terms of its Mining Agreements with the Ministry of Mines of the Republic of Niger, the Company must incur certain exploration expenditures on its permits. On January 29, 2016 Republic of Niger Ministry of Mines approved the Company’s renewal of Adrar Emoles 3 and 4 and Tin Negoran 1, 2, 3, and 4 Permits, for a period of three years commencing the date of renewal. The permits require the following further exploration expenditures over the three-year period.

			Required Exploration
Exploration Permit	Renewal Date	Expiry Date	Expenditure (US $)
Adrar Emoles 3	January 29, 2016	January 28, 2019	$5,293,750
Adrar Emoles 4	January 29, 2016	January 28, 2019	4,087,300
Total Adrar Emoles			9,381,050

Tin Negoran 1	January 29, 2016	January 28, 2019	$301,367
Tin Negoran 2	January 29, 2016	January 28, 2019	336,879
Tin Negoran 3	January 29, 2016	January 28, 2019	850,070
Tin Negoran 4	January 29, 2016	January 28, 2019	461,592
Total Tin Negoran			1,949,908
Total Required Exploration Expenditure			$11,330,958

11. RELATED PARTY TRANSACTIONS

a)	Related party transactions

The Company incurs expenses relating to its share of an office lease and an allocation of salaries for accounting services with Silvermet. The Company borrows funds, shares costs of office personnel and supplies expenses with some related parties. Balances and transactions with those related parties as at and for the periods ended June 30, 2017 and December 31, 2016 were as follows:

	December 31, 2016			June 30, 2017
	Amounts owing	Amounts charged		Amounts owing
	To	From	To	To
Silvermet Inc.	$(269,353)	$(824,220)	$2,218	$(1,091,355)
Harte Gold Corp.	(14,275)	(91,431)	73,160	(32,546)
Director	(400,000)	-	-	(400,000)
Romex Mining Corp.	(97,800)	-	1,823	(95,977)
	$(781,428)	$(915,651)	$77,201	$(1,619,878)

D-14

Silvermet, Harte Gold Corp. (“Harte Gold”) and Romex Mining Corp. (“Romex”) are related parties since one or more directors, officers and consultants of the Company are associated with these companies in the same or similar capacity.

As of June 30, 2017, all transactions with Harte Gold and Romex have occurred in the normal course of operations, and amounts owing are unsecured, non-interest bearing and due on demand.

In 2016, one of the directors of the company advanced $400,000 to the Company in the form of a debenture. The debenture is for general working capital purposes, due December 31, 2017 and was advanced to the company in eight equal tranches from June to December 2016. The interest on the aggregate principal amount is calculated on a daily basis at the annual rate of 15% on the amounts outstanding, and recorded as part of accounts payable and accrued liabilities. As of June 30, 2017, total interest payable on the $400,000 loan was $47,522 (December 31, 2016 – $17,523).

In 2016, Romex advanced $89,100 to the Company for general working capital purposes. The advance bears no interest and is due on demand.

In 2016, Silvermet advanced $81,290 to the Company for general working capital purposes. As of December 31, 2016, the advances bore no interest and were due on demand. During the first half of 2017, as part of the planned merger of the two companies, Silvermet advanced an additional $766,530 to the Company and started charging 15% annual interest on the loan portion of the outstanding receivable from the Company.

On January 23, 2015, Silvermet invested US$ 1,000,000 (CDN$ 1,250,000) in the unit offering of the Company. For the financing the Company issued 1.25 million units at $1.00 per unit (comprising one common share and a half warrant exercisable at $1.50 per full warrant). Each full warrant is exercisable for a period of 24 months from the date the Company’s common shares are listed for trading on a stock exchange.

b)	Compensation of key management

Key management personnel are those persons having authority and responsibility for planning, directing and controlling the activities of the Company. Key management of the Company includes directors, the Chief Executive Officer, the Chief Financial Officer, the Vice-President of Exploration, the Vice-President Corporate Development and the Vice-President of Operations. Compensation awarded to key management personnel is as follows:

	Three-months ended June 30,		Six months ended June 30,
	2017	2016	2017	2016
Consulting fees	$165,000	$184,328	$330,000	$369,932
Stock-based compensation	-	-	-	117,100
	$165,000	$184,328	$330,000	$487,032

	June 30, 2017	December 31, 2016
Unpaid amounts included in accrued liabilities (Note 6)	$1,433,606	$1,072,406

For the three and six months ended June 30, 2017, $45,000 and $90,000 in key management compensation was capitalized as exploration and evaluation expenditures respectively (2016 - $45,000 and $113,400 respectively).

D-15

12. SEGMENTED INFORMATION

Operating Segments

The Company’s only operating segment is the acquisition, exploration and development of mineral resource properties in Niger.

Geographic Information

The total non-current assets and current liabilities located by geographic area are as follows:

	June 30, 2017	December 31, 2016
Non-Current Assets
Canada	$-	$-
Niger	47,736,565	45,614,634
	$47,736,565	$45,614,634

Current Liabilities
Canada	$4,354,253	$3,061,602
Niger	1,100,957	1,016,742
	$5,455,210	$4,078,344

13. SUBSEQUENT EVENTS

On July 17, 2017, the Company entered into a Memorandum of Understanding with AREVA Mines SA (“Areva”), to advance further discussions on cooperation with respect to their Niger operations including the use of Areva’s mill facilities in Arlit, to process ore from the Company’s Niger properties.

D-16

GLOBAL ATOMIC FUELS CORPORATION

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2016 AND 2015

(All amounts expressed in Canadian dollars except as noted)

D-17

June 9, 2017

Independent Auditor’s Report

To the Directors of

Global Atomic Fuels Corporation

We have audited the accompanying consolidated financial statements of Global Atomic Fuels Corporation, and its subsidiary, which comprise the consolidated statements of financial position as at December 31, 2016 and December 31, 2015 and the consolidated statements of loss and comprehensive loss, changes in equity and cash flows for the years then ended, and the related notes, which comprise a summary of significant accounting policies and other explanatory information.

Management’s responsibility for the consolidated financial statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with International Financial Reporting Standards (IFRS), and for such internal control as management determines is necessary to enable the preparation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with Canadian generally accepted auditing standards. Those standards require that we comply with ethical requirements and plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

PricewaterhouseCoopers LLP

PwC Tower, 18 York Street, Suite 2600, Toronto, Ontario, Canada M5J

T: +1 416 863 1133, F: +1 416 365 8215, www.pwc.com/ca

“PwC” refers to PricewaterhouseCoopers LLP, an Ontario limited liability partnership.

D-18

Opinion

In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of Global Atomic Fuels Corporation and its subsidiary as at December 31, 2016 and 2015 and its financial performance and its cash flows for the years then ended in accordance with IFRS.

Emphasis of matter

Without qualifying our opinion, we draw attention to Note 1 in the consolidated financial statements which describes matters and conditions that indicate the existence of a material uncertainty that may cast significant doubt about the company’s ability to continue as a going concern.

(Signed) “PricewaterhouseCoopers LLP”

Chartered Professional Accountants, Licensed Public Accountants

D-19

GLOBAL ATOMIC FUELS CORPORATION

Consolidated Statements of Financial Position

(expressed in Canadian dollars)

		As at December 31,	As at December 31,
	Note	2016	2015
ASSETS
Current
Cash and cash equivalents		$49,799	$68,933
Receivables	5	11,058	25,249
Prepaid expenses		13,252	23,088
		74,109	117,270
Non-current
Plant and equipment	6	254,219	676,950
Advance payments for exploration and evaluation		121,448	128,814
Exploration and evaluation expenditures	7, 14	45,238,967	45,591,177
Total assets		$45,688,743	$46,514,211
LIABILITIES
Current
Accounts payable and accrued liabilities	8, 15	$2,876,340	$1,470,587
Due to related parties	15	781,428	94,944
Convertible notes	9	420,576	-
		4,078,344	1,565,531
Non-Current
Convertible notes	9	-	191,175
Total Liabilities		4,078,344	1,756,706
SHAREHOLDERS’ EQUITY
Share capital	10	48,882,389	48,764,723
Share purchase warrants	11	2,350,120	2,257,925
Contributed surplus	12	10,892,111	10,763,311
Accumulated other comprehensive income		1,045,892	3,003,877
Deficit		(21,560,113)	(20,032,331)
Total equity		41,610,399	44,757,505

Total liabilities and equity		$45,688,743	$46,514,211
Nature of operations and going concern	1
Commitments and contingent liabilities	14
Subsequent events	19

On behalf of the Board:

“Stephen G. Roman”	“Douglas Scharf”
Director	Director

See accompanying notes to the consolidated financial statements

D-20

GLOBAL ATOMIC FUELS CORPORATION

Consolidated Statements of Loss and Comprehensive

Loss (expressed in Canadian dollars)

		Year ended December 31,
	Note	2016	2015
ADMINISTRATION EXPENSES
Management fees		$637,504	$415,278
Office, rent and administration		219,705	274,778
Professional fees		157,882	96,878
Salaries and benefits		132,513	143,121
Travel, promotion and investor relations		51,632	179,235
Depreciation		-	3,259
Share-based compensation	12	105,400	-
		(1,304,636)	(1,112,549)
OTHER (INCOME) LOSS
Finance income		(2)	(348)
Foreign exchange loss		3,032	9,899
Interest expense	9	220,117	33,270
NET LOSS BEFORE TAX		(1,527,783)	(1,155,370)
Current income tax expense	13	-	-
Deferred income tax expense	13	-	-
LOSS FOR THE YEAR		(1,527,783)	(1,155,370)
OTHER COMPREHENSIVE (LOSS) INCOME
Foreign currency translation		(2,212,403)	2,209,501
OTHER COMPREHENSIVE (LOSS) INCOME		(2,212,403)	2,209,501

COMPREHENSIVE (LOSS) INCOME		$(3,740,186)	$1,054,131
Basic and diluted loss per share		$(0.023)	$(0.017)
Weighted average number of shares		67,361,767	67,107,355

See accompanying notes to the consolidated financial statements

D-21

GLOBAL ATOMIC FUELS CORPORATION

Consolidated Statements of Changes in Equity

(expressed in Canadian dollars)

						Accumulated
	Share Capital		Share Purchase			Other
			Warrants		Contributed	Comprehensive
	#	$	#	$	Surplus	Income	Deficit	Total

Balance, December 31, 2014	65,737,989	$47,605,819	2,246,837	$1,804,742	$10,737,210	$794,376	$(18,876,961)	$42,065,186
Private placement financings	1,525,952	1,196,616	762,976	329,336				1,525,952
Share issue costs		(37,712)	12,024	5,190				(32,522)
Note financing warrants			687,500	118,657				118,657
Share-based compensation					26,101			26,101
Total comprehensive loss						2,209,501	(1,155,370)	1,054,131

Balance, December 31, 2015	67,263,941	$48,764,723	3,709,337	$2,257,925	$10,763,311	$3,003,877	$(20,032,331)	$44,757,505
Private placement financings	150,000	117,666	75,000	32,334				150,000
Additional bonus issue	11,500	-	-	-				-
Note financing warrants			550,000	59,861				59,861
Share-based compensation					128,800			128,800
Total comprehensive loss						(1,957,985)	(1,527,782)	(3,485,767)

Balance, December 31, 2016	67,425,441	$48,882,389	4,334,337	$2,350,120	$10,892,111	$1,045,892	$(21,560,113)	$41,610,399

See accompanying notes to the consolidated financial statements

D-22

GLOBAL ATOMIC FUELS CORPORATION

Consolidated Statements of Cash Flows

(expressed in Canadian dollars)

	Year ended December 31,
	2016	2015
OPERATING ACTIVITIES
Net loss for the period	$(1,527,783)	$(1,155,370)
Add items not affecting cash:
Depreciation	-	3,259
Accrued interest	89,260	14,832
Share-based compensation	105,400	-
	(1,333,123)	(1,137,279)
Net changes in non-cash working capital balances:
Receivables	14,053	193,122
Due from related parties	(2,895)	182,482
Prepaid expenses	9,836	16,638
Accounts payable and accrued liabilities	989,611	258,345
Due to related parties	286,484	94,944
Cash flows provided by operating activities - net	(36,034)	(391,748)
FINANCING ACTIVITIES
Shares and warrants issued for cash	150,000	1,525,952
Share issue costs	-	(32,522)
Loan from related party	400,000	-
Convertible notes issued	200,000	295,000
Cash flows used in financing activities - net	750,000	1,788,430
INVESTING ACTIVITIES
Purchase of plant and equipment	(21,200)	-
Advance payments for exploration and evaluation	-	6,606
Exploration and evaluation expenditures	(689,798)	(1,840,731)
Cash flows used in investing activties - net	(710,998)	(1,834,125)

EFFECT OF FOREIGN EXCHANGE ON CASH AND CASH EQUIVALENTS	(22,102)	3,267
DECREASE IN CASH AND CASH EQUIVALENTS	(19,134)	(434,176)
CASH & CASH EQUIVALENTS BEGINNING OF YEAR	68,933	503,109

CASH & CASH EQUIVALENTS END OF YEAR	$49,799	$68,933
Cash interest received	$(2)	$348

See accompanying notes to the consolidated financial statements

D-23

Global Atomic Fuels Corporation

Notes to the Consolidated Financial Statements

For the years ended December 31, 2016 and 2015

(Expressed in Canadian dollars)

1. NATURE OF OPERATIONS AND GOING CONCERN

Global Atomic Fuels Corporation, and its subsidiary (collectively “Global Atomic” or the “Company”), is a privately held exploration stage company engaged in the acquisition, exploration and development of uranium properties internationally. Global Atomic, the parent, was incorporated under the Business Corporations Act (Ontario) on January 31, 2005 and its registered address is 8 King Street East, Suite 1700, Toronto, Ontario, Canada, M5C 1B5.

The Company has interests in resource properties which it is in the process of exploring and has not yet determined whether these properties contain reserves that are economically recoverable. The recoverability of resource properties, including capitalized exploration and evaluation expenditures, is dependent upon the existence of economically recoverable mineral reserves, the ability of the Company to obtain necessary financing to complete the exploration and development of the resource properties, and upon future profitable production or proceeds from the disposition thereof.

The Company’s consolidated financial statements are prepared using International Financial Reporting Standards applicable to a going concern, which assumes that the Company will continue in operations for the foreseeable future and will be able to realize its assets and discharge its liabilities in the normal course of business. For the year ended December 31, 2016, the Company incurred a net loss of $1,527,783 (2015 - $1,155,370), negative operating cash flow of $36,034 (2015 – negative $391,748), had a negative working capital balance of $4,004,235 as at December 31, 2016 calculated as current assets less current liabilities (December 31, 2015 - $1,448,261), and an accumulated deficit of $21,560,113 as at December 31, 2016 (December 31, 2015 - $20,032,331). These circumstances indicate the existence of material uncertainty that may cast significant doubt as to the ability of the Company to meet its obligations as they come due and, accordingly, the appropriateness of the use of accounting principles applicable to a going concern.

The Company will continue to pursue opportunities to raise additional capital through equity markets to fund its future exploration and operating activities; however, there can be no assurance that such financing will be available on a timely basis and under terms which are acceptable to the Company. These financial statements do not reflect the adjustments to the carrying value of assets and liabilities and the reported expenses and balance sheet classifications that would be necessary if the Company were unable to realize its assets and settle its liabilities as a going concern in the normal course of operations. Such adjustment could be material. Subsequent to the year ended December 31, 2016, the Company received $621,530 from Silvermet Inc. (“Silvermet”), a related party, as part of the planned merger of the two companies (Note 19).

2. BASIS OF PRESENTATION

The consolidated financial statements have been prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”).

The preparation of consolidated financial statements requires management to make judgements, estimates and assumptions that affect the application of policies and reported amounts of assets, liabilities and expenses. See Note 4 for critical accounting estimates and judgements.

These consolidated financial statements were approved by the board of directors on June 9, 2017.

D-24

3. SIGNIFICANT ACCOUNTING POLICIES

The significant accounting policies used in the preparation of these consolidated financial statements are described below:

a) Basis of Measurement

The consolidated financial statements have been prepared under the historical cost convention, except for convertible debentures which are initially measured at fair value. In addition, these financial statements have been prepared using the accrual basis of accounting.

The preparation of financial statements in conformity with IFRS requires management to make judgements, estimates and assumptions that affect the application of accounting policies and the reported amounts of assets, liabilities, incomes and expenses. Actual results may differ from these estimates.

It is reasonably possible that, on the basis of existing knowledge, outcomes in the next financial year that are different from the assumptions used could require material adjustment to the carrying amount of the asset or liability affected.

Estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognized in the period in which the estimates are revised and in any future periods affected.

The accompanying financial statements include all adjustments that are, in the opinion of management, necessary for a fair presentation.

b) Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, Global Uranium Niger Inc. All intercompany transactions, balances and unrealized gains and losses from intercompany transactions are eliminated on consolidation. Subsidiaries are all entities over which the Company has control. The Company controls an entity when it is exposed to, or has rights to, variable returns from its involvement with the entity and has the ability to affect those returns through its power over the entity. A subsidiary is fully consolidated from the date on which control is obtained and is de-consolidated from the date that control ceases.

c) Segment reporting

Operating segments are reported in a manner consistent with the internal reporting provided to the chief operating decision-maker. The chief operating decision-maker, who is responsible for allocating resources and assessing performance of the operating segments, has been identified as the chief executive officer of the Company.

The Company has determined that it has one operating segment, the acquisition, exploration and development of mineral resource properties, currently located in Niger, Africa. The Company’s corporate head office earns nominal finance income that are considered incidental to the activities of the Company and therefore does not meet the definition of an operating segment.

d) Foreign currency translation

Items included in the financial statements of each of the Company’s consolidated entities are measured using the currency of the primary economic environment in which the entity operates (“the functional currency”). The consolidated financial statements are presented in Canadian dollars (“the presentation currency”) which is the functional currency of the parent company. The functional currency of the Company’s subsidiary which carries out exploration activities located in Niger is the West African CFA Franc (“CFA”). On consolidation, the assets and liabilities of foreign operations which have a functional currency other than the presentation currency are translated into Canadian dollars at the closing exchange rate at the date of the statement of financial position. The income and expenses of the branch are translated at the average exchange rate of the period. All resulting exchange differences are recognised as a separate component of equity through other comprehensive income.

D-25

Transactions denominated in a foreign currency are translated into the functional currency using the exchange rate prevailing at the dates of the transactions. Monetary assets and liabilities denominated in foreign currencies are translated at the exchange rate prevailing at the date of the statement of financial position. Foreign exchange gains and losses resulting from these items are recognized within “Foreign exchange gain/loss” in the statement of loss and comprehensive loss. Non-monetary items denominated in foreign currencies are translated at the exchange rate prevailing as at the dates of the initial transactions.

e) Cash and cash equivalents

Cash and cash equivalents include cash on hand and deposits held with banks.

f) Financial instruments

Financial assets and liabilities are recognized when the Company becomes a party to the contractual provisions of the instrument. Financial assets are derecognized when the rights to receive cash flows from the assets have expired or have been transferred and the Company has transferred substantially all risks and rewards of ownership. Financial liabilities are derecognized when the obligation specified in the contract is discharged, cancelled or expires.

i)	Financial assets

The Company’s financial assets are comprised of cash and cash equivalents and receivables (excluding HST receivables). All financial assets are initially recorded at fair value and designated upon inception into one of four categories: held to maturity, available for sale, loans and receivables or at fair value through profit or loss.

Subsequent to initial recognition, the Company’s financial assets are measured in accordance with the following:

Loans and receivables are non-derivative financial assets with fixed or determinable payments that are not quoted in an active market. The Company’s loans and receivables comprise cash and cash equivalents, and receivables (excluding HST receivables) and are included in current assets due to their short-term nature. Loans and receivables are initially recognized at fair value. Subsequently, loans and receivables are measured at amortized cost using the effective interest method less a provision for impairment.

ii)	Financial liabilities

Financial liabilities are initially recorded at fair value and designated upon inception as fair value through profit or loss or other financial liabilities. The Company’s financial liabilities are comprised of accounts payable, accrued liabilities, convertible notes and notes payable and are classified as other financial liabilities. Subsequent to initial recognition, financial liabilities are measured at amortized cost using the effective interest method. The conversion option of a convertible note is initially recognized at fair value and calculated using the Black Scholes model and is not subsequently re-measured.

g) Impairment of financial assets

The Company assesses whether a financial asset is impaired at each reporting date.

If there is objective evidence that an impairment loss on assets carried at amortized cost has been incurred, the impairment loss is the difference between the carrying amount of the asset and its present value of estimated future cash flows at the measurement date. A financial asset is deemed to be impaired if, and only if, there is objective evidence of impairment as a result of one or more events that has occurred after the initial recognition of the asset and the loss has an impact on the estimated cash flows of the financial asset that can be reliably estimated.

D-26

h) Plant and equipment

Plant and equipment are recorded at cost less accumulated depreciation and accumulated impairment losses. Cost includes expenditures that are directly attributable to the acquisition of an asset. Subsequent costs are included in the asset’s carrying amount or recognized as a separate asset, as appropriate, only when it is probable that future economic benefits associated with the item will flow to the Company and the cost can be measured reliably. The carrying amount of a replaced asset is derecognized when replaced.

Depreciation is calculated on a straight-line basis and recorded as an expense for the period. Assets are depreciated to their estimated residual value over an estimated useful life as follows:

Camp and buildings	5 years
Equipment and vehicles	5 years
Furniture and fixtures	5 years
Computer equipment	3 years

When assets are retired, or sold, the resulting gains or losses are reflected in the consolidated statement of loss and comprehensive loss as a component of other income or expense. When appropriate, the Company allocates the amount initially recognized in respect of an item of plant and equipment to its significant parts and depreciates separately each such part. Residual values, method of depreciation and useful lives of the assets are reviewed annually and adjusted if appropriate.

i) Exploration and evaluation expenditures

The Company is in the exploration stage and capitalizes all costs where such costs have characteristics of an asset relating to the acquisition of, exploration for, and development of mineral claims as exploration and evaluation expenditures. Exploration and evaluation expenditures include property acquisition costs and are deferred costs to be charged against operations in the future.

Exploration and evaluation expenditures also include, but are not limited to, geological, geophysical studies, exploratory drilling and sampling and the cost of maintaining the site until commercial production commences. Administration costs that do not relate to any specific property are expensed as incurred. Contractual deposits paid to suppliers for future exploration expenditures are recorded as “Advance payments for exploration and evaluation”. Once the technical feasibility and commercial viability of the extraction of mineral resources in an area of interest are demonstrable, exploration and evaluation assets attributable to that area of interest are first tested for impairment and then reclassified to mineral property assets.

The aggregate costs related to abandoned mineral claims are charged as an expense within the statement of loss and comprehensive loss at the time of any abandonment or when it has been determined that there is evidence of an impairment.

Recoverability of the carrying amount of any exploration and evaluation expenditures is dependent on successful development and commercial exploitation or alternatively, sale of the respective area of interest.

j) Impairment of non-financial assets

Plant and equipment and exploration and evaluation expenditures are tested for impairment when events or changes in circumstances indicate that the carrying amount may not be recoverable. For the purpose of measuring recoverable amounts, assets are grouped at the lowest levels for which there are separately identifiable cash flows (cash-generating units or ‘CGUs’). Recoverable amount is the higher of an asset’s fair value less costs of disposal and value in use (being the present value of the expected future cash flows of the relevant asset or CGU, as determined by management).

If the recoverable amount of an asset (or a cash-generating unit) is estimated to be less than its carrying amount, the carrying amount of the asset (or the cash-generating unit) is reduced to its recoverable amount. An impairment loss is recognized immediately in the statement of loss.

D-27

Where an impairment loss subsequently reverses, the carrying amount of the asset (cash-generating unit) is increased to the revised estimate of its recoverable amount, but so that the increased carrying amount does not exceed the net carrying amount that would have been determined had no impairment loss been recognized for the asset (or cash-generating unit) in prior years.

Management reviews the following industry-specific indicators for an impairment review when evaluating exploration and evaluation expenditures:

●	Exploration activities have ceased;
●	Exploration results have not led to the discovery of commercially viable quantities of mineral resources;
●	Lease ownership rights expire; or
●	An exploration property has no material economic value to the Company’s business plan.

Management takes into consideration various information including, but not limited to, results of exploration activities conducted to date, estimated future mineral prices, and reports and opinions of outside geologists, mine engineers and consultants.

k) Share-based payments

The Company has a share-based option compensation plan for its directors, officers, employees and consultants. The fair value is measured at the grant date and each tranche is recognized on a graded-vesting basis over the applicable vesting period as an increase in share-based compensation cost and contributed surplus. The fair value of the options granted is measured using the Black-Scholes option pricing model taking into account the terms and conditions upon which the options were granted. When such share-based options are exercised, the proceeds received by the Company, together with the respective amount from contributed surplus, are credited to share capital. Compensation cost is recognized based upon the number of awards expected to vest which includes an estimated forfeitures rate. At each financial reporting date, the amount recognized as an expense is adjusted to reflect the actual number of share options that vest. The share-based compensation is expensed immediately or capitalized and included in exploration and evaluation expenditures for options granted to individuals who work directly on exploration projects. In the event of a modification to the terms of a share-based option, the Company recognizes the incremental fair value if the modification increases the value of the equity instrument. The incremental fair value granted is the difference between the fair value of the modified share-based option and the original option both estimated at the date of modification.

l) Income Taxes

Income tax on the profit or loss for the periods presented comprises current and deferred income tax. Income tax is recognized in profit or loss except to the extent that it relates to items recognized directly in other comprehensive income or equity, in which case it is recognized in other comprehensive income or equity.

Current income tax expense is the expected tax payable on the taxable income for the year, using tax rates enacted or substantively enacted at period end, adjusted for amendments to tax payable with regards to previous years.

Deferred income tax is provided using the balance sheet liability method, providing for temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for taxation purposes. The amount of deferred income tax provided is based on the expected manner of realization or settlement of the carrying amount of assets and liabilities, using tax rates enacted or substantively enacted at the date of the statement of financial position

A deferred income tax asset is recognized only to the extent that it is probable that future taxable profits will be available against which the asset can be utilized. To the extent that the Company does not consider it probable that a future income tax asset will be recovered, it does not recognize the asset.

D-28

Deferred income tax assets and liabilities are offset when there is a legally enforceable right to setoff tax assets against tax liabilities and when they relate to income taxes levied by the same taxation authority and the Company intends to settle its tax assets and liabilities on a net basis.

m) Earnings (loss) per share

Basic earnings (loss) per share is calculated by dividing net loss available to common shareholders by the weighted average number of common shares outstanding during the period. Diluted earnings per share is calculated in a manner similar to basic earnings per share, except that the weighted average shares outstanding are increased to include potential common shares from the assumed exercise under the treasury stock method of convertible securities, options and warrants, if dilutive.

As the Company is in a loss position, the effect of potential issuance of shares under options and warrants would be anti-dilutive, and accordingly, basic and diluted loss per share are the same.

n) Accounting standard adopted during the year

The Company identified no significant accounting standards and amendments to be adopted for year ended December 31, 2016.

o) Accounting standards and amendments issued but not yet adopted

A number of new standards and amendments to standards and interpretations are effective for annual periods beginning after 1 January 2017, and have not been applied in preparing these consolidated financial statements. None of these is expected to have a significant effect on the consolidated financial statements of the Company, except the following set out below:

IFRS 9 – Financial Instruments

In July 2014, the IASB issued IFRS 9 Financial Instruments, which addresses the classification, measurement and recognition of financial assets and liabilities. IFRS 9 uses a single approach to determine whether a financial asset is classified and measured at amortized cost or fair value, replacing the multiple rules in IAS 39. The approach in IFRS 9 is based on how an entity manages its financial instruments and the contractual cash flow characteristics of the financial asset. Most of the requirements in IAS 39 for classification and measurement of financial liabilities were carried forward in IFRS 9. IFRS 9 introduces a single expected credit loss model, which is based on changes in credit quality since initial recognition. IFRS 9 changes the requirements for hedge effectiveness and consequently for the application of hedge accounting. The IAS 39 effectiveness test is replaced with a requirement for an economic relationship between the hedged item and the hedging instrument, and for the hedged ratio to be the same as that used by the entity for risk management purposes. Certain restrictions that prevented some hedging strategies and hedging instruments from qualifying for hedge accounting were removed under IFRS 9. Generally, the mechanics of hedge accounting remain unchanged. IFRS is mandatory for accounting periods beginning on or after January 1, 2018, although early adoption is permitted. The Company is yet to assess IFRS 9’s full impact.

IFRS 15 – Revenue from Contracts with Customers

In May 2014, the IASB issued IFRS 15 Revenue from Contracts with Customers, which covers principles that an entity shall apply to report useful information to users of financial statements about the nature, amount, timing and uncertainty of revenue and cash flows arising from a contract with a customer. In September 2015, the IASB deferred the effective date of the standard to annual reporting periods beginning on or after January 1, 2018, although early adoption is permitted. The Company has not yet begun the process of assessing the impact of IFRS 15.

D-29

IFRS 16 – Leases

In January 2016, the IASB issued IFRS 16 Leases, which requires lessees to recognize assets and liabilities for most leases. Application of the standard is mandatory for annual reporting periods beginning on or after January 1, 2019, although early adoption is permitted, provided the new revenue standard,

IFRS 15, has been applied or is applied at the same time as IFRS 16. The Company has not yet begun the process of assessing the impact of this standard.

There are no other IFRSs or IFRS Interpretations Committee interpretations that are not yet effective that would be expected to have a material impact on the Company.

4. CRITICAL ACCOUNTING ESTIMATES AND JUDGEMENTS

The preparation of financial statements in accordance with IFRS requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of expenses during the year. These estimates and assumptions are based on management’s best knowledge of the relevant facts and circumstances, having regard to prior experience. Accordingly, actual results may differ materially from these estimates. These estimates are reviewed periodically and, as adjustments become necessary, they are made in the period in which they become known.

The following are the critical judgments that management has made in the preparation of the consolidated financial statements:

a) Impairment of exploration and evaluation expenditures

The Company capitalizes exploration costs, which are related to specific projects, until the commercial feasibility of the project is determinable. Costs are charged to operations when impairment in value has been determined. Management reviews the carrying values of exploration properties and related expenditures whenever events or changes in circumstances indicate that their carrying values may not be recoverable. The recoverable part of cash-generating units for an exploration stage company requires various subjective assumptions. These assumptions may change significantly over time when new information becomes available and may cause original estimates to change. When assessing whether exploration and evaluation expenditures are recoverable, management considers changes in the mineral resources, forecast prices of commodities, valuation metrics using comparable companies, foreign exchange rates, metallurgical recovery rates and estimated development and production costs.

b) Share-based compensation and share purchase warrants

The fair value associated with share-based options granted under the terms of the Company’s share-based option plan and other share-based instruments, including share purchase warrants, is measured at the grant date by using the Black-Scholes option pricing model. The use of the model requires that management make subjective estimates about future events, such as the estimated life of options, expected forfeitures and the expected rate of volatility in the Company’s share price over the life of the options, which can materially affect the fair value estimate. As there is no historical data available for independently determining the volatility of the Company’s share price, the assumption of volatility was based on information available in the mining industry using comparable companies operating in the junior uranium exploration sector. For share-based compensation, the expected forfeiture rate is estimated based on historical forfeiture rates and expectations of future forfeiture rates, and is adjusted if the actual forfeiture rate differs from the expected rate.

Information regarding significant areas of estimation, uncertainty and critical judgements made in applying accounting policies that have the most significant effect on the amounts recognized in the financial statements are included in the following notes:

Note 7	Measurement of the recoverable amounts of exploration and evaluation projects
Notes 9-10	Compound financial instruments
Note 11-12	Measurement of warrants and stock-based compensation
Note 13	Utilization of tax losse
Note 14	Provisions and contingencies

D-30

5. RECEIVABLES

	December 31, 2016	December 31, 2015
HST receivable	$-	$12,453
Subscription receivable	5,600	7,200
Other receivables	5,458	5,596
Receivables	$11,058	$25,249

6. PLANT AND EQUIPMENT

	Camp and	Equipment and	Office	Computer
	buildings	vehicles	furniture	equipment	Total
Cost
As at December 31, 2014	1,532,608	756,005	29,317	51,851	2,369,781
Additions	-	-	-	-	-
Disposals	-	-	-	-	-
Exchange differences	108,146	53,347	1,611	-	163,104
As at December 31, 2015	1,640,754	809,352	30,928	51,851	2,532,885
Additions	-	20,937	-	-	20,937
Disposals	-	-	-	-	-
Exchange differences	(93,823)	(46,983)	(1,143)	-	(141,949)
As at December 31, 2016	1,546,931	783,306	29,785	51,851	2,411,873
Accumulated depreciation
As at December 31, 2014	749,595	489,457	26,292	48,592	1,313,936
Depreciation	308,317	115,291	947	3,259	427,814
Disposals	-	-	-	-	-
Exchange differences	71,308	41,423	1,454	-	114,185
As at December 31, 2015	1,129,220	646,171	28,693	51,851	1,855,935
Depreciation	318,743	98,808	1,005	-	418,556
Disposals	-	-	-	-	-
Exchange differences	(75,268)	(40,265)	(1,304)	-	(116,837)
As at December 31, 2016	1,372,695	704,714	28,394	51,851	2,157,654
Net book value
As at December 31, 2015	511,534	163,181	2,235	-	676,950
As at December 31, 2016	174,236	78,592	1,391	-	254,219

7. EXPLORATION AND EVALUATION EXPENDITURES

The Company holds the following permits in relation to exploration activities in the Republic of Niger:

Adrar Emoles Exploration Permits

In October 2007, the Company announced the signing of two Mining Agreements for a term of twenty years with the Republic of Niger for the Adrar Emoles 3 and 4 Permits. As part of these agreements, the Company entered into Exploration Permits requiring it to spend US$2,762,100 per Permit over the three-year period beginning February 8, 2008. In August 2010, as a result of Force Majeure circumstances, the initial three-year period was extended to June 8, 2012. In November 2011, the Exploration Permits relating to Adrar Emoles were further extended to December 7, 2012.

On January 17, 2013, the Niger Ministry of Mines approved the Company’s renewal of both Exploration Permits, subject to the relinquishment of 50% of the surface area as per the requirements of the Niger Mining Code. There were no amounts capitalized as exploration and evaluation expenditures that specifically relate to the relinquished permit areas. The Adrar Emoles 3 and 4 Exploration Permits were renewed until January 17, 2016 and required further exploration expenditures amounting to US$7,005,900 and US$4,087,300, respectively. At December 31, 2015, the Company had satisfied the exploration spending requirements on the Adrar Emoles 3 permit but had not made any exploration expenditures in respect of the Adrar Emoles 4 permit (Note 14).

D-31

On January 29, 2016 Republic of Niger Ministry of Mines approved the Company’s renewal of Adrar Emoles 3 and 4 Permits, subject to the relinquishment of a further 50% of the remaining surface area as per the requirements of the Niger Mining Code for a period of three years commencing the date of renewal. There are no amounts capitalized as exploration and evaluation expenditures that specifically relate to the relinquished permit areas. The permits require the further exploration expenditures over the three-year period. As at December 31, 2016, the Company has made exploration spending only on the Adrar Emoles 3 permit but had not made any exploration expenditures in respect of the Adrar Emoles 4 permit (Note 14).

Tin Negoran Exploration Permits

In February 2007, the Company announced the signing of four Mining Agreements for a term of twenty years with the Republic of Niger regarding four uranium Permits in that country. The initial three-year exploration phase on the Tin Negoran 1, 2, 3 and 4 Permits required that the Company spend US$2,250,000 per Permit over the three-year period beginning April 16, 2007. On August 16, 2010, as a result of Force Majeure circumstances, the initial three-year period was extended to November 16, 2012.

On January 18, 2013, the Niger Ministry of Mines approved the Company’s renewal of all four Exploration Permits, subject to the relinquishment of 50% of the surface area as per the requirements of the Niger Mining Code. There were no amounts capitalized as exploration and evaluation expenditures that specifically relate to the relinquished permit areas. The Tin Negoran Exploration Permits were renewed until January 18, 2016 and required exploration expenditures amounting to US$378,197, US$336,879, US$850,070, US$461,592, respectively. Minimal expenditures were made on Tin Negoran 1 during this period. No expenditures had been made on these permits as of December 31, 2015 (Note 14).

On January 29, 2016 Republic of Niger Ministry of Mines approved the Company’s renewal of Tin Negoran 1, 2, 3, and 4 Permits, subject to the relinquishment of a further 50% of the remaining surface area as per the requirements of the Niger Mining Code for a period of three years commencing the date of renewal. There are no amounts capitalized as exploration and evaluation expenditures that specifically relate to the relinquished permit areas. No expenditures had been made on these permits as of December 31, 2016 (Note 14).

Expenditures on the Company’s exploration activities are as follows:

	Year Ended December 31,
	2016	2015
Exploration and evaluation expenditures - beginning	$45,591,177	$40,926,705
Drilling	$-	224,717
Management fees, salaries and benefits	861,079	882,182
Geophysics and surveys	-	149,995
Sampling, assays and other test work	123	96,049
Share-based compensation	23,400	26,101
Camp and field expenses	7,802	43,828
Security costs	144,040	237,359
Equipment, fuel and maintenance	36,497	54,640
Travel	14,652	14,071
Depreciation on plant and equipment	418,556	424,554
Exploration permits and other fees	78,648	162,000
Other	17,400	155,522
Exchange differences	(1,954,407)	2,193,454
Exploration and evaluation expenditures - ending	$45,238,967	$45,591,177

D-32

Mining Code of the Republic of Niger

In accordance with the Mining Code of the Republic of Niger, a company may only renew their exploration permits two times in order to perform exploration and evaluation activities. As a result, the renewal of Adrar Emoles 3 and 4 and Tin Negoran 1, 2, 3, and 4 Permits completed on January 29, 2016 is the company’s last renewal of such permits. The company will not be able renew such permits again and thus must complete exploration and evaluation activities on the properties prior to their expiration on January 28, 2019.

Under the country’s Mining Code, upon the issuance of a mining permit, the resource must be transferred to a newly incorporated Niger mining corporation. Niger government is granted 10% of the common shares of the new Niger mining corporation at no cost and on a carried interest basis going forward and Global Atomic is entitled to be repaid 10% of the total costs incurred to that date. The Republic of Niger has the right to elect to increase its interest in the common shares of the Niger mining corporation by up to 30% by committing to fund its proportional share of future debt and equity requirements.

8. ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

	December 31, 2016	December 31, 2015
Trade payable	$1,083,865	$936,360
Accrued salaries	1,561,135	471,099
Accrued interest	149,295	18,438
Other accrued liabilities	82,045	44,690
Accounts payable and accrued liabilities	$2,876,340	$1,470,587

9. CONVERTIBLE NOTES

On September 30, 2015, the Company completed a convertible notes financing (“Notes”) for gross proceeds of $275,000. The Notes have a term of 24 months to September 30, 2017, are repayable at the face amount of $275,000 on maturity, and are convertible at any time prior to maturity at a rate of $1.00 per common share of the Company. The Notes bear interest at an annual rate of 25%, payable on each of September 30, 2016 and 2017. Upon a listing of the Company’s common shares on a public stock exchange, the Notes are immediately payable, along with any accrued interest (“Acceleration Date”). In addition, investors in the Notes received 2.5 warrants per $1 invested, for a total of 687,500 warrants. Each common share purchase warrant entitles the holder to purchase one common share at a price of $1.50. The warrants are exercisable for a period of twenty-four (24) months from the date on which the Company’s shares are publicly listed.

The $275,000 Notes were recorded with liability ($156,343) and equity ($118,657) components. The equity component consisted of the value of the conversion option ($26,826) and a cost of issuance of the Notes ($91,831), representing the valuation of 687,500 warrants at $0.134 per warrant. In relation to the $275,000 Notes, an accretion expense of $59,330 was booked in 2016 (2015 – $14,832).

Pursuant to the issuance of the Notes, the Company paid finder’s fees and other share issue costs of $2,000. In addition, the Company granted 2,000 finder’s warrants which are exercisable at $1.50 for a period of twenty-four (24) months from the date on which the Company’s shares are publicly listed. The finder’s warrants were valued at $863 and are recorded as share issue costs.

On February 28, 2016 and March 17, 2016, the Company completed a $120,000 and a $100,000 convertible note financing on the same terms and conditions as the September 30, 2015 convertible note financing, except that the maturity dates are February 28, 2017 and March 30, 2017 respectively. The $220,000 Notes were recorded with liability ($160,139) and equity ($59,861) components. The equity component consisted of the value of the conversion option ($21,461) and a cost of issuance of the Notes ($38,400), representing the valuation of 550,000 warrants at $0.07 per warrant. In relation to the Notes, an accretion expense of $29,932 was booked in 2016 (2015 – $nil).

D-33

As of December 31, 2016, $131,772 accrued interest payable on the Notes are outstanding and the Company has received no claims in relation to payment of this amount.

10. SHARE CAPITAL

Authorized - unlimited common shares without par value.

2015(a)
Issue Date	15-Jan-15	23-Jan-15	14-Aug-15	Total
Number of Units	160,952	1,250,000	115,000	1,525,952

2016(b)
Issue Date	17-May-16	22-Aug-16	Total
Number of Units	150,000	11,500	161,500

(a) In 2015, the Company completed private placements aggregating 1,525,952 units for gross proceeds of $1,525,952.

In January 2015, the Company completed private placements of 1,410,952 units for gross proceeds of $1,410,952. Each unit is comprised of one common share and one-half of one common share purchase warrant. Each common share purchase warrant entitles the holder to purchase one additional common share at a price of $1.50. The warrants are exercisable for a period of twenty-four (24) months from the date on which the Company’s shares are publicly listed. The warrants were valued at $304,516 and allocated to “Share Purchase Warrants”.

Pursuant to these private placements, the Company paid finder’s fees and other share issue costs of $24,522. In addition, the Company granted 4,024 finder’s warrants which are exercisable at $1.50 for a period of twenty-four (24) months from the date on which the Company’s shares are publicly listed. The finder’s warrants were valued at $1,737 and are recorded as share issue costs.

On August 14, 2015, the Company completed a private placement of 115,000 adjustable units for gross proceeds of $115,000. Each unit is comprised of one common share and one-half of one common share purchase warrant. Each common share purchase warrant entitles the holder to purchase one additional common share at a price of $1.50. The warrants are exercisable for a period of twenty-four (24) months from the date on which the Company’s shares are publicly listed. The warrants were valued at $24,820 and allocated to “Share Purchase Warrants”. In the event of the common shares of the Company not being listed on a public stock exchange prior to June 30, 2016, the private placement also included issuance of an additional 0.1 unit for every unit invested, for total potential additional units of 11,500.

Pursuant to these private placements, the Company paid finder’s fees and other share issue costs of $6,000. In addition, the Company granted 6,000 finder’s warrants which are exercisable at $1.50 for a period of twenty-four (24) months from the date on which the Company’s shares are publicly listed. The finder’s warrants were valued at $2,590 and are recorded as share issue costs.

(b) In May 12, 2016, the Company completed private placements of 150,000 units for gross proceeds of $150,000. Each unit is comprised of one common share and one-half of one common share purchase warrant. Each common share purchase warrant entitles the holder to purchase one additional common share at a price of $1.50. The warrants are exercisable for a period of twenty-four (24) months from the date on which the Company’s shares are publicly listed. The warrants were valued at $32,334 and allocated to “Share Purchase Warrants”.

On August 22, 2016, as per the August 14, 2015 $115,000 private placement conditions, the Company issued 11,500 units as the common shares of the Company were not listed on a public stock exchange prior to June 30, 2016.

D-34

11. SHARE PURCHASE WARRANTS

Share purchase warrant transactions during the year were as follows:

	Year Ended		Year Ended
	December 31, 2016		December 31, 2015
	Number	Value	Number	Value
Balance, beginning of period	3,709,337	$2,257,925	2,246,837	$1,804,742
Issued - unit private placement	75,000	32,334	762,976	329,336
Issued - convertible notes	550,000	59,861	687,500	118,657
Issued - finder’s warrants	-	-	12,024	5,190
Expired	-	-	-	-
Extended	-	-	-	-

Balance, end of period	4,334,337	$2,350,120	3,709,337	$2,257,925

Using the Black-Scholes valuation method, the following assumptions were used to determine the value and the volatility measured at the standard deviation of continuously compounded share returns was based on statistical analysis of comparable companies’ daily share prices over the last five years.

	2016	2015
Assumed share price	$0.35	$ 0.35 - 0.80
Exercise price	$1.50	$1.50
Risk-free interest rate	0.63%	0.73%
Expected dividend yield	0%	0%
Stock price volatility	100%	100%
Expected life of warrants	3.5 years	3.5 years

The following warrants were outstanding at December 31, 2016:

Issue Date	Expiry Date*	Outstanding	Exercise Price	Remaining Life (Years)*
20-Jun-11	31-Dec-18	411,837	$2.25	3.00
31-Jul-14	31-Dec-18	1,221,370	1.50	3.00
29-Aug-14	31-Dec-18	426,130	1.50	3.00
30-Sep-14	31-Dec-18	137,500	1.50	3.00
15-Nov-14	31-Dec-18	50,000	1.50	3.00
15-Jan-15	31-Dec-18	80,476	1.50	3.00
15-Jan-15	31-Dec-18	4,024	1.50	3.00
23-Jan-15	31-Dec-18	625,000	1.50	3.00
14-Aug-15	31-Dec-18	57,500	1.50	3.00
14-Aug-15	31-Dec-18	6,000	1.50	3.00
30-Sep-15	31-Dec-18	687,500	1.50	3.00
30-Sep-15	31-Dec-18	2,000	1.50	3.00
28-Feb-16	31-Dec-18	300,000	1.50	3.00
17-Mar-16	31-Dec-18	250,000	1.50	3.00
17-May-16	31-Dec-18	75,000	1.50	3.00
		4,334,337	$1.57	3.00

*All of the outstanding share warrants will expire twenty-four (24) months from the date on which the Company’s shares are publicly listed which cannot be specifically determined at this time. For purposes of the Black-Scholes option pricing model, the Company has estimated this date to be three years from December 31, 2016.

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12. SHARE OPTIONS

The Company has established a share-based option plan (“the Plan”) for directors, officers, consultants, and other service providers. The plan limits the number of common shares reserved for issuance under the plan to a number which is equal to 10% of the number of common shares outstanding. Options under the Plan, including the terms and conditions attached to each option, are granted by the Board of Directors. Options granted to directors and employees vest immediately and over a two-year period, respectively. All options are equity-settled and expire five years from the date of grant.

Share-based option transactions during the year were as follows:

		Year Ended		Year Ended
		December 31, 2016		December 31, 2015
		Weighted Average		Weighted Average
	Number	Exercise Price	Number	Exercise Price
Balance, beginning of yea	6,060,000	$1.69	6,110,000	$1.70
Granted	800,000	1.00	50,000	1.50
Expired	(5,710,000)	1.64	-	-
Forfeited	-	-	(100,000)	2.25

Balance, end of year	1,150,000	$1.41	6,060,000	$1.69

The fair value of share-based options issued during the year was estimated using the Black-Scholes option pricing model, with the following weighted average assumptions and the volatility measured at the standard deviation of continuously compounded share returns was based on statistical analysis of comparable companies’ daily share prices over the last five years.

	2016	2015
Assumed share price	$0.35	$0.80
Risk-free interest rate	1.50%	0.73%
Expected dividend yield	0%	0%
Stock price volatility	115%	100%
Forfeitures rate	3%	0%
Expected life of options	5 years	5 years
Total value of options issued	$187,400	$26,101

The following share-based options were outstanding and exercisable at December 31, 2016:

		Number of			Number of
		Options	Exercise	Remaining	Options
Grant Date	Expiry Date	Outstanding	Price	Life (Years)	Exercisable
June 30, 2012	June 30, 2017	200,000	2.50	0.50	200,000
January 17, 2013	January 17, 2018	100,000	2.50	1.05	100,000
January 23, 2015	January 23, 2020	50,000	1.50	3.06	50,000
February 9, 2016	February 9, 2021	800,000	1.00	4.11	550,000

Balance, December 31, 2016		1,150,000	1.41	3.17	900,000

The weighted averaged exercise price of options exercisable as of December 31, 2016 was $1.41.

For options outstanding during the year ended December 31, 2016, $105,400 and $23,400 (December 31, 2015 - $nil and $26,101) in share-based compensation cost was expensed in the statement of loss and comprehensive loss and capitalized in exploration and evaluation expenditures, respectively. As at December 31, 2016, there was $58,600 and $nil (December 31, 2015 – $nil and $nil) of share-based compensation cost to expense in the statement of loss and comprehensive loss and to capitalize in exploration and evaluation expenditures, respectively, over the remaining vesting period.

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13. INCOME TAXES

The Company’s income taxes differ from the amount computed by applying the combined Canadian federal and provincial income tax rates to loss before income taxes as a result of the following:

The Company offsets tax assets and liabilities if and only if it has a legally enforceable right to set off the current tax assets and current tax liabilities or deferred tax assets and liabilities and they relate to taxes levied by the same tax authority.

	December 31, 2016	December 31, 2015
Loss for the year before tax	$(1,631,183)	$(1,155,370)
Statutory tax rates	26.5%	26.5%
Income tax recovery computed at statutory rates	(432,263)	(306,173)
Current year losses not recognized	376,857	305,753
Non-deductible items	55,406	420
Provision for income taxes	$-	$-

The movement in deferred income tax assets and liabilities during the year, without taking into consideration the offsetting of balances within the same tax jurisdiction, is as follows:

Deferred tax liabilities	Mineral Properties
At January 1, 2015	$3,656,675
Charged (credited) to the income statement	766,031
At December 31, 2015	4,422,706
Charged (credited) to the income statement	196,798
At December 31, 2016	$4,619,504

Deferred tax assets	Tax Losses
At January 1, 2015	$(3,656,675)
Charged (credited) to the income statement	(766,031)
At December 31, 2015	(4,422,706)
Charged (credited) to the income statement	(196,798)
At December 31, 2016	$(4,619,504)

The tax benefit of the following unused tax losses and deductible temporary differences has not been recognized in the financial statements due to the unpredictability of future earnings.

	December 31, 2016	December 31, 2015
Non-capital loss carry-forwards	$10,026,324	$6,155,404
Plant and equipment	1,630,547	1,207,816
Share issue costs	31,870	44,552
Deferred tax asset - unrecognised	$11,688,741	$7,407,772

D-37

The Company has available non-capital losses which may be carried forward to reduce taxable income in future years. Non-capital losses amounting to $27,102,788 will expire as follows:

2026	447,139
2027	684,675
2028	822,260
2029	1,123,259
2030	1,504,240
2031	2,376,589
2032	3,735,445
2033	5,361,049
2034	5,070,076
2035	1,451,061
2036	4,526,995
$27,102,788

14. COMMITMENTS AND CONTINGENCIES

a) The Company shares office space with Silvermet, a public company with directors and officers in common (Note 15). On January 12, 2015, the office lease agreement was extended for a further period of three years, commencing July 1, 2015 and expiring June 30, 2018.

As at December 31, 2016	Minimum Lease Payments
2017	$80,760
2018	40,380

b) As described in Note 8, under the terms of its Mining Agreements with the Ministry of Mines of the Republic of Niger, the Company must incur certain exploration expenditures on its permits. OnJanuary 29, 2016 Republic of Niger Ministry of Mines approved the Company’s renewal of Adrar

Emoles 3 and 4 and Tin Negoran 1, 2, 3, and 4 Permits, for a period of three years commencing the date of renewal. The permits require the following further exploration expenditures over the three-year period.

			Required Exploration
Exploration Permit	Renewal Date	Expiry Date	Expenditure (US $)
Adrar Emoles 3	January 29, 2016	January 28, 2019	$5,293,750
Adrar Emoles 4	January 29, 2016	January 28, 2019	4,087,300
Total Adrar Emoles			9,381,050
Tin Negoran 1	January 29, 2016	January 28, 2019	$301,367
Tin Negoran 2	January 29, 2016	January 28, 2019	336,879
Tin Negoran 3	January 29, 2016	January 28, 2019	850,070
Tin Negoran 4	January 29, 2016	January 28, 2019	461,592
Total Tin Negoran			1,949,908
Total Required Exploration Expenditure			$11,330,958

15. RELATED PARTY TRANSACTIONS

a)	Related party transactions

The Company incurs expenses relating to its share of an office lease and an allocation of salaries for accounting services with Silvermet. The Company borrows funds, shares costs of office personnel and supplies expenses with some related parties. Balances and transactions with those related parties as at and for the years ended December 31, 2016 and 2015 were as follows:

D-38

For the year ended December 31, 2016	Amounts charged		Amounts owing
	From	To	From (To)
Silvermet Inc.	$(215,050)	$10,022	$(269,353)
Harte Gold Corp.	(18,609)	16,295	(14,275)
Director	(400,000)	-	(400,000)
Romex Mining Corp.	(89,100)	9,958	(97,800)
	$(722,759)	$36,275	$(781,428)

For the year ended December 31, 2015	Amounts charged		Amounts owing
	From	To	From (To)
Silvermet Inc.	$(132,480)	$31,354	(64,325)
Harte Gold Corp.	-	60,466	(11,961)
Exall Energy Corp.	-	320	-
Romex Mining Corp.	-	48,644	(18,658)
	$(132,480)	$140,784	$(94,944)

Silvermet, Harte Gold Corp. (“Harte Gold”) and Romex Mining Corp. (“Romex”) are related parties since one or more directors, officers and consultants of the Company are associated with these companies in the same or similar capacity.

As of December 31, 2016, all transactions with Harte Gold and Romex have occurred in the normal course of operations, and amounts owing are unsecured, non-interest bearing and due on demand.

In 2016, one of the directors of the company advanced $400,000 to the Company in the form of a debenture. The debenture is for general working capital purposes, due December 31, 2017 and was advanced to the company in eight equal tranches from March to December 2016. The interest on the aggregate principal amount is calculated on a daily basis at the annual rate of 15% on the amounts outstanding, and recorded as part of accounts payable and accrued liabilities. As of December 31, 2016, total interest payable on the $400,000 loan was $17,523 (December 31, 2015 – nil).

In 2016, Romex advanced $89,100 to the Company for general working capital purposes. The advance bears no interest and is due on demand.

In 2016, Silvermet advanced $81,290 to the Company for general working capital purposes. As of December 31, 2016, the advances bore no interest and were due on demand (Note 19).

As of December 31, 2015, all transactions with related parties had occurred in the normal course of operations, and amounts owing to related parties were unsecured, non-interest bearing and due on demand.

On January 23, 2015, Silvermet invested US$ 1,000,000 (CDN$ 1,250,000) in the unit offering of the Company. For the financing the Company issued 1.25 million units at $1.00 per unit (comprising one common share and a half warrant exercisable at $1.50 per full warrant). Each full warrant is exercisable for a period of 24 months from the date the Company’s common shares are listed for trading on a stock exchange (Note 10).

b) Compensation of key management

Key management personnel are those persons having authority and responsibility for planning, directing and controlling the activities of the Company. Key management of the Company includes directors, the Chief Executive Officer, the Chief Financial Officer, the Vice-President of Exploration, the Vice-President Corporate Development and the Vice-President of Operations. Compensation awarded to key management personnel is as follows:

D-39

	2016	December 31, 2015
Consulting fees	$739,504	$430,340
Stock-based compensation	117,100	-
	$856,604	$430,340
Unpaid amounts included in accrued liabilities (Note 8)	$1,072,406	$247,100

For the year ended December 31, 2016, $203,400 (December 31, 2015 - $103,240) in key management compensation was capitalized as exploration and evaluation expenditures.

16. FINANCIAL INSTRUMENTS

As at December 31, 2016, the Company’s financial instruments consist of cash and cash equivalents, receivables, accounts payable and accrued liabilities, due to related parties and convertible notes payable. The carrying values of the Company’s financial instruments approximate their fair value due to the short maturity of these instruments. The risk exposure is summarized as follows:

a) Credit risk

Credit risk is the risk of financial loss to the Company if counterparty to a financial instrument fails to meet its contractual obligations. The carrying amounts of the Company’s financial assets represent the maximum credit risk exposure.

The Company is subject to credit risk on the cash and cash equivalent balances held at banks in each of Canada and Niger. This risk is managed by retaining the majority of the Company’s cash and cash equivalents in Canadian banking institutions with strong or high rated (AAA) chartered banks.

b) Liquidity risk

Liquidity risk is the risk that the Company will not have sufficient cash resources to meet its financial obligations as they come due. The Company’s approach to managing liquidity is to periodically monitor actual and projected cash flows to ensure that it will have sufficient liquidity to settle obligations and liabilities when due. As at December 31, 2016, the Company had cash and cash equivalents of $49,799 (December 31, 2015 - $68,933) to settle current liabilities of $4,078,344 (December 31, 2015 - $1,565,531) that primarily consist of trade payables that are considered short-term and expected to be settled within 30 to 60 days. Since the Company does not generate revenue from operations, managing liquidity risk is dependent on the ability to secure additional equity financing in order for the Company to continue its operations. On October 26, 2016, it was announced that the Company has begun discussions with Silvermet regarding a potential combination of the two companies. In anticipation of the transaction, in 2016, Silvermet advanced or paid on behalf of Global Atomic $205,028 (Note 9).

c) Market risk

(i) Interest rate risk

The Company’s exposure to the risk of changes in market interest rates relates primarily to the cash and cash equivalents which are deposits attracting a floating interest rate. Interest rate risk is managed by the selection of term deposits with interest rates that reflect management’s market expectations. All other financial assets and liabilities are either non-interest bearing or carries a fixed rate of interest.

D-40

As a result of lower average cash balances in 2016, sensitivity to a plus or minus change of 100 basis points in interest rates would not result in a material change to loss and comprehensive loss for the year.

(ii) Foreign currency risk

Currency risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate because of changes in foreign exchange rates. The Company is exposed to currency risk with respect to items not denominated in Canadian dollars. The Company mainly transacts in Canadian dollars, Euros, and West African francs (“CFA”). The Company maintains its cash and cash equivalents balances primarily in Canadian dollars and exchanges currency to meet its obligations on an as needed basis, thereby reducing the exchange risk on cash balances.

Based on the material net exposures at December 31, 2016, a 10% increase in the exchange rate between the foreign currency and the Canadian dollar would increase the Company’s comprehensive loss as follows:

	Year Ended		Year Ended
	December 31, 2016		December 31, 2015
Foreign	Net Monetary	Increase in	Net Monetary	Increase in
Currency	Exposures	Comprehensive Loss	Exposures	Comprehensive Loss
Euro	$(148,022)	$14,802	$(156,531)	$15,653
CFA	(971,851)	97,185	(732,011)	73,201

17. CAPITAL MANAGEMENT

The Company’s primary objectives when managing capital are to (a) safeguard the Company’s ability to explore and develop its mineral properties in Niger and (b) provide a sound capital structure for raising capital at a reasonable cost for the funding of ongoing exploration and new growth initiatives. The capital structure of the Company consists of equity attributable to shareholders, which is comprised of issued capital, equity reserves and deficit.

The properties in which the Company has interests are in the exploration stage. In order to carry out planned work programs and pay for administrative costs, the Company will spend its existing capital and will be required to raise additional equity.

Management reviews its capital management approach on an ongoing basis and believes that this approach, given the relative size of the Company, is reasonable. As of December 31, 2016, the Company is not subject to externally imposed capital requirements.

18. SEGMENTED INFORMATION

Operating Segments

The Company’s only operating segment is the acquisition, exploration and development of mineral resource properties in Niger.

Geographic Information

The total non-current assets located by geographic area are as follows:

D-41

	December 31, 2016	December 31, 2015
Non-Current Assets
Canada	$-	$-
Niger	45,614,634	46,396,941
	$45,614,634	$46,396,941

Liabilities
Canada	$3,061,602	$991,879
Niger	1,016,742	764,827
	$4,078,344	$1,756,706

19. SUBSEQUENT EVENTS

Subsequent to the year end, as part of the planned merger of the two companies, Silvermet advanced an additional $631,530 to the Company and started charging 15% annual interest on the loan portion of the outstanding receivable from the Company.

D-42

 GLOBAL ATOMIC FUELS CORPORATION

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2015 AND 2014

(All amounts expressed in Canadian dollars except as noted)

D-43

June 9, 2017

Independent Auditor’s Report

To the Directors of

Global Atomic Fuels Corporation

We have audited the accompanying consolidated financial statements of Global Atomic Fuels Corporation, and its subsidiary, which comprise the consolidated statement of financial position as at December 31, 2015 and the consolidated statement of loss and comprehensive loss, changes in equity and cash flows for the year then ended, and the related notes, which comprise a summary of significant accounting policies and other explanatory information.

Management’s responsibility for the consolidated financial statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with International Financial Reporting Standards (IFRS), and for such internal control as management determines is necessary to enable the preparation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with Canadian generally accepted auditing standards. Those standards require that we comply with ethical requirements and plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

PricewaterhouseCoopers LLP

PwC Tower, 18 York Street, Suite 2600, Toronto, Ontario, Canada

M5J T: +1 416 863 1133, F: +1 416 365 8215, www.pwc.com/ca

“PwC” refers to PricewaterhouseCoopers LLP, an Ontario limited liability partnership.

D-44

Opinion

In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of Global Atomic Fuels Corporation and its subsidiary as at December 31, 2015 and its financial performance and its cash flows for the year then ended in accordance with IFRS.

(Signed) “PricewaterhouseCoopers LLP”

Chartered Professional Accountants, Licensed Public Accountants

D-45

GLOBAL ATOMIC FUELS CORPORATION

Consolidated Statements of Financial Position

(Expressed in Canadian dollars)

		As at December 31,	As at December 31,
	Note	2015	2014
ASSETS
Current
Cash and cash equivalents		$68,933	$503,109
Receivables	5	25,249	218,222
Due from related parties	15	-	178,216
Prepaid expenses		23,088	39,726
		117,270	939,273
Non-current
Plant and equipment	6	676,950	1,055,845
Advance payments for exploration and evaluation		128,814	126,863
Exploration and evaluation expenditures	7	45,591,177	40,926,705
		$46,514,211	$43,048,686
LIABILITIES
Current
Accounts payable and accrued liabilities	8, 15	$1,470,587	$983,500
Due to related parties	15	94,944	-
		1,565,531	983,500
Non-Current
Convertible notes	9	191,175	-
Total Liabilities		1,756,706	983,500

SHAREHOLDERS’ EQUITY
Share capital	10	48,764,723	47,605,819
Share purchase warrants	11	2,257,925	1,804,742
Contributed surplus	12	10,763,311	10,737,210
Accumulated other comprehensive income		3,003,877	794,376
Deficit		(20,032,331)	(18,876,961)
		44,757,505	42,065,186
		$46,514,211	$43,048,686
Commitments and contingencies	14
Subsequent events	19

On behalf of the Board:

“Stephen G. Roman”	“Douglas Scharf”
Director	Director

See accompanying notes to the consolidated financial statements

D-46

GLOBAL ATOMIC FUELS CORPORATION

Consolidated Statements of Loss and Comprehensive Loss

For the years ending

(Expressed in Canadian dollars)

		December 31,
	Note	2015	2014
ADMINISTRATION EXPENSES
Management fees		$415,278	$390,400
Office, rent and administration		274,778	410,365
Professional fees		96,878	123,598
Salaries and benefits		143,121	192,171
Travel, promotion and investor relations		179,235	225,401
Depreciation		3,259	6,321
Share-based compensation	12	-	220,136
		(1,112,549)	(1,568,392)

OTHER (INCOME) LOSS
Finance income		(348)	(4,132)
Foreign exchange loss (gain)		9,899	(991)
Interest expense	9	33,270	-
NET LOSS BEFORE TAX		(1,155,370)	(1,563,269)

Income tax benefit	13	-	20,253
LOSS FOR THE YEAR		(1,155,370)	(1,543,016)

OTHER COMPREHENSIVE INCOME (LOSS)
Foreign currency translation		2,209,501	(1,328,980)
OTHER COMPREHENSIVE INCOME (LOSS)		2,209,501	(1,328,980)

COMPREHENSIVE INCOME (LOSS)		$1,054,131	$(2,871,996)

Basic and diluted loss per share		$(0.017)	$(0.024)

Weighted average number of shares		67,107,355	63,509,517

 See accompanying notes to the consolidated financial statements

D-47

GLOBAL ATOMIC FUELS CORPORATION

Consolidated Statements of Changes in Equity

For the years ending

(expressed in Canadian dollars)

	Share Capital		Share Purchase Warrants		Contributed	Accumulated Other Comprehensive
	#	$	#	$	Surplus	Income	Deficit	Total

Balance as at December 31, 2013	62,130,149	$45,127,409	549,116	$648,089	$10,564,844	$2,123,356	$(17,333,945)	$41,129,753

Private placement financings	3,607,840	2,527,882	1,803,920	1,079,958	-	-	-	3,607,840
Share issue costs	-	(49,472)	31,080	18,581	-	-	-	(30,891)
Expired warrants	-	-	(137,279)	(162,022)	162,022	-	-	-
Tax effect on expiry of warrants	-	-	-	-	(20,253)	-	-	(20,253)
Extension of warrants	-	-	-	220,136	-	-	-	220,136
Share-based compensation	-	-	-	-	30,597	-	-	30,597
Total comprehensive loss	-	-	-	-	-	(1,328,980)	(1,543,016)	(2,871,996)

Balance as at December 31, 2014	65,737,989	$47,605,819	2,246,837	$1,804,742	$10,737,210	$794,376	$(18,876,961)	$42,065,186

Private placement financings	1,525,952	1,196,616	762,976	329,336				1,525,952
Share issue costs		(37,712)	12,024	5,190				(32,522)
Note financing warrants			687,500	118,657				118,657
Share-based compensation					26,101			26,101
Total comprehensive income						2,209,501	(1,155,370)	1,054,131

Balance as at December 31, 2015	67,263,941	48,764,723	3,709,337	2,257,925	10,763,311	3,003,877	(20,032,331)	44,757,505

See accompanying notes to the consolidted financial statements

D-48

GLOBAL ATOMIC FUELS CORPORATION

Consolidated Statements of Cash Flows

For the years ending

(Expressed in Canadian dollars)

	December 31,
	2015	2014
OPERATING ACTIVITIES
Net loss for the year	$(1,155,370)	$(1,543,016)
Add items not affecting cash:
Depreciation	3,259	6,321
Accretion of convertible notes	14,832	-
Deferred income taxes	-	(20,253)
Share-based compensation	-	220,136
	(1,137,279)	(1,336,812)
Net changes in non-cash working capital balances:
Receivables	193,122	10,016
Due from related parties	182,482	(45,331)
Prepaid expenses	16,638	1,220
Accounts payable and accrued liabilities	258,345	(269,590)
Due to related parties	94,944	-
	(391,748)	(1,640,497)
FINANCING ACTIVITIES
Shares and warrants issued for cash	1,525,952	3,607,840
Share issue costs	(32,522)	(30,890)
Convertible notes issued	295,000	-
	1,788,430	3,576,950
INVESTING ACTIVITIES
Purchase of plant and equipment	-	(9,948)
Advance payments for exploration and evaluation	6,606	(35,158)
Exploration and evaluation expenditures	(1,840,731)	(3,989,438)
	(1,834,125)	(4,034,544)

EFFECT OF FOREIGN EXCHANGE ON CASH AND CASH EQUIVALENTS	3,267	10,284

DECREASE IN CASH AND CASH EQUIVALENTS	(434,176)	(2,087,807)

CASH AND CASH EQUIVALENTS BEGINNING OF YEAR	503,109	2,590,917
CASH AND CASH EQUIVALENTS CASH AND CASH EQUIVALENTS END OF YEAR	$68,933	$503,110

Cash interest received	$348	$16,180

See accompanying notes to the consolidated financial statements

D-49

Global Atomic Fuels Corporation

Notes to the Consolidated Financial Statements

For the years ended December 31, 2015 and 2014

(Expressed in Canadian dollars)

1. NATURE OF OPERATIONS

Global Atomic Fuels Corporation, and its subsidiary (collectively “Global Atomic” or the “Company”), is a privately held exploration stage company engaged in the acquisition, exploration and development of uranium properties internationally. Global Atomic, the parent, was incorporated under the Business Corporations Act (Ontario) on January 31, 2005 and its registered address is 8 King Street East, Suite 1700, Toronto, Ontario, Canada, M5C 1B5.

2. BASIS OF PRESENTATION

The consolidated financial statements have been prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”).

The preparation of consolidated financial statements requires management to make judgements, estimates and assumptions that affect the application of policies and reported amounts of assets, liabilities and expenses. See Note 4 for critical accounting estimates and judgements.

These consolidated financial statements were approved by the board of directors on June 9, 2017.

3. SIGNIFICANT ACCOUNTING POLICIES

The significant accounting policies used in the preparation of these consolidated financial statements are described below:

a) Basis of Measurement

The consolidated financial statements have been prepared under the historical cost convention, except for financial instruments classified as financial instruments at fair value through profit or loss, which are stated at their fair value. In addition, these financial statements have been prepared using the accrual basis of accounting.

These financial statements are presented in Canadian dollars, which is also the Company’s functional currency.

The preparation of financial statements in conformity with IFRS requires management to make judgements, estimates and assumptions that affect the application of accounting policies and the reported amounts of assets, liabilities, incomes and expenses. Actual results may differ from these estimates.

It is reasonably possible that, on the basis of existing knowledge, outcomes in the next financial year that are different from the assumptions used could require material adjustment to the carrying amount of the asset or liability affected.

Estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognized in the period in which the estimates are revised and in any future periods affected.

The accompanying financial statements include all adjustments that are, in the opinion of management, necessary for a fair presentation.

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b) Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, Global Uranium Niger Inc. All intercompany transactions, balances and unrealized gains and losses from intercompany transactions are eliminated on consolidation. Subsidiaries are all entities over which the Company has control. The Company controls an entity when it is exposed to, or has rights to, variable returns from its involvement with the entity and has the ability to affect those returns through its power over the entity. A subsidiary is fully consolidated from the date on which control is obtained and is de-consolidated from the date that control ceases.

c) Segment reporting

Operating segments are reported in a manner consistent with the internal reporting provided to the chief operating decision-maker. The chief operating decision-maker, who is responsible for allocating resources and assessing performance of the operating segments, has been identified as the chief executive officer of the Company.

The Company has determined that it has one operating segment, the acquisition, exploration and development of mineral resource properties, currently located in Niger, Africa. The Company’s corporate head office earns nominal finance income that are considered incidental to the activities of the Company and therefore does not meet the definition of an operating segment.

d) Foreign currency translation

Items included in the financial statements of each of the Company’s consolidated entities are measured using the currency of the primary economic environment in which the entity operates (“the functional currency”). The consolidated financial statements are presented in Canadian dollars (“the presentation currency”) which is the functional currency of the parent company. The functional currency of the Company’s subsidiary which carries out exploration activities located in Niger is the West African CFA Franc (“CFA”). On consolidation, the assets and liabilities of foreign operations which have a functional currency other than the presentation currency are translated into Canadian dollars at the closing exchange rate at the date of the statement of financial position. The income and expenses of the branch are translated at the average exchange rate of the period. All resulting exchange differences are recognised as a separate component of equity through other comprehensive income.

Transactions denominated in a foreign currency are translated into the functional currency using the exchange rate prevailing at the dates of the transactions. Monetary assets and liabilities denominated in foreign currencies are translated at the exchange rate prevailing at the date of the statement of financial position. Foreign exchange gains and losses resulting from these items are recognized within “Foreign exchange gain/loss” in the statement of loss and comprehensive loss. Non-monetary items denominated in foreign currencies are translated at the exchange rate prevailing as at the dates of the initial transactions.

e) Cash and cash equivalents

Cash and cash equivalents include cash on hand and deposits held with banks.

f) Financial instruments

Financial assets and liabilities are recognized when the Company becomes a party to the contractual provisions of the instrument. Financial assets are derecognized when the rights to receive cash flows from the assets have expired or have been transferred and the Company has transferred substantially all risks and rewards of ownership. Financial liabilities are derecognized when the obligation specified in the contract is discharged, cancelled or expires.

i) Financial assets

The Company’s financial assets are comprised of cash and cash equivalents, receivables (excluding HST receivables) and due from related parties. All financial assets are initially recorded at fair value and designated upon inception into one of four categories: held to maturity, available for sale, loans and receivables or at fair value through profit or loss.

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Subsequent to initial recognition, the Company’s financial assets are measured in accordance with the following:

Loans and receivables are non-derivative financial assets with fixed or determinable payments that are not quoted in an active market. The Company’s loans and receivables comprise cash and cash equivalents, receivables (excluding HST receivables) and amounts due from related parties and are included in current assets due to their short-term nature. Loans and receivables are initially recognized at fair value. Subsequently, loans and receivables are measured at amortized cost using the effective interest method less a provision for impairment.

ii) Financial liabilities

Financial liabilities are initially recorded at fair value and designated upon inception as fair value through profit or loss or other financial liabilities. The Company’s financial liabilities are comprised of accounts payable, accrued liabilities, convertible notes and notes payable and are classified as other financial liabilities. Subsequent to initial recognition, financial liabilities are measured at amortized cost using the effective interest method. The conversion option of a convertible note is initially recognized at fair value and calculated using the Black Scholes model and is not subsequently re-measured.

g) Impairment of financial assets

The Company assesses whether a financial asset is impaired at each reporting date.

If there is objective evidence that an impairment loss on assets carried at amortized cost has been incurred, the impairment loss is the difference between the carrying amount of the asset and its present value of estimated future cash flows at the measurement date. A financial asset is deemed to be impaired if, and only if, there is objective evidence of impairment as a result of one or more events that has occurred after the initial recognition of the asset and the loss has an impact on the estimated cash flows of the financial asset that can be reliably estimated.

h) Plant and equipment

Plant and equipment are recorded at cost less accumulated depreciation and accumulated impairment losses. Cost includes expenditures that are directly attributable to the acquisition of an asset. Subsequent costs are included in the asset’s carrying amount or recognized as a separate asset, as appropriate, only when it is probable that future economic benefits associated with the item will flow to the Company and the cost can be measured reliably. The carrying amount of a replaced asset is derecognized when replaced.

Depreciation is calculated on a straight-line basis and recorded as an expense for the period.

Assets are depreciated to their estimated residual value over an estimated useful life as follows:

Camp and buildings	5 years
Equipment and vehicles	5 years
Furniture and fixtures	5 years
Computer equipment	3 years

When assets are retired, or sold, the resulting gains or losses are reflected in the consolidated statement of loss and comprehensive loss as a component of other income or expense. When appropriate, the Company allocates the amount initially recognized in respect of an item of plant and equipment to its significant parts and depreciates separately each such part. Residual values, method of depreciation and useful lives of the assets are reviewed annually and adjusted if appropriate.

D-52

i) Exploration and evaluation expenditures

The Company is in the exploration stage and capitalizes all costs where such costs have characteristics of an asset relating to the acquisition of, exploration for, and development of mineral claims as exploration and evaluation expenditures. Exploration and evaluation expenditures include property acquisition costs and are deferred costs to be charged against operations in the future.

Exploration and evaluation expenditures also include, but are not limited to, geological, geophysical studies, exploratory drilling and sampling and the cost of maintaining the site until commercial production commences. Administration costs that do not relate to any specific property are expensed as incurred. Contractual deposits paid to suppliers for future exploration expenditures are recorded as “Advance payments for exploration and evaluation”. Once the technical feasibility and commercial viability of the extraction of mineral resources in an area of interest are demonstrable, exploration and evaluation assets attributable to that area of interest are first tested for impairment and then reclassified to mineral property assets.

The aggregate costs related to abandoned mineral claims are charged as an expense within the statement of loss and comprehensive loss at the time of any abandonment or when it has been determined that there is evidence of an impairment.

Recoverability of the carrying amount of any exploration and evaluation expenditures is dependent on successful development and commercial exploitation or alternatively, sale of the respective area of interest.

j) Impairment of non-financial assets

Plant and equipment and exploration and evaluation expenditures are tested for impairment when events or changes in circumstances indicate that the carrying amount may not be recoverable. For the purpose of measuring recoverable amounts, assets are grouped at the lowest levels for which there are separately identifiable cash flows (cash-generating units or ‘CGUs’). Recoverable amount is the higher of an asset’s fair value less costs of disposal and value in use (being the present value of the expected future cash flows of the relevant asset or CGU, as determined by management).

If the recoverable amount of an asset (or a cash-generating unit) is estimated to be less than its carrying amount, the carrying amount of the asset (or the cash-generating unit) is reduced to its recoverable amount. An impairment loss is recognized immediately in the statement of loss.

Where an impairment loss subsequently reverses, the carrying amount of the asset (cash-generating unit) is increased to the revised estimate of its recoverable amount, but so that the increased carrying amount does not exceed the net carrying amount that would have been determined had no impairment loss been recognized for the asset (or cash-generating unit) in prior years.

Management reviews the following industry-specific indicators for an impairment review when evaluating exploration and evaluation expenditures:

●	Exploration activities have ceased;
●	Exploration results have not led to the discovery of commercially viable quantities of mineral resources;
●	Lease ownership rights expire; or
●	An exploration property has no material economic value to the Company’s business plan.

Management takes into consideration various information including, but not limited to, results of exploration activities conducted to date, estimated future mineral prices, and reports and opinions of outside geologists, mine engineers and consultants.

D-53

k) Share-based payments

The Company has a share-based option compensation plan for its directors, officers, employees and consultants. The fair value is measured at the grant date and each tranche is recognized on a graded-vesting basis over the applicable vesting period as an increase in share-based compensation cost and contributed surplus. The fair value of the options granted is measured using the Black-Scholes option pricing model taking into account the terms and conditions upon which the options were granted. When such share-based options are exercised, the proceeds received by the Company, together with the respective amount from contributed surplus, are credited to share capital. Compensation cost is recognized based upon the number of awards expected to vest which includes an estimated forfeitures rate. At each financial reporting date, the amount recognized as an expense is adjusted to reflect the actual number of share options that vest. The share-based compensation is expensed immediately or capitalized and included in exploration and evaluation expenditures for options granted to individuals who work directly on exploration projects. In the event of a modification to the terms of a share-based option, the Company recognizes the incremental fair value if the modification increases the value of the equity instrument. The incremental fair value granted is the difference between the fair value of the modified share-based option and the original option both estimated at the date of modification.

l) Income Taxes

Income tax on the profit or loss for the periods presented comprises current and deferred income tax.

Income tax is recognized in profit or loss except to the extent that it relates to items recognized directly in other comprehensive income or equity, in which case it is recognized in other comprehensive income or equity.

Current income tax expense is the expected tax payable on the taxable income for the year, using tax rates enacted or substantively enacted at period end, adjusted for amendments to tax payable with regards to previous years.

Deferred income tax is provided using the balance sheet liability method, providing for temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for taxation purposes. The amount of deferred income tax provided is based on the expected manner of realization or settlement of the carrying amount of assets and liabilities, using tax rates enacted or substantively enacted at the date of the statement of financial position

A deferred income tax asset is recognized only to the extent that it is probable that future taxable profits will be available against which the asset can be utilized. To the extent that the Company does not consider it probable that a future income tax asset will be recovered, it does not recognize the asset.

Deferred income tax assets and liabilities are offset when there is a legally enforceable right to setoff tax assets against tax liabilities and when they relate to income taxes levied by the same taxation authority and the Company intends to settle its tax assets and liabilities on a net basis.

m) Earnings (loss) per share

Basic earnings (loss) per share is calculated by dividing net loss available to common shareholders by the weighted average number of common shares outstanding during the period. Diluted earnings per share is calculated in a manner similar to basic earnings per share, except that the weighted average shares outstanding are increased to include potential common shares from the assumed exercise under the treasury stock method of convertible securities, options and warrants, if dilutive.

As the Company is in a loss position, the effect of potential issuance of shares under options and warrants would be anti-dilutive, and accordingly, basic and diluted loss per share are the same.

n) Accounting standard adopted during the year

The Company identified no significant accounting standards and amendments to be adopted for year ended December 31, 2015.

D-54

o) Accounting standards and amendments issued but not yet

adopted IAS 1 – Presentation of Financial Statements

IAS 1 Presentation of Financial Statements was amended in December 2014 in order to clarify, among other things, that information should not be obscured by aggregating or by providing immaterial information, that materiality consideration apply to all parts of the financial statements and that even when a standard requires a specific disclosure, materiality considerations do apply. The amendments are effective for annual periods beginning on or after January 1, 2016. These amendments are not expected to have a significant effect on the consolidated financial statements of the Company, except the following set out below:

IFRS 9 – Financial Instruments

In July 2014, the IASB issued IFRS 9 Financial Instruments, which addresses the classification, measurement and recognition of financial assets and liabilities. IFRS 9 uses a single approach to determine whether a financial asset is classified and measured at amortized cost or fair value, replacing the multiple rules in IAS 39. The approach in IFRS 9 is based on how an entity manages its financial instruments and the contractual cash flow characteristics of the financial asset. Most of the requirements in IAS 39 for classification and measurement of financial liabilities were carried forward in IFRS 9. IFRS 9 introduces a single expected credit loss model, which is based on changes in credit quality since initial recognition. IFRS 9 changes the requirements for hedge effectiveness and consequently for the application of hedge accounting. The IAS 39 effectiveness test is replaced with a requirement for an economic relationship between the hedged item and the hedging instrument, and for the hedged ratio to be the same as that used by the entity for risk management purposes. Certain restrictions that prevented some hedging strategies and hedging instruments from qualifying for hedge accounting were removed under IFRS 9. Generally, the mechanics of hedge accounting remain unchanged. IFRS is mandatory for accounting periods beginning on or after January 1, 2018, although early adoption is permitted. The Company is assessing the impact of IFRS 9, along with the timing of its adoption.

IFRS 15 – Revenue from Contracts with Customers

In May 2014, the IASB issued IFRS 15 Revenue from Contracts with Customers, which covers principles that an entity shall apply to report useful information to users of financial statements about the nature, amount, timing and uncertainty of revenue and cash flows arising from a contract with a customer. In September 2015, the IASB deferred the effective date of the standard to annual reporting periods beginning on or after January 1, 2018, although early adoption is permitted. The Company is assessing the impact of IFRS 15, along with the timing of its adoption.

IFRS 16 – Leases

In January 2016, the IASB issued IFRS 16 Leases, which requires lessees to recognize assets and liabilities for most leases. Application of the standard is mandatory for annual reporting periods beginning on or after January 1, 2019, although early adoption is permitted, provided the new revenue standard, IFRS 15, has been applied or is applied at the same time as IFRS 16. The Company is assessing the impact of IFRS 16, along with the timing of its adoption.

There are no other IFRSs or IFRS Interpretations Committee interpretations that are not yet effective that would be expected to have a material impact on the Company.

D-55

4. CRITICAL ACCOUNTING ESTIMATES AND JUDGEMENTS

The preparation of financial statements in accordance with IFRS requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of expenses during the year. These estimates and assumptions are based on management’s best knowledge of the relevant facts and circumstances, having regard to prior experience. Accordingly, actual results may differ materially from these estimates. These estimates are reviewed periodically and, as adjustments become necessary, they are made in the period in which they become known.

The following are the critical judgments that management has made in the preparation of the consolidated financial statements:

a) Impairment of exploration and evaluation expenditures

The Company capitalizes exploration costs, which are related to specific projects, until the commercial feasibility of the project is determinable. Costs are charged to operations when impairment in value has been determined. Management reviews the carrying values of exploration properties and related expenditures whenever events or changes in circumstances indicate that their carrying values may not be recoverable. The recoverable part of cash-generating units for an exploration stage company requires various subjective assumptions. These assumptions may change significantly over time when new information becomes available and may cause original estimates to change. When assessing whether exploration and evaluation expenditures are recoverable, management considers changes in the mineral resources, forecast prices of commodities, valuation metrics using comparable companies, foreign exchange rates, metallurgical recovery rates and estimated development and production costs.

b) Share-based compensation and share purchase warrants

The fair value associated with share-based options granted under the terms of the Company’s share-based option plan and other share-based instruments, including share purchase warrants, is measured at the grant date by using the Black-Scholes option pricing model. The use of the model requires that management make subjective estimates about future events, such as the estimated life of options, expected forfeitures and the expected rate of volatility in the Company’s share price over the life of the options, which can materially affect the fair value estimate. As there is no historical data available for independently determining the volatility of the Company’s share price, the assumption of volatility was based on information available in the mining industry using comparable companies operating in the junior uranium exploration sector. For share-based compensation, the expected forfeiture rate is estimated based on historical forfeiture rates and expectations of future forfeiture rates, and is adjusted if the actual forfeiture rate differs from the expected rate.

Information regarding significant areas of estimation, uncertainty and critical judgements made in applying accounting policies that have the most significant effect on the amounts recognized in the financial statements are included in the following notes:

Note 7	Measurement of the recoverable amounts of exploration and evaluation projects
Note 9-10	Compound financial instruments
Note 11-	Measurement of warrants and stock-based compensation
12 Note 13	Utilization of tax losses
Note 14	Provisions and contingencies

D-56

5. RECEIVABLES

	December 31, 2015	December 31, 2014

HST receivable	$12,453	$118,632
Equity Subscription receivable	7,200	66,933
Other receivables	5,596	32,657
	$25,249	$218,222

6. PLANT AND EQUIPMENT

	Camp and	Equipment &	Office	Computer
	buildings	vehicles	furniture	equipment	Total
Cost
As at December 31, 2013	1,599,928	780,277	30,319	50,849	2,461,373
Additions	-	8,946	-	1,002	9,948
Exchange differences	(67,320)	(33,218)	(1,002)	-	(101,540)
As at December 31, 2014	1,532,608	756,005	29,317	51,851	2,369,781
Exchange differences	108,146	53,347	1,611	-	163,104
As at December 31, 2015	1,640,754	809,352	30,928	51,851	2,532,885

Accumulated depreciation
As at December 31, 2013	463,921	391,778	26,087	42,271	924,057
Depreciation	318,963	119,314	1,076	6,321	445,674
Exchange differences	(33,289)	(21,635)	(871)	-	(55,795)
As at December 31, 2014	749,595	489,457	26,292	48,592	1,313,936
Depreciation	308,317	115,291	947	3,259	427,814
Exchange differences	71,308	41,423	1,454	-	114,185
As at December 31, 2015	1,129,220	646,171	28,693	51,851	1,855,935

Net book value
As at December 31, 2014	783,013	266,548	3,025	3,259	1,055,845
As at December 31, 2015	511,534	163,181	2,235	-	676,950

7. EXPLORATION AND EVALUATION EXPENDITURES

The Company holds the following permits in relation to exploration activities in the Republic of Niger:

Adrar Emoles Exploration Permits

In October 2007, the Company announced the signing of two Mining Agreements for a term of twenty years with the Republic of Niger for the Adrar Emoles 3 and 4 Permits. As part of these agreements, the Company entered into Exploration Permits requiring it to spend US$2,762,100 per Permit over the three-year period beginning February 8, 2008. In August 2010, as a result of Force Majeure circumstances, the initial three-year period was extended to June 8, 2012. In November 2011, the Exploration Permits relating to Adrar Emoles were further extended to December 7, 2012.

On January 17, 2013, the Niger Ministry of Mines approved the Company’s renewal of both Exploration Permits, subject to the relinquishment of 50% of the surface area as per the requirements of the Niger Mining Code. There are no amounts capitalized as exploration and evaluation expenditures that specifically relate to the relinquished permit areas. The Adrar Emoles 3 and 4 Exploration Permits were renewed until January 17, 2016 and required further exploration expenditures amounting to US$7,005,900 and US$4,087,300, respectively. As at December 31, 2015, the Company has satisfied the exploration spending requirements on the Adrar Emoles 3 permit but had not made any exploration expenditures in respect of the Adrar Emoles 4 permit (Notes 14 and 19).

D-57

Tin Negoran Exploration Permits

In February 2007, the Company announced the signing of four Mining Agreements for a term of twenty years with the Republic of Niger regarding four uranium Permits in that country. The initial three-year exploration phase on the Tin Negoran 1, 2, 3 and 4 Permits required that the Company spend US$2,250,000 per Permit over the three-year period beginning April 16, 2007. On August 16, 2010, as a result of Force Majeure circumstances, the initial three-year period was extended to November 16, 2012.

On January 18, 2013, the Niger Ministry of Mines approved the Company’s renewal of all four Exploration Permits, subject to the relinquishment of 50% of the surface area as per the requirements of the Niger Mining Code. There are no amounts capitalized as exploration and evaluation expenditures that specifically relate to the relinquished permit areas. The Tin Negoran Exploration Permits were renewed until January 18, 2016 and required exploration expenditures amounting to US$378,197, US$336,879, US$850,070, US$461,592, respectively. No expenditures had been made on these permits as of December 31, 2015 (Notes 14 and 19).

Expenditures on the Company’s exploration activities are as follows:

	Year Ended	Year Ended
	December 31, 2015	December 31, 2014

Exploration and evaluation expenditures - beginning	$40,926,705	$37,265,562
Drilling	$224,717	$1,454,629
Management fees, salaries and benefits	882,182	1,202,705
Geophysics and surveys	149,995	550,508
Sampling, assays and other test work	96,049	611,270
Share-based compensation	26,101	30,597
Camp and field expenses	43,828	167,023
Security costs	237,359	312,867
Equipment, fuel and maintenance	54,640	186,538
Travel	14,071	30,785
Depreciation on plant and equipment	424,554	439,352
Resource model and engineering studies*	-	(83,308)
Exploration permits and other fees	162,000	3,476
Other	155,522	63,700
Exchange differences	2,193,454	(1,308,999)
Exploration and evaluation expenditures - ending	$45,591,177	$40,926,705

*Includes the application of a $70,000 advance and $20,000 credit on completion of work programs during 2014.

Mining Code of the Republic of Niger

Under the country’s Mining Code, upon the issuance of a mining permit, the resource must be transferred to a newly incorporated Niger mining corporation. Global Atomic is entitled to be repaid the costs incurred to that date and Niger government is granted 10% of the common shares of the new Niger mining corporation at no cost and on a carried interest basis going forward. The Republic of Niger has the right to elect to increase its interest in the common shares of the Niger mining corporation by up to 30% by committing to fund its proportional share of future debt and equity requirements

D-58

8. ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

	December 31, 2015	December 31, 2014

Accounts payable	$936,360	$929,312
Accrued salaries	471,099	12,267
Accrued interest	18,438	-
Other accrued liabilities	44,690	41,921
	$1,470,587	$983,500

9. CONVERTIBLE NOTES

On September 30, 2015, the Company completed a convertible notes financing (“Notes”) for gross proceeds of $275,000. The Notes have a term of 24 months to September 30, 2017, are repayable at the face amount of $275,000 on maturity, and are convertible at any time prior to maturity at a rate of $1.00 per common share of the Company. The Notes bear interest at an annual rate of 25%, payable on each of September 30, 2016 and 2017. Upon a listing of the Company’s common shares on a public stock exchange, the Notes are immediately payable, along with any accrued interest (“Acceleration Date”). At any time after the first anniversary, the Company may elect to prepay the Notes by paying 110% of the principal amount plus accrued interest (“Prepayment Date”).

In addition, investors in the Notes received 2.5 warrants per $1 invested, for a total of 687,500 warrants. Each common share purchase warrant entitles the holder to purchase one common share at a price of $1.50. The warrants are exercisable for a period of twenty-four (24) months from the date on which the Company’s shares are publicly listed.

The $275,000 Notes were recorded with liability ($156,343) and equity ($118,657) components. The equity component consisted of the value of the conversion option ($26,826) and a cost of issuance of the Notes ($91,831), representing the valuation of 687,500 warrants at $0.134 per warrant. In relation to the Notes, an accretion expense of $14,832 was booked in the fourth quarter of 2015.

Pursuant to the issuance of the Notes, the Company paid finder’s fees and other share issue costs of $2,000. In addition, the Company granted 2,000 finder’s warrants which are exercisable at $1.50 for a period of twenty-four (24) months from the date on which the Company’s shares are publicly listed. The finder’s warrants were valued at $863 and are recorded as share issue costs.

Prior to December 31, 2015, the Company received $20,000 for additional convertible notes which were issued on February 28, 2016 (Note 19)

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10. SHARE CAPITAL

Authorized - unlimited common shares without par value.

2014(a)
Issue Date	31-Jul-14	29-Aug-14	30-Sep-14	18-Nov-14	Total
Number of Units	2,392,740	840,100	275,000	100,000	3,607,840

2015(b)
Issue Date	15-Jan-15	23-Jan-15	14-Aug-15	Total
Number of Units	160,952	1,250,000	115,000	1,525,952

(a)	During the year ended December 31, 2014, the Company completed private placements under which an aggregate of 3,607,840 units were issued at a price of $1.00 per unit for gross proceeds of $3,607,840.

Each unit is comprised of one common share and one-half of one common share purchase warrant. Each common share purchase warrant entitles the holder to purchase one additional common share at a price of $1.50. The warrants are exercisable for a period of twenty-four (24) months from the date on which the Company’s shares are publicly listed. The warrants were valued at $1,079,958 and allocated to “Share Purchase Warrants”.

Pursuant to the private placements completed in 2014, the Company paid finder’s fees and other share issue costs of $30,890. In addition, the Company granted 31,080 finder’s warrants which are exercisable at $1.50 for a period of twenty-four (24) months from the date on which the Company’s shares are publicly listed. The finder’s warrants were valued at $18,581 and are recorded as share issue costs.

(b)	In 2015, the Company completed private placements aggregating 1,525,952 units for gross proceeds of $1,525,952.

In January 2015, the Company completed private placements of 1,410,952 units for gross proceeds of $1,410,952. Each unit is comprised of one common share and one-half of one common share purchase warrant. Each common share purchase warrant entitles the holder to purchase one additional common share at a price of $1.50. The warrants are exercisable for a period of twenty-four (24) months from the date on which the Company’s shares are publicly listed. The warrants were valued at $304,516 and allocated to “Share Purchase Warrants”.

Pursuant to these private placements, the Company paid finder’s fees and other share issue costs of $24,522. In addition, the Company granted 4,024 finder’s warrants which are exercisable at $1.50 for a period of twenty-four (24) months from the date on which the Company’s shares are publicly listed. The finder’s warrants were valued at $1,737 and are recorded as share issue costs.

On August 14, 2015, the Company completed a private placement of 115,000 adjustable units for gross proceeds of $115,000. Each unit is comprised of one common share and one-half of one common share purchase warrant. Each common share purchase warrant entitles the holder to purchase one additional common share at a price of $1.50. The warrants are exercisable for a period of twenty-four (24) months from the date on which the Company’s shares are publicly listed. The warrants were valued at $24,820 and allocated to “Share Purchase Warrants”. In the event the common shares of the Company have not been listed on a public stock exchange prior to June 30, 2016, investors in the units will receive an additional 0.1 unit for every unit invested, for total potential additional units of 11,500.

Pursuant to these private placements, the Company paid finder’s fees and other share issue costs of $6,000. In addition, the Company granted 6,000 finder’s warrants which are exercisable at $1.50 for a period of twenty-four (24) months from the date on which the Company’s shares are publicly listed. The finder’s warrants were valued at $2,590 and are recorded as share issue costs.

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11. SHARE PURCHASE WARRANTS

Share purchase warrant transactions during the year were as follows:

	Year Ended		Year Ended
	December 31, 2015		December 31, 2014
	Number	Value	Number	Value
Balance, beginning of period	2,246,837	$1,804,742	549,116	$648,089
Issued - unit private placements	762,976	329,336	1,803,920	1,079,958
Issued - convertible notes	687,500	118,657
Issued - finder’s warrants	12,024	5,190	31,080	18,581
Expired	-	-	(137,279)	(162,022)
Extended	-	-	-	220,136
Balance, end of period	3,709,337	$2,257,925	2,246,837	$1,804,742

The following assumptions were used in valuing the warrants using the Black-Scholes option pricing model:

	2015	2014
Assumed share price	$ 0.35 - 0.80	$1.00
Risk-free interest rate	0.73%	1.06%
Expected dividend yield	0%	0%
Stock price volatility	100%	113%
Expected life of warrants	3.5 years	3 years

The following warrants were outstanding at December 31, 2015:

Issue Date	Expiry Date*	Outstanding	Exercise Price	Remaining Life (Years)*

20-Jun-11	31-Dec-18	411,837	$2.25	3.00
31-Jul-14	31-Dec-18	1,221,370	1.50	3.00
29-Aug-14	31-Dec-18	426,130	1.50	3.00
30-Sep-14	31-Dec-18	137,500	1.50	3.00
15-Nov-14	31-Dec-18	50,000	1.50	3.00
15-Jan-15	31-Dec-18	80,476	1.50	3.00
15-Jan-15	31-Dec-18	4,024	1.50	3.00
23-Jan-15	31-Dec-18	625,000	1.50	3.00
14-Aug-15	31-Dec-18	57,500	1.50	3.00
14-Aug-15	31-Dec-18	6,000	1.50	3.00
30-Sep-15	31-Dec-18	687,500	1.50	3.00
30-Sep-15	31-Dec-18	2,000	1.50	3.00
		3,709,337	$1.58	3.00

*All of the outstanding share warrants will expire twenty-four (24) months from the date on which the Company’s shares are publicly listed which cannot be specifically determined at this time. For purposes of the Black-Scholes option pricing model, the Company has estimated this date to be 3 years from December 31, 2015.

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12. SHARE OPTIONS

The Company has established a share-based option plan (“the Plan”) for directors, officers, consultants, and other service providers. The plan limits the number of common shares reserved for issuance under the plan to a number which is equal to 10% of the number of common shares outstanding. Options under the Plan, including the terms and conditions attached to each option, are granted by the Board of Directors. Options granted to directors and employees vest immediately and over a two-year period, respectively. All options are equity-settled and expire five years from the date of grant.

Share-based option transactions during the year were as follows:

	Year Ended		Year Ended
	December 31, 2015		December 31, 2014
		Average		Average
		Exercise		Exercise
	Number	Price	Number	Price
Balance, beginning of year	6,110,000	$1.70	6,110,000	$1.70
Granted	50,000	1.50	-	-
Forfeited	(100,000)	2.25	-	-
Balance, end of year	6,060,000	$1.69	6,110,000	$1.70

The fair value of share-based options issued during the year was estimated using the Black-Scholes option pricing model, with the following weighted average assumptions:

	2015	2014
Assumed share price	$0.80	n/a
Risk-free interest rate	0.73%	n/a
Expected dividend yield	0%	n/a
Stock price volatility	100%	n/a
Forfeitures rate	0%	n/a
Expected life of options	5 years	n/a
Total value of options issued	$26,101	n/a

The following share-based options were outstanding and exercisable at December 31, 2015:

		Number of			Number of
		Options	Exercise	Remaining	Options
Grant Date	Expiry Date	Outstanding	Price	Life (Years)	Exercisable

May 9, 2007	December 14, 2016	300,000	1.50	0.96	300,000
May 11, 2007	December 14, 2016	850,000	1.50	0.96	850,000
July 23, 2007	December 14, 2016	20,000	1.50	0.96	20,000
February 1, 2008	December 14, 2016	80,000	1.50	0.96	80,000
September 16, 2009	December 14, 2016	1,420,000	1.50	0.96	1,420,000
December 10, 2010	December 14, 2016	330,000	1.50	0.96	330,000
April 7, 2011	December 14, 2016	1,610,000	1.50	0.96	1,610,000
December 14, 2011	December 14, 2016	1,100,000	2.25	0.96	1,100,000
June 30, 2012	June 30, 2017	200,000	2.50	1.50	200,000
January 17, 2013	January 17, 2018	100,000	2.50	2.05	100,000
January 23, 2015	January 23, 2020	50,000	1.50	4.07	50,000

Balance, December 31, 2015		6,060,000	1.69	1.02	6,060,000

The weighted averaged exercise price of options exercisable as of December 31, 2015 was $1.69.

For options outstanding during the year ended December 31, 2015, $nil and $26,101 (December 31, 2014 - $nil and $30,597) in share-based compensation cost was expensed in the statement of loss and comprehensive loss and capitalized in exploration and evaluation expenditures, respectively. As at December 31, 2015, there was $nil and $nil (December 31, 2014 – $nil and $nil) of share-based compensation cost to expense in the statement of loss and comprehensive loss and to capitalize in exploration and evaluation expenditures, respectively, over the remaining vesting period.

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13. INCOME TAXES

The major components of income tax benefit are as follows:

	December 31, 2015	December 31, 2014
Current income tax	$-	$-
Deferred income tax	-	(20,253)
Income tax benefit	$-	$(20,253)

The Company’s income taxes differ from the amount computed by applying the combined Canadian federal and provincial income tax rates to loss before income taxes as a result of the following:

	December 31, 2015	December 31 , 2014
Loss for the year before tax	$(1,155,370)	$(1,543,016)
Statutory tax rates	26.5%	26.5%
Income tax recovery computed at statutory rates	(306,173)	(408,899)
Current year losses not recognized	305,753	308,310
Non-deductible items	420	80,336
Income tax benefit	$-	$(20,253)

The Company offsets tax assets and liabilities if and only if it has a legally enforceable right to set off the current tax assets and current tax liabilities or deferred tax assets and liabilities and they relate to taxes levied by the same tax authority.

The movement in deferred income tax assets and liabilities during the year, without taking into consideration the offsetting of balances within the same tax jurisdiction, is as follows:

Deferred tax liabilities	Mineral Properties
At January 1, 2014	2,944,190
Charged (credited) to the income statement	712,485
At December 31, 2014	3,656,675
Charged (credited) to the income statement	766,031
At December 31, 2015	4,422,706

Deferred tax assets	Tax Losses
At January 1, 2014	(2,944,190)
Charged (credited) to the income statement	(712,485)
At December 31, 2014	(3,656,675)
Charged (credited) to the income statement	(766,031)
At December 31, 2015	(4,422,706)

D-63

The tax benefit of the following unused tax losses and deductible temporary differences has not been recognized in the financial statements due to the unpredictability of future earnings.

	December 31, 2015	December 31, 2014

Non-capital loss carry-forwards	$6,155,404	$7,595,027
Plant and equipment	1,207,816	828,921
Share issue costs	44,552	312,565
Deferred tax asset (unrecognised)	$7,407,772	$8,736,513

The Company has available non-capital losses which may be carried forward to reduce taxable income in future years. Non-capital losses amounting to $22,575,793 will expire as follows:

2026	447,139
2027	684,675
2028	822,260
2029	1,123,259
2030	1,504,240
2031	2,376,589
2032	3,735,445
2033	5,361,049
2034	5,070,076
2035	1,451,061
$22,575,793

14. COMMITMENTS AND CONTINGENCIES

a)	The Company shares office space with Silvermet Inc. (“Silvermet”), a public company with directors and officers in common (Note 15). On January 12, 2015, the office lease agreement was extended for a further period of three years, commencing July 1, 2015 and expiring June 30, 2018.

As of December 31, 2015	Minimum Lease Payments
2016	$80,760
2017	$80,760
2018	$40,380

b)	As described in Note 8, under the terms of its Mining Agreements with the Ministry of Mines of the Republic of Niger, the Company must incur certain exploration expenditures on its permits prior to January 2016. As at December 31, 2015, the Company has satisfied the exploration spending requirements on the Adrar Emoles 3 permit. The Company has not met the obligations for spending on the remaining permits (Note 19).

15. RELATED PARTY TRANSACTIONS

a) Related party transactions

The Company incurs expenses relating to its share of an office lease and an allocation of salaries for accounting services with Silvermet. The Company is also reimbursed by related parties for a share of office personnel and supplies expenses. Balances and transactions with those related parties as at and for the years ended December 31, 2015 and 2014 were as follows:

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For the year ended December 31, 2015	Amounts charged		Amounts owing
	From	To	From (To)
Silvermet Inc.	$(132,480)	$31,354	$(64,325)
Harte Gold Corp.	-	60,466	(11,961)
Exall Energy Corp.	-	320	-
Romex Mining Corp.	-	48,644	(18,658)
	$(132,480)	$140,784	$(94,944)

For the year ended December 31, 2014	Amounts charged		Amounts owing
	From	To	From (To)
Silvermet Inc.	$(87,000)	$72,037	$29,729
Harte Gold Corp.	-	61,624	25,465
Exall Energy Corp.	-	2,459	5,552
Romex Mining Corp.	-	26,801	117,470
	$(87,000)	$162,921	$178,216

All transactions have occurred in the normal course of operations. Amounts due from related parties are unsecured, non-interest bearing and due on demand. These companies are related parties since one or more directors, officers and consultants are associated with these companies in the same or similar capacity. (Note 19)

On January 23, 2015, Silvermet invested US$ 1,000,000 (CDN$ 1,250,000) in the unit offering of the Company. For the financing the Company issued 1.25 million units at $1.00 per unit (comprising one common share and a half warrant exercisable at $1.50 per full warrant). Each full warrant is exercisable for a period of 24 months from the date the Company’s common shares are listed for trading on a stock exchange (Note 10).

b) Compensation of key management

Key management personnel are those persons having authority and responsibility for planning, directing and controlling the activities of the Company. Key management of the Company includes directors, the Chief Executive Officer, the Chief Financial Officer, the Vice-President of Exploration, the Vice-President Corporate Development and the Vice-President of Operations. Compensation awarded to key management personnel is as follows:

	December 31,
	2015	2014
Consulting fees	$430,340	$405,600
Stock-based compensation	-	-
	$430,340	$405,600
Unpaid amounts included in accrued liabilities (Note 8)	$247,100	$2,373

For the year ended December 31, 2015, $103,240 (December 31, 2014 - $265,526) in key management compensation was capitalized as exploration and evaluation expenditures.

16. FINANCIAL INSTRUMENTS

As at December 31, 2015, the Company’s financial instruments consist of cash and cash equivalents, receivables, due from related parties and accounts payable and accrued liabilities and convertible notes payable. The carrying values of the Company’s financial instruments approximate their fair value due to the short maturity of these instruments. The risk exposure is summarized as follows:

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a) Credit risk

Credit risk is the risk of financial loss to the Company if counterparty to a financial instrument fails to meet its contractual obligations. The carrying amounts of the Company’s financial assets represent the maximum credit risk exposure.

The Company is subject to credit risk on the cash and cash equivalent balances held at banks in each of Canada and Niger. This risk is managed by retaining the majority of the Company’s cash and cash equivalents in Canadian banking institutions with strong or high rated (AAA) chartered banks.

b) Liquidity risk

Liquidity risk is the risk that the Company will not have sufficient cash resources to meet its financial obligations as they come due. The Company’s approach to managing liquidity is to periodically monitor actual and projected cash flows to ensure that it will have sufficient liquidity to settle obligations and liabilities when due. As at December 31, 2015, the Company had cash and cash equivalents of $68,933 (December 31, 2014 - $503,109) to settle current liabilities of $1,565,531 (December 31, 2014 - $983,500) that primarily consist of trade payables that are considered short-term and expected to be settled within 30 to 60 days. Since the Company does not generate revenue from operations, managing liquidity risk is dependent on the ability to secure additional equity financing in order for the Company to continue its operations. The Company has been considering corporate development activities as well as other financing strategies in order to obtain ongoing financing. (Note 19)

c) Market risk

(i) Interest rate risk

The Company’s exposure to the risk of changes in market interest rates relates primarily to the cash and cash equivalents which are deposits attracting a floating interest rate. Interest rate risk is managed by the selection of term deposits with interest rates that reflect management’s market expectations. All other financial assets and liabilities are non-interest bearing.

As a result of lower average cash balances in 2015, sensitivity to a plus or minus change of 100 basis points in interest rates would not result in a material change to loss and comprehensive loss for the year.

(ii) Foreign currency risk

Currency risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate because of changes in foreign exchange rates. The Company is exposed to currency risk with respect to items not denominated in Canadian dollars. The Company mainly transacts in Canadian dollars, Euros, and West African francs (“CFA”). The Company maintains its cash and cash equivalents balances primarily in Canadian dollars and exchanges currency to meet its obligations on an as needed basis, thereby reducing the exchange risk on cash balances.

Based on the material net exposures at December 31, 2015, a 10% increase in the exchange rate between the foreign currency and the Canadian dollar would increase the Company’s comprehensive loss as follows:

	Year Ended		Year Ended
	December 31, 2015		December 31, 2014
Foreign	Net Monetary	Increase in	Net Monetary	Increase in
Currency	Exposures	Comprehensive Loss	Exposures	Comprehensive Loss
Euro	(156,531)	15,653	(378,392)	37,839
CFA	(732,011)	73,201	(387,904)	38,790

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17. CAPITAL MANAGEMENT

The Company’s primary objectives when managing capital are to (a) safeguard the Company’s ability to explore and develop its mineral properties in Niger and (b) provide a sound capital structure for raising capital at a reasonable cost for the funding of ongoing exploration and new growth initiatives. The capital structure of the Company consists of equity attributable to shareholders, which is comprised of issued capital, equity reserves and deficit.

The properties in which the Company has interests are in the exploration stage. In order to carry out planned work programs and pay for administrative costs, the Company will spend its existing capital and will be required to raise additional equity. To safeguard capital, the Company invests its surplus funds in highly liquid and highly rated financial instruments.

Management reviews its capital management approach on an ongoing basis and believes that this approach, given the relative size of the Company, is reasonable. As of December 31, 2015, the Company is not subject to externally imposed capital requirements.

18. SEGMENTED INFORMATION

Operating Segments

The Company’s only operating segment is the acquisition, exploration and development of mineral resource properties in Niger.

Geographic Information

The total non-current assets and total liabilities located by geographic area are as follows:

	December 31, 2015	December 31, 2014
Non-Current Assets
Canada	$-	$3,259
Niger	46,396,941	42,106,154
	$46,396,941	$42,109,413

	December 31, 2015	December 31, 2014
Liabilities
Canada	$991,879	$507,891
Niger	764,827	475,609
	$1,756,706	$983,500

19. SUBSEQUENT EVENTS

1) In 2016, the Company raised funds for working capital purposes as follows:

2016

Common shares issued(a)	$150,000
Convertible notes(b)	200,000
Loan from related party(c)	400,000
Total	$750,000

(a)	Subsequent to year end, the Company issued 150,000 units for proceeds of $150,000. Each unit is comprised of one common share and one-half of one common share purchase warrant. Each common share purchase warrant entitles the holder to purchase one additional common share at a price of $1.50. The warrants are exercisable for a period of twenty-four (24) months from the date on which the Company’s shares are publicly listed.

(b)

On February 28, and March 17, 2016, the Company completed a $200,000 convertible note financing on the same terms and conditions as the September 30, 2015 convertible note financing (Note 9), except that the maturity dates are February 28, 2017 and March 30, 2017 respectively.

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(c)	In 2016, one of the directors of the company advanced $400,000 to the Company in the form of a debenture for general working capital purposes. The debenture and accumulated interest is due December 31, 2017. The interest on the aggregate principal amount is calculated on a daily basis at the annual rate of 15% on the amounts outstanding and advanced to the Company as listed in the schedule below:

Date	Funds Received
March 8, 2016	$50,000
April 7, 2016	$50,000
June 28, 2016	$50,000
August 26, 2016	$50,000
September 28, 2016	$50,000
October 25, 2016	$50,000
November 22, 2016	$50,000
December 20, 2016	$50,000
$400,000

2)	Subsequent to year end, related companies, Romex Mining Corporation and Silvermet Inc., advanced $89,100 and $81,290 to the Company for general working capital purposes. The advances bear no interest and are due on demand.

3)	On January 29, 2016 Republic of Niger Ministry of Mines approved the Company’s renewal of Adrar Emoles 3 and 4 and Tin Negoran 1, 2, 3, and 4 Permits, subject to the relinquishment of a further 50% of the surface area as per the requirements of the Niger Mining Code for a period of three years commencing the date of renewal. The permits require the following further exploration expenditures over the three-year period.

			Required
			Exploration
			Expenditure
Exploration Permit	Renewal Date	Expiry Date	(US $)
Adrar Emoles 3	January 29, 2016	January 28, 2019	$5,293,750
Adrar Emoles 4	January 29, 2016	January 28, 2019	4,087,300
Total Adrar Emoles			9,381,050
Tin Negoran 1	January 29, 2016	January 28, 2019	$301,367
Tin Negoran 2	January 29, 2016	January 28, 2019	336,879
Tin Negoran 3	January 29, 2016	January 28, 2019	850,070
Tin Negoran 4	January 29, 2016	January 28, 2019	461,592
Total Tin Negoran			1,949,908
Total Required Exploration Expenditure			$11,330,958

4)	On February 9, 2016, the Company granted 800,000 stock options to certain management and consultants. The options are exercisable at $1.00 per share at any time prior to February 9, 2021. Of these options, 550,000 vested immediately and the remaining 250,000 vest upon completion of a financing of at least $5,000,000.

5)	On October 26, 2016 it was announced that the Company begun discussions with Silvermet regarding a potential combination. Starting January 1, 2017, as part of the planned merger of the two companies, Silvermet advanced an additional $631,530 to the Company and started charging 15% annual interest on the loan portion of the outstanding receivable from the Company.

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GLOBAL ATOMIC FUELS CORPORATION

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2014 AND 2013

(All amounts expressed in Canadian dollars except as noted)

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June 9, 2017

Independent Auditor’s Report

To the Directors of

Global Atomic Fuels Corporation

We have audited the accompanying consolidated financial statements of Global Atomic Fuels Corporation and its subsidiary, which comprise the consolidated statement of financial position as at December 31, 2014 and the consolidated statement of loss and comprehensive loss, changes in equity and cash flows for the year then ended, and the related notes, which comprise a summary of significant accounting policies and other explanatory information.

Management’s responsibility for the consolidated financial statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with International Financial Reporting Standards, and for such internal control as management determines is necessary to enable the preparation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We conducted our audit in accordance with Canadian generally accepted auditing standards. Those standards require that we comply with ethical requirements and plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained in our audit is sufficient and appropriate to provide a basis for our audit opinion.

PricewaterhouseCoopers LLP

PwC Tower, 18 York Street, Suite 2600, Toronto, Ontario, Canada M5J 0B2

T: +1 416 863 1133, F: +1 416 365 8215, www.pwc.com/ca

“PwC” refers to PricewaterhouseCoopers LLP, an Ontario limited liability partnership

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Opinion

In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the company and its subsidiary as at December 31, 2014 and its financial performance and its cash flows for the year then ended in accordance with International Financial Reporting Standards.

(Signed) “PricewaterhouseCoopers LLP”

Charteed Professional Accountants, Licensed Public Accountants

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GLOBAL ATOMIC FUELS CORPORATION

Consolidated Statements of Financial Position

As at

(expressed in Canadian dollars)

	Note	December 31, 2014	December 31, 2013
ASSETS
Current
Cash and cash equivalents	5	$503,109	$2,590,917
Receivables	6	218,222	228,238
Due from related parties	15	178,216	132,930
Prepaid expenses		39,726	40,946
		939,273	2,993,031
Non-current
Plant and equipment	7	1,055,845	1,537,316
Advance payments for exploration and evaluation		126,863	607,492
Exploration and evaluation expenditures	8	40,926,705	37,265,562
		$43,048,686	$42,403,401
LIABILITIES
Current
Accounts payable and accrued liabilities	9, 15	$983,500	$1,273,648
		983,500	1,273,648
SHAREHOLDERS’ EQUITY
Share capital	10	47,605,819	45,127,409
Share purchase warrants	11	1,804,742	648,089
Contributed surplus	12	10,737,210	10,564,844
Accumulated other comprehensive income		794,376	2,123,356
Deficit		(18,876,961)	(17,333,945)
		42,065,186	41,129,753

		$43,048,686	$42,403,401
Commitments and contingencies	14
Subsequent event	19

On behalf of the Board:

“Stephen G. Roman”	“Douglas Scharf”
Director	Director

See accompanying notes to the consolidated financial statements

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GLOBAL ATOMIC FUELS CORPORATION

Consolidated Statements of Loss and Comprehensive Loss

For the periods ending

(expressed in Canadian dollars)

		December 31,
	Note	2014	2013
ADMINISTRATION EXPENSES
Management fees		$390,400	$415,400
Office, rent and administration		410,365	326,348
Professional fees		123,598	205,304
Salaries and benefits		192,171	235,015
Travel, promotion and investor relations		225,401	373,128
Depreciation		6,321	8,107
Share-based compensation	12	220,136	1,016,739
		(1,568,392)	(2,580,041)

OTHER INCOME(LOSS)
Finance income		4,132	113,615
Foreign exchange gain (loss)		991	(148,374)
NET LOSS BEFORETAX		(1,563,269)	(2,614,800)

Income tax benefit	13	20,253	-
LOSS FOR THEYEAR		(1,543,016)	(2,614,800)

OTHER COMPREHENSIVE(LOSS) INCOME
Foreign currency translation		(1,328,980)	2,655,822
OTHER COMPREHENSIVE(LOSS) INCOME		(1,328,980)	2,655,822

COMPREHENSIVE(LOSS) INCOME		$(2,871,996)	$41,022

Basic and diluted loss per share		$(0.02)	$(0.04)

Weighted average number of shares		63,509,517	62,129,404

See accompanying notes to the consolidated financial statements

D-73

GLOBAL ATOMIC FUELS CORPORATION

Consolidated Statements of Changes in Equity

For the years ending

(expressed in Canadian dollars)

	Share Capital		Share Purchase Warrants		Contributed	Accumulated Other
	#	$	#	$	Surplus	Comprehensive Loss	Deficit	Total
Balance as at December 31, 2012	62,129,149	45,123,991	549,116	648,089	$9,174,084	$(532,466)	$(14,719,145)	$39,694,553

Exercise of options	1,000	3,418	-	-	(918)	-	-	2,500
Share-based compensation	-	-	-	-	1,391,678	-	-	1,391,678
Total comprehensive income (loss)	-	-	-	-	-	2,655,822	(2,614,800)	41,022

Balance as at December 31, 2013	62,130,149	45,127,409	549,116	648,089	$10,564,844	$2,123,356	$(17,333,945)	$41,129,753

Private placement financings	3,607,840	2,527,882	1,803,920	1,079,958	-	-	-	3,607,840
Share issue costs	-	(49,472)	31,080	18,581	-	-	-	(30,891)
Expired warrants	-	-	(137,279)	(162,022)	162,022	-	-	-
Tax effect on expiry of warrants	-	-	-	-	(20,253)	-	-	(20,253)
Extension of warrants	-	-	-	220,136	-	-	-	220,136
Share-based compensation	-	-	-	-	30,597	-	-	30,597
Total comprehensive loss	-	-	-	-	-	(1,328,980)	(1,543,016)	(2,871,996)

Balance as at December 31, 2014	65,737,989	47,605,819	2,246,837	1,804,742	$10,737,210	$794,376	$(18,876,961)	$42,065,186

See accompanying notes to the consolidated financial statements

D-74

GLOBAL ATOMIC FUELS CORPORATION

Consolidated Statements of Cash Flows

For the periods ending

(expressed in Canadian dollars)

	December 31,
	2014	2013
OPERATING ACTIVITIES
Net loss for the year	$(1,543,016)	$(2,614,800)
Add items not affecting cash:
Depreciation	6,321	8,107
Interest income	-	5,092
Deferred income taxes	(20,253)	-
Share-based compensation	220,136	1,016,739
	(1,336,812)	(1,584,862)
Net changes in non-cash working capital balances:
Receivables and due from related parties	(35,315)	(199,215)
Prepaid expenses	1,220	22,650
Accounts payable and accrued liabilities	(269,590)	(121,013)
	(1,640,497)	(1,882,440)
FINANCING ACTIVITIES
Shares and warrants issued for cash	3,607,840	2,500
Share issue costs	(30,891)	-
	3,576,949	2,500
INVESTING ACTIVITIES
Purchase of plant and equipment	(9,948)	(143,120)
Advance payments for exploration and evaluation	(35,158)	(257,199)
Exploration and evaluation expenditures	(3,989,438)	(10,155,699)
	(4,034,544)	(10,556,018)

EFFECT OF FOREIGN EXCHANGE ON CASH AND CASH EQUIVALENTS	10,284	31,534

DECREASE IN CASH AND CASH EQUIVALENTS	(2,087,808)	(12,404,424)

CASH AND CASH EQUIVALENTS
BEGINNING OF YEAR	2,590,917	14,995,341
CASH AND CASH EQUIVALENTS
END OF YEAR	$503,109	$2,590,917

Cash interest received	$16,180	$131,226

See accompanying notes to the consolidated financial statements

D-75

Global Atomic Fuels Corporation

Notes to the Consolidated Financial Statements

For the years ended December 31, 2014 and 2013

(expressed in Canadian dollars)

1. NATURE OF OPERATIONS

Global Atomic Fuels Corporation, including its subsidiary (collectively the “Company”), is a privately held exploration stage company engaged in the acquisition, exploration and development of uranium properties internationally. The Company was incorporated under the Business Corporations Act (Ontario) on January 31, 2005 and its registered address is 8 King Street East, Suite 1700, Toronto, Ontario, Canada, M5C 1B5.

2. BASIS OF PRESENTATION

The consolidated financial statements have been prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”).

The preparation of consolidated financial statements requires management to make judgements, estimates and assumptions that affect the application of policies and reported amounts of assets, liabilities and expenses. See Note 4 for significant accounting estimates and judgements.

These consolidated financial statements were approved by the board of directors on June 9, 2017.

3. SIGNIFICANT ACCOUNTING POLICIES

The significant accounting policies used in the preparation of these consolidated financial statements are described below:

a)	Basis of Measurement

The consolidated financial statements have been prepared under the historical cost convention.

b)	Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, Global Uranium Niger Inc. All intercompany transactions, balances and unrealized gains and losses from intercompany transactions are eliminated on consolidation. Subsidiaries are all entities over which the Company has control. The Company controls an entity when it is exposed to, or has rights to, variable returns from its involvement with the entity and has the ability to affect those returns through its power over the entity. A subsidiary is fully consolidated from the date on which control is obtained and is de-consolidated from the date that control ceases.

c)	Segment reporting

Operating segments are reported in a manner consistent with the internal reporting provided to the chief operating decision-maker. The chief operating decision-maker, who is responsible for allocating resources and assessing performance of the operating segments, has been identified as the chief executive officer of the Company.

The Company has determined that it has one operating segment, the acquisition, exploration and development of mineral resource properties, currently located in Niger, Africa. The Company’s corporate head office earns nominal finance income that are considered incidental to the activities of the Company and therefore does not meet the definition of an operating segment.

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d)	Foreign currency translation

Items included in the financial statements of each of the Company’s consolidated entities are measured using the currency of the primary economic environment in which the entity operates (“the functional currency”). The consolidated financial statements are presented in Canadian dollars (“the presentation currency”) which is the functional currency of the parent company. The functional currency of the Company’s branch which carries out exploration activities located in Niger is the West African CFA Franc (“CFA”). On consolidation, the assets and liabilities of foreign operations which have a functional currency other than the presentation currency are translated into Canadian dollars at the closing exchange rate at the date of the statement of financial position. The income and expenses of the branch are translated at the average exchange rate of the period. All resulting exchange differences are recognised as a separate component of equity through other comprehensive income.

Transactions denominated in a foreign currency are translated into the functional currency using the exchange rate prevailing at the dates of the transactions. Monetary assets and liabilities denominated in foreign currencies are translated at the exchange rate prevailing at the date of the statement of financial position. Foreign exchange gains and losses resulting from these items are recognized within “Foreign exchange gain/loss” in the statement of loss and comprehensive loss. Non-monetary items denominated in foreign currencies are translated at the exchange rate prevailing as at the dates of the initial transactions.

e)	Cash and cash equivalents

Cash and cash equivalents include cash on hand, deposits held with banks and other short-term highly liquid investments with original maturities less than three months, readily convertible to known amounts of cash and not subject to significant risks of change in value, including money market accounts.

f)	Financial instruments

Financial assets and liabilities are recognized when the Company becomes a party to the contractual provisions of the instrument. Financial assets are derecognized when the rights to receive cash flows from the assets have expired or have been transferred and the Company has transferred substantially all risks and rewards of ownership. Financial liabilities are derecognized when the obligation specified in the contract is discharged, cancelled or expires.

i)	Financial assets

The Company’s financial assets are comprised of cash and cash equivalents, receivables (excluding HST receivables) and due from related parties. All financial assets are initially recorded at fair value and designated upon inception into one of four categories: held to maturity, available for sale, loans and receivables or at fair value through profit or loss.

Subsequent to initial recognition, the Company’s financial assets are measured in accordance with the following:

●	Loans and receivables are non-derivative financial assets with fixed or determinable payments that are not quoted in an active market. The Company’s loans and receivables comprise cash and cash equivalents, receivables (excluding HST receivables) and amounts due from related parties and are included in current assets due to their short-term nature. Loans and receivables are initially recognized at fair value. Subsequently, loans and receivables are measured at amortized cost using the effective interest method less a provision for impairment.

ii)	Financial liabilities

Financial liabilities are initially recorded at fair value and designated upon inception as fair value through profit or loss or other financial liabilities. The Company’s financial liabilities are comprised of accounts payable and accrued liabilities and are classified as other financial liabilities. Subsequent to initial recognition, financial liabilities are measured at amortized cost using the effective interest method.

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g)	Impairment of financial assets

The Company assesses whether a financial asset is impaired at each reporting date.

If there is objective evidence that an impairment loss on assets carried at amortized cost has been incurred, the impairment loss is the difference between the carrying amount of the asset and its present value of estimated future cash flows at the measurement date. A financial asset is deemed to be impaired if, and only if, there is objective evidence of impairment as a result of one or more events that has occurred after the initial recognition of the asset and the loss has an impact on the estimated cash flows of the financial asset that can be reliably estimated.

h)	Plant and equipment

Plant and equipment are recorded at cost less accumulated depreciation and accumulated impairment losses. Cost includes expenditures that are directly attributable to the acquisition of an asset. Subsequent costs are included in the asset’s carrying amount or recognized as a separate asset, as appropriate, only when it is probable that future economic benefits associated with the item will flow to the Company and the cost can be measured reliably. The carrying amount of a replaced asset is derecognized when replaced.

Depreciation is calculated on a straight-line basis and recorded as an expense for the period. Assets are depreciated to their estimated residual value over an estimated useful life as follows:

Camp and buildings	5 years
Equipment and vehicles	5 years
Furniture and fixtures	5 years
Computer equipment	3 years

When assets are retired, or sold, the resulting gains or losses are reflected in the consolidated statement of loss and comprehensive loss as a component of other income or expense. When appropriate, the Company allocates the amount initially recognized in respect of an item of plant and equipment to its significant parts and depreciates separately each such part. Residual values, method of depreciation and useful lives of the assets are reviewed annually and adjusted if appropriate.

i)	Exploration and evaluation expenditures

The Company is in the exploration stage and capitalizes all costs where such costs have characteristics of an asset relating to the acquisition of, exploration for, and development of mineral claims as exploration and evaluation expenditures. Exploration and evaluation expenditures include property acquisition costs and are deferred costs to be charged against operations in the future.

Exploration and evaluation expenditures also include, but are not limited to, geological, geophysical studies, exploratory drilling and sampling and the cost of maintaining the site until commercial production commences. Administration costs that do not relate to any specific property are expensed as incurred. Contractual deposits paid to suppliers for future exploration expenditures are recorded as “Advance payments for exploration and evaluation”. Once the technical feasibility and commercial viability of the extraction of mineral resources in an area of interest are demonstrable, exploration and evaluation assets attributable to that area of interest are first tested for impairment and then reclassified to mineral property assets.

The aggregate costs related to abandoned mineral claims are charged as an expense within the statement of loss and comprehensive loss at the time of any abandonment or when it has been determined that there is evidence of an impairment.

Recoverability of the carrying amount of any exploration and evaluation expenditures is dependent on successful development and commercial exploitation or alternatively, sale of the respective area of interest.

j)	Impairment of non-financial assets

Plant and equipment and exploration and evaluation expenditures are tested for impairment when events or changes in circumstances indicate that the carrying amount may not be recoverable. For the purpose of measuring recoverable amounts, assets are grouped at the lowest levels for which there are separately identifiable cash flows (cash-generating units or ‘CGUs’). Recoverable amount is the higher of an asset’s fair value less costs of disposal and value in use (being the present value of the expected future cash flows of the relevant asset or CGU, as determined by management).

D-78

If the recoverable amount of an asset (or a cash-generating unit) is estimated to be less than its carrying amount, the carrying amount of the asset (or the cash-generating unit) is reduced to its recoverable amount. An impairment loss is recognized immediately in the statement of loss.

Where an impairment loss subsequently reverses, the carrying amount of the asset (cash-generating unit) is increase identifiable cash flows (cash-generating units or ‘CGUs’). Recoverable amount is the higher of an asset’s fair value less costs of disposal and value in use (being the present value of the expected future cash flows of the relevant asset or CGU, as determined by management).d to the revised estimate of its recoverable amount, but so that the increased carrying amount does not exceed the net carrying amount that would have been determined had no impairment loss been recognized for the asset (or cash-generating unit) in prior years.

Management reviews the following industry-specific indicators for an impairment review when evaluating exploration and evaluation expenditures:

●	Exploration activities have ceased;
●	Exploration results have not led to the discovery of commercially viable quantities of mineral resources;
●	Lease ownership rights expire; or
●	An exploration property has no material economic value to the Company’s business plan.

Management takes into consideration various information including, but not limited to, results of exploration activities conducted to date, estimated future mineral prices, and reports and opinions of outside geologists, mine engineers and consultants.

k)	Share-based payments

The Company has a share-based option compensation plan for its directors, officers, employees and consultants. The fair value is measured at the grant date and each tranche is recognized on a graded-vesting basis over the applicable vesting period as an increase in share-based compensation cost and contributed surplus. The fair value of the options granted is measured using the Black-Scholes option pricing model taking into account the terms and conditions upon which the options were granted and based on comparable companies with observable market evidence to support assumptions. When such share-based options are exercised, the proceeds received by the Company, together with the respective amount from contributed surplus, are credited to share capital. Compensation cost is recognized based upon the number of awards expected to vest which includes an estimated forfeitures rate. At each financial reporting date, the amount recognized as an expense is adjusted to reflect the actual number of share options that vest. The share-based compensation is expensed immediately or capitalized and included in exploration and evaluation expenditures for options granted to individuals who work directly on exploration projects. In the event of a modification to the terms of a share-based option, the Company recognizes the incremental fair value if the modification increases the value of the equity instrument. The incremental fair value granted is the difference between the fair value of the modified share-based option and the original option both estimated at the date of modification.

l)	Income Taxes

Income tax on the profit or loss for the periods presented comprises current and deferred income tax. Income tax is recognized in profit or loss except to the extent that it relates to items recognized directly in other comprehensive income or equity, in which case it is recognized in other comprehensive income or equity.

Current income tax expense is the expected tax payable on the taxable income for the year, using tax rates enacted or substantively enacted at period end, adjusted for amendments to tax payable with regards to previous years.

D-79

Deferred income tax is provided using the balance sheet liability method, providing for temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for taxation purposes. The amount of deferred income tax provided is based on the expected manner of realization or settlement of the carrying amount of assets and liabilities, using tax rates enacted or substantively enacted at the date of the statement of financial position.

A deferred income tax asset is recognized only to the extent that it is probable that future taxable profits will be available against which the asset can be utilized. To the extent that the Company does not consider it probable that a future income tax asset will be recovered, it does not recognize the asset.

Deferred income tax assets and liabilities are offset when there is a legally enforceable right to setoff tax assets against tax liabilities and when they relate to income taxes levied by the same taxation authority and the Company intends to settle its tax assets and liabilities on a net basis.

m)	Earnings (loss) per share

Basic earnings (loss) per share is calculated by dividing net loss available to common shareholders by the weighted average number of common shares outstanding during the period. Diluted earnings per share is calculated in a manner similar to basic earnings per share, except that the weighted average shares outstanding are increased to include potential common shares from the assumed exercise under the treasury stock method of convertible securities, options and warrants, if dilutive.

As the Company is in a loss position, the effect of potential issuance of shares under options and warrants would be anti-dilutive, and accordingly, basic and diluted loss per share are the same.

n)	Accounting standard adopted during the year

The Company adopted the following standards, which are effective for the financial year beginning on January 1, 2014:

IAS 36 Impairment of Assets

In May 2013, the IASB issued amendments to IAS 36 Impairment of Assets (“IAS 36”). The amendments to IAS 36 relate to disclosure changes, specifically: (i) removing the requirement to disclose the recoverable value of a CGU when the CGU contains goodwill or long lived intangible assets not currently subject to impairment, (ii) adding a requirement to disclose the recoverable amount of an asset or CGU when an impairment loss is recognized or reversed, and (iii) adding a requirement to disclose how fair value less disposal costs are measured when an impairment loss is recognized or reversed. The Company does not believe the changes resulting from the adoption of the amendments to IAS 36 will have a significant impact on its financial statements. The amendments to IAS 36, which are to be applied retrospectively, were adopted by the Company on January 1, 2014, and there was no impact on the consolidated financial statements as a result of this adoption.

o)	Accounting standards and amendments issued but not yet adopted

In November 2009, the International Accounting Standards Board issued, and subsequently revised in October 2010, IFRS 9 Financial Instruments (“IFRS 9”) as a first phase in its ongoing project to replace IAS 39. IFRS 9, which is to be applied retrospectively, is effective beginning with the Company’s annual financial statements for the year ended December 31, 2018. IFRS 9 uses a single approach to determine whether a financial asset is measured at amortized cost or fair value, replacing the multiple rules in IAS 39. The approach in IFRS 9 is based on how an entity manages its financial instruments in the context of its business model and the contractual cash flow characteristics of the financial assets. The new standard also requires a single impairment method to be used, replacing the multiple impairment methods in IAS 39. The standard also adds guidance on the classification and measurement of financial liabilities. The Company is currently assessing the impact of this standard on its consolidated financial statements.

There are no other IFRSs or IFRIC interpretations that are not yet effective that would be expected to have a material impact on the Company. (Note 19).

D-80

4. CRITICAL ACCOUNTING ESTIMATES AND JUDGEMENTS

The preparation of financial statements in accordance with IFRS requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of expenses during the year. These estimates and assumptions are based on management’s best knowledge of the relevant facts and circumstances, having regard to prior experience. Accordingly, actual results may differ materially from these estimates. These estimates are reviewed periodically and, as adjustments become necessary, they are made in the period in which they become known.

The following are the critical judgments that management has made in the preparation of the consolidated financial statements:

a)	Impairment of exploration and evaluation expenditures

The Company capitalizes exploration costs, which are related to specific projects, until the commercial feasibility of the project is determinable. Costs are charged to operations when impairment in value has been determined. Management reviews the carrying values of exploration properties and related expenditures whenever events or changes in circumstances indicate that their carrying values may not be recoverable. The recoverable amount of cash-generating units for an exploration stage company requires various subjective assumptions. These assumptions may change significantly over time when new information becomes available and may cause original estimates to change. When assessing whether exploration and evaluation expenditures are recoverable, management considers changes in the mineral resources, forecast prices of commodities, valuation metrics using comparable companies, foreign exchange rates, metallurgical recovery rates and estimated development and production costs.

b)	Share-based compensation and share purchase warrants

The fair value associated with share-based options granted under the terms of the Company’s share-based option plan and other share-based instruments, including share purchase warrants, is measured at the grant date by using the Black-Scholes option pricing model. The use of the model requires that management make subjective estimates about future events, such as the estimated life of options, expected forfeitures and the expected rate of volatility in the Company’s share price over the life of the options, which can materially affect the fair value estimate. As there is no historical data available for independently determining the volatility of the Company’s share price, the assumption of volatility was based on information available in the mining industry using comparable companies operating in the junior uranium exploration sector. For share-based compensation, the expected forfeiture rate is estimated based on historical forfeiture rates and expectations of future forfeiture rates, and is adjusted if the actual forfeiture rate differs from the expected rate.

5. CASH AND CASH EQUIVALENTS

	December 31, 2014	December 31, 2013

Cash	$503,109	$590,917
Cash equivalents	$-	$2,000,000
	$503,109	$2,590,917

D-81

6. RECEIVABLES

	December 31, 2014	December 31, 2013
HST receivable	$118,632	$209,747
Equity subscription receivable	66,933	-
Other receivables	32,657	13,399
Accrued interest	-	5,092
	$218,222	$228,238

7. PLANT AND EQUIPMENT

	Camp and	Equipment and	Office	Computer
	buildings	vehicles	furniture	equipment	Total
Cost
As at December 31, 2012	1,394,567	602,334	24,635	52,549	2,074,085
Additions	39,413	100,381	3,326	-	143,120
Disposals	-	-	-	(1,700)	(1,700)
Exchange differences	165,948	77,562	2,358	-	245,868
As at December 31, 2013	1,599,928	780,277	30,319	50,849	2,461,373
Additions	-	8,946	-	1,002	9,948
Disposals	-	-	-	-	-
Exchange differences	(67,320)	(33,218)	(1,002)	-	(101,540)
As at December 31, 2014	1,532,608	756,005	29,317	51,851	2,369,781
Accumulated depreciation
As at December 31, 2012	139,457	252,304	22,336	36,512	450,609
Depreciation	287,822	102,702	1,744	7,459	399,727
Disposals	-	-	-	(1,700)	(1,700)
Exchange differences	36,642	36,772	2,007	-	75,421
As at December 31, 2013	463,921	391,778	26,087	42,271	924,057
Depreciation	318,963	119,314	1,076	6,321	445,674
Disposals	-	-	-	-	-
Exchange differences	(33,289)	(21,635)	(871)	-	(55,795)
As at December 31, 2014	749,595	489,457	26,292	48,592	1,313,936
Net book value
As at December 31, 2013	1,136,007	388,499	4,232	8,578	1,537,316
As at December 31, 2014	783,013	266,548	3,025	3,259	1,055,845

8. EXPLORATION AND EVALUATION EXPENDITURES

The Company holds the following permits in relation to exploration activities in the Republic of Niger:

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Adrar Emoles Exploration Permits

In October 2007, the Company announced the signing of two Mining Agreements for a term of twenty years with the Republic of Niger for the Adrar Emoles 3 and 4 Permits. As part of these agreements, the Company entered into Exploration Permits requiring it to spend US$2,762,100 per Permit over the three-year period beginning February 8, 2008. In August 2010, as a result of Force Majeure circumstances, the initial three-year period was extended to June 8, 2012. In November 2011, the Exploration Permits relating to Adrar Emoles were further extended to December 7, 2012.

On January 17, 2013, the Niger Ministry of Mines approved the Company’s renewal of both Exploration Permits, subject to the relinquishment of 50% of the surface area as per the requirements of the Niger Mining Code. There are no amounts capitalized as exploration and evaluation expenditures that specifically relate to the relinquished permit areas. The Adrar Emoles 3 and 4 Exploration Permits have been renewed until January 17, 2016 and require further exploration expenditures amounting to US$7,005,900 and US$4,087,300, respectively. As at December 31, 2014, the Company has satisfied the exploration spending requirements on the Adrar Emoles 3 permit (Note 14), (Note 19).

Tin Negoran Exploration Permits

In February 2007, the Company announced the signing of four Mining Agreements for a term of twenty years with the Republic of Niger regarding four uranium Permits in that country. The initial three-year exploration phase on the Tin Negoran 1, 2, 3 and 4 Permits required that the Company spend US$2,250,000 per Permit over the three-year period beginning April 16, 2007. On August 16, 2010, as a result of Force Majeure circumstances, the initial three-year period was extended to November 16, 2012.

On January 18, 2013, the Niger Ministry of Mines approved the Company’s renewal of all four Exploration Permits, subject to the relinquishment of 50% of the surface area as per the requirements of the Niger Mining Code. There are no amounts capitalized as exploration and evaluation expenditures that specifically relate to the relinquished permit areas. The Tin Negoran Exploration Permits have been renewed until January 18, 2016 and require further exploration expenditures amounting to USD$378,197, USD$336,879, USD$850,070, USD$461,592, respectively (Note 14), (Note 19).

Expenditures on the Company’s exploration activities are as follows:

	Year Ended	Year Ended
	December 31, 2014	December 31, 2013

Exploration and evaluation expenditures - beginning	$37,265,562	$23,275,125
Drilling	$1,454,629	$5,888,297
Management fees, salaries and benefits	1,202,705	1,361,280
Geophysics and surveys	550,508	664,040
Sampling, assays and other test work	611,270	898,534
Share-based compensation	30,596	374,940
Camp and field expenses	167,023	455,124
Security costs	312,867	375,589
Equipment, fuel and maintenance	186,538	345,752
Travel	30,785	114,187
Depreciation on plant and equipment	439,352	391,618
Resource model and engineering studies*	(83,308)	545,456
Exploration permits and other fees	3,476	78,529
Other	63,700	46,213
Exchange differences	(1,308,998)	2,450,878
Exploration and evaluation expenditures - ending	$40,926,705	$37,265,562

*Includes the application of a $70,000 advance and $20,000 credit on completion of work programs during 2014.

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Mining Code of the Republic of Niger

Under the country’s Mining Code, upon the issuance of a mining permit, the resource must be transferred to a newly incorporated Niger mining corporation. Global Atomic is entitled to be repaid the costs incurred to that date and Niger government is granted 10% of the common shares of the new Niger mining corporation at no cost and on a carried interest basis going forward. The Republic of Niger has the right to elect to increase its interest in the common shares of the Niger mining corporation by up to 30% by committing to fund its proportional share of future debt and equity requirements

9. ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

	December 31, 2014	December 31, 2013
Accounts payable	$929,312	$1,151,145
Accrued liabilities	54,188	122,503
	$983,500	$1,273,648

10. SHARE CAPITAL

Authorized - unlimited common shares without par value.

Issued

Year Ended December 31, 2014

●	The Company completed private placements under which an aggregate of 3,607,840 units were issued at a price of $1.00 per unit for gross proceeds of $3,607,840 on the following dates:

Issue Date	31-Jul-14	29-Aug-14	30-Sep-14	18-Nov-14
Number of Units	2,392,740	840,100	275,000	100,000

Each unit is comprised of one common share and one-half of one common share purchase warrant. Each common share purchase warrant entitles the holder to purchase one additional common share at a price of $1.50. The warrants are exercisable for a period of twenty-four (24) months from the date on which the Company’s shares are publicly listed. The warrants were valued at $1,079,958 and allocated to “Share Purchase Warrants”.

●	Pursuant to the private placements completed in 2014, the Company paid finder’s fees and other share issue costs of $30,890. In addition, the Company granted 31,080 finder’s warrants which are exercisable at $1.50 for a period of twenty-four (24) months from the date on which the Company’s shares are publicly listed. The finder’s warrants were valued at $18,581 and are recorded as share issue costs.

Year Ended December 31, 2013

●	The Company issued 1,000 common shares on the exercise of share options at a price of $2.50 for gross proceeds of $2,500.

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11. SHARE PURCHASE WARRANTS

Share purchase warrant transactions during the year were as follows:

	Year Ended		Year Ended
	December 31, 2014		December 31, 2013
	Number	Value	Number	Value
Balance, beginning of year	549,116	$648,089	549,116	$648,089
Issued - private placements	1,803,920	1,079,958	-	-
Issued - finder’s warrants	31,080	18,581	-	-
Expired	(137,279)	(162,022)	-	-
Extended	-	220,136	-	-

Balance, end of year	2,246,837	$1,804,742	549,116	$648,089

In December 2014, the Company extended the expiry dates of share purchase warrants which were set to expire on December 31, 2014 to twenty-four (24) months from the date on which the Company’s shares are publicly listed. No other changes were made to the terms, conditions, or exercise price. The warrants were issued to brokers pursuant to a private placement unit offering completed on June 29, 2011. The fair value of $220,136 resulting from the extended term was estimated using the Black-Scholes option pricing model and recorded as “share-based compensation” in the statement of loss. The following assumptions were used to value the extended warrants:

Risk-free interest rate	1.06%
Expected dividend yield	0%
Stock price volatility	113%
Forfeitures rate	0%
Expected life of warrants	3 years

The following warrants were outstanding at December 31, 2014:

			Exercise	Remaining
Issue Date	Expiry Date*	Outstanding	Price	Life (Years)*
20-Jun-11	31-Dec-17	411,837	2.25	3.00
31-Jul-14	31-Dec-17	1,221,370	1.50	3.00
29-Aug-14	31-Dec-17	426,130	1.50	3.00
30-Sep -14	31-Dec-17	137,500	1.50	3.00
15-Nov-14	31-Dec-17	50,000	1.50	3.00

		2,246,837	$1.64	3.00

*All of the outstanding share warrants will expire twenty-four (24) months from the date on which the Company’s shares are publicly listed which cannot be specifically determined at this time. For purposes of the Black-Scholes option pricing model, the Company has estimated this date to be 3 years from December 31, 2014.

12. SHARE OPTIONS

The Company has established a share-based option plan (“the Plan”) for directors, officers, consultants, and other service providers. The plan limits the number of common shares reserved for issuance under the plan to a number which is equal to 10% of the number of common shares outstanding. Options under the Plan, including the terms and conditions attached to each option, are granted by the Board of Directors. Options granted to directors and employees vest immediately and over a two year period, respectively. All options are equity-settled and expire five years from the date of grant.

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Share-based option transactions during the year were as follows:

	Year Ended		Year Ended
	December 31, 2014		December 31, 2013
		Weight		Weight
		Average		Average
	Number	Exercise Price	Number	Exercise Price
Balance, beginning of year	6,110,000	$1.70	6,110,000	$1.70
Granted	-	-	100,000	2.50
Expired	-	-	-	-
Exercised	-	-	(1,000)	2.50
Forfeited	-	-	(99,000)	2.50
		$
Balance, end of year	6,110,000	1.70	6,110,000	$1.70

The fair value of share-based options issued during the year was estimated using the Black-Scholes option pricing model, with the following weighted average assumptions:

	2014	2013
Risk-free interest rate	n/a	1.48%
Expected dividend yield	n/a	0%
Stock price volatility	n/a	97%
Forfeitures rate	n/a	0%
Expected life of warrants	n/a	5 years
Total value of options issued	n/a	$91,789

The following share-based options were outstanding and exercisable at December 31, 2014:

		Number of			Number of
		Options	Exercise	Remaining	Options
Grant Date	Expiry Date	Outstanding	Price	Life (Years)	Exercisable
May 9, 2007	December 14, 2016	300,000	1.50	1.96	300,000
May 11, 2007	December 14, 2016	850,000	1.50	1.96	850,000
July 23, 2007	December 14, 2016	20,000	1.50	1.96	20,000
February 1, 2008	December 14, 2016	80,000	1.50	1.96	80,000
September 16, 2009	December 14, 2016	1,420,000	1.50	1.96	1,420,000
December 10, 2010	December 14, 2016	330,000	1.50	1.96	330,000
April 7, 2011	December 14, 2016	1,610,000	1.50	1.96	1,610,000
December 14, 2011	December 14, 2016	1,200,000	2.25	1.96	1,200,000
June 30, 2012	June 30, 2017	200,000	2.50	2.50	200,000
January 17, 2013	January 17, 2018	100,000	2.50	3.05	66,667

Balance, December 31, 2014		6,110,000	1.70	1.99	6,076,667

The weighted averaged exercise price of options exercisable at the end of the period was $1.70.

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For options outstanding during the year ended December 31, 2014, $nil and $30,597 (December 31, 2013 - $1,016,738 and $374,940) in share-based compensation cost was expensed in the statement of loss and comprehensive loss and capitalized in exploration and evaluation expenditures, respectively. As at December 31, 2014, there was $nil and $nil (December 31, 2013 – $nil and $30,596) of share-based compensation cost to expense in the statement of loss and comprehensive loss and to capitalize in exploration and evaluation expenditures, respectively, over the remaining vesting period.

During the year ended December 31, 2013, the Company extended the expiry dates of 4,590,000 share options to December 14, 2016. (Note 19). The Company recognized the incremental fair value of the modified options amounting to $844,945 and $126,087 as share-based compensation cost in the statement of loss and comprehensive loss and capitalized in exploration and evaluation expenditures, respectively. The fair value of the modified options was estimated using the Black-Scholes option pricing model. The following assumptions were used:

Risk-free interest rate	1.42%
Expected dividend yield	0%
Stock price volatility	87%
Forfeitures rate	0%
Expected life of options	3.9 years

13. INCOME TAXES

The major components of income tax benefit are as follows:

	December 31, 2014	December 31, 2013
Current income tax	$-	$-
Deferred income tax	(20,253)	-
Income tax benefit	$(20,253)	$-

The Company’s income tax benefit differs from the amount computed by applying the combined Canadian federal and provincial income tax rates to loss before income taxes as a result of the following:

	December 31, 2014	December 31, 2013
Loss for the year before tax	$(1,543,016)	$(2,614,800)
Statutory tax rates	26.50%	26.50%
Income tax recovery computed at statutory rates	(408,899)	(692,922)
Current year losses not recognized	308,310	422,472
Non-deductible items	80,336	270,450
Income tax benefit	$(20,253)	$-

The Company offsets tax assets and liabilities if and only if it has a legally enforceable right to set off the current tax assets and current tax liabilities or deferred tax assets and liabilities and they relate to taxes levied by the same tax authority.

The movement in deferred income tax assets and liabilities during the year, without taking into consideration the offsetting of balances within the same tax jurisdiction, is as follows:

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Deferred tax liabilities	Mineral Properties
At January 1, 2013	778,936
Charged (credited) to the income statement	2,165,254
At December 31, 2013	2,944,190
Charged (credited) to the income statement	712,485
At December 31, 2014	3,656,675

Deferred tax assets	Tax Losses
At January 1, 2013	(778,936)
Charged (credited) to the income statement	(2,165,254)
At December 31, 2013	(2,944,190)
Charged (credited) to the income statement	(712,485)
At December 31, 2014	(3,656,675)

The tax benefit of the following unused tax losses and deductible temporary differences has not been recognized in the financial statements due to the unpredictability of future earnings.

	December 31, 2014	December 31, 2013
Non-capital loss carry-forwards	$7,595,027	$4,757,038
Plant and equipment	828,921	741,414
Share issue costs	312,565	637,064
Deferred tax asset (unrecognised)	$8,736,513	$6,135,516

Deferred income tax assets are recognized for tax loss carry-forwards, plant and equipment, and share issue costs to the extent that the realization of the related tax benefit through future taxable profits is probable.

The Company did not recognize deferred income tax assets of $2,310,487 (December 31, 2013 - $1,616,356) in respect of temporary differences amounting to $8,736,513 (December 31, 2013 - $6,135,516).

The Company has available non-capital losses which may be carried forward to reduce taxable income in future years. The following non-capital tax loss carry forwards are for the consolidated entity. Non-capital tax losses amounting to $21,393,799 will expire as follows:

2015	$332,087
2026	447,139
2027	684,675
2028	822,260
2029	1,123,259
2030	1,504,240
2031	2,376,589
2032	3,735,445
2033	5,361,049
2034	5,007,056
$21,393,799

14. COMMITMENTS AND CONTINGENCIES

a)	The Company shares office space with Silvermet Inc. (“Silvermet”), a public company with directors and officers in common (Note 15). Silvermet’s office lease agreement was originally for a period of three years commencing July 1, 2012 and ending June 30, 2015. (Note 19) Commitments on the contract for the rental of office space are as follows:

As of December 31, 2014	Minimum Lease Payments
2015	$48,150

b)	As described in Note 8, under the terms of its Exploration Agreements with the Ministry of Mines of the Republic of Niger, the Company must incur certain exploration expenditures on its permits prior to January 2016. As at December 31, 2014, the Company has satisfied the exploration spending requirements on the Adrar Emoles 3 permit. The Company has not met the obligations for spending on the remaining permits. (Note 19).

15. RELATED PARTY TRANSACTIONS

a)	Related party transactions

During the year ended December 31, 2014, the Company incurred expenses of $88,034 (December 31, 2013 - $81,979) relating to its share of the office lease with Silvermet, a public company with directors and officers in common.

On January 23, 2015, the Company completed a USD$1,000,000 (CDN$1,250,000) financing with Silvermet by issuing 1.25 million units at $1.00 per unit (comprising one common share and a half warrant exercisable at $1.50 per full warrant). Each full warrant is exercisable for a period of 24 months from the date the Company’s common shares are listed for trading on a stock exchange (Note 19).

The Company was also reimbursed by related parties for a share of office personnel and supplies expenses. Balances and transactions with those related parties as at and for the years ended December 31, 2014 and 2013 were as follows:

For the year ended December 31, 2014	Amounts charged	Amounts owing
Silvermet Inc.	$72,037	$29,729
Harte Gold Corp.	61,624	25,465
Exall Energy Corp.	2,459	5,552
Romex Mining Corp.	26,801	117,470
	$162,921	$178,216

For the year ended December 31, 2013	Amounts charged	Amounts owing
Silvermet Inc.	$33,623	$28,328
Harte Gold Corp.	83,073	27,114
Exall Energy Corp.	3,094	3,094
Romex Mining Corp.	77,384	74,394
	$197,174	$132,930

All transactions have occurred in the normal course of operations. Amounts due from related parties are unsecured, non-interest bearing and due on demand. These companies are related parties since one or more directors, officers and consultants are associated with these companies in the same or similar capacity.

b)	Compensation of key management

Key management personnel are those persons having authority and responsibility for planning, directing and controlling the activities of the Company. Key management of the Company includes directors, the Chief Executive Officer, the Chief Financial Officer, the Vice-President of Exploration, and the Vice-President of Operations. Compensation awarded to key management personnel is as follows:

	December 31, 2014	December 31, 2013
Consulting fees	$405,600	$480,900
Stock-based compensation	-	1,139,848
	$405,600	$1,620,748

For the year ended December 31, 2014, $265,526 (December 31, 2013 - $418,171) in key management compensation was capitalized as exploration and evaluation expenditures. As at December 31, 2014, accounts payable and accrued liabilities include an amount of $2,373 (December 31, 2013 - $48,000) in respect of management fees accrued but unpaid to key management of the Company.

16. FINANCIAL INSTRUMENTS

As at December 31, 2014, the Company’s financial instruments consist of cash and cash equivalents, receivables, due from related parties and accounts payable and accrued liabilities. The carrying values of the Company’s financial instruments approximate their fair value due to the short maturity of these instruments. The risk exposure is summarized as follows:

a)	Credit risk

Credit risk is the risk of financial loss to the Company if counterparty to a financial instrument fails to meet its contractual obligations. The carrying amounts of the Company’s financial assets represent the maximum credit risk exposure.

The Company is subject to credit risk on the cash and cash equivalent balances held at banks in each of Canada and Niger. This risk is managed by retaining the majority of the Company’s cash and cash equivalents in Canadian banking institutions with strong or high rated (AAA) chartered banks.

b)	Liquidity risk

Liquidity risk is the risk that the Company will not have sufficient cash resources to meet its financial obligations as they come due. The Company’s approach to managing liquidity is to periodically monitor actual and projected cash flows to ensure that it will have sufficient liquidity to settle obligations and liabilities when due. As at December 31, 2014, the Company had cash and cash equivalents of $503,109 (December 31, 2013 - $2,590,917) to settle current liabilities of $983,500 (December 31, 2013 - $1,273,648) that primarily consist of trade payables that are considered short-term and expected to be settled within 30 to 60 days. Since the Company does not generate revenue from operations, managing liquidity risk is dependent on the ability to secure additional equity financing in order for the Company to continue its operations. The Company has been considering corporate development activities as well as other financing strategies in order to obtain ongoing financing. (Note 19)

c) Market risk

(i)	Interest rate risk

The Company’s exposure to the risk of changes in market interest rates relates primarily to the cash and cash equivalents which are deposits attracting a floating interest rate. Interest rate risk is managed by the selection of term deposits with interest rates that reflect management’s market expectations. All other financial assets and liabilities are non-interest bearing and the Company has no debt.

As a result of lower average cash balances in 2014, sensitivity to a plus or minus change of 100 basis points in interest rates would not result in a material change to loss and comprehensive loss for the year (December 31, 2013 - $11,372).

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(ii)	Foreign currency risk

Currency risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate because of changes in foreign exchange rates. The Company is exposed to currency risk with respect to items not denominated in Canadian dollars. The Company mainly transacts in Canadian dollars, Euros, and West African francs (“CFA”). The Company maintains its cash and cash equivalents balances primarily in Canadian dollars and exchanges currency to meet its obligations on an as needed basis, thereby reducing the exchange risk on cash balances.

Based on the material net exposures at December 31, 2014, a 10% increase in the exchange rate between the foreign currency and the Canadian dollar would increase the Company’s comprehensive loss as follows:

	Year Ended		Year Ended
	December 31, 2014		December 31, 2013
Foreign	Net Monetary	Increase in	Net Monetary	Increase in
Currency	Exposures	Comprehensive Loss	Exposures	Comprehensive Loss
Euro	(378,392)	37,839	(94,352)	9,435
CFA	(387,904)	38,790	(629,314)	62,931

17. CAPITAL MANAGEMENT

The Company’s primary objectives when managing capital are to (a) safeguard the Company’s ability to explore and develop its mineral properties in Niger and (b) provide a sound capital structure for raising capital at a reasonable cost for the funding of ongoing exploration and new growth initiatives. The capital structure of the Company consists of equity attributable to shareholders, which is comprised of issued capital, equity reserves and deficit.

The properties in which the Company has interests are in the exploration stage. In order to carry out planned work programs and pay for administrative costs, the Company will spend its existing capital and will be required to raise additional equity. To safeguard capital, the Company invests its surplus funds in highly liquid and highly rated financial instruments.

Management reviews its capital management approach on an ongoing basis and believes that this approach, given the relative size of the Company, is reasonable. As of December 31, 2014, the Company has no debt and is not subject to externally imposed capital requirements.

18. SEGMENTED INFORMATION

Operating Segments

The Company’s only operating segment is the acquisition, exploration and development of mineral resource properties in Niger.

Geographic Information

The total non-current assets and current liabilities located by geographic area are as follows:

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	December 31, 2014	December 31, 2013
Non-Current Assets
Canada	$3,259	$8,578
Niger	42,106,154	39,401,792
	$42,109,413	$39,410,370

	December 31, 2014	December 31, 2013
Liabilities
Canada	$507,891	$484,020
Niger	475,609	789,408
	$983,500	$1,273,428

19. SUBSEQUENT EVENTS

1)	Subsequent to December 31, 2014, following accounting standards and amendments were issued but not yet adopted

i.	IFRS 15, Revenue from Contracts with Customers (“IFRS 15”). The IASB has issued a new standard for the recognition of revenue. This will replace IAS 18 which covers contracts for goods and services and IAS 11 which covers construction contracts. The new standard is based on the principle that revenue is recognized when control of a good or service transfers to a customer – so the notion of control replaces the existing notion of risks and rewards. The standard permits a modified retrospective approach for the adoption. Under this approach, entities will recognize transitional adjustments in retained earnings on the date of initial application without restating the comparative period. Entities will only need to apply the new rules to contracts that are not completed as of the date of initial application. IFRS 15 will be effective for financial years commencing on or after January 1, 2017. The Company does not expect any impact from this new standard as the Company has yet to generate any revenues.

ii.	IFRS 16, Leases (“IFRS 16”), is a new standard on lease accounting that results in substantially all leases being recorded on the statement of financial position of the lessee. This new standard will replace IAS 17. IFRS 16 will be effective for annual periods beginning on or after January 1, 2019. The Company does not expect any impact from this new standard.

2)	Subsequent to December 31, 2015, related companies, Romex Mining Corporation and Silvermet Inc., advanced $63,281 and $81,290 to the Company for general working capital purposes. The advances bear no interest and are due on demand.

3)	In 2015 and 2016 the Company raised funds for working capital purposes as follows:

	2015	2016
Common shares issued(a)	$1,525,952	$150,000
Convertible notes (b)	295,000	200,000
Loan from related party(c)	-	400,000
Total	$1,820,952	$750,000

(a)	In 2015, the Company completed private placements aggregating 1,525,952 units for gross proceeds of $1,525,952.

D-90

In January 2015, the Company completed private placements of 1,410,952 units for gross proceeds of $1,410,952. Each unit is comprised of one common share and one-half of one common share purchase warrant. Each common share purchase warrant entitles the holder to purchase one additional common share at a price of $1.50. The warrants are exercisable for a period of twenty-four (24) months from the date on which the Company’s shares are publicly listed. The warrants were valued at $304,516 and allocated to “Share Purchase Warrants”.

Pursuant to these private placements, the Company paid finder’s fees and other share issue costs of $24,522. In addition, the Company granted 4,024 finder’s warrants which are exercisable at $1.50 for a period of twenty-four (24) months from the date on which the Company’s shares are publicly listed. The finder’s warrants were valued at $1,737 and are recorded as share issue costs.

On August 14, 2015, the Company completed a private placement of 115,000 adjustable units for gross proceeds of $115,000. Each unit is comprised of one common share and one-half of one common share purchase warrant. Each common share purchase warrant entitles the holder to purchase one additional common share at a price of $1.50. The warrants are exercisable for a period of twenty-four (24) months from the date on which the Company’s shares are publicly listed. The warrants were valued at $24,820 and allocated to “Share Purchase Warrants”. In the event the common shares of the Company have not been listed on a public stock exchange prior to June 30, 2016, investors in the units will receive an additional 0.1 unit for every unit invested, for total potential additional units of 11,500.

Pursuant to these private placements, the Company paid finder’s fees and other share issue costs of $6,000. In addition, the Company granted 6,000 finder’s warrants which are exercisable at $1.50 for a period of twenty-four (24) months from the date on which the Company’s shares are publicly listed. The finder’s warrants were valued at $2,590 and are recorded as share issue costs.

In 2016, the Company issued 150,000 units for proceeds of $150,000. Each unit is comprised of one common share and one-half of one common share purchase warrant. Each common share purchase warrant entitles the holder to purchase one additional common share at a price of $1.50. The warrants are exercisable for a period of twenty-four (24) months from the date on which the Company’s shares are publicly listed.

(b)	On September 30, 2015, the Company completed a convertible notes financing (“Notes”) for gross proceeds of $275,000. The Notes have a term of 24 months to September 30, 2017, are repayable at the face amount of $275,000 on maturity, and are convertible at any time prior to maturity at a rate of $1.00 per common share of the Company. The Notes bear interest at an annual rate of 25%, payable on each of September 30, 2016 and 2017. Upon a listing of the Company’s common shares on a public stock exchange, the Notes are immediately payable, along with any accrued interest (“Acceleration Date”). At any time after the first anniversary, the Company may elect to prepay the Notes by paying 110% of the principal amount plus accrued interest (“Prepayment Date”).

In addition, investors in the Notes received 2.5 warrants per $1 invested, for a total of 687,500 warrants. Each common share purchase warrant entitles the holder to purchase one common share at a price of $1.50. The warrants are exercisable for a period of twenty-four (24) months from the date on which the Company’s shares are publicly listed.

The $275,000 Notes were recorded with liability ($156,343) and equity ($118,657) components. The equity component consisted of the value of the conversion option ($26,826) and a cost of issuance of the Notes ($91,831), representing the valuation of 687,500 warrants at $0.134 per warrant. In relation to the Notes, an accretion expense of $14,832 was booked in the fourth quarter of 2015.

Pursuant to the issuance of the Notes, the Company paid finder’s fees and other share issue costs of $2,000. In addition, the Company granted 2,000 finder’s warrants which are exercisable at $1.50 for a period of twenty-four (24) months from the date on which the Company’s shares are publicly listed. The finder’s warrants were valued at $863 and are recorded as share issue costs.

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Prior to December 31, 2015, the Company received $20,000 for additional convertible notes which were issued on February 28, 2016.

On February 28, and March 17, 2016, the Company completed a $200,000 convertible note financing on the same terms and conditions as the September 30, 2015 convertible note financing (Note 9), except that the maturity dates are February 28, 2017 and March 30, 2017 respectively.

(c)	In 2016, one of the directors of the company advanced $400,000 to the Company in the form of a debenture for general working capital purposes. The debenture and accumulated interest is due December 31, 2017. The interest on the aggregate principal amount is calculated on a daily basis at the annual rate of 15% on the amounts outstanding and advanced to the Company as listed in the schedule below:

Date	Funds Received
March 8, 2016	$50,000
April 7, 2016	$50,000
June 28, 2016	$50,000
August 26, 2016	$50,000
September 28, 2016	$50,000
October 25, 2016	$50,000
November 22, 2016	$50,000
December 20, 2016	$50,000
$400,000

4)	On January 29, 2016 Republic of Niger Ministry of Mines approved the Company’s renewal of Adrar Emoles 3 and 4 and Tin Negoran 1, 2, 3, and 4 Permits for a period of three years commencing the date of renewal. The permits require the following further exploration expenditures over the three-year period.

			Required
			Exploration
			Expenditure
Exploration Permit	Renewal Date	Expiry Date	(US $)
Adrar Emoles 3	January 29, 2016	January 28, 2019	$5,293,750
Adrar Emoles 4	January 29, 2016	January 28, 2019	4,087,300
Total Adrar Emoles			9,381,050
Tin Negoran 1	January 29, 2016	January 28, 2019	$301,367
Tin Negoran 2	January 29, 2016	January 28, 2019	336,879
Tin Negoran 3	January 29, 2016	January 28, 2019	850,070
Tin Negoran 4	January 29, 2016	January 28, 2019	461,592
Total Tin Negoran			1,949,908
Total Required Exploration Expenditure			$11,330,958

5)	Options - On February 9, 2016, the Company granted 800,000 stock options to certain management and consultants. The options are exercisable at $1.00 per share at any time prior to February 9, 2021. Of these options, 550,000 vested immediately and the remaining 250,000 vest upon completion of a financing of at least $5,000,000. On December 14, 2016 4,590,000 share options were expired.

D-92

6)	On October 26, 2016 it was announced that the Company has begun discussions with Silvermet regarding a potential combination.

7)	Commitments and Contingencies - On January 12, 2015, the office lease agreement was extended for a further period of three years, commencing July 1, 2015 and expiring June 30, 2018.

As of December 31, 2015	Minimum Lease Payments
2016	$80,760
2017	$80,760
2018	$40,380

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SCHEDULE “E”

SECTION 185 OF THE BUSINESS CORPORATIONS ACT (ONTARIO)

RELATING TO DISSENT RIGHTS

Rights of dissenting shareholders

185. (1) Subject to subsection (3) and to sections 186 and 248, if a corporation resolves to,

(a)	amend its articles under section 168 to add, remove or change restrictions on the issue, transfer or ownership of shares of a class or series of the shares of the corporation;

(b)	amend its articles under section 168 to add, remove or change any restriction upon the business or businesses that the corporation may carry on or upon the powers that the corporation may exercise;

(c)	amalgamate with another corporation under sections 175 and 176;

(d)	be continued under the laws of another jurisdiction under section 181; or

(e)	sell, lease or exchange all or substantially all its property under subsection 184 (3), a holder of shares of any class or series entitled to vote on the resolution may dissent.

Idem

(2) If a corporation resolves to amend its articles in a manner referred to in subsection 170 (1), a holder of shares of any class or series entitled to vote on the amendment under section 168 or 170 may dissent, except in respect of an amendment referred to in,

(a)	clause 170 (1) (a), (b) or (e) where the articles provide that the holders of shares of such class or series are not entitled to dissent; or

(b)	subsection 170 (5) or (6).

One class of shares

(2.1) The right to dissent described in subsection (2) applies even if there is only one class of shares, 2006, c. 34, Sched. B, s. 35.

Exception

(3) A shareholder of a corporation incorporated before the 29th day of July, 1983 is not entitled to dissent under this section in respect of an amendment of the articles of the corporation to the extent that the amendment,

(a)	amends the express terms of any provision of the articles of the corporation to conform to the terms of the provision as deemed to be amended by section 277; or

(b)	deletes from the articles of the corporation all of the objects of the corporation set out in its articles, provided that the deletion is made by the 29th day of July, 1986.

E-1

Shareholder’s right to be paid fair value

(4) In addition to any other right the shareholder may have, but subject to subsection (30), a shareholder who complies with this section is entitled, when the action approved by the resolution from which the shareholder dissents becomes effective, to be paid by the corporation the fair value of the shares held by the shareholder in respect of which the shareholder dissents, determined as of the close of business on the day before the resolution was adopted.

No partial dissent

(5) A dissenting shareholder may only claim under this section with respect to all the shares of a class held by the dissenting shareholder on behalf of any one beneficial owner and registered in the name of the dissenting shareholder.

Objection

(6) A dissenting shareholder shall send to the corporation, at or before any meeting of shareholders at which a resolution referred to in subsection (1) or (2) is to be voted on, a written objection to the resolution, unless the corporation did not give notice to the shareholder of the purpose of the meeting or of the shareholder’s right to dissent.

Idem

(7) The execution or exercise of a proxy does not constitute a written objection for purposes of subsection (6).

Notice of adoption of resolution

(8) The corporation shall, within ten days after the shareholders adopt the resolution, send to each shareholder who has filed the objection referred to in subsection (6) notice that the resolution has been adopted, but such notice is not required to be sent to any shareholder who voted for the resolution or who has withdrawn the objection.

Idem

(9) A notice sent under subsection (8) shall set out the rights of the dissenting shareholder and the procedures to be followed to exercise those rights.

Demand for payment of fair value

(10) A dissenting shareholder entitled to receive notice under subsection (8) shall, within twenty days after receiving such notice, or, if the shareholder does not receive such notice, within twenty days after learning that the resolution has been adopted, send to the corporation a written notice containing,

(a)	the shareholder’s name and address;

(b)	the number and class of shares in respect of which the shareholder dissents; and

(c)	a demand for payment of the fair value of such shares.

E-2

Certificates to be sent in

(11) Not later than the thirtieth day after the sending of a notice under subsection (10), a dissenting shareholder shall send the certificates, if any, representing the shares in respect of which the shareholder dissents to the corporation or its transfer agent.

Idem

(12) A dissenting shareholder who fails to comply with subsections (6), (10) and (11) has no right to make a claim under this section.

Endorsement on certificate

(13) A corporation or its transfer agent shall endorse on any share certificate received under subsection (II) a notice that the holder is a dissenting shareholder under this section and shall return forthwith the share certificates to the dissenting shareholder.

Rights of dissenting shareholder

(14) On sending a notice under subsection (10), a dissenting shareholder ceases to have any rights as a shareholder other than the right to be paid the fair value of the shares as determined under this section except where,

(a)	the dissenting shareholder withdraws notice before the corporation makes an offer under subsection (15);

(b)	the corporation fails to make an offer in accordance with subsection (15) and the dissenting shareholder withdraws notice; or

(c)	the directors revoke a resolution to amend the articles under subsection 168 (3), terminate an amalgamation agreement under subsection 176 (5) or an application for continuance under subsection 181 (5), or abandon a sale, lease or exchange under subsection 184 (8), in which case the dissenting shareholder’s rights are reinstated as of the date the dissenting shareholder sent the notice referred to in subsection (10).

Same

(14.1) A dissenting shareholder whose rights are reinstated under subsection (14) is entitled, upon presentation and surrender to the corporation or its transfer agent of any share certificate that has been endorsed in accordance with subsection (13),

(a)	to be issued, without payment of any fee, a new certificate representing the same number, class and series of shares as the certificate so surrendered; or

(b)	if a resolution is passed by the directors under subsection 54 (2) with respect to that class and series of shares,

(i)	to be issued the same number, class and series of uncertificated shares as represented by the certificate so surrendered, and

(ii)	to be sent the notice referred to in subsection 54 (3). 2011, c. 1, Sched. 2, s. 1 (11).

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Same

(14.2) A dissenting shareholder whose rights are reinstated under subsection (14) and who held uncertificated shares at the time of sending a notice to the corporation under subsection (10) is entitled,

(a)	to be issued the same number, class and series of uncertificated shares as those held by the dissenting shareholder at the time of sending the notice under subsection (10); and

(b)	to be sent the notice referred to in subsection 54 (3). 2011, c. 1, Sched. 2, s. 1 (11). See: 2011, c. 1, Sched. 2, ss, 1 (11), 9 (2).]

Offer to pay

(15) A corporation shall, not later than seven days after the later of the day on which the action approved by the resolution is effective or the day the corporation received the notice referred to in subsection (10), send to each dissenting shareholder who has sent such notice,

(a)	a written offer to pay for the dissenting shareholder’s shares in an amount considered by the directors of the corporation to be the fair value thereof, accompanied by a statement showing how the fair value was determined; or

(b)	if subsection (30) applies, a notification that it is unable lawfully to pay dissenting shareholders for their shares.

Idem

(16) Every offer made under subsection (15) for shares of the same class or series shall be on the same terms.

Idem

(17) Subject to subsection (30), a corporation shall pay for the shares of a dissenting shareholder within ten days after an offer made under subsection (15) has been accepted, but any such offer lapses if the corporation does not receive an acceptance thereof within thirty days after the offer has been made.

Application to court to fix fair value

(18) Where a corporation fails to make an offer under subsection (15) or if a dissenting shareholder fails to accept an offer, the corporation may, within fifty days after the action approved by the resolution is effective or within such further period as the court may allow, apply to the court to fix a fair value for the shares of any dissenting shareholder.

Idem

(19) If a corporation fails to apply to the court under subsection (18), a dissenting shareholder may apply to the court for the same purpose within a further period of twenty days or within such further period as the court may allow.

Idem

(20) A dissenting shareholder is not required to give security for costs in an application made under subsection (18) or (19).

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Costs

(21) If a corporation fails to comply with subsection (15), then the costs of a shareholder application under subsection (19) are to be borne by the corporation unless the court otherwise orders.

Notice to shareholders

(22) Before making application to the court under subsection (18) or not later than seven days after receiving notice of an application to the court under subsection (19), as the case may be, a corporation shall give notice to each dissenting shareholder who, at the date upon which the notice is given,

(a)	has sent to the corporation the notice referred to in subsection (10); and

(b)	has not accepted an offer made by the corporation under subsection (15), if such an offer was made,

of the date, place and consequences of the application and of the dissenting shareholder’s right to appear and be heard in person or by counsel, and a similar notice shall be given to each dissenting shareholder who, after the date of such first mentioned notice and before termination of the proceedings commenced by the application, satisfies the conditions set out in clauses (a) and (b) within three days after the dissenting shareholder satisfies such conditions.

Parties joined

(23) All dissenting shareholders who satisfy the conditions set out in clauses (22)(a) and (b) shall be deemed to be joined as parties to an application under subsection (18) or (19) on the later of the date upon which the application is brought and the date upon which they satisfy the conditions, and shall be bound by the decision rendered by the court in the proceedings commenced by the application.

Idem

(24) Upon an application to the court under subsection (18) or (19), the court may determine whether any other person is a dissenting shareholder who should be joined as a party, and the court shall fix a fair value for the shares of all dissenting shareholders.

Appraisers

(25) The court may in its discretion appoint one or more appraisers to assist the court to fix a fair value for the shares of the dissenting shareholders.

Final order

(26) The final order of the court in the proceedings commenced by an application under subsection (18) or (I 9) shall be rendered against the corporation and in favour of each dissenting shareholder who, whether before or after the date of the order, complies with the conditions set out in clauses (22) (a) and (b).

Interest

(27) The court may in its discretion allow a reasonable rate of interest on the amount payable to each dissenting shareholder from the date the action approved by the resolution is effective until the date of payment.

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Where corporation unable to pay

(28) Where subsection (30) applies, the corporation shall, within ten days after the pronouncement of an order under subsection (26), notify each dissenting shareholder that it is unable lawfully to pay dissenting shareholders for their shares.

Idem

(29) Where subsection (30) applies, a dissenting shareholder, by written notice sent to the corporation within thirty days after receiving a notice under subsection (28), may,

(a)	withdraw a notice of dissent, in which case the corporation is deemed to consent to the withdrawal and the shareholder’s full rights are reinstated; or

(b)	retain a status as a claimant against the corporation, to be paid as soon as the corporation is lawfully able to do so or, in a liquidation, to be ranked subordinate to the rights of creditors of the corporation but in priority to its shareholders.

Idem

(30) A corporation shall not make a payment to a dissenting shareholder under this section if there are reasonable grounds for believing that,

(a)	the corporation is or, after the payment, would be unable to pay its liabilities as they become due; or

(b)	the realizable value of the corporation’s assets would thereby be less than the aggregate of its liabilities.

Court order

(31) Upon application by a corporation that proposes to take any of the actions referred to in subsection (1) or

(2), the court may, if satisfied that the proposed action is not in all the circumstances one that should give rise to the rights arising under subsection (4), by order declare that those rights will not arise upon the taking of the proposed action, and the order may be subject to compliance upon such terms and conditions as the court thinks fit and, if the corporation is an offering corporation, notice of any such application and a copy of any order made by the court upon such application shall be served upon the Commission. 1994, c. 27, s. 71 (24).

Commission may appear

(32) The Commission may appoint counsel to assist the court upon the hearing of an application under subsection (31), if the corporation is an offering corporation. 1994, c. 27, s, 71 (24).

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